                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-83816


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 3, 2002)

              SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2002-KEY2
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-KEY2
CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $846,479,000

     We, Salomon Brothers Mortgage Securities VII, Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated September 3, 2002. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust fund identified above. The offered certificates will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $932,759,715. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in October 2002. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and sets forth the principal balance, pass-through rate, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of series 2002-KEY2 certificates. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2002-KEY2 certificates.
                               ------------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-36 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 14 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.
                               ------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

     Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, McDonald Investments Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the underwriters for this offering. They will purchase the offered certificates from us. Our proceeds from the sale of the offered certificates will equal approximately 100.44% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of offered certificates and the amount it receives from the sale of those offered certificates to the public. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

With respect to this offering, Salomon Smith Barney Inc. is the lead manager and sole bookrunner.

                          [SALOMON SMITH BARNEY LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]          [MCDONALD INVESTMENTS LOGO]                           [MERRILL LYNCH LOGO]

         The date of this prospectus supplement is September 17, 2002.

                                      [MAP]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                                                                   PAGE
                                                                                                                  -----
Important Notice About the Information Contained in this Prospectus Supplement, the Accompanying Prospectus
  and the Related Registration Statement.........................................................................   S-4
Summary of Prospectus Supplement.................................................................................   S-5
Risk Factors.....................................................................................................  S-36
Capitalized Terms Used in this Prospectus Supplement.............................................................  S-53
Forward-Looking Statements.......................................................................................  S-53
Description of the Mortgage Pool.................................................................................  S-53
Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement............................................. S-110
Description of the Offered Certificates.......................................................................... S-144
Yield and Maturity Considerations................................................................................ S-169
Federal Income Tax Consequences.................................................................................. S-174
ERISA Considerations............................................................................................. S-177
Legal Investment................................................................................................. S-181
Method of Distribution........................................................................................... S-181
Legal Matters.................................................................................................... S-183
Ratings.......................................................................................................... S-183
Glossary......................................................................................................... S-185


ANNEX A-1 - Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties................... A-1-1

ANNEX A-2 - Summary Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties........... A-2-1

ANNEX A-3 - Westfarms Mall Mortgage Loan Amortization Schedule................................................... A-3-1

ANNEX A-4 - Characteristics of the Multifamily Mortgaged Real Properties......................................... A-4-1

ANNEX B - Decrement Tables.......................................................................................   B-1

ANNEX C - Form of Payment Date Statement.........................................................................   C-1

ANNEX D - Class X-2 Reference Rate Schedule......................................................................   D-1

                                 ---------------

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT


         Information about the offered certificates is contained in two separate documents:

         - this prospectus supplement, which describes the specific terms of the offered certificates; and

         - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

         You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

         In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: in the case of the midwest regional office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and, in the case of the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

         You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                         INTRODUCTION TO THE TRANSACTION

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2002-KEY2 Commercial Mortgage Pass-Through Certificates, which series consists of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

------------------------------------------------------------------------------------------------------------------------------
                               SERIES 2002-KEY2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------
                                           APPROX.
                 APPROX.                    TOTAL
                  TOTAL       APPROX. %     CREDIT
                PRINCIPAL    OF INITIAL    SUPPORT                                   WEIGHTED
                BALANCE AT    MORTGAGE        AT         PASS-THROUGH     INITIAL    AVERAGE
                 INITIAL        POOL       INITIAL           RATE      PASS-THROUGH    LIFE       PRINCIPAL     S&P/MOODY'S
    CLASS        ISSUANCE      BALANCE     ISSUANCE      DESCRIPTION       RATE       (YEARS)      WINDOW        RATINGS
----------------------------------------------------------------------------------------------------------------------------
Offered Certificates
----------------------------------------------------------------------------------------------------------------------------
     A-1      $  87,597,000      9.39%      18.00%          Fixed         3.2220%      3.00       10/02-7/07      AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------
     A-2      $ 425,000,000     45.56%      18.00%          Fixed         4.4670%      7.07       7/07-2/12       AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------
     A-3      $ 252,265,000     27.05%      18.00%          Fixed         4.8650%      9.63       2/12-7/12       AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------
      B       $  39,643,000      4.25%      13.75%      Fixed/WAC Cap     5.0150%      9.81       7/12-7/12        AA/Aa2
----------------------------------------------------------------------------------------------------------------------------
      C       $   9,327,000      1.00%      12.75%      Fixed/WAC Cap     5.0450%      9.81       7/12-7/12       AA-/Aa3
----------------------------------------------------------------------------------------------------------------------------
      D       $   9,328,000      1.00%      11.75%      Fixed/WAC Cap     5.0740%      9.81       7/12-7/12        A+/A1
----------------------------------------------------------------------------------------------------------------------------
      E       $  13,991,000      1.50%      10.25%      Fixed/WAC Cap     5.0840%      9.81       7/12-7/12         A/A2
----------------------------------------------------------------------------------------------------------------------------
      F       $   9,328,000      1.00%       9.25%      Fixed/WAC Cap     5.1630%      9.81       7/12-7/12        A-/A3
----------------------------------------------------------------------------------------------------------------------------
Non-Offered Certificates
----------------------------------------------------------------------------------------------------------------------------
     X-1      $   932,759,715    N/A         N/A         Variable IO      1.3579%       N/A          N/A          AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------
     X-2      $   409,554,000    N/A         N/A         Variable IO      2.0424%       N/A          N/A          AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------
      H       $     6,996,000    0.75%       8.50%      Fixed/WAC Cap     5.5590%       N/A          N/A         BBB+/Baa1
----------------------------------------------------------------------------------------------------------------------------
      J       $    13,992,000    1.50%       7.00%      Fixed/WAC Cap     5.6580%       N/A          N/A          BBB/Baa2
----------------------------------------------------------------------------------------------------------------------------
      K       $     9,327,000    1.00%       6.00%      Fixed/WAC Cap     5.9540%       N/A          N/A         BBB-/Baa3
----------------------------------------------------------------------------------------------------------------------------
      L       $    13,991,000    1.50%       4.50%      Fixed/WAC Cap     6.1500%       N/A          N/A          BB+/Ba1
----------------------------------------------------------------------------------------------------------------------------
      M       $     9,328,000    1.00%       3.50%      Fixed/WAC Cap     6.1500%       N/A          N/A           BB/Ba2
----------------------------------------------------------------------------------------------------------------------------
      N       $     4,663,000    0.50%       3.00%      Fixed/WAC Cap     6.1500%       N/A          N/A          BB-/Ba3
----------------------------------------------------------------------------------------------------------------------------
      P       $     2,332,000    0.25%       2.75%      Fixed/WAC Cap     6.1500%       N/A          N/A           B+/B1
----------------------------------------------------------------------------------------------------------------------------
      Q       $     6,996,000    0.75%       2.00%      Fixed/WAC Cap     6.1500%       N/A          N/A            B/B2
----------------------------------------------------------------------------------------------------------------------------
      S       $     6,996,000    0.75%       1.25%      Fixed/WAC Cap     6.1500%       N/A          N/A           B-/B3
----------------------------------------------------------------------------------------------------------------------------
      T       $    11,659,715    1.25%       0.00%      Fixed/WAC Cap     6.1500%       N/A          N/A           NR/NR
----------------------------------------------------------------------------------------------------------------------------
      R             N/A          N/A         N/A             N/A            N/A         N/A          N/A           NR/NR
----------------------------------------------------------------------------------------------------------------------------
      Y             N/A          N/A         N/A             N/A            N/A         N/A          N/A           NR/NR
----------------------------------------------------------------------------------------------------------------------------

         The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Salomon Brothers Commercial Mortgage Trust 2002-KEY2. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

         The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of September 11, 2002. The series 2002-KEY2 pooling and servicing agreement will, in general, with one significant exception, also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates. The parties to the series 2002-KEY2 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. We will file a copy of the series 2002-KEY2 pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

                                 ---------------

                KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

A.  TOTAL PRINCIPAL BALANCE
      OR NOTIONAL AMOUNT AT
      INITIAL ISSUANCE...............   The table on page S-5 of this prospectus
                                        supplement sets forth for each class of
                                        the series 2002-KEY2 certificates, other than the class X-1, X-2, Y and R certificates, the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series
                                        2002-KEY2 certificates at initial
                                        issuance may be larger or smaller than
                                        the amount shown above, depending on,
                                        among other things, the actual size of
                                        the initial mortgage pool balance. The
                                        actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                        The class A-1, A-2, A-3, B, C, D, E, F,
                                        H, J, K, L, M, N, P, Q, S and T
                                        certificates are the series 2002-KEY2
                                        certificates with principal balances and are sometimes referred to in this prospectus supplement as the series 2002-KEY2 principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the underlying mortgage loans.

                                        The class X-1 and X-2 certificates do
                                        not have principal balances. They are
                                        interest-only certificates. For purposes of calculating the amount of accrued interest with respect thereto, however, each of those classes will have a notional amount. The total notional amount of the class X-1 certificates will be equal to the total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total initial notional amount of the class X-1 certificates will be approximately $932,759,715, although it may be as much as 5% larger or smaller. The total notional amount of the class X-2 certificates will equal the sum of (a) the lesser of $85,000,000 or the total principal balance of the class A-2 certificates outstanding from time to time, plus (b) the total principal balance of the class A-3, B, C, D and E certificates outstanding from time to time. The total initial notional amount of the class X-2 certificates will be approximately $409,554,000, although it may be as much as 5% larger or smaller.

                                        The class R certificates will not have
                                        principal balances or notional amounts.
                                        They will be residual interest
                                        certificates. The holders of the class R certificates are not expected to receive any material payments.

                                        The class Y certificates also will not
                                        have principal balances or notional
                                        amounts. They will represent the right
                                        to receive any collections of additional interest on the mortgage loans that have anticipated repayment dates, as described under "-- The Underlying Mortgage Loans and the Mortgaged Real Properties" below. The additional interest results from an increase in the applicable accrual rate if that mortgage loan remains outstanding past its anticipated repayment date.

B.  TOTAL CREDIT SUPPORT
      AT INITIAL ISSUANCE............   The respective classes of the series
                                        2002-KEY2 certificates, other than the
                                        class Y and R certificates, will entitle their holders to varying degrees of seniority for purposes of --

                                        -    receiving payments of interest and,
                                             except in the case of the class X-1
                                             and X-2 certificates, payments of
                                             principal, and

                                        -    bearing the effects of losses on
                                             the underlying mortgage loans, as
                                             well as default-related and other
                                             unanticipated expenses of the
                                             trust.

                                        In that regard, the class A-1, A-2, A-3, X-1 and X-2 certificates will be the most senior and the class T certificates will be the most subordinate with respect to losses and other shortfalls on the mortgage loans in the trust fund. The remaining classes of series 2002-KEY2 certificates, other than the class Y and R certificates, are listed in the table on page S-5 of this prospectus supplement from top to bottom in descending order of seniority.

                                        The class Y and R certificates will not
                                        provide any credit support for, or
                                        receive any credit support from, any
                                        other class of series 2002-KEY2
                                        certificates.

                                        The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the series 2002-KEY2 certificates, other than the class X-1, X-2, T, Y and R certificates, through the subordination of other classes of the series 2002-KEY2 certificates. In the case of each of those classes of series 2002-KEY2 certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2002-KEY2 certificates that are subordinate to the indicated class.

C.  PASS-THROUGH RATE................   Each class of the series 2002-KEY2
                                        certificates, other than the class Y and R certificates, will bear interest. The table on page S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2002-KEY2 certificates will accrue interest.

                                        Each class of series 2002-KEY2
                                        certificates identified in the table on
                                        page S-5 of this prospectus supplement
                                        as having a Fixed pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                                        Each class of series 2002-KEY2
                                        certificates identified in the table on
                                        page S-5 of this prospectus supplement
                                        as having a Fixed/WAC Cap pass-through
                                        rate, has a variable pass-through rate
                                        equal to the lesser of --

                                        -    the initial pass-through rate for
                                             that class, and

                                        -    a weighted average coupon derived
                                             from certain net interest rates on
                                             the pooled mortgage loans.

                                        The pass-through rate for the class X-1
                                        certificates will be variable and, for
                                        any interest accrual period, will be a
                                        rate per annum (not less than 0%) equal
                                        to the difference of --

                                        -    a weighted average coupon derived
                                             from certain net interest rates on
                                             the pooled mortgage loans, less

                                        -    a weighted average of the
                                             pass-through rates for the A-1,
                                             A-2, A-3, B, C, D, E, F, H, J, K,
                                             L, M, N, P, Q, S and T classes for
                                             the subject interest accrual
                                             period, except that, through the
                                             August 2009 interest accrual
                                             period, solely for this purpose --

                                             (1)  the respective pass-through
                                                  rates for the A-3, B, C, D and
                                                  E classes will, in each case,
                                                  be deemed to equal the sum of
                                                  (a) the actual pass-through
                                                  rate for the subject class of
                                                  series 2002-KEY2 principal
                                                  balance certificates and the
                                                  subject interest accrual
                                                  period, plus (b) the class X-2
                                                  strip rate at which interest
                                                  in respect of the X-2 class
                                                  accrues on the total principal
                                                  balance of the subject class
                                                  of series 2002-KEY2 principal
                                                  balance certificates during
                                                  the subject interest accrual
                                                  period, and

                                             (2)  the pass-through rate for the
                                                  A-2 class will be deemed to
                                                  equal the sum of (a) the
                                                  actual pass-through rate for
                                                  the A-2 class and the subject
                                                  interest accrual period, plus
                                                  (b) the product of (i) the
                                                  class X-2 strip rate at which
                                                  interest in
                                                  respect of the X-2 class
                                                  accrues on all or any portion
                                                  of the total principal balance
                                                  of the A-2 class during the
                                                  subject interest accrual
                                                  period, multiplied by (ii) a
                                                  fraction, the numerator of
                                                  which is the lesser of
                                                  $85,000,000 and the total
                                                  principal balance of the A-2
                                                  class immediately prior to the
                                                  related payment date, and the
                                                  denominator of which is the
                                                  total principal balance of the
                                                  A-2 class immediately prior to
                                                  the related payment date.

                                        The pass-through rate for the class X-2
                                        certificates will be variable and, for
                                        any interest accrual period through and
                                        including the August 2009 interest
                                        accrual period, will equal a weighted
                                        average of the class X-2 strip rates in
                                        effect during such interest accrual
                                        period. Beginning with the September
                                        2002 interest accrual period and
                                        continuing through and including the
                                        August 2009 interest accrual period,
                                        there will be a class X-2 strip rate in
                                        effect during each such interest accrual period with respect to each of the following respective portions of the total notional amount of the class X-2 certificates:

                                        -    in the case of that portion
                                             consisting of some or all of the
                                             total principal balance of the
                                             class A-2 certificates, up to
                                             $85,000,000, the class X-2 strip
                                             rate will equal a rate per annum
                                             (not less than 0%) equal to the
                                             difference of --

                                             (1)  the lesser of (a) the
                                                  reference rate specified on
                                                  Annex D to this prospectus
                                                  supplement for the subject
                                                  interest accrual period, and
                                                  (b) a weighted average coupon
                                                  derived from certain net
                                                  interest rates on the pooled
                                                  mortgage loans, less

                                             (2)  the pass-through rate for the
                                                  class A-2 certificates for the
                                                  subject interest accrual
                                                  period;

                                        -    in the case of that portion
                                             consisting of the total principal
                                             balance of the class A-3
                                             certificates, the class X-2 strip
                                             rate will equal a rate per annum
                                             (not less than 0%) equal to the
                                             difference of --

                                             (1)  the lesser of (a) the
                                                  reference rate specified on
                                                  Annex D to this prospectus
                                                  supplement for the subject
                                                  interest accrual period, and
                                                  (b) a weighted average coupon
                                                  derived from certain net
                                                  interest rates on the pooled
                                                  mortgage loans, less

                                             (2)  the pass-through rate for the
                                                  class A-3 certificates for the
                                                  subject interest accrual
                                                  period;

                                        -    in the case of that portion
                                             consisting of the total principal
                                             balance of the class B
                                             certificates, the class X-2 strip
                                             rate will equal a rate per annum
                                             (not less than 0%) equal to the
                                             difference of --

                                             (1)  the lesser of (a) the
                                                  reference rate specified on
                                                  Annex D to this prospectus
                                                  supplement for the subject
                                                  interest accrual period, and
                                                  (b) a weighted average coupon
                                                  derived from certain net
                                                  interest rates on the pooled
                                                  mortgage loans, less

                                             (2)  the pass-through rate for the
                                                  class B certificates for the
                                                  subject interest accrual
                                                  period;

                                        -    in the case of that portion
                                             consisting of the total principal
                                             balance of the class C
                                             certificates, the class X-2 strip
                                             rate will equal a rate per annum
                                             (not less than 0%) equal to the
                                             difference of --

                                             (1)  the lesser of (a) the
                                                  reference rate specified on
                                                  Annex D to this prospectus
                                                  supplement for the subject
                                                  interest accrual period, and
                                                  (b) a weighted average coupon
                                                  derived from certain net
                                                  interest rates on the pooled
                                                  mortgage loans, less

                                             (2)  the pass-through rate for the
                                                  class C certificates for the
                                                  subject interest accrual
                                                  period;

                                        -    in the case of that portion
                                             consisting of the total principal
                                             balance of the class D
                                             certificates, the class X-2 strip
                                             rate will equal a rate per annum
                                             (not less than 0%) equal to the
                                             difference of --

                                             (1)  the lesser of (a) the
                                                  reference rate specified on
                                                  Annex D to this prospectus
                                                  supplement for the subject
                                                  interest accrual period, and
                                                  (b) a weighted average coupon
                                                  derived from certain net
                                                  interest rates on the pooled
                                                  mortgage loans, less

                                             (2)  the pass-through rate for the
                                                  class D certificates for the
                                                  subject interest accrual
                                                  period; and

                                        -    in the case of that portion
                                             consisting of the total principal
                                             balance of the class E
                                             certificates, the class X-2 strip
                                             rate
                                             will equal a rate per annum (not
                                             less than 0%) equal to the
                                             difference of --

                                             (1)  the lesser of (a) the
                                                  reference rate specified on
                                                  Annex D to this prospectus
                                                  supplement for the subject
                                                  interest accrual period, and
                                                  (b) a weighted average coupon
                                                  derived from certain net
                                                  interest rates on the pooled
                                                  mortgage loans, less

                                             (2)  the pass-through rate for the
                                                  class E certificates for the
                                                  subject interest accrual
                                                  period.

                                        Following the August 2009 interest
                                        accrual period, the pass-through rate
                                        for the class X-2 certificates will be
                                        0% per annum, and those certificates
                                        will no longer accrue interest beyond
                                        the end of the August 2009 interest
                                        accrual period.

                                        The references to "certain net interest
                                        rates on the pooled mortgage loans"
                                        above in this "-- Pass-Through Rate"
                                        subsection mean, as to any particular
                                        mortgage loan in the trust fund, an
                                        interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of:

                                        -    the annual rate at which the
                                             related master servicing fee,
                                             including any primary servicing
                                             fee, is calculated; and

                                        -    the annual rate at which the
                                             trustee fee is calculated.

                                        provided that, if the subject pooled
                                        mortgage loan accrues interest on the
                                        basis of the actual number of days
                                        elapsed during any one-month interest
                                        accrual period in a year assumed to
                                        consist of 360 days, then, in some
                                        months, the foregoing net interest rate
                                        for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

D.  WEIGHTED AVERAGE LIFE AND
      PRINCIPAL WINDOW...............   The weighted average life of any class
                                        of offered certificates refers to the
                                        average amount of time, expressed in
                                        years, that will elapse from the date of their issuance to the respective dates of repayment to the investors of each dollar to be applied in reduction of the total principal balance of those certificates. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal.

                                        The weighted average life and principal
                                        window shown in the table on page S-5 of
                                        this prospectus supplement for each
                                        class of
                                        offered certificates were calculated
                                        based on the following assumptions with
                                        respect to each underlying mortgage loan
                                        --

                                        -    the related borrower timely makes
                                             all payments on the mortgage loan,

                                        -    if the mortgage loan has an
                                             anticipated repayment date, as
                                             described under "-- The Underlying
                                             Mortgage Loans and the Mortgaged
                                             Real Properties" below, the
                                             mortgage loan will be paid in full
                                             on that date, and

                                        -    no mortgage loan will otherwise be
                                             prepaid prior to stated maturity.

                                        The weighted average life and principal
                                        window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other maturity assumptions described under "-- Yield and Maturity Considerations" in this prospectus supplement.

E.  RATINGS..........................   The ratings shown in the table on page
                                        S-5 of this prospectus supplement for
                                        the offered certificates are those of
                                        Standard & Poor's Ratings Services, a
                                        division of The McGraw-Hill Companies,
                                        Inc. and Moody's Investors Service,
                                        Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                                        The ratings of the offered certificates
                                        address the timely payment of interest
                                        on each payment date and the ultimate
                                        payment of principal on or before the
                                        payment date in March 2036, which is the rated final payment date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                        For a description of the limitations of
                                        the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

DEPOSITOR............................   Our name is Salomon Brothers Mortgage
                                        Securities VII, Inc. We are a Delaware
                                        corporation. Our address is 388
                                        Greenwich Street, New York, New York
                                        10013 and our telephone number is (212)
                                        816-6000. We are an indirect,
                                        wholly-owned subsidiary of Salomon Smith
                                        Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. and Salomon
                                        Brothers Realty Corp. We will transfer
                                        to the trust the original pooled
                                        mortgage loans that will back the series
                                        2002-KEY2 certificates. See "Salomon
                                        Brothers Mortgage Securities VII, Inc."
                                        in the accompanying prospectus.

INITIAL TRUSTEE......................   Wells Fargo Bank Minnesota, N.A., a
                                        national banking association, will act
                                        as the initial trustee on behalf of all
                                        the series 2002-KEY2 certificateholders.
                                        See "Description of the Offered
                                        Certificates - The Trustee" in this
                                        prospectus supplement. The trustee will
                                        also have, or be responsible for
                                        appointing an agent to perform,
                                        additional duties with respect to tax
                                        administration. Following the transfer
                                        of the mortgage loans to the trust, the
                                        trustee, on behalf of the trust, will
                                        become the mortgagee of record under
                                        each pooled mortgage loan, except as
                                        provided under "-- Westfarms Mall Master
                                        Servicer, Special Servicer and Other
                                        Noteholders" below.

INITIAL MASTER SERVICER..............   KeyCorp Real Estate Capital Markets,
                                        Inc. d/b/a Key Commercial Mortgage, an
                                        Ohio corporation, will act as the
                                        initial master servicer with respect to
                                        the pooled mortgage loans, except as
                                        provided under "-- Westfarms Mall Master
                                        Servicer, Special Servicer and Other
                                        Noteholders" below. See "Servicing Under the Series 2002-KEY2 Pooling and
                                        Servicing Agreement - The Initial Master
                                        Servicer and the Initial Special
                                        Servicer" in this prospectus supplement.

SPECIAL SERVICER.....................   ARCap Special Servicing, Inc., a
                                        Delaware corporation, will act as the
                                        initial special servicer with respect to the pooled mortgage loans, except as provided under "-- Westfarms Mall Master
                                        Servicer, Special Servicer and Other
                                        Noteholders" below. See "Servicing Under the Series 2002-KEY2 Pooling and
                                        Servicing Agreement - The Initial Master
                                        Servicer and the Initial Special
                                        Servicer" in this prospectus supplement.

WESTFARMS MALL MASTER SERVICER,
SPECIAL SERVICER AND OTHER
NOTEHOLDERS..........................   Notwithstanding the foregoing, the
                                        pooled mortgage loan secured by the
                                        mortgaged real property identified on
                                        Annex A-1 to this prospectus supplement
                                        as the Westfarms Mall, which mortgage
                                        loan has a cut-off date principal
                                        balance of $78,872,149 and represents
                                        8.46% of the initial mortgage pool
                                        balance, is one of three mortgage loans
                                        secured by a single mortgage instrument
                                        on that mortgaged real property. That
                                        pooled mortgage loan is (i) pari passu
                                        in right of payment with one of the
                                        other mortgage loans secured by that
                                        mortgage instrument, which other
                                        mortgage loan has an unpaid principal
                                        balance of $78,872,149 and, together
                                        with other multifamily and commercial
                                        loans, directly backs the Credit Suisse
                                        First Boston Mortgage Securities Corp.,
                                        Commercial Mortgage Pass-Through
                                        Certificates, Series 2002-CP3, and (ii)
                                        senior in right of payment to the third
                                        mortgage loan secured by that mortgage
                                        instrument, which third mortgage loan
                                        has an unpaid principal balance of
                                        $51,915,845 and is currently held by
                                        Teachers Insurance and Annuity
                                        Association of America.

                                        The related intercreditor agreements
                                        generally provide that all three
                                        mortgage loans secured by the Westfarms
                                        Mall mortgaged real property will be
                                        serviced and administered pursuant to
                                        the series 2002-CP3 pooling and
                                        servicing agreement (the governing
                                        document for the Credit Suisse First
                                        Boston Mortgage Securities Corp. series
                                        2002-CP3 commercial mortgage
                                        securitization), which provides for
                                        servicing arrangements that are similar
                                        but not identical to those under the
                                        series 2002-KEY2 pooling and servicing
                                        agreement. In that regard --

                                        -    LaSalle Bank National Association,
                                             which is the trustee under the
                                             series 2002-CP3 pooling and
                                             servicing agreement, will, in that
                                             capacity, be the mortgagee of
                                             record for all three mortgage loans
                                             secured by the Westfarms Mall
                                             mortgaged real property;

                                        -    Midland Loan Services, Inc., a
                                             Delaware corporation, which is the
                                             master servicer under the series
                                             2002-CP3 pooling and servicing
                                             agreement, will, in that capacity,
                                             be the master servicer for all
                                             three mortgage loans secured by the
                                             Westfarms Mall mortgaged real
                                             property; and

                                        -    Clarion Partners, LLC, a New York
                                             limited liability corporation,
                                             which is the special servicer under
                                             the series 2002-CP3 pooling and
                                             servicing agreement, will, in that
                                             capacity, be the special servicer
                                             for all three mortgage loans
                                             secured by the Westfarms Mall
                                             mortgaged real property.

                                        References in this prospectus
                                        supplement, however, to the trustee,
                                        master servicer and special servicer
                                        will mean the trustee, master servicer
                                        and special servicer, respectively,
                                        under the series 2002-KEY2 pooling and
                                        servicing agreement unless the context
                                        clearly indicates otherwise. See
                                        "Description of the Mortgage Pool -
                                        Significant Underlying Mortgage Loans -
                                        The Westfarms Mall Mortgage Loan" in
                                        this prospectus supplement.

CONTROLLING CLASS OF
SERIES 2002-KEY2 CERTIFICATEHOLDERS..   At any time of determination, the
                                        controlling class of series 2002-KEY2
                                        certificateholders will be the holders
                                        of the most subordinate class of series
                                        2002-KEY2 certificates, exclusive of the
                                        X-1, X-2, Y and R classes, that has a
                                        total principal balance at least equal
                                        to 25% of the total initial principal
                                        balance of that class. However, if no
                                        class of series 2002-KEY2 certificates,
                                        exclusive of the X-1, X-2, Y and R
                                        classes, then has a total principal
                                        balance at least equal to 25% of the
                                        total initial principal balance of that
                                        class, then the controlling class of
                                        series 2002-KEY2 certificateholders will be the holders of the most subordinate class of series 2002-KEY2 certificates, exclusive of the X-1, X-2, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining the controlling class of series 2002-KEY2 certificateholders, the class A-1, A-2
                                        and A-3 certificateholders will be
                                        considered a single class.

                                        The holders of certificates representing a majority interest in the controlling class of series 2002-KEY2 certificates will be entitled, among other things, to:

                                        -    replace the special servicer as
                                             described under "Servicing Under
                                             the Series 2002-KEY2 Pooling and
                                             Servicing Agreement - Replacement
                                             of the Special Servicer" in this
                                             prospectus supplement; and

                                        -    select a representative that,
                                             subject to the conditions described
                                             under "Servicing Under the Series
                                             2002-KEY2 Pooling and Servicing
                                             Agreement - The Series 2002-KEY2
                                             Controlling Class Representative"
                                             in this prospectus supplement, may
                                             direct the special servicer with
                                             respect to various servicing
                                             matters.

MORTGAGE LOAN SELLERS................   We will acquire the mortgage loans that
                                        are to back the offered certificates,
                                        from --

                                        -    Salomon Brothers Realty Corp.,
                                             which is a New York corporation and
                                             an affiliate of both us and Salomon
                                             Smith Barney Inc., one of the
                                             underwriters;

                                        -    KeyBank National Association, a
                                             national banking association, which
                                             is the parent of KeyCorp Real
                                             Estate Capital Markets, Inc., d/b/a
                                             Key Commercial Mortgage, the
                                             initial master servicer, and an
                                             affiliate of McDonald Investments
                                             Inc., one of the underwriters; and

                                        -    Column Financial, Inc., which is a
                                             Delaware corporation and an
                                             affiliate of Credit Suisse First
                                             Boston Corporation, one of the
                                             underwriters.

                                        See "Description of the Mortgage Pool -
                                        The Mortgage Loan Sellers" in this
                                        prospectus supplement.

UNDERWRITERS.........................   Salomon Smith Barney Inc., Credit Suisse
                                        First Boston Corporation, McDonald
                                        Investments Inc. and Merrill Lynch,
                                        Pierce, Fenner & Smith Incorporated are
                                        the underwriters with respect to this
                                        offering. Salomon Smith Barney Inc. is
                                        the lead manager and sole bookrunner.
                                        Credit Suisse First Boston Corporation,
                                        McDonald Investments Inc. and Merrill
                                        Lynch, Pierce, Fenner & Smith
                                        Incorporated are co-managers. See
                                        "Method of Distribution" in this
                                        prospectus supplement.

                                              RELEVANT DATES AND PERIODS

CUT-OFF DATE...................   The pooled mortgage loans will be considered
                                  part of the trust as of their respective due dates in September 2002. All payments and collections received on each of the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. Accordingly, the respective due dates for the underlying mortgage loans in September
                                  2002 collectively represent the cut-off date for the trust.

ISSUE DATE.....................   The date of initial issuance of the offered
                                  certificates will be on or about September 26, 2002.

PAYMENT DATE...................   Payments on the offered certificates are
                                  scheduled to occur monthly, commencing in October 2002. During any given month, the payment date will be the 18th calendar day of that month, or, if the 18th calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE....................   The record date for each monthly payment on an
                                  offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive any payments on those certificates on the following payment date.

COLLECTION PERIOD..............   Amounts available for payment on the offered
                                  certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period.
                                  Each collection period--

                                  -   will relate to a particular payment date,

                                  -   will be approximately one month long,

                                  -   will begin when the prior collection
                                      period ends or, in the case of the first collection period, will begin on the date of initial issuance of the offered certificates, and

                                  -   will end during the month of, but prior
                                      to, the related payment date.

INTEREST ACCRUAL PERIOD........   The amount of interest payable with respect to
                                  the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period.
                                  The interest accrual period for any payment date will be the calendar month immediately preceding the month in which that payment date occurs.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS.   We intend to deliver the offered certificates
                                  in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

                                  You will initially hold your offered
                                  certificates, directly or indirectly, through The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the
                                  Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS

A.  GENERAL....................   The trustee will remit payments of interest
                                  and principal to the following classes of series 2002-KEY2 certificateholders, in the following order:

                                        PAYMENT ORDER                        CLASS
                                      ---------------------------     --------------------------
                                      1st........................     A-1, A-2, A-3, X-1 and X-2
                                      2nd........................                 B
                                      3rd........................                 C
                                      4th........................                 D
                                      5th........................                 E
                                      6th........................                 F
                                      7th........................                 H
                                      8th........................                 J
                                      9th........................                 K
                                      10th.......................                 L
                                      11th.......................                 M
                                      12th.......................                 N
                                      13th.......................                 P
                                      14th.......................                 Q
                                      15th.......................                 S
                                      16th.......................                 T

                                  Allocation of interest payments among the class A-1, A-2, A-3, X-1 and X-2 certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments among the class A-1, A-2 and A-3 certificates is described under "--Payments--Payments of Principal" below. The class X-1 and X-2 certificates do not have principal balances and do not entitle their holders to payments of principal.

                                  See "Description of the Offered
                                  Certificates--Payments--Priority of Payments" in this prospectus supplement.

B.  PAYMENTS OF INTEREST.......   Each class of series 2002-KEY2 certificates,
                                  other than the class Y and R certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                                  - the pass-through rate applicable for the particular class for that interest accrual period,

                                  -   the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class outstanding immediately prior to the related payment date, and

                                  - the assumption that each year consists of twelve 30-day months.

                                  Following the August 2009 interest accrual period, the class X-2 certificates will no longer accrue interest and will have a pass-through rate of 0% per annum.

                                  A whole or partial prepayment on an underlying mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the offered certificates.

                                  On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                  See "Description of the Offered
                                  Certificates--Payments--Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C.  PAYMENTS OF PRINCIPAL......   The class X-1, X-2, Y and R certificates do
                                  not have principal balances and do not entitle their holders to payments of principal.
                                  Subject, however, to--

                                  -   available funds,

                                  -   the payment priorities described under
                                      "--Payments--General" above, and

                                  - the reductions in their respective total principal balances as described under "--Reductions of Certificate Principal Balances in Connection with Losses on the

                                      Underlying Mortgage Loans and Default-
                                      Related and Other Unanticipated Expenses" below,

                                  the holders of each other class of series
                                  2002-KEY2 certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The trustee will remit payments of principal in a specified sequential order to ensure that--

                                  - no payments of principal will be made to the holders of the class H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates is reduced to zero,

                                  - no payments of principal will be made to the holders of the class B, C, D, E or F certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero, and

                                  -   except as described in the following
                                      paragraph, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                  Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, H, J, K, L, M, N, P, Q, S and T certificates could be reduced to zero at a time when the class A-1, A-2 and A-3 certificates, or any two of those classes of certificates, remain outstanding. Under those conditions, the trustee will remit payments of principal to the holders of the outstanding class A-1, A-2 and A-3 certificates on a pro rata basis in accordance with the respective principal balances of those series 2002-KEY2 certificates.

                                  The total payments of principal to be made on the series 2002-KEY2 certificates on any payment date will be a function of--

                                  -   the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of the end of that collection period or advanced by the master servicer, the trustee or, in the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall, advanced by the master servicer or trustee under the series 2002-CP3 pooling and servicing agreement; and

                                  -   the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period;

                                  provided that, if any insurance proceeds, condemnation proceeds or liquidation proceeds are received with respect to any pooled mortgage loan, or any pooled mortgage loan is otherwise liquidated (including at a discount), in any event during the collection period for the subject payment date, then any payment or other collection of principal with respect to that mortgage loan that would otherwise be payable to the holders of any class or classes of the series 2002-KEY2 principal balance certificates in reduction of the principal balances of those certificates on that payment date will be subject to reduction -- to not less than zero -- by any special servicing fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan pursuant to the series 2002-KEY2 pooling and servicing agreement during the collection period for the subject payment date.

                                  See "Description of the Offered
                                  Certificates--Payments--Payments of
                                  Principal", "--Payments--Priority of Payments" and "--Allocation of Collections on the Pooled Mortgage Loans to Interest, Principal and Other Amounts Due Thereunder" in this prospectus supplement.

D.  PAYMENTS OF PREPAYMENT
    PREMIUMS AND YIELD
    MAINTENANCE CHARGES........   If any prepayment premium or yield maintenance
                                  charge is collected on any of the pooled mortgage loans, then the trustee will remit that amount in the proportions described under "Description of the Offered
                                  Certificates--Payments--Payments of Prepayment
                                  Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                                  -   the holders of the class X-1 certificates,

                                  -   the holders of the class or classes of
                                      offered certificates, if any, that are
                                      then entitled to receive payments of
                                      principal, and/or

                                  -   the holders of the class H, J and/or K
                                      certificates, if they are then entitled to receive payments of principal.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES ON
THE UNDERLYING MORTGAGE LOANS
AND DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES.........   Because of losses on the underlying mortgage
                                  loans and/or default-related and other
                                  unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series

                                  2002-KEY2 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series 2002-KEY2 certificates on any payment date, then the respective total principal balances of the following classes of series 2002-KEY2 certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                                           REDUCTION ORDER               CLASS
                                      ------------------------    -------------------
                                      1st.....................             T
                                      2nd.....................             S
                                      3rd.....................             Q
                                      4th.....................             P
                                      5th.....................             N
                                      6th.....................             M
                                      7th.....................             L
                                      8th.....................             K
                                      9th.....................             J
                                      10th....................             H
                                      11th....................             F
                                      12th....................             E
                                      13th....................             D
                                      14th....................             C
                                      15th....................             B
                                      16th....................    A-1, A-2 and A-3


                                  Any reduction to the total principal balances of the class A-1, A-2 and A-3 certificates will be made on a pro rata basis in accordance with the relative sizes of the principal balances of those series 2002-KEY2 certificates then outstanding.

                                  See "Description of the Offered
                                  Certificates--Reductions to Certificate
                                  Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE PAYMENTS..   Except as described in the following
                                  paragraphs, the master servicer will be
                                  required to make advances with respect to any delinquent monthly payments, other than balloon payments, of principal and/or interest due on the pooled mortgage loans. In addition, subject to a determination of recoverability, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered
                                  Certificates--Advances of Delinquent Monthly
                                  Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                  Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of recoverability made by the master servicer.

                                  In addition, if any of the adverse events or circumstances that we refer to under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any pooled mortgage loan serviced under the series 2002-KEY2 pooling and servicing agreement or the mortgaged real property for that loan, then the special servicer will be obligated to obtain a new appraisal or, in cases involving pooled mortgage loans with principal balances that are, in any such case, $2 million or less, may conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined, in consultation with the series 2002-KEY2 controlling class representative, that--

                                  -   the principal balance of, and other
                                      delinquent amounts due under, the subject mortgage loan, exceed

                                  -   an amount equal to--

                                      1.  90% of the new estimated value of that
                                          real property, minus

                                      2.  the amount of any obligations secured
                                          by liens on the property, which liens
                                          are prior to the lien of the subject
                                          mortgage loan, plus

                                      3.  certain escrows and reserves and any
                                          letters of credit constituting
                                          additional security for the subject
                                          mortgage loan,

                                  then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced, thereby reducing the amounts available for payment on the series 2002-KEY2 certificates. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal.

                                  Furthermore, with respect to the pooled
                                  mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfarms Mall, advances of delinquent debt service payments will be made by the master servicer and, if it fails to do so, by the trustee, under the series 2002-CP3 pooling and servicing agreement (the governing document for the securitization of the non-pooled pari passu mortgage loan secured by that property). Such advances will be made, on generally the same terms and conditions described above, in accordance with the terms of the series 2002-CP3 pooling and servicing agreement. The master servicer and the trustee for the series 2002-KEY2 transaction will be required, however, to make any advance with respect to that pooled mortgage loan that the master servicer and trustee under the series 2002-CP3 pooling and servicing agreement are required but fail to make. The amount of those advances may be reduced based on an appraisal performed by the special servicer under, and in accordance with, the series 2002-CP3 pooling and servicing agreement, which reduction will be calculated with respect to the Westfarms Mall mortgage loan in a manner similar to the calculation described in the preceding paragraph.

                                  See "Description of the Offered
                                  Certificates--Advances of Delinquent Monthly
                                  Debt Service Payments" and "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS..   On each payment date, various statements and
                                  reports prepared by the trustee, the master servicer and/or the special servicer regarding the offered certificates and the pooled mortgage loans will be made available to you via the trustee's internet website and will contain the information described under
                                  "Description of the Offered
                                  Certificates--Reports to Certificateholders;
                                  Available Information" in this prospectus supplement.

                                  Upon reasonable prior notice, you may also review at the offices of the trustee and/or the master servicer during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, all to the extent received by the trustee and/or the master servicer, as applicable.

                                  See "Description of the Offered
                                  Certificates--Reports to Certificateholders;
                                  Available Information" in this prospectus supplement.

OPTIONAL TERMINATION...........   Specified parties to the transaction may
                                  terminate the trust through a purchase of all the mortgage loans and any REO properties in the trust fund when the total principal balance of the mortgage pool, net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. The trust could also be terminated in connection with an exchange of all the then outstanding series 2002-KEY2 certificates for all the mortgage loans and any REO properties in the trust fund, but the holders of the offered certificates would have to voluntarily participate in the exchange. See "Description of the Offered Certificates--Termination" in this prospectus supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL....................   In this section, "--The Underlying Mortgage Loans
                              and the Mortgaged Real Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust fund.
                              For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                              -    "Risk Factors--Risks Related to the
                                   Underlying Mortgage Loans";

                              -    "Description of the Mortgage Pool";

                              - Annex A-1--Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties;

                              - Annex A-2--Summary Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties;

                              -    Annex A-3--Westfarms Mall Mortgage Loan
                                   Amortization Schedule; and

                              - Annex A-4--Characteristics of the Multifamily Mortgaged Real Properties.

                              When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                              -    All numerical information provided with
                                   respect to the mortgage loans is provided on an approximate basis.

                              - All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

                              -    When information on the mortgaged real
                                   properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                              - If any of the mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

                              - Whenever mortgage loan level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

                              - Whenever we refer to a particular mortgage loan or mortgaged real property by name, we mean the mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement.

                              -    Statistical information regarding the
                                   mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS..............  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from three separate sellers. Each of those mortgage loans was originated by--

                              - the related mortgage loan seller from whom we acquired the mortgage loan,

                              - an affiliate of the related mortgage loan seller (although the originator may not have been an affiliate at the time of origination), or

                              - a correspondent in the related mortgage loan seller's conduit lending program.

PAYMENT AND OTHER TERMS.....  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                              Repayment of each of the mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for certain permitted encumbrances, which we describe in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                              All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                              Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to each mortgage loan that has an anticipated repayment date, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                              Subject, in some cases, to a next business day convention--

                              - 62 of the mortgage loans, representing 76.85% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month, and

                              - four of the mortgage loans, representing 23.15% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                              Sixty of the mortgage loans, representing 73.01% of the initial mortgage pool balance, provide for:

                              -    an amortization schedule that is
                                   significantly longer than its remaining term to stated maturity; and

                              - a substantial payment of principal on its maturity date.

                              Two of the 60 mortgage loans referred to in the preceding sentence, representing 2.76% of the initial mortgage pool balance, provide for payments of interest only for the first eleven and six payments, respectively.

                              Five of the mortgage loans, representing 26.67% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to maturity. We consider that date to be the anticipated repayment date for each of those mortgage loans. There can be no assurance, however, that these incentives will result in any of those mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                              - the calculation of interest in excess of the initial mortgage interest rate, which additional interest will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full; and

                              - the application of all or a portion of excess cash flow from the mortgaged real property to pay the principal amount of the mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                              One mortgage loan, representing 0.32% of the initial mortgage pool balance, has a payment schedule that provides for the payment of this mortgage loan in full or substantially in full by its maturity date. This mortgage loan does not provide for any of the repayment incentives associated with a mortgage loan that has an anticipated repayment date.

DELINQUENCY STATUS..........  None of the mortgage loans that we intend to include in the trust fund was more than 30 days delinquent with respect to any monthly debt service payment as of the cut-off date.

PREPAYMENT RESTRICTIONS....   As described more fully in Annex A-1 to this
                              prospectus supplement, as of the cut-off date, all of the mortgage loans, with the exception of two mortgage loans described below, provide for a prepayment lockout period or a prepayment lockout/defeasance period during which voluntary prepayments are prohibited, followed, in some cases, by a prepayment consideration period during which a voluntary prepayment must be accompanied by prepayment consideration, followed by an open prepayment period during which voluntary prepayments are permitted without payment of any prepayment consideration. In the case of one mortgage loan that we intend to include in the trust fund, representing 16.41% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Exchange Place, the prepayment lockout period has expired and the related loan documents currently provide for a prepayment consideration period, followed by an open prepayment period. The borrower under the Exchange Place pooled mortgage loan also has the right, but not the obligation, to defease that mortgage loan on any due date from and after the second anniversary of the initial issuance of the series 2002-KEY2 certificates. Another mortgage loan that we intend to include in the trust fund, representing 0.45% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Otay Mesa Self Storage, does not and did not provide for a prepayment lockout period or prepayment lockout/defeasance period, but provides for a prepayment consideration period followed by an open prepayment period.

                              Notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults, casualties and condemnations in respect of the mortgaged real properties and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type. For example, see "Description of the Mortgage Pool--Additional Loan and Property Information--Holdbacks" in this prospectus supplement.

DEFEASANCE..................  Sixty-four of the mortgage loans to be included in the trust fund, representing 98.83% of the initial mortgage pool balance, permit the related borrower to defease the mortgage loan and obtain a release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations or other government securities as substitute collateral. In the case of all but four of those 64 mortgage loans, the defeasance may not occur prior to the second anniversary of the date of initial issuance of the series 2002-KEY2 certificates. The exceptions referred to in the preceding sentence relate to four mortgage loans, representing 2.00% of the initial mortgage pool balance, that may be defeased at any time on or after March 21, 2003, March 21, 2003, October 1, 2001 and September 30, 2003, respectively. Each of the four mortgage loans referred to in the prior sentence has been included in its own real estate mortgage investment conduit -- or REMIC -- for federal income tax purposes. Because two of those mortgage loans allow for defeasance earlier than the second anniversary of the startup day of the related loan REMIC, the related mortgage loan seller has a repurchase obligation with respect to each of those two mortgage loans in connection with the defeasance thereof prior to that second anniversary.

                       ADDITIONAL STATISTICAL INFORMATION

GENERAL CHARACTERISTICS.....  The mortgage pool will have the following general characteristics as of the cut-off date:

                               Initial mortgage pool balance ..................    $932,759,715
                               Number of mortgage loans .......................              66
                               Number of mortgaged real properties ............              71

                               Largest cut-off date principal balance .........    $153,096,151
                               Smallest cut-off date principal balance ........    $  1,994,848
                               Average cut-off date principal balance .........    $ 14,132,723

                               Highest mortgage interest rate .................          8.3100%
                               Lowest mortgage interest rate ..................          5.8817%
                               Weighted average mortgage interest rate ........          6.9754%

                               Longest original loan term to maturity or
                                  anticipated repayment date ..................      240 months
                               Shortest original loan term to maturity or
                                  anticipated repayment date ..................       60 months
                               Weighted average original loan term to maturity
                                  or anticipated repayment date ...............      115 months

                               Longest remaining loan term to maturity or
                                  anticipated repayment date ..................      192 months
                               Shortest remaining loan term to maturity or
                                  anticipated repayment date ..................       43 months
                               Weighted average remaining loan term to maturity
                                  or anticipated repayment date ...............      101 months

                               Highest underwritten net cash flow debt service
                                  coverage ratio ..............................           2.37x
                               Lowest underwritten net cash flow debt service
                                  coverage ratio ..............................           1.05x
                               Weighted average underwritten net cash flow debt
                                  service coverage ratio ......................           1.55x

                               Highest cut-off date principal
                                  balance-to-appraised value ratio ............           83.41%
                               Lowest cut-off date principal
                                  balance-to-appraised value ratio ............           18.39%
                               Weighted average cut-off date principal
                                  balance-to-appraised value ratio ............           64.86%


                              When reviewing the foregoing table, please note the following:

                              -    There are two pooled mortgage loans,
                                   representing 5.60% of the initial mortgage pool balance, for which there is a cash holdback or a letter of credit, payment guarantee or other credit enhancement instrument, the sole purpose of which is to serve as additional collateral or otherwise cover losses to a limited extent. However, in neither case is the related cash holdback or credit enhancement instrument intended to be a liquidity source to supplement cash flows on the related mortgaged real property and, in general, may not be drawn upon by the borrower or the lender and used to pay debt service. In addition, the subject cash holdback or credit enhancement instrument may be subject to release as additional collateral/credit enhancement at such time as the related mortgaged real property satisfies certain performance-related criteria.
                                   Notwithstanding any such possible release, with respect to each of these two pooled mortgage loans, as and to the extent described under "Description of the Mortgage Pool--Additional Loan and Property Information--Holdbacks" in this prospectus supplement, the underwritten net cash flow and/or the appraised value of the related mortgaged real property, and accordingly, the underwritten net cash flow debt service coverage ratio and/or the cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio for that mortgage loan, have been calculated and/or presented on a "stabilized" basis that makes various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance-related criteria required to obtain the release of the above-referenced cash holdback or credit enhancement instrument. In any event, for both of these two pooled mortgage loans, the underwritten net cash flow debt service coverage ratio that is presented in this prospectus supplement is higher than the underwritten net cash flow debt service coverage ratio that would be presented if calculated using an "in-place" underwritten net cash flow instead of the above-referenced stabilized values. For one of these two pooled mortgage loans, the cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio that are presented in this prospectus supplement are lower than the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio, respectively, that would be presented if calculated using an "as is" appraised value instead of the above-referenced stabilized value. IF THE ABOVE-REFERENCED STABILIZED VALUES ARE NOT USED FOR THESE TWO POOLED MORTGAGE LOANS: THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR THE MORTGAGE POOL RANGE FROM 1.05X TO 2.37X, WITH A WEIGHTED AVERAGE OF 1.54X; THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL RANGE FROM 18.39% TO 83.41%, WITH A WEIGHTED AVERAGE OF 65.07%; AND THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL RANGE FROM 2.69% TO 78.20%, WITH A WEIGHTED AVERAGE OF 56.05%. WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE, CUT-OFF DATE LOAN-TO-VALUE AND MATURITY DATE/ARD LOAN-TO-VALUE INFORMATION FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN EITHER OF THOSE TWO POOLED MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE RESPECTIVE STABILIZED UNDERWRITTEN NET CASH FLOWS AND/OR APPRAISED VALUES OF THE RELATED MORTGAGED REAL PROPERTIES REFERENCED ABOVE. THERE ARE A LIMITED NUMBER OF OTHER MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND FOR WHICH THERE ARE CASH HOLDBACKS AND/OR PAYMENT GUARANTEES, LETTERS OF CREDIT OR OTHER CREDIT ENHANCEMENT INSTRUMENTS, BUT THOSE ITEMS HAVE NOT BEEN TAKEN INTO ACCOUNT FOR PURPOSES OF CALCULATING DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE RATIOS IN THIS PROSPECTUS SUPPLEMENT.

                              -    The pooled mortgage loan secured by the
                                   mortgaged real property identified on Annex
                                   A-1 to this prospectus supplement as
                                   Westfarms Mall is one of three mortgage loans secured by a single mortgage instrument on that mortgaged property. With respect to two of those mortgage loans which are not included in the trust fund, one is pari passu in right of payment with that pooled mortgage loan and the other is subordinate in right of payment to that pooled mortgage loan. All information referred to in the foregoing table and/or presented in this prospectus supplement regarding underwritten net cash flow debt service coverage ratios, cut-off date loan-to-value ratios and maturity date/ARD loan-to-value ratios for that pooled mortgage loan, are calculated (i) with regard to both the pooled mortgage loan and the non-pooled pari passu mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall and (ii) without regard to the non-pooled subordinate mortgage loan secured by that mortgaged real property. Each of the two non-pooled mortgage loans secured by that mortgaged real property are cross defaulted with the corresponding pooled mortgage loan.

STATE CONCENTRATION........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states or regions:

                                                                   % OF INITIAL
                                                     NUMBER OF       MORTGAGE
                                 STATE/REGION        PROPERTIES    POOL BALANCE
                                 ------------        ----------    ------------
                              Massachusetts .......       2           17.74%
                              Connecticut .........       2           11.07%
                              Southern California .      13            9.39%
                              Northern California .       1            1.04%
                              Florida .............       6            7.21%
                              Texas ...............      10            6.31%
                              South Carolina ......       1            6.03%
                              Maryland ............       3            5.30%
                              Kentucky ............       2            5.26%

                              The remaining mortgaged real properties are located throughout 16 other states. No more than 4.79% of the initial mortgage pool balance is secured by mortgaged real properties located in any of those other states. Northern California includes areas with zip codes of 94025 and above, and Southern California includes areas with zip codes of 93906 and below.

PROPERTY TYPES..............  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                         % OF INITIAL
                                                                          NUMBER OF        MORTGAGE
                                          PROPERTY TYPES                  PROPERTIES     POOL BALANCE
                                          --------------                  ----------     ------------
                              Anchored Retail .........................       22             41.60%
                                   Anchored Retail, Investment Grade ..        4             23.15%
                                   Anchored Retail ....................       12             14.41%
                                   Shadow Anchored Retail .............        3              1.54%
                                   Anchored Retail, Regional Mall .....        1              1.33%
                                   Single Tenant Retail, Anchor .......        2              1.18%
                              Multifamily .............................       29             27.14%
                                   Multifamily ........................       28             26.65%
                                   Multifamily, Low Income Housing ....        1              0.49%
                              Office ..................................        5             19.20%
                                   Office, Investment Grade ...........        1             16.41%
                                   Office .............................        3              2.27%
                                   Office, Medical Office .............        1              0.51%
                              Mobile Home Park ........................        4              4.76%
                              Self Storage ............................        6              3.44%
                              Mixed Use ...............................        1              2.62%
                              Unanchored Retail .......................        3              0.92%
                              Industrial ..............................        1              0.32%

                              With respect to each of the four pooled mortgage loans that are secured by the respective mortgaged real properties identified in the foregoing table as "Anchored Retail, Investment Grade", and with respect to the pooled mortgage loan that is secured by the mortgaged real property identified in the foregoing table as "Office, Investment Grade", it has been confirmed to us by at least one rating agency that the subject mortgage loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations.

                              With respect to each of the three mortgaged real properties identified in the foregoing table as "Shadow Anchored Retail", none of the relevant anchor tenants is on any portion of the particular property that is subject to the lien of the related mortgage instrument.

ENCUMBERED INTERESTS........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                NUMBER OF      % OF INITIAL
                                                                MORTGAGED        MORTGAGE
                                    PROPERTY TYPES              PROPERTIES      POOL BALANCE
                                    --------------              ----------     -------------
                              Fee ...........................       68             77.01%
                              Leasehold .....................        2             16.96%
                              Fee in part and Leasehold in
                                 part .......................        1              6.03%

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
 CONSEQUENCES...............  The trustee will make elections to treat designated portions of the assets of the trust as eight separate real estate mortgage investment conduits or REMICs under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Five of those REMICs primarily consist, in each case, of a single pooled mortgage loan. The other three of those REMICs are as follows:

                              - REMIC I, the lowest tier REMIC, will hold, among other things, the pooled mortgage loans or, in five cases, regular interests in the related single loan REMICs referred to above, and various other related assets.

                              - REMIC II will hold the regular interests in REMIC I.

                              - REMIC III will hold the regular interests in REMIC II.

                              Notwithstanding the foregoing, neither REMIC I nor any of the individual loan REMICs will hold the collections of additional interest accrued, and deferred as to payment, with respect to any pooled mortgage loan with an anticipated repayment date. Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                              The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                              None of the offered certificates will be issued with more than a de minimis amount of original issue discount.

                              For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA.......................  We anticipate that, subject to satisfaction of the conditions referred to under "ERISA
                              Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                              - the Employee Retirement Income Security Act of 1974, as amended, and

                              - Section 4975 of the Internal Revenue Code of 1986, as amended,

                              initially will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor of Salomon Smith Barney Inc. by the U.S. Department of Labor.

                              If you are a fiduciary or any other person investing the assets of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT............  The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

                              You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS...  The yield to maturity of any offered certificate will depend upon, among other things--

                              - the price paid for the offered certificate, and

                              - the rate, timing and amount of payments on the offered certificate.

                              The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans could affect the yield to maturity on an offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                              The yield on the offered certificates with variable pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the underlying mortgage loans with lower mortgage interest rates.

                              See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS


     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2 and A-3 Certificates. If you purchase class B, C, D, E or F certificates, then your offered certificates will provide credit support to other classes of offered certificates, as well as to the class X-1 and X-2 certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things-

     - the payment priorities of the respective classes of the series 2002-KEY2 certificates,

     - the order in which the principal balances of the respective classes of the series 2002-KEY2 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the trust fund.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates - Payments" and "-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors - The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", "-- Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "-- Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on -

     -    the price you paid for your offered certificates, and

     -    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

     - the pass-through rate for, and the other payment terms of, your offered certificates;

     - the rate and timing of payments, including prepayments, and other collections of principal on the underlying mortgage loans;

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     - the rate, timing and severity of any unanticipated or default-related trust expenses that reduce amounts available for payment on the offered certificates;

     - the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered certificates;

     - the collection of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans and the extent to which those amounts are paid to you; and

     -    servicing decisions with respect to the underlying mortgage loans.

These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement", "Description of the Offered Certificates - Payments" and "-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors - The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     The yield on the offered certificates with variable pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the underlying mortgage loans with lower mortgage interest rates.

     Potential Conflicts of Interest. The master servicer, the special servicer or any of their respective affiliates may -

     -    acquire series 2002-KEY2 certificates, and

     - engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

     An affiliate of the special servicer is expected to buy certain non-offered classes of series 2002-KEY2 certificates, including the controlling class.

     The mortgage loan sellers or any of their respective affiliates may engage in other financial transactions with the underlying borrowers, principals of the underlying borrowers and/or their respective affiliates.

     The respective underwriters are affiliated with various other participants in the series 2002-KEY2 transaction. Salomon Smith Barney Inc. is affiliated with us and with Salomon Brothers Realty Corp., one of the mortgage loan sellers. Credit Suisse First Boston Corporation is affiliated with Column Financial, Inc., another one of the mortgage loan sellers. McDonald Investments Inc., another one of the underwriters, is affiliated with (a) KeyCorp Real Estate Capital Markets, Inc., d/b/a Key Commercial Mortgage, the initial master servicer, and (b) KeyBank National Association, the third mortgage loan seller.

     In addition, the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall, which mortgage loan represents 8.46% of the initial mortgage pool balance, is one of three mortgage loans secured by a single mortgage instrument on that mortgaged real property and those three mortgage loans will be serviced in accordance with the pooling and servicing agreement for the Credit Suisse First Boston Mortgage Securities Corp. series 2002-CP3 commercial mortgage securitization. Consequently, that pooled mortgage loan will be subject to servicing and special servicing arrangements that may differ from those applicable to the other pooled mortgage loans. The legal and/or beneficial owners of the two mortgage loans secured by the Westfarms Mall mortgaged property that are not included in the trust fund may have interests that conflict with those of the series 2002-KEY2 certificateholders. Furthermore, if the parties responsible for the servicing and administering of the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall own interests in the other non-pooled mortgage loans secured by that property, then their ownership interests could conflict with their servicing duties.

     One of the Mortgage Loans That We Intend to Include in the Trust Fund Is Being Serviced and Administered Pursuant to the Servicing Arrangements for the Securitization of a Non-Pooled Mortgage Loan That Is Secured by the Same Mortgage Instrument That Secures the Pooled Mortgage Loan; Therefore, the Series 2002-KEY2 Certificateholders Will Have Limited Ability to Control the Servicing of That Pooled Mortgage Loan. The pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall is one of three mortgage loans secured by a single mortgage instrument on that mortgaged real property. The other two mortgage loans secured by that mortgaged real property will not be included in the trust fund. One of the Westfarms Mall mortgage loans that will not be included in the trust fund has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CP3. The other Westfarms Mall mortgage loan that will not be included in the trust fund has not been securitized and is subordinate to the securitized Westfarms Mall mortgage loans that are included in the series 2002-KEY2 and series 2002-CP3 trust funds, respectively. Two related intercreditor agreements govern the relationship between the holders of the three Westfarms Mall mortgage loans and generally provide that all three of those mortgage loans will be serviced and administered pursuant to the series 2002-CP3 pooling and servicing agreement (the governing document for the Credit Suisse First Boston Mortgage Securities Corp. series 2002-CP3 commercial mortgage securitization). Neither the series 2002-KEY2 certificateholders nor the trustee on their behalf will have any right to seek damages from any party to the series 2002-CP3 pooling and servicing agreement for any failure to perform any obligations thereunder or with respect to the related loan documents, including servicing obligations, except as related to the trust's rights to receive payments of principal and interest on the pooled mortgage loan secured by the Westfarms Mall mortgaged real property, and certain rights to payments of servicing fees and to reimbursement for advances. Furthermore, the master servicer, special servicer and trustee under the series 2002-KEY2 pooling and servicing agreement may not independently exercise remedies following a default with respect to that pooled mortgage loan and the servicing parties under the series 2002-CP3 pooling and servicing agreement have sole authority to exercise any and all rights and take all actions available to the series 2002-KEY2 certificateholders or the trustee on their behalf to protect the trust's interests with respect to that pooled mortgage loan.

     Furthermore, the holder of the non-pooled subordinate mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall has certain rights with respect to the servicing of the three Westfarms Mall mortgage loans, and that noteholder may have interests that conflict with your interests. Those rights include: (a) the right to advise the special servicer under the series 2002-CP3 pooling and servicing agreement with respect to certain special servicing functions in respect of the Westfarms Mall mortgage loans (such as foreclosure and modifications); (b) certain consent rights such that, as long as there is no continuing monetary event of default and none of the Westfarms Mall mortgage loans are being specially serviced, then the prior written consent of the holder of the non-pooled subordinate mortgage loan secured by the Westfarms Mall mortgaged real property will be required with respect to certain modifications, amendments, waivers and other actions that would affect certain monetary terms of any of those mortgage loans; (c) the right to purchase from the trust, under certain default scenarios, the pooled Westfarms Mall mortgage loan at a purchase price generally equal to the unpaid principal balance of the loan plus accrued interest thereon and all other amounts due under that pooled mortgage loan; and (d) the right to cure certain defaults by the borrower under the Westfarms Mall mortgage loans within a specified number of days following receipt of notice of such default.

     See "Description of the Mortgage Pool - Significant Underlying Mortgage Loans - The Westfarms Mall Mortgage Loan" in this prospectus supplement.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     -    retail;

     -    multifamily;

     -    office;

     -    mobile home park;

     -    self storage;

     -    mixed use; and

     -    industrial.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on -

     - the successful operation and value of the related mortgaged real property, and

     - the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors - Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets - Mortgage Loans - A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics that May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     - The Mortgaged Real Property Will Be the Principal Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust fund are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property (and any reserves, letters of credit or other additional collateral for the mortgage loan), and none of the other assets of the borrower, is or should be expected to be available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors - Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance - Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

     - In Some Cases, a Mortgaged Real Property Is Dependent on a Single Tenant or on One or a Few Significant Tenants. In the case of three mortgaged real properties, securing 1.50% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of that property. In the case of 19 mortgaged real properties, securing 33.29% of the initial mortgage pool balance and including the three properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of a major tenant, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors - Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance - The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and

          Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance - Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance - Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     - 10% or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Each of the Following Property Types - Retail, Multifamily and Office. Twenty-five mortgaged real properties, securing 42.52% of the initial mortgage pool balance, are used for retail purposes. Of these, 22 mortgaged real properties, securing 41.60% of the initial mortgage pool balance, are considered to be anchored retail properties, which signifies that there is at least one anchor tenant located at the property. An anchor tenant is a retail tenant or retail occupant whose space is or would be substantially larger in size than that of other tenants at a retail mall or shopping center and whose operation is or would be vital in attracting customers to a retail mall or shopping center. Five of the anchored retail properties referred to in the second preceding sentence, securing 24.47% of the initial mortgage pool balance, are regional malls. Additionally, for some of these regional malls, some or all of the anchor tenants are on portions of the subject property that are not subject to the lien of the related mortgage instrument. Three of the anchored retail properties, securing 1.54% of the initial mortgage pool balance, are shadow anchored, which means that none of the anchor tenants is on any portion of the subject property that is subject to the lien of the related mortgage instrument. Another two anchored retail properties, securing 1.18% of the initial mortgage pool balance, are occupied by a single tenant. The remaining three retail properties, securing 0.92% of the initial mortgage pool balance, are unanchored retail properties. In addition, one of the mortgaged real properties, securing 2.62% of the initial mortgage pool balance, is used for mixed use purposes that include a significant retail component. The presence or absence of an anchor tenant in a retail property can be important, because anchor tenants play a key role in generating customer traffic and making the retail property desirable for other tenants. Some tenants, in particular anchor tenants, may have the right to cease operations or may not be prohibited from ceasing operations at the property while continuing to pay rent during their lease terms. Also, some tenants may have clauses in their leases that permit them to cease operations at the property or pay reduced rent if certain other stores, in particular anchor tenants, cease operations at the property.

          Five mortgaged real properties, securing 19.20% of the initial mortgage pool balance, are used entirely or primarily for office purposes. Some of these office properties are heavily dependent on a single tenant that leases the entire property or on a few major tenants. Furthermore, one mortgaged real property, securing 2.62% of the initial mortgage pool balance, is used for mixed use purposes that include a significant office component.

          Twenty-nine mortgaged real properties, securing 27.14% of the initial mortgage balance, are multifamily rental properties. Some of the multifamily rental properties that secure the pooled mortgage loans are subject to rent control laws and/or land use restrictive covenants or contractual covenants that limit the rental rates that may be charged at the subject properties.

          The inclusion in the trust fund of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets - Mortgage Loans - A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     - More than 10% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in each of Massachusetts, Connecticut and California; and More than 5% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Florida, Texas, South Carolina, Maryland and Kentucky. Mortgage loans representing 5% or more of the initial mortgage pool balance are secured by mortgaged real properties located in each of the following states or regions:

                                                                   % OF INITIAL
                                                   NUMBER OF         MORTGAGE
               STATE/REGION                       PROPERTIES       POOL BALANCE
               ------------                       ----------       ------------
               Massachusetts..................         2              17.74%
               Connecticut....................         2              11.07%
               Southern California(1).........        13               9.39%
               Northern California(2).........         1               1.04%
               Florida........................         6               7.21%
               Texas..........................        10               6.31%
               South Carolina.................         1               6.03%
               Maryland.......................         3               5.30%
               Kentucky.......................         2               5.26%

               ------------

               (1) Southern California includes properties that are located in zip codes of 93906 or lower.

               (2) Northern California includes properties that are located in zip codes of 94025 or higher.


          The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or region makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state or region. See "Risk Factors - Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     - The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Mortgage Loans with an Anticipated Repayment Date. Sixty mortgage loans, representing 73.01% of the initial mortgage pool balance, are balloon loans. In addition, five mortgage loans, representing 26.67% of the initial mortgage pool balance, provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. One of the balloon loans, representing 1.72% of the initial mortgage pool balance, provides for payments of interest only for the first eleven payments of the loan. Another one of the balloon loans, representing 1.04% of the initial mortgage pool balance, provides for payments of interest only for the first six payments of the loan. Fifty mortgage loans, representing 66.75% of the initial mortgage pool balance, have either a maturity date or an anticipated repayment date during the 12-month period from October 1, 2011 to September 30, 2012. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool - Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors - The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly

          Unpredictable - There Is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     - The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are each substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The ten largest mortgage loans, or groups of cross-collateralized mortgage loans, to be included in the trust fund represent 54.29% of the initial mortgage pool balance. See "Description of the Mortgage Pool - General", "-- Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans" in this prospectus supplement and "Risk Factors - Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     - The Mortgage Pool Will Include Leasehold Mortgage Loans. Two mortgage loans, representing 16.96% of the initial mortgage pool balance, are each secured by a mortgage lien on the related borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee interest in that property. In addition, one mortgage loan, representing 6.03% of the initial mortgage pool balance, is secured by a mortgage lien on the related borrower's leasehold interest in a portion of the mortgaged real property and the fee interest in the other portion of that property. Because of possible termination of the related ground lease, lending secured by a leasehold interest in a real property is riskier than lending secured by an actual ownership interest in that property. See "Description of the Mortgage Pool - Additional Loan and Property Information - Ground Leases" in this prospectus supplement. See also "Risk Factors - Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans - Foreclosure - Leasehold Considerations" in the accompanying prospectus.

     - Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Several of the mortgage loans that we intend to include in the trust fund are secured by a mortgage lien on a real property that is a legal nonconforming use or structure or that is subject to a de minimis zoning violation. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool - Underwriting Matters - Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors - Changes in Zoning may Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     - Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt Secured by the Related Mortgaged Real Property. The mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall, securing 8.46% of the initial mortgage pool balance, is also encumbered by both a mortgage loan that is pari passu with the corresponding pooled mortgage loan and by a subordinate mortgage loan, neither of which is an asset of the trust and each of which is cross-defaulted with the corresponding pooled mortgage loan. See "Description of the Mortgage Pool - Significant Underlying Mortgage Loans - The Westfarms Mall Mortgage Loan" in this prospectus supplement.

          In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wilton Executive Campus, representing 2.62% of the initial mortgage pool balance, the related borrower currently has secured debt outstanding to an affiliate in the amount of $10,240,069.02, which debt was subordinated to the lien of the related mortgage instrument by a subordination and standstill agreement. The related borrower also currently has unsecured debt outstanding, in the amount of $738,896.00 (which is also subject to a subordination and standstill agreement), in addition to trade receivables, equipment financing and other debts incurred in the ordinary course of business.

          In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Seville Apartments, representing 1.04% of the initial mortgage pool balance, the related mortgage loan documents permit the related borrower to encumber that mortgaged real property with a subordinate lien securing a subordinate loan upon lender's approval, which shall not be unreasonably withheld, and upon satisfaction of specified criteria, including specified debt service and loan-to-value ratios, execution of an intercreditor and subordination agreement, rating agency confirmation and other standard conditions.

          The existence of secured subordinate debt will increase the risk of loss on the corresponding pooled mortgage loan and will subject the trust to additional risks, including:

          - the risk that the necessary maintenance of the related mortgaged real property could be deferred to allow the borrower to pay the required debt service on these subordinate obligations and that the value of the mortgaged property may fall as a result;

          - the risk that a default on the subordinate loan could result in a default on the pooled mortgage loan; and

          - the risk that it may be more difficult for the borrower to refinance the pooled mortgage loan or to sell the related mortgaged real property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

          Except as disclosed under this "-- Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt Secured by the Related Mortgaged Real Property" subsection and "Description of the Mortgage Pool - Additional Loan and Property Information - Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is secured by the respective mortgaged real properties; however, no other outstanding secured subordinate debt was indicated on the title insurance policies that were obtained in connection with the origination of the mortgage loans.

          See "Description of the Mortgage Pool - Additional Loan and Property Information - Additional and Other Financing" in this prospectus supplement and "Risk Factors - Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     - Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt That Is Not Secured by the Related Mortgaged Real Property. In the case of the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall, representing 8.46% of the initial mortgage pool balance, the related mortgage loan documents permit the related borrower to incur (a) future additional unsecured debt in an amount not to exceed $6,000,000, incurred in the ordinary course of business relating to the ownership and operation of the related mortgaged real property and routine administration of the related borrower and (b) future additional secured debt not to exceed $2,500,000, incurred in the ordinary course of business in order to obtain equipment, personal property, and fixtures, which may only be secured by liens on equipment, personal property and fixtures.

          In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Shenandoah Square, representing 1.39% of the initial mortgage pool balance, the related mortgage permits an affiliate of the related borrower to make unsecured subordinated loans to the related borrower, provided that such loan(s) are made for the sole purpose of funding, and are used by the borrower solely for, working capital and/or the relocation or expansion of certain identified space, provided that the lender consents to such relocation or expansion and provided that certain additional conditions are satisfied, including:

          (1) no payments under the subordinate loan(s) may be due and payable prior to payment in full of the subject pooled mortgage loan;

          (2) the aggregate outstanding balance of the subordinated loan(s) (plus accrued interest) and the related pooled mortgage loan, which has a cut-off date principal balance of $12,934,050, does not exceed $13,812,500;

          (3) the related borrower delivers a subordination and standstill agreement acceptable to the lender; and

          (4) the related borrower pays all fees incurred by the lender in connection with the proposed transaction.

          In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Coral Creek Shops, representing 1.10% of the initial mortgage pool balance, the related mortgage loan documents permit the related borrower to incur future unsecured subordinate debt in addition to trade receivables, equipment financing and other debt incurred in the ordinary course of business, upon lender's approval, which shall not be unreasonably withheld, and upon satisfaction of certain criteria, including a specified loan-to-value ratio, rating agency confirmation, execution of a subordination agreement and other standard conditions.

          In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hammonton Square, representing 0.75% of the initial mortgage pool balance, the related borrower (1) currently has outstanding unsecured debt to affiliates, in the amount of approximately $3,000, in addition to trade receivables, equipment financing and other debts incurred in the ordinary course of business and (2) is permitted under the related mortgage loan documents to incur future additional unsecured subordinate debt to affiliates upon lender's approval and execution of a subordination agreement.

          In addition to the mortgage loans referenced in the four preceding paragraphs, five mortgage loans that we intend to include in the trust fund, representing 3.82% of the initial mortgage pool balance, do not, in any such case, prohibit the related borrower from incurring additional unsecured debt because the related borrowers are not, by virtue of their related mortgage loan documents or related organizational documents, special purpose entities. Furthermore, in the case of those pooled mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

          Even unsecured debt and other unsecured obligations can result in a diversion of cash flow to pay those debts and obligations, thereby increasing the likelihood of deferred maintenance at the subject mortgaged real property, a default on the subject mortgage loan and/or a borrower bankruptcy.

          Except as disclosed under this "-- Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt That Is Not Secured by the Related Mortgaged Real Property" subsection and "Description of the Mortgage Pool - Additional Loan and Property Information - Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is not secured by the related mortgaged real property.

          See "Description of the Mortgage Pool - Additional Loan and Property Information - Additional and Other Financing" in this prospectus supplement and "Risk Factors - Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     - In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust Fund, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt. In the case of two mortgage loans that we intend to include in the trust fund, representing 1.21% of the initial mortgage pool balance, one or more principals of the related borrower have incurred or, in accordance with the terms of the related loan documents, are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property.

          Except as disclosed under this "-- In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust Fund, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" subsection and "Description of the Mortgage Pool
          - Additional Loan and Property Information - Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the principals of the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other mezzanine financing outstanding.

          See "Description of the Mortgage Pool - Additional Loan and Property Information - Additional and Other Financing" in this prospectus supplement and "Risk Factors - Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     - Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund may not comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors - Compliance with the Americans with Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.

     - Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers. Six separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 18 mortgage loans, and representing a total of 30.81% of the initial mortgage pool balance, have borrowers that, in the case of each of those groups, are the same or under common control. The largest of these groups is identified on Annex A-1 to this prospectus supplement as Related Mortgage Loan Group R1, which consists of three mortgage loans, representing 14.69% of the initial mortgage pool balance. The next largest of these groups is identified on Annex A-1 to this prospectus supplement as Related Mortgage Loan Group R2, which consists of three mortgage loans, representing 5.30% of the initial mortgage pool balance. See "Description of the Mortgage Pool - Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     - Multiple Mortgaged Real Properties are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Three mortgage loans that we intend to include in the trust fund, representing 3.80% of the initial mortgage pool balance, are secured by mortgaged real properties as to which Food 4 Less, an affiliate of The Kroger Co., is one of the largest tenants based on space occupied. In addition, there may be tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust fund. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the two largest major tenants and, to the extent the tenant represents at least 10% of the net rentable area, the third largest major tenant, at each of the mortgaged real properties used for retail, office or industrial purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust fund. See "Risk Factors - Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance - Tenant Bankruptcy Adversely Affects Property Performance", "-- Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "-- Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     - Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities. The business activities of the borrowers under pooled mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. Further, with respect to two mortgage loans that we intend to include in the trust fund, one having a cut-off date principal balance of $14,711,708 and representing 1.58% of the initial mortgage pool balance, and the second having a cut-off date principal balance of $12,449,923 and representing 1.33% of the initial mortgage pool balance, the business activities of the related borrowers are not limited to owning their respective mortgaged real properties.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class B, C, D, E or F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1, A-2 or A-3 certificates. See "Risk Factors - Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the trust fund. Any potential environmental liability could reduce or delay payments on the offered certificates.

     A third-party consultant has conducted a Phase I environmental study at each of the mortgaged real properties securing the respective pooled mortgage loans. The resulting environmental reports were prepared:

     - in the case of 53 mortgaged real properties, securing 68.29% of the initial mortgage pool balance, during the 12-month period ending on September 1, 2002,

     - in the case of 11 mortgaged real properties, securing 10.51% of the initial mortgage pool balance, during the 12-month period ending on September 1, 2001, and

     - in the case of seven mortgaged real properties, securing 21.20% of the initial mortgage pool balance, on or before September 1, 2000.

     For three of the mortgaged real properties, securing 18.11% of the initial mortgage pool balance (including two mortgaged real properties, securing 17.14% of the initial mortgage pool balance, for which Phase I environmental reports were prepared before September 1, 2000), an environmental transaction screen or database search was performed during the 12-month period preceding the cut-off date and subsequent to the original Phase I environmental report.

     There can be no assurance that the above-referenced environmental testing identified all adverse environmental conditions and risks at the mortgaged real properties securing the pooled mortgage loans or that adverse environmental conditions and risks have not developed at any of those properties since that testing.

     See "Risk Factors -- Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans - Environmental
Considerations" in the accompanying prospectus.

         Lending on Income-Producing Properties Entails Risks Related to Property Condition. All of the mortgaged real properties were inspected by professional engineers or architects. Fifty-six of the mortgaged real properties, securing 86.40% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date, and ten of the mortgaged real properties, securing 9.54% of the initial mortgage pool balance, were inspected during the 12- to 24-month period preceding the cut-off date. Five of the mortgaged real properties, securing 4.06% of the initial mortgage pool balance, were inspected prior to the 24-month period preceding the cut-off date. The scope of those inspections included an assessment of -

     - the exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - general condition of the site, buildings and other improvements located at each mortgaged real property.

     There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the pooled mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the properties since that inspection.

     Availability of Casualty Insurance Covering Damage from Terrorist Acts May Be Limited and May Result in Additional Costs to Borrowers. With respect to each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy). However, the related mortgage loan documents may not specifically require coverage for acts of terrorism. In light of the recent terrorist attacks in New York City, Washington, D.C. and Pennsylvania -

     - many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated, or indicated that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies,

     - many primary insurance companies have eliminated terrorism insurance coverage in their standard policies,

     - coverage for terrorist acts may be available only at rates significantly higher than other types of insurance, and

     - borrowers may not be able to obtain renewal policy coverage for terrorist acts at any price.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, including, for example, the mortgaged real property identified on Annex A-1 to this prospectus supplement as Exchange Place, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     Subject to the terms of the related mortgage loan documents, the master servicer must use reasonable efforts consistent with the servicing standard described in this prospectus supplement to cause each underlying borrower (other than the borrower under the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms
Mall) to maintain (or, if that borrower does not so maintain, the master servicer must itself maintain and, subject to reimbursement with interest as described in this prospectus supplement, advance the insurance premiums on) either all-risk casualty insurance that does not contain any exclusion for, or specific insurance covering losses from, terrorist or similar acts and having coverage and terms in that regard no less favorable than those in place as of September 1, 2002 with respect to the mortgage loan and, if the mortgage loan documents contain express requirements, complies with such requirements for terrorism insurance. However, the master servicer will not be required to call a default with respect to an underlying mortgage loan if the related borrower fails to maintain such insurance, and will not itself be required to maintain such insurance, provided that -

     - certain conditions have been satisfied, which conditions relate to the size of the mortgage loan and the availability and cost of such insurance, and

     -    the master servicer has obtained the consent of the special servicer.

     If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     In the event that any mortgaged real property securing a pooled mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2002-KEY2 certificates.

     We are aware of at least 22 mortgaged real properties, securing 17.27% of the initial mortgage pool balance, as to which the hazard insurance policies expressly exclude coverage for acts of terrorism and other similar acts. However, the hazard insurance policies on several other mortgaged real properties are subject to renewal during September 2002 and the new policies for those properties may also include such an exclusion.

     If a borrower is required, under the circumstances described above, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Limitations on Enforceability of Cross-Collateralization Reduce Its Benefits. The mortgage pool will include six mortgage loans, secured by a total of 11 mortgaged real properties and representing 9.43% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties. These mortgage loans are identified under "Description of the Mortgage Pool - Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Release of the Related Mortgaged Property" in this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple mortgaged real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, four of these mortgage loans, representing 4.31% of the initial mortgage pool balance, permit -

     - the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

     - a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool - Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans" and "-- Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust fund are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool - Underwriting Matters - Hazard, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the pooled mortgage loans will be fully covered by insurance.

     Seventeen mortgaged real properties, securing 12.36% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to improve that percentage.

     In addition, the southern and eastern coasts of the continental United States have historically been at greater risk than other areas of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this prospectus supplement, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Seven mortgaged real properties, securing 8.79% of the initial mortgage pool balance, are located in high windstorm risk areas.

     Limited Information Causes Uncertainty. Ten of the mortgage loans that we intend to include in the trust fund, representing 8.71% of the initial mortgage pool balance, were originated for the purpose of providing acquisition financing. Eight of the mortgage loans that we intend to include in the trust fund, representing 7.15% of the initial mortgage pool balance (and including two mortgage loans, representing 0.95% of the initial mortgage pool balance, that were originated for the purpose of providing acquisition financing), are secured by mortgaged real properties that were constructed or completed after January 1, 2001. Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for these mortgage loans. As a result, you may find it difficult to analyze the historical performance of these properties. Please refer to Annex A-1 to this prospectus supplement for historical operating information for the most recent three years of operation, when available.

     Prior Bankruptcies May Reflect Future Performance. We are aware that, in the case of 12 mortgage loans that we intend to include in the trust fund which are controlled by six different principals or principal groups and which represent 12.87% of the initial mortgage pool balance, the related borrower or a principal in the related borrower has been a party to a prior bankruptcy proceeding. None of the aforementioned bankruptcy proceedings occurred within the three years prior to the cut-off date. There can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distributions with respect to the series 2002-KEY2 certificates.

     The Underwritten Net Cash Flow, Appraised Values, Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Mortgaged Real Properties Have Been Adjusted Upwards in Consideration of a Cash Holdback or a Letter of Credit, Payment Guarantee or Other Credit Enhancement Instrument. The collateral for two pooled mortgage loans secured by the mortgaged real properties identified in the following table include, in each such case, a cash holdback or a letter of credit, payment guarantee or other credit enhancement instrument, the sole purpose of which is to serve as additional collateral or otherwise cover losses to a limited extent. However, in neither case is the related cash holdback or credit enhancement instrument intended to be a liquidity source to supplement cash flows on the related mortgaged real property and, in general, may not be drawn upon by the borrower or the lender and used to pay debt service. In addition, the subject cash holdback or credit enhancement instrument may be subject to release as additional collateral/credit enhancement at such time as the related mortgaged real property satisfies certain performance-related criteria. Notwithstanding any such possible release, with respect to each of these two pooled mortgage loans, as and to the extent described under "Description of the Mortgage Pool--Additional Loan and Property Information--Holdbacks" in this prospectus supplement, the underwritten net cash flow and/or the appraised value of the related mortgaged real property, and accordingly, the underwritten net cash flow debt service coverage ratio and/or the cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio for that mortgage loan, have been calculated and/or presented on a "stabilized" basis that makes various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance-related criteria required to obtain the release of the above-referenced cash holdback or credit enhancement instrument. In any event, for both of these two mortgage loans, the underwritten net cash flow debt service coverage ratio that is presented in this prospectus supplement is higher than the underwritten net cash flow debt service coverage ratio that would be presented if calculated using an "in-place" underwritten net cash flow instead of the above-referenced stabilized values. For one of these two mortgage loans, the cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio that are presented in this prospectus supplement are lower than the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio, respectively, that would be presented if calculated using an "as is" appraised value instead of the above-referenced stabilized values. WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE, CUT-OFF DATE LOAN-TO-VALUE AND MATURITY DATE/ARD LOAN-TO-VALUE INFORMATION FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN EITHER OF THOSE TWO POOLED MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE ASSUMED, HIGHER STABILIZED UNDERWRITTEN NET CASH FLOWS AND/OR

APPRAISED VALUES OF THE RELATED MORTGAGED REAL PROPERTIES REFERENCED ABOVE. THERE ARE A LIMITED NUMBER OF OTHER MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND FOR WHICH THERE ARE CASH HOLDBACKS AND/OR PAYMENT GUARANTEES, LETTERS OF CREDIT OR OTHER CREDIT ENHANCEMENT INSTRUMENTS, BUT THOSE ITEMS HAVE NOT BEEN TAKEN INTO ACCOUNT FOR PURPOSES OF CALCULATING DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE RATIOS IN THIS PROSPECTUS SUPPLEMENT.

                                                                         AMOUNT OF
                                                                     LETTER OF CREDIT       PRESENTED           UNADJUSTED
                                   CUT-OFF DATE      % OF INITIAL        OR CREDIT         UNDERWRITTEN        UNDERWRITTEN
                                    PRINCIPAL          MORTGAGE         ENHANCEMENT        DEBT SERVICE        DEBT SERVICE
         LOAN NAME(1)                BALANCE         POOL BALANCE       INSTRUMENT        COVERAGE RATIO      COVERAGE RATIO
         ------------              ------------      ------------    ----------------     --------------      --------------
Columbia Portfolio...........      $ 32,975,721         3.54%          $  6,000,000           1.33x               1.26x
The Aventine Apartments......      $ 19,248,639         2.06%          $  3,800,000           1.25x               1.10x



                                                      PRESENTED         UNADJUSTED          PRESENTED           UNADJUSTED
                                   CUT-OFF DATE      CUT-OFF DATE      CUT-OFF DATE       MATURITY DATE/      MATURITY DATE/
                                    PRINCIPAL          LOAN-TO-          LOAN-TO-          ARD LOAN-TO-        ARD LOAN-TO-
         LOAN NAME(1)                BALANCE         VALUE RATIO        VALUE RATIO        VALUE RATIO         VALUE RATIO
         ------------              ------------      ------------    ----------------     --------------      --------------
Columbia Portfolio............     $ 32,975,721         77.09%           83.06%              72.58%               78.20%
The Aventine Apartments.......     $ 19,248,639         69.49%           69.49%              62.86%               62.86%

---------------

(1)  Based on property names used in Annex A-1 to this prospectus supplement.


THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGED REAL PROPERTIES

     On September 11, 2001, terrorist attacks destroyed the World Trade Center office complex in New York City and caused material damage to the Pentagon Building in Washington, D.C. It is impossible to predict the extent to which further terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in the value of real estate-related investments. In addition, reduced consumer confidence could result in a material decline in personal spending. The underwritten net cash flows and underwritten net operating incomes presented in this prospectus supplement (and the components thereof) do not account for any existing or potential effects of the terrorist attacks.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans, the liquidity and market value of the offered certificates may be impaired.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT


     From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS


     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     We intend to include the 66 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $932,759,715. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     Subject to the discussion in the next paragraph, the cut-off date principal balance of any pooled mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - If any of the mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

     - When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the allocated cut-off date principal balances of the related mortgage loans.

     - Whenever loan level information, such as loan-to-value ratios and debt service coverage ratios, is presented in the context of mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

     - Whenever we refer to a mortgage loan or mortgaged real property by name, we mean the mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

     In addition, unless otherwise noted, for purposes of the tables in this "Description of Mortgage Pool" section, we have assumed that each ARD Loan matures on its anticipated repayment date. See "--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" below.

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                 PROPERTY TYPES

                                                                                                WEIGHTED AVERAGES
                                                                                   -------------------------------------------
                           NUMBER OF       TOTAL                       MAXIMUM                                       CUT-OFF
                           MORTGAGED   CUT-OFF DATE   % OF INITIAL  CUT-OFF DATE   MORTGAGE     STATED       U/W       DATE
                              REAL       PRINCIPAL      MORTGAGE      PRINCIPAL    INTEREST   REMAINING      NCF        LTV
     PROPERTY TYPES        PROPERTIES     BALANCE     POOL BALANCE     BALANCE       RATE     TERM (MO.)    DSCR       RATIO
     --------------        ----------  -------------  ------------  ------------   --------   ----------    -----     --------
Anchored Retail.......         22      $ 388,025,697      41.60%    $78,872,149       6.771%     115         1.63x     67.86%
   Anchored Retail,
     Investment Grade.          4        215,904,524      23.15      78,872,149       6.278      118         1.91      62.15
   Anchored Retail....         12        134,426,533      14.41      19,984,902       7.406      109         1.28      76.38
   Shadow Anchored Retail       3         14,340,820       1.54       5,913,960       7.408      115         1.40      67.12
   Anchored Retail,
     Regional Mall....          1         12,384,773       1.33      12,384,773       7.170      112         1.34      66.94
   Single Tenant Retail,
     Anchor...........          2         10,969,048       1.18       8,054,457       7.408      114         1.22      77.84

Multifamily...........         29        253,129,810      27.14      19,803,900       7.144      107         1.26      77.67
   Multifamily........         28        248,556,837      26.65      19,803,900       7.144      107         1.26      77.64
   Multifamily, Low
     Income Housing...          1          4,572,973       0.49       4,572,973       7.170      112         1.30      79.53

Office................          5        179,046,279      19.20     153,096,151       7.001       72         1.87      35.86
   Office, Investment
     Grade............          1        153,096,151      16.41     153,096,151       6.910       67         1.92      34.79
   Office.............          3         21,186,750       2.27      12,449,923       7.576      100         1.62      34.13
   Office, Medical Office       1          4,763,378       0.51       4,763,378       7.350      109         1.20      77.64

Mobile Home Park......          4         44,412,156       4.76      30,065,532       6.779       65         1.33      76.72
Self Storage..........          6         32,128,901       3.44       7,270,979       7.336      102         1.67      63.09
Mixed Use.............          1         24,430,112       2.62      24,430,112       7.960      106         1.29      72.93
Unanchored Retail.....          3          8,562,137       0.92       4,390,830       7.523       94         1.33      76.15
Industrial............          1          3,024,623       0.32       3,024,623       7.150      192         1.05      72.01
                              ---      -------------       ----                       -----      ---         ----      -----
Totals/Wtd. Avg.......         71      $ 932,759,715     100.0%                       6.975%     101         1.55x     64.86%
                              ===      =============     ======                       ======     ===         =====     ======


     Twenty-five mortgaged real properties, securing 42.52% of the initial mortgage pool balance, are used for retail purposes and consist of anchored retail properties, including anchored retail regional malls, shadow anchored retail, anchored single tenant retail and unanchored retail properties. In addition, one of the mortgaged real properties, securing 2.62% of the initial mortgage pool balance, is used for mixed use purposes that include a significant retail component.

     With respect to each of the four pooled mortgage loans that are secured by the respective mortgaged real properties identified in the foregoing table as "Anchored Retail, Investment Grade", and with respect to the pooled mortgage loan that is secured by the mortgaged real property identified in the foregoing table as "Office, Investment Grade", it has been confirmed to us by at least one rating agency that the subject mortgage loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations.

     With respect to each of the three mortgaged real properties identified in the foregoing table as "Shadow Anchored Retail", none of the relevant anchor tenants is on any portion of the particular property that is subject to the lien of the related mortgage instrument.

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                               ENCUMBERED INTEREST


                                                                   MAXIMUM                    WEIGHTED AVERAGES
                       NUMBER OF      AGGREGATE                    CUT-OFF      -----------------------------------------------
                       MORTGAGED    CUT-OFF DATE   % OF INITIAL     DATE        MORTGAGE     STATED                CUT-OFF DATE
                          REAL        PRINCIPAL      MORTGAGE     PRINCIPAL     INTEREST   REMAINING    U/W NCF      LOAN TO
 ENCUMBERED INTEREST   PROPERTIES      BALANCE     POOL BALANCE    BALANCE        RATE     TERM (MO.)     DSCR     VALUE RATIO
 -------------------   ----------   -------------  ------------  -----------    --------   ----------   -------    ------------
Fee................        68       $ 718,347,044      77.01%    $78,872,149      7.024%      107        1.46x        70.62%
Leasehold..........         2         158,163,713      16.96     153,096,151      6.921        68        1.91         36.14
Fee in part and
   Leasehold in part        1          56,248,958       6.03      56,248,958      6.500       118        1.66         72.02
                          ---       -------------     ------                      -----       ---        -----         -----
Totals/Wtd.  Avg...        71       $ 932,759,715     100.00%                     6.975%      101        1.55x         64.86%
                          ===       =============     ======                      =====       ===        =====         =====



     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:


                              STATE CONCENTRATIONS

                                                                                             WEIGHTED AVERAGES
                        NUMBER OF     AGGREGATE                   CUMULATIVE    -----------------------------------------------
                        MORTGAGED    CUT-OFF DATE  % OF INITIAL  % OF INITIAL   MORTGAGE     STATED                CUT-OFF DATE
                          REAL       PRINCIPAL       MORTGAGE      MORTGAGE     INTEREST   REMAINING    U/W NCF      LOAN TO
       STATE           PROPERTIES     BALANCE      POOL BALANCE  POOL BALANCE     RATE     TERM (MO.)     DSCR     VALUE RATIO
 -------------------   ----------   -------------  ------------  -----------    --------   ----------   -------    ------------
Massachusetts.....        2         $ 165,427,240       17.74%        17.74%       6.947%      70         1.88x       37.91%
Connecticut.......        2           103,302,261       11.07         28.81        6.373      115         2.11        53.97
Southern California      13            87,623,035        9.39         38.20        7.450       95         1.42        70.35
Northern California       1             9,700,000        1.04         39.24        7.250      115         1.21        74.56
Florida...........        6            67,265,902        7.21         46.46        7.254      114         1.25        77.01
Texas.............       10            58,832,527        6.31         52.76        7.307       99         1.36        73.65
South Carolina....        1            56,248,958        6.03         58.79        6.500      118         1.66        72.02
Maryland..........        3            49,404,649        5.30         64.09        7.201      115         1.27        80.01
Kentucky..........        2            49,066,015        5.26         69.35        6.566      118         1.62        69.12
Ohio..............        5            44,669,120        4.79         74.14        6.585       66         1.30        78.26
Colorado..........        2            36,192,953        3.88         78.02        7.126       93         1.23        74.20
                         --         -------------      ------                     ------      ---        ------       -----
Totals/Wtd.  Avg..       47         $ 727,732,663       78.02%                     6.931%      97         1.60x       62.97%
                         ==         =============      ======                     ======      ===         =====       =====
Other.............       24         $ 205,027,052       21.98%                     7.132%     116         1.36x       71.57%


     The remaining mortgaged real properties securing mortgage loans that we intend to include in the trust fund are located throughout 14 other states. No more than 3.81% of the initial mortgage pool balance is secured by mortgaged real properties located in any of those other states. Fourteen mortgaged real properties, securing 10.43% of the initial mortgage pool balance, are located in California. Thirteen of those California properties, securing 9.39% of the initial mortgage pool balance, are located in that portion of the state with a zip code of 93906 or lower; and one of those California properties, securing 1.04% of the initial mortgage pool balance, is located in that portion of the state with a zip code of 94025 or higher. These areas are referred to as Southern California and Northern California, respectively, in this prospectus supplement.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

     The mortgage pool will include six mortgage loans, secured by a total of 11 mortgaged real properties and representing 9.43% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties.

     The following table identifies the various individual multiple property mortgage loans and cross-collateralized mortgage loan groups that we will include in the trust fund.

      CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY LOANS

                                                                                                TOTAL           % OF INITIAL
    CROSS-COLLATERALIZED MORTGAGE LOAN GROUP,                                                 CUT-OFF DATE        MORTGAGE
    MULTIPLE PROPERTY LOAN OR PROPERTY NAME                         RELATIONSHIP           PRINCIPAL BALANCE    POOL BALANCE
------------------------------------------------          -----------------------------    -----------------    -------------
1.   The Northland Portfolio...........................       Crossed Loan Group             $  40,241,559          4.31%
     a.  The Commons and Greentree Apartments..........   Multiple Property Loan within
                                                             the Crossed Loan Group          $  21,093,884          2.26%
           The Greentree Apartments
           The Commons Apartments
     b.  Del Oro Apartments                                                                  $   8,716,152          0.93%
     c.  Country Club Villas Apartments                                                      $   7,482,359          0.80%
     d.  Royal Crest Apartments                                                              $   2,949,164          0.32%

2.   Columbia Portfolio................................     Multiple Property Loan           $  32,975,721          3.54%
           Columbia Park Mobile Home Park
           Columbia Shopping Center
           Brook Park Mobile Home Park

3.   Shurgard Portfolio................................     Multiple Property Loan           $  14,711,708          1.58%
           Shurgard of Westpark Self Storage
           Shurgard of Cabot Road Self Storage
           Shurgard of Costa Mesa Self Storage


     With respect to the Northland Portfolio Mortgage Loans, which represent 4.31% of the initial mortgage pool balance, from and after the earlier to occur of (a) 48 months following the loan closing date, which occurred on January 17, 2002, and (b) 24 months after the initial issuance of the offered certificates, and prior to the date that is 60 days in advance of the maturity date:

     - each of the borrowers under The Commons and Greentree Apartments Mortgage Loan and the Del Oro Apartments Mortgage Loan may obtain a release of its property from the lien of the related mortgage instrument only by simultaneously defeasing all of the other notes; and

     - each of the borrowers under the Country Club Villas Apartments Mortgage Loan and the Royal Crest Apartments Mortgage Loan is entitled to obtain a release of its property from the lien of the related mortgage instrument through defeasance of the related note if--

          (1) at such time as the related note is defeased in full, the other notes are partially defeased in an aggregate amount equal to 125% of the original principal balance of the note being defeased in full, less the amount of the principal balance of such note as of the defeasance date,

          (2) immediately prior to the release of the related mortgage, the aggregate debt service coverage ratio for the other loans, as determined by lender in connection with its customary underwriting procedures, is at least 1.25x,

          (3)  no event of default then exists,

          (4) the lender is reimbursed for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and rating agency fees and costs, and

          (5) each of the other borrowers complies with the terms and conditions set forth in its related note in connection with a partial defeasance of its note, including, without limitation, the delivery of rating agency confirmation, the purchase of United States government securities as partial defeasance collateral and the formation of a special purpose bankruptcy remote entity to be the obligor under the partially defeased note.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     Six separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 18 mortgage loans, and representing a total of 30.81% of the initial mortgage pool balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling sponsor or principal in common.

MORTGAGE LOANS WHICH PERMIT PARTIAL RELEASE OF THE RELATED MORTGAGED
REAL PROPERTY

     In the case of the Exchange Place Mortgage Loan, which represents 16.41% of the initial mortgage pool balance, the related mortgage instrument permits the related borrower, without lender consent, to (a) make immaterial transfers of portions of the Exchange Place Property to public or quasi-public authorities for dedication or public use, or to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Exchange Place Property and (b) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such transfer, conveyance or encumbrance materially impairs the utility and operation of the Exchange Place Property or materially adversely affects the value of the Exchange Place Property taken as a whole. The related borrower has the right to use any net proceeds received in connection with any such transfer for any restoration performed in connection with, or required as a result of, such conveyance. In addition, so long as no event of default exists and that the proceeds are not condemnation proceeds or the equivalent, the related borrower retains any net proceeds in excess of the cost of such restoration.

     In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Shenandoah Square and representing 1.39% of the initial mortgage pool balance, the related mortgage instrument permits the release of approximately one-half acre from the lien of the mortgage instrument provided, among others, the following conditions precedent are satisfied: (1) no event of default shall have occurred and be continuing; (2) by completion of the contemplated release, the mortgaged property and the released parcel shall be separate and distinct legally subdivided parcels; (3) usual and appropriate reciprocal easement and common use agreements as may be usual and necessary under the circumstances, including but not limited to access, utilities and parking, have been approved by the lender and entered into by all necessary parties; (4) the related borrower deposited a $300,000 partial release deposit with the lender as additional security for repayment of such pooled mortgage loan; (5) a survey of the remaining property;
(6) satisfactory evidence that the remaining property complies with applicable zoning requirements; (7) receipt by the lender of (a) a legal opinion to the effect that the partial release will not cause the subject pooled mortgage loan to fail to be a "qualified mortgage" under the Internal Revenue Code, impair the status of any REMIC created under the series 2002-KEY2 pooling and servicing agreement as a REMIC for federal income tax purposes or result in the imposition of any tax upon any REMIC created under the series 2002-KEY2 pooling and servicing agreement or any of its assets or transactions and (b) written confirmation from any applicable rating agencies that the proposed release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such release for any of the series 2002-KEY2 certificates.

     In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Plaza de Hacienda and representing 1.39% of the initial mortgage pool balance, the related mortgage instrument permits the release of approximately 2.23 acres from the lien of the mortgage instrument, provided, among others, the following conditions precedent are satisfied: (1) no event of default has occurred and is continuing; (2) the release parcel is a separate and distinct legally subdivided parcel; (3) the release parcel is, concurrently with the partial release, conveyed to a person or entity other than the related borrower; and (4) receipt by the lender of a title endorsement insuring that the deed of trust remains a first lien on the remaining property, not impacted by the release.

     With respect to one mortgage loan, representing 0.75% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hammonton Square, the related mortgage loan documents permit the partial release of that portion of the related mortgaged real property that is improved with a Wendy's restaurant if Wendy's exercises its purchase option and certain legal and underwriting requirements are satisfied, including either of the following at the option of the related borrower: (1) the establishment of an escrow account into which all proceeds from the sale shall be deposited to be held as additional security for the mortgage loan; or (2) following a specified date, the partial defeasance of the mortgage loan. The purchase price for the release of the parcel described in the preceding sentence is set forth in the Wendy's restaurant lease for that mortgaged real property and is equal to $381,100 for the current lease year with a 3% increase each year thereafter.

     The mortgage pool will additionally include three mortgage loans, representing 1.87% of the initial mortgage pool balance, that permit a partial release of an unimproved portion of the related mortgaged real property upon the satisfaction of certain legal and underwriting requirements.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     - 62 of the mortgage loans, representing 76.85% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month, and

     - four of the mortgage loans, representing 23.15% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.8817% per annum to 8.3100% per annum, and the weighted average of those mortgage interest rates was 6.9754% per annum.

     Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

     - the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days; or

     -    a 360-day year consisting of twelve 30-day months.

     The table below shows the number of, and percentage of initial mortgage pool balance represented by, pooled mortgage loans that will accrue interest based on each of the foregoing conventions.

                                  ACCRUAL TYPE


                                                                  MAXIMUM                  WEIGHTED AVERAGES
                                                                  CUT-OFF     ---------------------------------------------
                      NUMBER OF   TOTAL CUT-OFF   % OF INITIAL     DATE       MORTGAGE     STATED                   CUT-OFF
                       MORTGAGE   DATE PRINCIPAL    MORTGAGE     PRINCIPAL    INTEREST   REMAINING     U/W NCF     DATE LTV
    ACCRUAL TYPE        LOANS        BALANCE      POOL BALANCE    BALANCE       RATE     TERM (MO.)     DSCR         RATIO
------------------    ---------   --------------  ------------  ------------  --------   ----------    -------     --------
Actual/360 Basis..        62      $ 788,971,255       84.58%    $153,096,151    7.058%        99         1.54x       63.77%
30/360 Basis......         4        143,788,460       15.42       56,248,958    6.523        116         1.62        70.85
                         ---      -------------     -------                     -----        ---         -----       -----
Totals/Wtd. Avg...        66      $ 932,759,715      100.00%                    6.975%       101         1.55x       64.86%
                         ===      =============     =======                     =====        ===         =====      ======




     Balloon Loans. Sixty of the mortgage loans that we intend to include in the trust fund, representing 73.01% of the initial mortgage pool balance, are characterized by--

     - an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     - a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Two of the 60 mortgage loans referred to in the preceding paragraph, representing 2.76% of the initial mortgage pool balance, provide for payments of interest only for the first eleven and six payments, respectively.

     ARD Loans. Five mortgage loans that we intend to include in the trust fund, representing 26.67% of the initial mortgage pool balance, are each characterized by the following features:

     - A maturity date that is generally 25 to 30 years following origination.

     - The designation of an anticipated repayment date that is ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally three to five months prior to the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of two ARD Loans, representing 24.87% of the initial mortgage pool balance, two percentage points over its initial interest rate, and

          2. in the case of three ARD Loans, representing 1.80% of the initial mortgage pool balance, the greater of (x) two percentage points over the value of a particular U.S. Treasury security for the week ending prior to the related anticipated repayment date or
               (y) two percentage points over its initial interest rate.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a designated account controlled by the lender under the related ARD Loan.

     Fully Amortizing Loans. One of the mortgage loans that we intend to include in the trust fund, representing 0.32% of the initial mortgage pool balance, is characterized by--

     - constant monthly debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     However, the fully amortizing loan does not have either--

     -    an anticipated repayment date, or

     -    the associated repayment incentives.

     Amortization of Principal. The tables below show the indicated information for the specified sub-groups of pooled mortgage loans. For purposes of the following tables, we have assumed that the ARD Loan matures on its anticipated repayment date.

                               MORTGAGE LOAN TYPE



                                        TOTAL                      MAXIMUM                   WEIGHTED AVERAGES
                                       CUT-OFF                     CUT-OFF    ------------------------------------------------
                        NUMBER OF        DATE      % OF INITIAL     DATE      MORTGAGE     STATED                CUT-OFF DATE
                         MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL   INTEREST   REMAINING    U/W NCF    LOAN-TO-VALUE
      LOAN TYPE           LOANS        BALANCE     POOL BALANCE    BALANCE      RATE     TERM (MO.)     DSCR         RATIO
      ---------         ---------     ----------   ------------   ---------   --------   ----------   -------    -------------
Balloon............        58       $655,307,968      70.25%     $56,248,958   7.106%       106         1.38x        73.34%
ARD................         5        248,727,124      26.67      153,096,151   6.596         87         2.03         41.06
Partial IO/Balloon.         2         25,700,000       2.76       16,000,000   7.306        115         1.27         77.95
Fully Amortizing...         1          3,024,623       0.32        3,024,623   7.150        192         1.05         72.01
                          ---       ------------     ------                    -----        ---         ----         -----
  Totals/Wtd. Avg.         66       $932,759,715     100.00%                   6.975%       101         1.55x        64.86%
                          ===       ============     ======                    =====        ===         ====         =====


        LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE

                                                                   WEIGHTED AVERAGES
                                                                ------------------------
                                                                ORIGINAL     CALCULATED               REMAINING    CALCULATED
                        NUMBER        TOTAL          % OF        TERM TO      ORIGINAL                 TERM TO      REMAINING
                          OF      CUT-OFF DATE     INITIAL      MATURITY/   AMORTIZATION              MATURITY/   AMORTIZATION
                       MORTGAGE     PRINCIPAL      MORTGAGE        ARD          TERM      SEASONING      ARD          TERM
      LOAN TYPE          LOANS       BALANCE     POOL BALANCE   (MONTHS)      (MONTHS)     (MONTHS)    (MONTHS)     (MONTHS)
      ---------        --------   ------------   ------------   ---------   ------------  ---------   ---------   ------------
Balloon............        58     $ 655,307,968      70.25%
   Minimum.........                                                60           300            1           43         292
   Maximum                                                        120           360           50          118         359
   Wtd. Avg........                                               113           340            7          106         333
ARD................         5       248,727,124      26.67
   Minimum.........                                               120           300            2           67         247
   Maximum.........                                               120           360           53          118         358
   Wtd. Avg........                                               120           322           33           87         288
Partial IO/Balloon.         2        25,700,000       2.76
   Minimum.........                                               120           360            5          115         360
   Maximum.........                                               120           360            5          115         360
   Wtd. Avg........                                               120           360            5          115         360
Fully Amortizing...         1         3,024,623       0.32
                          ---     -------------     ------
   Minimum.........                                               240           240           48          192         192
   Maximum.........                                               240           240           48          192         192
   Wtd. Avg........                                               240           240           48          192         192
                                                                  ---           ---           --          ---         ---
   Totals/Wtd. Avg.        66     $ 932,759,715     100.00%       115           335           14          101         321
                           ==     =============     =======       ===           ===           ==          ===         ===


     Voluntary Prepayment Provisions. Sixty-four of the mortgage loans that we intend to include in the trust fund, representing 83.14% of the initial mortgage pool balance, provided as of the cut-off date for --

     - a prepayment lock-out period or a prepayment lock-out/defeasance period during which voluntary prepayments are prohibited, followed by

     -    either --

          1. in one of those cases, representing 0.72% of the initial mortgage pool balance, a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment consideration, followed by an open prepayment period during which voluntary principal prepayments may be made without any prepayment consideration, and

          2. in 63 of those cases, representing 82.41% of the initial mortgage pool balance, just by an open prepayment period.

     In the case of the Exchange Place Mortgage Loan, which represents 16.41% of the initial mortgage pool balance, the prepayment lockout period has expired and the related loan documents currently provide for a prepayment consideration period, followed by an open prepayment period. The related borrower also has the right, but not the obligation, to defease the Exchange Place Mortgage Loan on any due date from and after the second anniversary of the initial issuance of the series 2002-KEY2 certificates. Another mortgage loan that we intend to include in the trust fund, representing 0.45% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Otay Mesa Self Storage, does not and did not provide for a prepayment lockout period or prepayment lockout/defeasance period, but provides for a prepayment consideration period followed by an open prepayment period.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are more particularly described in Annex A-1 to this prospectus supplement.

     Generally, the prepayment restrictions relating to each of the pooled mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

     The aggregate characteristics of the prepayment provisions of the pooled mortgage loans will vary over time as --

     - lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods, and

     - mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     As described under "-- Defeasance Loans" below, 64 of the pooled mortgage loans, representing 98.83% of the initial mortgage pool balance, will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or properties from the related mortgage lien by delivering U.S. government securities as substitute collateral.

     Notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults, casualties and condemnations in respect of the mortgaged real properties and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type. For example, see "-- Additional Loan and Property Information -- Holdbacks" below.

     Prepayment Lock-out Periods. Sixty-four of the mortgage loans that we intend to include in the trust fund, representing 83.14% of the initial mortgage pool balance, provide for prepayment lock-out periods as of the cut-off date. For those mortgage loans --

     - the maximum remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 189 months,

     - the minimum remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 40 months, and

     - the weighted average remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 104 months.

     Prepayment Consideration. Three of the mortgage loans that we intend to include in the trust fund, representing 17.59% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing either immediately following the origination date or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated:

     - on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid; or

     -    as a percentage, which may decline over time, of the amount prepaid;
          or

     -    as a combination of these two methods.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2002-KEY2 certificateholders, in the amounts and in accordance with the priorities, described under "Description of the Offered Certificates -- Payments -- Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment. See "Description of the Offered Certificates -- Allocation of Collections on the Pooled Mortgage Loans to Interest, Principal and Other Amounts Due Thereunder" in this prospectus supplement.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either --

     - permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     - prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied, which conditions normally include the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     - transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     - transfers of ownership interests in the related borrower for estate-planning purposes;

     - transfers of non-controlling ownership interests in the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     - changes of ownership among existing partners or members of the related borrower;

     - issuance by a related borrower of new partnership or membership interests; or

     -    other transfers similar to the foregoing.

     Defeasance Loans. Sixty-four of the mortgage loans that we intend to include in the trust fund, representing 98.83% of the initial mortgage pool balance, permit the borrower to deliver U.S. Treasury obligations or other government securities as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that --

     - will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

     With four exceptions, no borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates. The exceptions referred to in the preceding sentence relate to four mortgage loans, representing 2.00% of the initial mortgage pool balance, that may be defeased at any time on or after March 21, 2003, March 21, 2003, October 1, 2001 and September 30, 2003, respectively. Each of the four mortgage loans referred to in the prior sentence has been included in its own real estate mortgage investment conduit -- or REMIC -- for federal income tax purposes. Because two of those mortgage loans allow for defeasance earlier than the second anniversary of the startup day of the related loan REMIC, the related mortgage loan seller has a repurchase obligation with respect to each of those two mortgage loans in connection with the defeasance thereof prior to that second anniversary.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves. Sixty-two mortgage loans, representing 97.75% of the initial mortgage pool balance and secured by 67 mortgaged real properties, provide for monthly escrows for real estate taxes for those mortgaged real properties. Fifty-five mortgage loans, representing 90.24% of the initial mortgage pool balance and secured by 58 mortgaged real properties, currently provide for monthly escrows for property insurance for those mortgaged real properties. For those mortgaged real properties where real estate taxes or property insurance are not currently escrowed, it is because the originator did not deem it necessary for various reasons, including because a tenant of the property is responsible for paying all or a portion of the real estate taxes or insurance directly or that the property is covered under a blanket insurance policy.

     Fifty-eight mortgage loans, representing 85.68% of the initial mortgage pool balance and secured by 63 mortgaged real properties, have an initial escrow deposit or an ongoing monthly deposit for replacement reserves. The amount of funds deposited into the replacement reserves escrow account at loan origination and the annualized monthly escrow deposit, if any, are shown on Annex A-1 to this prospectus supplement. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.

     The monthly escrow deposit for replacement reserves used to determine the annualized figure is the monthly escrow amount that was collected in June 2002 or, in the case of any loans with a first payment date subsequent to June 2002, the monthly escrow amount that was expected to be collected on the respective first payment date for each such loan. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly replacement reserves escrow upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

         Thirty-two mortgaged real properties, securing $603,088,848 of the aggregate cut-off date principal balance of the pooled mortgage loans, or 64.66% of the initial mortgage pool balance, are properties for which tenant improvements and leasing commissions are applicable. The pooled mortgage loans secured by twenty-five of those 32 mortgaged real properties, which pooled mortgage loans represent 61.17% of that $603,088,848, provide for an initial escrow deposit or an ongoing monthly escrow deposit for tenant improvements and leasing commissions. The pooled mortgage loans secured by an additional six of those 32 mortgaged real properties, which pooled mortgage loans represent 37.86% of that $603,088,848, provide for a monthly escrow deposit for tenant improvement and leasing commissions upon the occurrence of certain specified events, including an event of default or the debt service coverage ratio falling below a specified level. Annex A-1 to this prospectus supplement sets forth the amount of funds deposited into the tenant improvements and leasing commissions reserve account at loan origination and the annualized monthly escrow deposit, if any, that was collected in June 2002 or, in the case of any loans with a first payment date subsequent to June 2002, the monthly escrow amount that was expected to be collected on the respective first payment date for each such loan. In some of these cases, the initial deposit amount may have been funded with a letter of credit or surety bond in lieu of a cash deposit. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly tenant improvement and leasing commission reserve upon certain conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

     Holdbacks. Two of the mortgage loans, representing 5.60% of the initial mortgage pool balance, provide for material holdbacks under which either a portion of the original loan amount disbursed by the originating lender was placed into an escrow account at closing or a letter of credit was assigned to the benefit of the lender at closing or, in the case of the Aventine Apartments Mortgage Loan, subsequent to closing.

     In the case of the Columbia Portfolio Mortgage Loan and the Aventine Apartments Mortgage Loan, securing 3.54% and 2.06%, respectively, of the initial mortgage pool balance, the escrowed funds or letter of credit are to be released upon the satisfaction of certain performance-related criteria, including the ability to generate a specified net cash flow, or equivalently, a specified net cash flow debt service coverage ratio. The terms and conditions of the holdbacks for these two mortgage loans are discussed in further detail below.

     Columbia Portfolio Mortgage Loan. At origination, $6,000,000 was held in reserve, to be disbursed to the borrower upon satisfaction of certain conditions during the 18-month period following the loan closing including the achievement of a net cash flow of $3,297,161, based upon an annualized three-month period. If the specified conditions are not satisfied during this 18-month period, the lender is to apply (i) the outstanding amount of the holdback towards the outstanding loan amount and (ii) a corresponding yield maintenance payment which is to be made by the related borrower from other sources. The Underwritten Net Cash Flow, and consequently, the Underwritten NCF Debt Service Coverage Ratio of 1.33x for the Columbia Portfolio Mortgage Loan, have been calculated and/or presented on a "stabilized" basis, which incorporates assumptions regarding the related mortgaged real property's financial performance that are consistent with the performance-related criteria required to obtain the release of the above-referenced cash holdbacks. If calculated using an "in place" Underwritten Net Cash Flow, the Underwritten NCF Debt Service Coverage Ratio would be 1.26x for the Columbia Portfolio Mortgage Loan. Likewise, the Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio of 77.09% and 72.58%, respectively, for the Columbia Portfolio Mortgage Loan have been calculated and/or presented using the aggregate "stabilized" appraised value of $42,775,000, which incorporates assumptions regarding the related mortgaged real properties' financial performance that are consistent with the performance-related criteria required to obtain the release of the above-referenced cash holdbacks. If these ratios had been calculated using the aggregate "as is" appraised value of $39,700,000, the Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio would be 83.06% and 78.20%, respectively, for the Columbia Portfolio Mortgage Loan.

     The Aventine Apartments Mortgage Loan. In conjunction with the transfer of the Aventine Apartments Mortgage Loan to the trust, the related mortgage loan seller will provide, or cause another party to provide, a payment guarantee, a letter of credit or other credit enhancement instrument in the amount of $3,800,000 to the trustee. The trustee will be authorized to draw upon such instrument and apply the proceeds of such draw upon such instrument and apply the proceeds of such draw to cover any incurred Realized Losses and Additional Trust Fund Expenses attributable to such loan suffered by the series 2002-KEY2 certificateholders. The trustee's ability to make such draws on such instrument will terminate and the provider of such instrument will have no further obligations upon the Aventine Apartments Mortgage Loan achieving a debt service coverage ratio of 1.20x for four consecutive quarters, and 1.25x for at least three of those same four quarters, based on actual net cash flow generated from the related mortgaged real property on a trailing 12-month basis, normalized to reflect all required reserves, or at such time as the scheduled payments of principal and interest on the loan have been satisfied in full or the obligations under such instrument have been satisfied in full. For so long as the above-referenced payment guarantee, letter of credit or other credit enhancement instrument is outstanding, the related mortgage loan seller will be entitled to receive various reports, statements and other information regarding the Aventine Apartments Mortgage Loan; and, in the event the Aventine Apartments Mortgage Loan becomes specially serviced, the related mortgage loan seller or the provider of the above-referenced payment guarantee, letter of credit or other credit enhancement instrument will be entitled to purchase the Aventine Apartments Mortgage Loan at a price generally equal to its outstanding principal balance, together with accrued and unpaid interest and certain expenses. The Underwritten NCF Debt Service Coverage Ratio of 1.25x for the Aventine

Apartments Mortgage Loan has been calculated and/or presented on a "stabilized" basis, which incorporates assumptions regarding the related mortgaged real property's financial performance that are consistent with the performance-related criteria required to obtain the release of the above-referenced letter of credit. If calculated using the "in place" Underwritten Net Cash Flow, the Underwritten NCF Debt Service Coverage Ratio would be 1.10x for the Aventine Apartments Mortgage Loan. The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio of 69.40% and 62.86%, respectively, for the Aventine Apartments Mortgage Loan have been calculated and/or presented using an appraised value of $27,700,000, which is the "as is" appraised value as of July 13, 2000.

     In the case of four other pooled mortgage loans, representing 8.18% of the initial mortgage pool balance, there exist holdbacks, which, although not taken into account for purposes of calculating debt service coverage and/or loan-to-value ratios, are required to be applied to prepay the related mortgage loan in the event that a performance-related condition is not satisfied by a specified date. The maximum possible prepayment associated with these holdbacks would be $2,168,000.

     Delinquencies. None of the mortgage loans that we intend to include in the trust fund were, as of the cut-off date, more than 30 days delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund --

     - Nineteen of the mortgaged real properties, securing 33.29% of the initial mortgage pool balance, are, in each case, a commercial property that is leased to one or more tenants that each occupy at least 25% or more of the net rentable area of the particular property. A number of companies are tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     - One mortgaged real property, securing 1.50% of the initial mortgage pool balance, is a multifamily rental property that has a material concentration of military personnel.

     - With respect to certain of the mortgage loans, the related borrower has given to certain tenants, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

     Ground Leases. Two of the mortgage loans that we intend to include in the trust fund, representing 16.96% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee interest in that property. In addition, one mortgage loan, representing 6.03% of the initial mortgage pool balance, is secured by a mortgage lien on the related borrower's leasehold interest in a portion of the mortgaged real property and on the fee interest in the other portion of that property. For all three of those mortgage loans, the term of the related ground lease, after giving effect to all extension options, expires more than 20 years after the stated maturity or anticipated repayment date of the related mortgage loan. The ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the ground lessee.

     Additional and Other Financing. The Westfarms Mall Property is encumbered by a mortgage instrument that secures not only a $78,872,149 mortgage loan that we intend to include in the trust fund but also (a) a

$78,872,149 mortgage loan that is pari passu with the corresponding pooled mortgage loan and (b) a $51,915,845 subordinate mortgage loan, neither of which other mortgage loans is an asset of the trust and each of which other mortgage loans is cross-defaulted with the corresponding pooled mortgage loan. In addition, the loan documents for the Westfarms Mall Loan Group permit the Westfarms Mall Borrower to incur (a) future additional unsecured debt in an amount not to exceed $6,000,000, in the ordinary course of business relating to the ownership and operation of the Westfarms Mall Property and routine administration of the Westfarms Mall Borrower, and (b) future additional secured debt not to exceed $2,500,000, in the ordinary course of business in order to obtain equipment, personal property, and fixtures, which may only be secured by liens on equipment, personal property and fixtures. See "Description of the Mortgage Pool -- Significant Underlying Mortgage Loans -- The Westfarms Mall Mortgage Loan" in this prospectus supplement.

     In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wilton Executive Campus and representing 2.62% of the initial mortgage pool balance, the related borrower currently has secured debt outstanding to Sparrow Mortgage Company LLC, an affiliate of the related borrower through common ownership, in the amount of $10,240,069.02, which debt was subordinated to the lien of the related mortgage instrument by a subordination and standstill agreement executed by the holder of the subordinated debt. The maturity date of the subordinated debt is one year beyond the maturity date of the subject pooled mortgage loan. The related borrower also currently has unsecured debt outstanding, in the amount of $738,896.00, in addition to trade receivables, equipment financing and other debts incurred in the ordinary course of business. The holders of the unsecured debt, Albert J. Kleban and Stephen J. Saft, principals of the related borrower, executed a subordination and standstill agreement for the benefit of the holder of the subject pooled mortgage loan.

     In the case of one mortgage loan, representing 1.04% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Seville Apartments, the related mortgage loan documents permit the related borrower to encumber that mortgaged real property with a subordinate lien securing a subordinate loan upon lender's approval, which shall not be unreasonably withheld, and satisfaction of specified criteria, including specified debt service and loan-to-value ratios, execution of an intercreditor and subordination agreement, rating agency confirmation and other standard conditions.

     In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Shenandoah Square and representing 1.39% of the initial mortgage pool balance, the related mortgage permits unsecured subordinated loans to the related borrower made by Ramco-Gershenson Properties, L.P., an affiliate of the borrower, provided such loan(s) are made for the sole purpose of funding, and are used by the borrower solely for, working capital and/or the expansion or relocation of the Walgreens Space and/or the expansion of the Publix Space provided the lender consents to such relocation or expansion and provided that the following conditions are satisfied:

     (1) no payments under the subordinate loan(s) are due and payable prior to payment in full of the subject pooled mortgage loan;

     (2) the aggregate outstanding balance of the subordinated loan(s) (plus accrued interest) and the related pooled mortgage loan, which has a cut-off date principal balance of $12,934,050, does not exceed $13,812,500;

     (3) Ramco-Gersheson delivers a subordination and standstill agreement in lender's form attached to the loan documents pursuant to which, among other things, subordinates the unsecured loan in priority and payment to the lien of the related lender; and

     (4) the related borrower pays all fees incurred by the lender in connection with the proposed transaction.

     In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Coral Creek Shops, representing 1.10% of the initial mortgage pool balance, the related mortgage loan documents permit the related borrower to incur future unsecured subordinate debt in addition to trade receivables, equipment financing and other debt incurred in the ordinary course of business, upon lender's approval, which shall not be unreasonably withheld, and upon satisfaction of certain criteria, including a specified loan-to-value ratio, rating agency confirmation, execution of a subordination agreement and other standard conditions.

     In the case of one mortgage loan, representing 0.75% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hammonton Square, the related borrower:

     - currently has outstanding unsecured debt to affiliates, in addition to trade receivables, equipment financing and other debts incurred in the ordinary course of business; and

     -    is permitted under the related mortgage loan documents to --

          (1) incur future additional unsecured subordinate debt to affiliates upon lender's approval and execution of a subordination agreement, and

          (2) obtain mezzanine financing upon lender's approval and satisfaction of specified criteria, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement, rating agency confirmation and the establishment of a lockbox account.

     Five of the mortgage loans that we intend to include in the trust fund, representing 3.82% of the initial mortgage pool balance, do not, in any such case, prohibit the related borrower from incurring additional unsecured debt because the related borrowers are not, by virtue of their related mortgage loan documents or related organizational documents, special purpose entities.

     In the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     In the case of two mortgage loans that we intend to include in the trust fund, representing 1.21% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property.

     One of the mortgage loans referenced in the preceding paragraph is the Hammonton Square pooled mortgage loan, which we discuss above. In the case of the other mortgage loan referenced in the preceding paragraph, representing 0.46% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Northbrook Atrium, on or after the first anniversary of the first installment of principal and interest, the related borrower's principals are permitted to pledge their partnership interests in the related borrower provided that (1) the pledge occurs in connection with a permitted sale of that mortgaged real property, (2) the pledge is in favor of the related borrower (that is, the "seller" to said principals), and (3) the following conditions are satisfied:

     (a) the lender and the related borrower enter into a standstill, subordination and mutual recognition agreement wholly acceptable to the lender;

     (b)  the lender approves all of the material terms of the seller financing;

     (c) the holder of the seller financing (and any successor or assign thereof) is wholly owned and controlled by Andrew J. Segal;

     (d) the lender approves all of the terms and provisions of the loan documents evidencing and securing the seller financing;

     (e) the aggregate principal amount of the seller financing and the subject pooled mortgage loan does not exceed 85% of the appraised value of the related mortgaged real property as of the date of the transfer and assumption; and

     (f) the adjusted debt service coverage ratio, as defined in the related mortgage (aggregating the principal balance of the seller financing and the related pooled mortgage loan) is at least 1.20x.

     Except as disclosed under this "-- Additional and Other Financing" subsection and "Risk Factors -- Risks Related to the Underlying Mortgage Loans -- Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt Secured by the Related Mortgaged Real Property", "-- Risks Related to the Underlying Mortgage Loans -- Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt That is Not Secured by the Related Mortgaged Real Property" and "-- In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust Fund, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding.

UNDERWRITING MATTERS

     General. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related originator of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described below.

     Environmental Reports. For all of the mortgaged real properties, a third-party environmental consultant conducted a Phase I environmental study meeting ASTM standards for each of those mortgaged real properties. The resulting Environmental Reports were prepared --

     - in the case of 53 mortgaged real properties, securing 68.29% of the initial mortgage pool balance, during the 12-month period ending on September 1, 2002,

     - in the case of 11 mortgaged real properties, securing 10.51% of the initial mortgage pool balance, during the 12-month period ending on September 1, 2001 and

     - in the case of seven mortgaged real properties, securing 21.20% of the initial mortgage pool balance, on or before September 1, 2000.

     For three of the mortgaged real properties, securing 18.11% of the initial mortgage pool balance (including two mortgaged real properties securing 17.14% of the initial mortgage pool balance, for which Phase I environmental reports were prepared before September 1, 2000), an environmental transaction screen or database search was performed during the 12-month period preceding the cut-off date and subsequent to the original Phase I environmental report.

     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, lead-based paint or radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to affect such recommendations, including --

     - that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities, or

     - the establishment of an operation and maintenance plan to address the issue, or

     - an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan in substantially all cases required the related borrower:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

     3. to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures.

     However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In these cases, there exists an escrow sufficient to cover the estimated cost of such recommendations. However, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

     In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

     - the responsible party or parties with respect to that condition had already been identified, or

     - the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property, or

     - the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation, or

     - the property had been accepted into a state-funded remediation program.

However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the Environmental Report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that --

     -    the subject mortgaged real property had not been affected,

     - the potential for the problem to affect the subject mortgaged real property was unlikely,

     - the party or parties responsible for remediating the potential environmental problems had been identified, or

     - there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

     In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able or will actually correct the problem.

     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "-- Environmental Reports" subsection and has not been independently verified by --

     -    us,

     -    any of the mortgage loan sellers,

     -    any of the underwriters,

     -    the master servicer,

     -    the special servicer,

     -    the trustee, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The series 2002-KEY2 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 2002-KEY2 pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Property Condition Assessments. All of the mortgaged real properties were inspected by professional engineers or architects. Fifty-six of those mortgaged real properties, securing 86.40% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date. Ten of those mortgaged real properties, securing 9.54% of the initial mortgage pool balance, were inspected during the 12- to 24-month period preceding the cut-off date. Five mortgaged real properties, securing 4.06% of the initial mortgage pool balance were inspected prior to the 24-month period preceding the cut-off date. These inspections included an assessment of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to -

     -    carry out necessary repairs or replacements, or

     - establish reserves, generally in the amount of 125% of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this prospectus supplement. For 52 mortgaged properties, securing 66.06% of the initial mortgage pool balance, the appraised value is as of a date within twelve months of the cut-off date. For 12 mortgaged real properties, securing 26.48% of the initial mortgage pool balance, the appraised value is as of a date during the 12-to 24-month period preceding the cut-off date. For five mortgaged real properties, securing 4.06% of the initial mortgage pool balance, the appraised value is as of a date prior to the 24-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of" date consistent with the date that the appraisal was prepared, and a "stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the above analysis, with two exceptions, where stabilized values were used when specified conditions have not been met. The exceptions referred to in the preceding sentence relate to two mortgaged properties, securing 3.40% of the initial mortgage pool balance and identified on Annex A-1 to this prospectus supplement as Columbia Park Mobile Home Park and Brook Park Mobile Home Park, respectively. The "as is" values for these mortgaged real properties as of May 20, 2002 were $36,000,000 and $2,100,000, respectively.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     Except for one mortgaged real property, securing 0.31% of the initial mortgage pool balance, the appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance. Each mortgage loan seller has, with respect to its pooled mortgage loans, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered --

     -    legal opinions or zoning consultant's reports,

     -    certifications from, and/or discussions with, government officials,

     -    information contained in appraisals, surveys and site plan,

     -    title insurance endorsements,

     - representations by the related borrower contained in the related mortgage loan documents, or

     - property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller conducted an analysis as to:

     -    whether the extent of the nonconformity is material;

     - whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     - the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     - whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

     There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     - except in the case of the mobile home park, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of --

          1.   the outstanding principal balance of the mortgage loan, and

          2. replacement cost or the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of --

          1.   the outstanding principal balance of the related mortgage loan,

          2.   the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

     - if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, as described under "Risk Factors
          - Risks Related to the Underlying Mortgage Loans - Uninsured Loss; Sufficiency of Insurance", windstorm insurance.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. Seventeen mortgaged real properties, securing 12.36% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. In the case of one of these mortgaged real properties, securing 0.38% of the initial mortgage pool balance, the resulting reports indicated a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements. In this case, the related originator required the borrower to obtain earthquake insurance. In the case of three of these mortgaged real properties, securing 1.58% of the initial mortgage pool balance, seismic studies were not performed to assess the probable maximum loss. However, in all three cases, earthquake insurance was obtained.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, including, for example, the Exchange Place Property, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     We are aware of at least 22 mortgaged real properties, securing 17.27% of the initial mortgage pool balance, as to which the hazard insurance policies expressly exclude coverage for acts of terrorism and other similar acts. However, the hazard insurance policies on several other mortgaged real properties are subject to renewal during September 2002 and the new policies for those properties may also include such an exclusion.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     Set forth below are summary discussions of the five largest mortgage loans, or groups of cross-collateralized mortgage loans, and certain related mortgage loans, that we intend to include in the trust fund.

     The tenant and lease information included in the summary discussions below, in this "-- Significant Underlying Mortgage Loans" section, is as of the "Occupancy as of Date" shown on Annex A-1 to this prospectus supplement.

     The  Exchange Place Mortgage Loan.

     General. The Exchange Place Mortgage Loan has a cut-off date principal balance of $153,096,151, which represents 16.41% of the initial mortgage pool balance. The Exchange Place Mortgage Loan is secured by a first priority leasehold mortgage on a 40-story class A office building with a total of approximately 1,121,606 square feet of net rentable area located in the financial district of Boston, Massachusetts. The Exchange Place Mortgage Loan is also secured by a collateral assignment of the fee mortgage on the Exchange Place Property, which mortgage is held by the Exchange Place Borrower, and has been pledged to the lender under the Exchange Place Mortgage Loan.

     S&P and Moody's have confirmed to us that the Exchange Place Mortgage Loan, or securities backed thereby, have, in the context of its inclusion in the trust fund, credit characteristics consistent with that of obligations rated AA+ and Aa1 by S&P and Moody's, respectively.

     The Borrower and Sponsors. The Exchange Place Borrower is WFP 53 State Street Co. Limited Partnership. It is --

     - a single purpose entity, formed as a limited partnership under the laws of the Commonwealth of Massachusetts, and

     - owned 99.5% by WFP State Street Holding Co. L.P., the general partner, and 0.5% by WFP 53 State Street Holding Co. G.P. Corp., the limited partner.

     The Exchange Place Borrower is the lessee under the ground lease of the Exchange Place Property. The Exchange Place Borrower is ultimately controlled by Brookfield Properties Corporation ("Brookfield") and Deutsche Grundbesitz Management GmbH ("DGMG"), a subsidiary of Deutsche Bank AG. Brookfield owns, develops and manages premier North American office properties. Brookfield also operates real estate service businesses and develops residential master-planned communities. The Brookfield portfolio includes 50 commercial properties and development sites totaling 44 million square feet, and it has 120 million square feet of space under management. Brookfield's commercial real estate portfolio consists primarily of office properties located in major metropolitan markets in North America. Approximately 93% of its portfolio is located in New York (36%), Toronto (24%), Calgary (14%), Denver (7%), and Minneapolis (7%). Brookfield's portfolio contains several landmark office properties including One Liberty Plaza, World Financial Center, and 245 Park Avenue in New York City and Exchange Place and 75 State Street in Boston. Brookfield operates all of its properties through on-site management teams employed by its property management affiliates. DGMG is a real estate investment management affiliate of Deutsche Bank that manages an international real estate portfolio valued at more than $5 billion dollars. Deutsche Bank is a global, integrated investment services firm with a long-term senior unsecured debt rating of Aa3 by Moody's and a long-term credit rating of AA- by S&P.

     Interest Rate; Application of Interest and Principal Payments; Prepayments; Defeasance. The Exchange Place Mortgage Loan is an ARD Loan with an anticipated repayment date of March 31, 2008 and a stated maturity date of March 31, 2023. Interest accrues on the Exchange Place Mortgage Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. Until its anticipated repayment date, the Exchange Place Mortgage Loan accrues interest at a rate of 6.91% per annum. On the first day of each month through and including the related anticipated repayment date, the Exchange Place Borrower is required to make a constant monthly principal (calculated based on a 25-year amortization schedule) and interest payment of $1,156,730.00 on the Exchange Place Mortgage Loan. From and after its anticipated repayment date, the Exchange Place Mortgage Loan will accrue interest at a revised interest rate of 8.91% per annum; however, the difference between the interest accruing at the original interest rate and the revised interest rate is added to the debt and payable from property cash flow as provided below.

     The Exchange Place Borrower may prepay the Exchange Place Mortgage Loan in whole, but not in part, on or prior to October 1, 2007 upon payment of a yield maintenance prepayment consideration, and after October 1, 2007 without payment of any prepayment consideration.

     The Exchange Place Borrower has the right, but not the obligation, to defease the Exchange Place Mortgage Loan, in whole only, on any due date from and after the second anniversary of the initial issuance of the series 2002-KEY2 certificates and thereby obtain the release of the mortgage lien on the Exchange Place Property. Such a defeasance will be effected by the Exchange Place Borrower's pledging substitute collateral that consists of U.S. government securities producing payments which replicate the payment obligations of the Exchange Place Borrower under the Exchange Place Mortgage Loan on or prior to, but as close as possible to, each due date following the defeasance and are sufficient to pay-off the Exchange Place Mortgage Loan in its entirety on the maturity date in March 2023.

     The Exchange Place Property. The Exchange Place Property is a 40-story class A office building with a total of approximately 1,121,606 rentable square feet and is located at the intersection of State and Congress Streets in the heart of the financial district of Boston, Massachusetts. The aforementioned square footage of the Exchange Place Property consists of office space and approximately 11,000 square feet of retail space and 97 parking spaces.

     The office, retail and parking complex was completed in 1985 and incorporates the historic granite and marble Stock Exchange building. The Appraised Value, determined as of September 1, 2001, is $440,000,000, which results in a Cut-off Date LTV Ratio of 34.79%. The Underwritten Net Cash Flow for the Exchange Place Property is $26,716,607, resulting in Underwritten NCF Debt Service Coverage Ratio of 1.92x.

     The tables below provide the indicated information regarding tenants and leases at the Exchange Place Property.

               SIGNIFICANT TENANTS AT THE EXCHANGE PLACE PROPERTY

                                                                                                        IN-PLACE
                                                                                        IN-PLACE       ANNUALIZED
                                          LEASE                      % OF TOTAL        ANNUALIZED       BASE RENT
            TENANT NAME                 EXPIRATION      TENANT SF     TENANT SF         BASE RENT        PER SF
            -----------                 ----------      ---------    ----------       ------------     ----------
Goodwin Proctor & Hoar..............     4/30/06         359,397        32.04%        $ 13,613,358       $37.88
Fidelity Properties.................     6/30/06         169,943        15.15%        $  3,993,661       $23.50
Citizens Bank (rated A).............     8/31/10(1)      128,571        11.46%        $  6,293,550       $48.95

------------

(1)  114,021 SF expires on 7/31/10.



            LEASE EXPIRATION SCHEDULE FOR THE EXCHANGE PLACE PROPERTY


                                                                    CUMULATIVE %
       YEAR OF                  EXPIRING          % OF TOTAL         OF TOTAL
     EXPIRATION                SQUARE FEET        SQUARE FEET       SQUARE FEET
     ----------                -----------        -----------       -----------
     2002                               0             0.00%             0.00%
     2003                          25,852             2.30              2.30
     2004                          36,511             3.26              5.56
     2005                         228,438            20.37             25.93
     2006                         579,962            51.71             77.64
     2007                               0             0.00             77.64
     2008                         113,476            10.12             87.75
     2009                               0             0.00             87.75
     2010                         128,571            11.46             99.22
     2011                               0             0.00             99.22
     2012 and beyond                4,767             0.43             99.64
     Vacant                             0             0.00              0.00
                                ---------           ------            ------
     TOTAL(1)                   1,117,577            99.64%            99.64%

------------

(1) Difference in total square footage is due to building office and storage space of 4,029 square feet.

     Property Management. The Exchange Place Property is managed by Brookfield Financial Properties, L.P., an affiliate of Brookfield Properties Corporation.

     Reserves and Escrows. The Exchange Place Borrower is required to make monthly escrow payments for the payment of insurance, real estate taxes, capital expenditures and tenant rollover reserves with respect to the Exchange Place Property. The Exchange Place Mortgage Loan requires a replacement reserve escrow in the amount of $168,000 per year to be funded on a monthly basis through the life of the Exchange Place Mortgage Loan. The Exchange Place Mortgage Loan also requires: (a) a reserve to tenant improvements and leasing commissions in the annual amount of $1,832,000 to be funded on a monthly basis; and (b) a tax and insurance reserve with monthly deposits equal to 1/12th of the annual charges for such items is also required. The current balance in the tenant improvements and leasing commissions reserve as of June 2002 was $3,527,402.

     Lockbox. The Exchange Place Borrower has established a hard lockbox account into which all rents, income and revenues received by or on behalf of the Exchange Place Borrower in respect of the Exchange Place Property are deposited. All funds on deposit in the lockbox account are to be swept into a cash management account controlled by the mortgagee. On each due date, amounts on deposit in the cash management account are to be applied in respect of the Exchange Place Mortgage Loan and the Exchange Place Property in the following order of priority:

          first, to the payment of any ground rent remaining unpaid after offsetting applicable amounts payable by the ground lessor under the fee mortgage;

          second, to the funding of the monthly debt service subaccount, in an amount sufficient to pay the monthly debt service payment of the Exchange Place Mortgage Loan on the next scheduled payment date;

          third, to the monthly debt service subaccount, in payment of all amounts then due and owing to the lender under the terms of the cash management agreement or any of the other loan documents;

          fourth, to the funding of the tax and insurance escrow subaccount, in an amount sufficient to fund the required monthly reserve deposit;

          fifth, to the funding of the replacement reserve subaccount, in an amount sufficient to fund the required monthly required reserve;

          sixth, to the funding of the tenant improvement and leasing commission reserve subaccount, in the amount sufficient to fund the required monthly reserve deposit;

and so long as no event of default has occurred and is continuing, the disbursement of the balance, if any, remaining in the deposit account after distribution to the subaccounts, to the Exchange Place Borrower periodically as funds become available. The Exchange Place Borrower has the right to substitute a letter of credit for amounts otherwise required to be deposited in the tax and insurance escrow subaccount, replacement reserve subaccount or tenant improvement and leasing commissions subaccount, whereupon the deposits to those subaccounts are no longer required. After the anticipated prepayment date, the monthly debt service subaccounts are funded after the tenant improvement and leasing commission reserve subaccount and any remaining balance is paid to the mortgagee, first in payment of any outstanding and unpaid principal and then in payment of any outstanding and unpaid accrued interest.

     Fee Mortgage. In addition to the leasehold mortgage covering the lessee's interest in the ground lease of the Exchange Place Property, the Exchange Place Mortgage Loan is also secured by a collateral assignment of a fee mortgage on the Exchange Place Property granted by the lessor under the ground lease of the Exchange Place Property as security for a $8,825,000 loan (the "Fee Mortgage Debt") made to the ground lessor in 1979 at the time of execution of the ground lease. The balance of the Fee Mortgage Debt was $8,530,955.30 as of July 23,

2002. Payments on the Fee Mortgage Debt, which are currently $73,820.18 per month, have been taken into account in determining Underwritten Net Cash Flow on the Exchange Place Property, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.92x for the Exchange Place Property. If those payments on the Fee Mortgage Debt had not been included in the determination of Underwritten Net Cash Flow on the Exchange Place Property, the resulting Underwritten NCF Debt Service Coverage Ratio would have been 1.86x. The Fee Mortgage Debt matures August 1, 2029, but may be prepaid prior to maturity, in which case the proceeds of the prepayment are to be held as a reserve and disbursed on a monthly basis for the payment of ground rent under the ground lease of the Exchange Place Property, resulting in a reduction in the balance of the reserve over time.

     The Exchange Place Borrower is not in possession of the original promissory note evidencing the Fee Mortgage Debt. The Exchange Place Borrower has represented that it is the holder of the Fee Mortgage Debt, has affirmed the collateral assignment of the Fee Mortgage Debt as additional security for the Exchange Place Mortgage Loan, and has executed an affidavit respecting the loss of the original promissory note and indemnified the holder of the Exchange Place Mortgage Loan with respect to the claims of any other holder of the Fee Mortgage Debt. Nevertheless, the sole method by which the collateral assignment of the Fee Mortgage Debt has been perfected is the recent filing of a financing statement, which recent perfection may result in the collateral assignment constituting an avoidable preference in the event of a bankruptcy of the Exchange Place Borrower, and the collateral assignment of the Fee Mortgage could further be subject to the rights of an actual holder of the related promissory note and to any prior perfected security interest in the Fee Mortgage Debt.

     In the case of an event of default under the Exchange Place Mortgage Loan, the trust cannot take ownership and possession of the pledged Fee Mortgage Debt and related pledged fee mortgage and would therefore be required to sell it to a third party at a public sale. As a result, and also because of the lack of an original promissory note evidencing the Fee Mortgage Debt, the trust may not in any such sale be able to realize upon the full value of the Fee Mortgage Debt and related pledged fee mortgage.

     Potential Alterations; Construction of Subway Station Upgrade. In conjunction with an upgrade of the "blue line" Massachusetts Bay Transportation Authority ("MBTA") subway system, the MBTA is in discussions with the Exchange Place Borrower regarding the construction of a new handicapped accessible subway entrance at State and Congress Streets which will require the transfer of, and creation of permanent and/or temporary easements over, a small portion of the of retail and garage areas of the Exchange Place Property understood to be relatively immaterial to the value of the remainder of the Exchange Place Property. The Exchange Place Borrower is expected to be permitted to utilize any net proceeds of such transfers and grants of easements towards restoration of the remaining Exchange Place Property, and to retain any proceeds remaining after such restoration without an associated reduction in the balance of the Exchange Place Mortgage Loan. It is possible, however, that discussions regarding the proposed transfer and creation of easements will not result in a consensual agreement. If a final agreement is not entered into, the MBTA could exercise its eminent domain powers to take whatever temporary or permanent property rights are necessary to effectuate the MBTA's determination of the appropriate location of the new subway entrance, which location and the manner of constructing the subway entrance may be less advantageous to the value, use and operation of the Exchange Place Property than would result from a consensual transfer.

     The CBL Portfolio.

     General. The CBL Portfolio consists of three related mortgage loans with a total cut-off date principal balance of $137,032,374, representing 14.69% of the initial mortgage pool balance. None of the loans in the CBL Portfolio are cross-defaulted and cross-collateralized with any other loans in the CBL Portfolio. The borrower under each of the loans in the CBL Portfolio is a single purpose, single member limited liability company that is ultimately owned by CBL & Associates Properties, Inc., which was established in 1993 and is a publicly owned real estate investment trust that primarily engages in the development and management of regional malls and community and neighborhood centers. CBL Properties & Associates, Inc.'s portfolio is approximately

56.7 million square feet, making it the third largest shopping center real estate investment trust in the United States. Each of the properties securing loans in the CBL Portfolio is managed by CBL & Associates Management, Inc., an affiliate of the borrowers under the loans in the CBL Portfolio.

     Set forth below is a brief summary of the mortgage loans in the CBL Portfolio.

     The Westgate Mall Mortgage Loan. The Westgate Mall Mortgage Loan has a cut-off date principal balance of $56,248,958, representing 6.03% of the initial mortgage pool balance. The Westgate Mall Mortgage Loan is secured by a shopping mall located in Spartanburg, South Carolina. The borrower under the Westgate Mall Mortgage Loan is Westgate Mall II, L.L.C.

     S&P and Moody's have confirmed to us that the Westgate Mall Mortgage Loan, or securities backed thereby, have, in the context of its inclusion in the trust fund, credit characteristics consistent with that of obligations rated BBB+ and Baa3 by S&P and Moody's, respectively.

     The Westgate Mall Mortgage Loan is a balloon loan which matures on July 11, 2012. The Westgate Mall Mortgage Loan accrues interest through its maturity date at a mortgage interest rate of 6.50% per annum. Interest accrues on the Westgate Mall Mortgage Loan on the basis of a year assumed to consist of 360 days composed of twelve months of 30 days each. The Westgate Mall Mortgage Loan may not be voluntarily prepaid, in whole or in part, until six months prior to its maturity date. After the third anniversary of the closing date of the Westgate Mall Mortgage Loan, the borrower may obtain a release of the mortgaged real property from the lien of the underlying mortgage through a defeasance of the Westgate Mall Mortgage Loan.

     The Westgate Mall Property is a retail shopping mall, commonly known as Westgate Mall, located in Spartanburg, South Carolina. The building is occupied by in-line tenants occupying in the aggregate approximately 338,897 square feet and anchor tenants occupying in the aggregate approximately 93,959 square feet, and also includes approximately 650,518 square feet of non-owned anchor space. The following anchors own their stores and thus those stores are not part of the collateral for the Westgate Mall Mortgage Loan: Belk, Dillard's, Proffitt's and Sears. The Appraised Value, determined as of April 30, 2002, of the mortgaged real property is $78,100,000, resulting in a Cut-off Date LTV Ratio of 72.02%. The Underwritten Net Cash Flow for the mortgaged real property is $7,576,824, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.66x.

                SIGNIFICANT TENANTS AT THE WESTGATE MALL PROPERTY

                                                                                                      IN-PLACE
                                                                                      IN-PLACE       ANNUALIZED
                                          LEASE                       % OF TOTAL     ANNUALIZED       BASE RENT
          TENANT NAME                   EXPIRATION      TENANT SF      TENANT SF     BASE RENT         PER SF
          -----------                   ----------      ---------      ---------     ---------         ------
Sears(1)                                 10/31/46       193,441(1)        NAP           NAP              NAP
Belk(1)                                   10/1/04       156,648(1)        NAP           NAP              NAP
Sak's Inc. (d.b.a. Proffitt's)(1)        10/31/25       150,429(1)        NAP           NAP              NAP
Dillard's(1)                             10/31/25       150,000(1)        NAP           NAP              NAP
JCPenney                                 10/31/11        93,959          21.71%       $257,448          $2.74

------------

(1) Non-owned anchor; square footage is not included in the total square footage of the Westgate Mall Property.

            LEASE EXPIRATION SCHEDULE FOR THE WESTGATE MALL PROPERTY

                                                                    CUMULATIVE %
        YEAR OF                  EXPIRING         % OF TOTAL          OF TOTAL
       EXPIRATION              SQUARE FEET        SQUARE FEET       SQUARE FEET
       ----------              -----------        -----------       ------------
     2002                          2,067               0.48%            0.48%
     2003                         21,190               4.90             5.37
     2004                         12,577               2.91             8.28
     2005                         12,245               2.83            11.11
     2006                         37,988               8.78            19.88
     2007                         62,450              14.43            34.31
     2008                         14,874               3.44            37.75
     2009                         33,553               7.75            45.50
     2010                         10,411               2.41            47.90
     2011                        138,595              32.02            79.92
     2012 and beyond              66,461              15.35            95.28
     Month-to-month                2,905               0.67            95.95
     Vacant                       17,540               4.05           100.00
                                --------             ------           ------
     TOTAL                       432,856             100.00%          100.00%

     The borrower under the Westgate Mall Mortgage Loan is required to make ongoing reserve deposits into a tax and insurance reserve to make payments of taxes and insurance, into a replacement reserve (in the amount of $6,202.50 per month unless the balance in such reserve equals or exceeds $148,854) to pay for future replacements and repairs and, if the debt service coverage ratio for the prior calendar year was less than 1.30x or an event of default has occurred and is continuing, into a rollover reserve (in the amount of $24,500 per month) to pay for costs of tenant improvements and leasing commissions.

     The borrower under the Westgate Mall Mortgage Loan must cause all income from the Westgate Mall Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Westgate Mall Mortgage Loan, the borrower will have access to those funds.

     Portions of the Westgate Mall Property are subject to a certain Mall Site Ground Lease, dated September 24, 1973 (as amended and assigned, the "Mall Site Ground Lease"), a certain Ground Lease on 1.5 Acre Parcel, dated July 31, 1974 (as amended and assigned, the "1.5 Acre Ground Lease" and, together with the Mall Site Ground Lease, the "Mall Leases") and a certain Pylon Site Ground Lease, dated June 7, 1983 (as amended and assigned, the "Sign Site Lease"). The current term of each of the Mall Leases extends through October 31, 2024, with six ten-year extension options remaining under each such lease. The term of the Sign Site Lease extends through June 7, 2033, with no extension options. The rent payable annually by the borrower under (a) the Mall Site Ground Lease is $104,670, (b) under the 1.5 Acre Ground Lease is $3,304 and (c) under the Sign Site Lease is $25. Under the Mall Leases, the borrower under the Westgate Mall Loan also pays additional rent in an amount equal to 20% of the sum of (x) the aggregate sums of gross percentage rent paid to the borrower by its non-major department store sublessees in excess of base rent and less any rent credits or deductions allowed under such subleases plus, (y) with respect to major department store sublessees whose lease provides for a minimum annual rent of less than $2.00 per square foot of floor area of the premises demised to such sublessee, that part of the total rent received for each lease year (excluding amounts paid because of an increase in real estate taxes on the demised premises) which exceeds $2.00 for each square foot of floor area demised by the borrower to such sublessee. During any extension term of the Mall Leases beyond October 31, 2044, the basic rent under such Lease will be an amount equal to the eight percent of the then fair market value of the property leased thereunder.

     The borrower under the Westgate Mall Mortgage Loan has deposited a letter of credit in the amount of $1,600,000 with the lender as additional collateral for the Westgate Mall Mortgage Loan. The letter of credit will be returned to the borrower upon receipt by the lender of estoppel certificates indicating that Lender has entered into leases with respect to an identified portion of the Westgate Mall Property that provide for aggregate minimum annual rental at least equal to $260,505. If the borrower enters into leases providing for minimum aggregate rentals of less than $260,505, then the letter of credit can be reduced proportionately, and if the minimum aggregate rentals under such leases are at least equal to $221,429, then the borrower can obtain the release of the letter of credit by causing its parent to provide a master lease or a cash flow guarantee providing for monthly payments into the rent account of an amount equal to the monthly shortfall in the required aggregate minimum annual rentals. The lender may draw on such letter of credit and apply the proceeds of such draw to the reduction of the outstanding principal balance of the Westgate Mall Mortgage Loan to the extent of any portion of such letter of credit not released to the borrower on or before the first anniversary of the closing date of the Westgate Mall Mortgage Loan, and the borrower shall pay to the lender a yield maintenance premium equal to the lesser of (a) the discounted present value of scheduled payments of principal and interest with respect to the amount so applied and (b) five percent of the amount so applied.

     The Jefferson Mall Mortgage Loan. The Jefferson Mall Mortgage Loan has a cut-off date principal balance of $45,278,606, representing 4.85% of the initial mortgage pool balance. The Jefferson Mall Mortgage Loan is secured by a shopping mall located in Louisville, Kentucky. The borrower under the Jefferson Mall Mortgage Loan is Jefferson Mall Company II, L.L.C.

     S&P and Moody's have confirmed to us that the Jefferson Mall Mortgage Loan, or securities backed thereby, have, in the context of its inclusion in the trust fund, credit characteristics consistent with that of obligations rated A- and Baa3 by S&P and Moody's, respectively.

     The Jefferson Mall Mortgage Loan is a balloon loan which matures on July 11, 2012. The Jefferson Mall Mortgage Loan accrues interest through its maturity date at a mortgage interest rate of 6.51% per annum. Interest accrues on the Jefferson Mall Mortgage Loan on the basis of a year assumed to consist of 360 days composed of twelve months of 30 days each. The Jefferson Mall Mortgage Loan may not be voluntarily prepaid, in whole or in part, until six months prior to its maturity date. After the third anniversary of the closing date of the Jefferson Mall Mortgage Loan, the borrower may obtain a release of the mortgaged real property from the lien of the underlying mortgage through a defeasance of the Jefferson Mall Mortgage Loan.

     The Jefferson Mall Property is a retail shopping mall, commonly known as Jefferson Mall, located at 4801 Outer Loop, Louisville, Kentucky. The building is occupied by in-line tenants occupying in the aggregate approximately 269,317 square feet and non-owned anchor tenants occupying in the aggregate approximately 559,860 square feet. The following anchors own their stores and thus those stores are not part of the collateral for the Jefferson Mall Mortgage
Loan: Dillard's, JCPenney, Lazarus and Sears. The Jefferson Mall Property is also shadow anchored by Toys R' Us, which is located on an outparcel. The Appraised Value, determined as of April 30, 2002, of the Jefferson Mall Property is $66,100,000, resulting in a Cut-off Date LTV Ratio of 68.50%. The Underwritten Net Cash Flow for the Jefferson Mall Property is $6,060,555, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.65x.

               SIGNIFICANT TENANTS AT THE JEFFERSON MALL PROPERTY

                                                                                           IN-PLACE
                                                                            IN-PLACE      ANNUALIZED
                                 LEASE                      % OF TOTAL     ANNUALIZED     BASE RENT
TENANT NAME                   EXPIRATION      TENANT SF      TENANT SF      BASE RENT       PER SF
-----------                   ----------      ---------      ---------      ---------     ----------
Sears(1)                        8/31/08       164,178(1)        NAP            NAP            NAP
Lazarus(1)                      10/6/49       152,143(1)        NAP            NAP            NAP
JCPenney(1)                      8/2/33       150,015(1)        NAP            NAP            NAP
Dillard's(1)                    8/31/33        93,524(1)        NAP            NAP            NAP
Toys R' Us(2)                   11/5/05           PAD(2)        NAP            NAP            NAP

------------

(1) Non-owned anchor; square footage is not included in the total square footage of the Jefferson Mall Property.

(2)  Non-owned outparcel shadow anchor.


            LEASE EXPIRATION SCHEDULE FOR THE JEFFERSON MALL PROPERTY

                                                                    CUMULATIVE %
       YEAR OF                    EXPIRING         % OF TOTAL        OF TOTAL
     EXPIRATION                  SQUARE FEET      SQUARE FEET       SQUARE FEET
     ----------                  -----------      -----------       -----------
     2002                           4,007             1.49%             1.49%
     2003                          18,194             6.76              8.24
     2004                          34,405            12.78             21.02
     2005                          32,450            12.05             33.07
     2006                          16,362             6.08             39.14
     2007                          25,128             9.33             48.47
     2008                          26,895             9.99             58.46
     2009                           8,992             3.34             61.80
     2010                          22,242             8.26             70.06
     2011                          13,777             5.12             75.17
     2012 and beyond               24,264             9.01             84.18
     Vacant                        42,603            15.82            100.00
                                 --------          -------            ------
     TOTAL                        269,317           100.00%           100.00%


     The borrower under the Jefferson Mall Mortgage Loan has deposited with the lender a letter of credit in the amount of $1,012,500 to pay the costs of required capital improvements and repairs. The borrower is also required to make ongoing reserve deposits into a tax and insurance reserve (in the amount of $21,167 per month) to make payments of taxes and insurance, into a replacement reserve (in the amount of $5,357 per month unless the balance in such reserve equals or exceeds $128,574) to pay for future replacements and repairs and, if the debt service coverage ratio for the prior calendar year was less than 1.30x or an event of default has occurred and is continuing, into a rollover reserve (in the amount of $21,167 per month) to pay for costs of tenant improvements and leasing commissions.

     The borrower under the Jefferson Mall Mortgage Loan must cause all income from the Jefferson Mall Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Jefferson Mall Mortgage Loan, the borrower will have access to those funds.

     The Regency Mall Mortgage Loan. The Regency Mall Mortgage Loan has a cut-off date principal balance of $35,504,810, representing 3.81% of the initial mortgage pool balance. The Regency Mall Mortgage Loan is secured by a shopping mall located in Racine, Wisconsin. The borrower under the Regency Mall Mortgage Loan is Racine Joint Venture II, L.L.C.

     S&P and Moody's have confirmed to us that the Regency Mall Mortgage Loan, or securities backed thereby, have, in the context of its inclusion in the trust fund, credit characteristics consistent with that of obligations rated BBB- and Ba1 by S&P and Moody's, respectively.

     The Regency Mall Mortgage Loan is a balloon loan which matures on July 11, 2012. The Regency Mall Mortgage Loan accrues interest through its maturity date at a mortgage interest rate of 6.51% per annum. Interest accrues on the Regency Mall Mortgage Loan on the basis of a year assumed to consist of 360 days composed of twelve months of 30 days each. The Regency Mall Mortgage Loan may not be voluntarily prepaid, in whole or in part, until six months prior to its maturity date. After the third anniversary of the closing date of the Regency Mall Mortgage Loan, the borrower may obtain a release of the mortgaged real property from the lien of the underlying mortgage through a defeasance of the Regency Mall Mortgage Loan.

     The Regency Mall Property is a retail shopping mall commonly known as Regency Mall, located in Racine, Wisconsin. The building is occupied by in-line tenants occupying in the aggregate approximately 268,675 square feet and anchor tenants occupying in the aggregate approximately 451,849 square feet. The following anchors own their stores and thus those stores are not part of the collateral for the Regency Mall Mortgage Loan: Boston Store, JCPenney, Sears and Younker's. The Regency Mall Property is shadow anchored by Dayton Hudson (Target), which is located on an outparcel. The Appraised Value, determined as of April 30, 2002, of the Regency Mall Property is $51,000,000, resulting in a Cut-off Date LTV Ratio of 69.62%. The Underwritten Net Cash Flow for the Regency Mall Property is $4,643,906, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.61x.

                SIGNIFICANT TENANTS AT THE REGENCY MALL PROPERTY

                                                                                                  IN-PLACE
                                                                                   IN-PLACE      ANNUALIZED
                                      LEASE                        % OF TOTAL     ANNUALIZED      BASE RENT
       TENANT NAME                  EXPIRATION       TENANT SF      TENANT SF      BASE RENT       PER SF
       -----------                  ----------       ---------     ----------     ----------     ----------
JCPenney(1)                          12/31/37        149,196(1)        NAP            NAP            NAP
Younker's(1)                          7/31/06        107,665(1)        NAP            NAP            NAP
Boston Store(1)                      12/31/37        105,869(1)        NAP            NAP            NAP
Sears(1)                              3/31/37         89,119(1)        NAP            NAP            NAP
Dayton Hudson (Target)(2)             1/31/30            PAD(2)        NAP            NAP            NAP

------------

(1) Non-owned anchor; square footage is not included in the total square footage of the Regency Mall Property.

(2)  Non-owned outparcel shadow anchor.

             LEASE EXPIRATION SCHEDULE FOR THE REGENCY MALL PROPERTY

                                                                    CUMULATIVE %
       YEAR OF                  EXPIRING          % OF TOTAL          OF TOTAL
     EXPIRATION                SQUARE FEET        SQUARE FEET       SQUARE FEET
     ----------                -----------        -----------       ------------
     2002                         10,300              3.83%             3.83%
     2003                         32,653             12.15             15.99
     2004                         30,299             11.28             27.26
     2005                         16,003              5.96             33.22
     2006                         22,067              8.21             41.43
     2007                         18,951              7.05             48.49
     2008                          1,432              0.53             49.02
     2009                         20,282              7.55             56.57
     2010                         16,326              6.08             62.65
     2011                          8,224              3.06             65.71
     2012 and beyond              21,533              8.01             73.72
     Vacant                       70,605             26.28            100.00
                                --------           -------            ------
     TOTAL                       268,675            100.00%           100.00%

     The borrower under the Regency Mall Mortgage Loan has deposited with the lender a letter of credit in the amount of $320,000 to pay the costs of required capital improvements and repairs. The borrower is also required to make ongoing reserve deposits into a tax and insurance reserve to make payments of taxes and insurance, into a replacement reserve (in the amount of $4,526.83 per month unless the balance in such reserve equals or exceeds $108,644) to pay for future replacements and repairs and, if the debt service coverage ratio for the prior calendar year was less than 1.25x or an event of default has occurred and is continuing, into a rollover reserve (in the amount of $20,250 per month) to pay for costs of tenant improvements and leasing commissions.

     The borrower under the Regency Mall Mortgage Loan must cause all income from the Regency Mall Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Regency Mall Mortgage Loan, the borrower will have access to those funds.

     The Westfarms Mall Mortgage Loan.

     General. The Westfarms Mall Mortgage Loan, originated on July 1, 2002 and evidenced by a note in the original amount of $79,000,000, has a cut-off date principal balance of $78,872,149, which represents 8.46% of the initial mortgage pool balance. The Westfarms Mall Mortgage Loan is evidenced by one of three promissory notes issued by the Westfarms Mall Borrower, all of which are secured by a single mortgage instrument on the Westfarms Mall Property. The Westfarms Mall Mortgage Loan is the only mortgage loan evidenced by those three notes that is included in the trust fund. The other two notes evidence mortgage loans, herein referred to as the "Related Westfarms Mall Mortgage Loans", that are not included in the trust fund and that consist of: (1) the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, which is secured on a pari passu basis with the Westfarms Mall Mortgage Loan, has an unpaid principal balance of $78,872,149 and has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CP3, and (2) the Westfarms Mall Subordinate Mortgage Loan, which is secured by the Westfarms Mall Property on a subordinated basis, has an unpaid principal balance of $51,915,845 and is currently held by Teachers Insurance and Annuity Association of America. The Westfarms Mall Mortgage Loan and the two Related Westfarms Mall Mortgage Loans constitute the Westfarms Mall Loan Group and have an aggregate principal balance as of the cut-off date of $209,660,143.

     S&P and Moody's have confirmed to us that the Westfarms Mall Mortgage Loan, or securities backed thereby, have, in the context of its inclusion in the trust fund, credit characteristics consistent with that of obligations rated AAA and A1 by S&P and Moody's, respectively.

     The Intercreditor Relationship. The relationship between the holders of the Westfarms Mall Mortgage Loan and the Related Westfarms Mall Mortgage Loans is governed by the two Westfarms Intercreditor Agreements: (a) the Westfarms A/A Intercreditor Agreement between the holders of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan; and (b) the Westfarms Mall Mortgage Loan and the Westfarms A/B Intercreditor Agreement between the holders of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan. The Westfarms Intercreditor Agreements designate the holder of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan as the lead lender and provide that as long as the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is included in a securitized trust fund, the holder of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the master servicer and the special servicer under the pooling and servicing agreement related to that securitized trust fund will be responsible for the servicing and administration of the Westfarms Mall Loan Group. The Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is currently held by the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CP3 and the master servicer and special servicer of that securitized trust fund are required under the related pooling and servicing agreement and the Westfarms Intercreditor Agreements to service and administer the Westfarms Mall Loan Group. The provisions of this prospectus supplement describing certain provisions of the Westfarms Intercreditor Agreements do not purport to be complete and are subject, and qualified in their entirety by reference to, the actual provisions of the Westfarms Intercreditor Agreements.

     The Borrower. The Westfarms Mall Borrower is West Farms Mall, LLC. The Westfarms Mall Borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. West Farms Associates is the sole member of the Westfarms Mall Borrower. The sponsor, The Taubman Realty Group Limited Partnership, is the operating partnership of Taubman Centers, Inc. which was founded in 1950 and has developed and presently owns and/or manages over 22 million square feet of commercial retail properties comprised of 20 regional/super-regional shopping malls in ten states. An additional 13 million square feet of commercial retail properties throughout the United States are managed on a fee basis.

     The Westfarms Mall Property. The Westfarms Mall Property is a regional shopping mall known as the Westfarms Mall located in Farmington, Connecticut. The building is occupied by in-line tenants comprising in the aggregate 520,156 square feet and anchor tenants comprising in the aggregate 769,275 square feet. National anchors include Filene's, JCPenney, Nordstrom and Lord & Taylor. The collateral for the Westfarms Mortgage Loan consists of the Filene's Men's and Furniture store, which occupies 79,992 square feet, and 520,156 square feet of in-line tenant space. National in-line tenants include Pottery Barn, Talbots, Ann Taylor, Williams-Sonoma, Johnston & Murphy, Verizon Wireless, Foot Locker, The GAP, Abercrombie & Fitch and Restoration Hardware. JCPenney, Nordstrom and Lord & Taylor own their improvements but lease their pads from the Westfarms Mall Borrower and thus those pads, but not the improvements, are part of the collateral for the Westfarms Mall Mortgage Loan; Filene's owns its store and its pad, and thus neither are part of the collateral for the Westfarms Mall Mortgage Loan.

               SIGNIFICANT TENANTS AT THE WESTFARMS MALL PROPERTY

                                                                                       IN-PLACE
                                                                        IN-PLACE      ANNUALIZED
                            LEASE                      % OF TOTAL      ANNUALIZED      BASE RENT
TENANT NAME              EXPIRATION      TENANT SF      TENANT SF       BASE RENT       PER SF
-----------              ----------      ---------      ---------       ---------       ------
Filene's(1)               12/31/93       208,790(1)        NAP             NAP            NAP
JCPenney(2)                9/30/12       190,378(2)        NAP             NAP            NAP
Nordstrom(2)               7/31/27       175,415(2)        NAP             NAP            NAP
Lord & Taylor(2)           1/31/14       114,700(2)        NAP             NAP            NAP

------------

(1) Non-owned anchor; square footage is not included in the total square footage of the Westfarms Mall Property.

(2) Anchors under ground lease; square footage of the improvements is not included in the total square footage of the Westfarms Mall Property.


            LEASE EXPIRATION SCHEDULE FOR THE WESTFARMS MALL PROPERTY

                                                                  CUMULATIVE %
       YEAR OF                  EXPIRING        % OF TOTAL           OF TOTAL
     EXPIRATION               SQUARE FEET       SQUARE FEET        SQUARE FEET
     ----------               -----------       -----------        ------------
     2002                        14,347             2.39%              2.39%
     2003                        37,872             6.31               8.70
     2004                        22,158             3.69              12.39
     2005                        34,872             5.81              18.20
     2006                        13,424             2.24              20.44
     2007                        77,867            12.97              33.42
     2008                        81,946            13.65              47.07
     2009                        73,351            12.22              59.29
     2010                        42,434             7.07              66.36
     2011                        59,679             9.94              76.31
     2012 and beyond            115,222            19.20              95.51
     Vacant                      26,976             4.49             100.00
                                -------           ------             ------
     TOTAL                      600,148           100.00%            100.00%

     Property Management. The Westfarms Mall Property is managed by The Taubman Company, LLC, an affiliate of the Westfarms Mall Borrower. Management fees in excess of $1,000,000.00 per annum are subordinated to the payment of Westfarms Mall Loan Group. The management of the Westfarms Mall Property will be performed by either The Taubman Company, LLC or a substitute manager which is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, and value as the Westfarms Mall Property provided that the Westfarms Mall Borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management does not cause a downgrade, withdrawal or qualification of the then current ratings of any certificates backed by the Westfarms Mall Loan Group. The lead lender has the right to terminate the management agreement and replace the property manager of the Westfarms Mall Property in the event that (a) a default occurs under the Westfarms Mall Loan Group loan documents and the lender has accelerated the Westfarms Mall Loan Group or (b) the Westfarms Mall Loan Group is not paid in full by July 12, 2012.

     Cash Management/Lockbox. The Westfarms Mall Borrower must cause the tenants to deposit all rents directly into a bank account controlled by the lead lender. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Westfarms Mall Loan Group, the lead lender will transfer these funds to the Westfarms Mall Borrower's operating account for the Westfarms Mall Borrower's use.

     Future Subordinate Debt. As of the cut-off date, the Westfarms Mall Borrower has no existing debt other than the Westfarms Mall Loan Group. The related mortgage loan documents permit the Westfarms Mall Borrower to incur (a) future additional unsecured debt in an amount not to exceed $6,000,000, in the ordinary course of business relating to the ownership and operation of the Westfarms Mall Property and routine administration of the Westfarms Mall Borrower, and (b) future additional secured debt not to exceed $2,500,000, in the ordinary course of business in order to obtain equipment, personal property, and fixtures, which may only be secured by liens on equipment, personal property and fixtures.

     Allocation of Payments Among the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan. To the extent described below, the right of the holders of the Westfarms Mall Subordinate Mortgage Loan to receive payments with respect to the Westfarms Mall Loan Group are subordinated to the rights of the holders of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan. Prior to a monetary default or acceleration of the Westfarms Mall Loan Group or any other event that causes the servicing of the Westfarms Mall Loan Group to be transferred from the applicable master servicer to the applicable special servicer, amounts received during the related collection period on the Westfarms Mall Loan Group will be applied first to payment of any related primary servicing fees, trustee fees, master servicing fees, special servicing fees and the reimbursement of any advances made with respect thereto and payment of any interest on such advances, and the remainder will be allocated:

     - first, pro rata, in respect of interest accrued and unpaid on the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan;

     - second, pro rata, in reduction of the unpaid principal balance of each of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan, up to an amount equal to a pro rata portion (based on the unpaid principal balances of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan) of (x) any principal payments or prepayments received on the Westfarms Mall Loan Group; and
          (y) all principal due (including the balloon payment, if then due);

     - third, to reimburse the holder of the Westfarms Mall Subordinate Mortgage Loan for any unreimbursed costs and expenses, including unreimbursed cure payments; and

     - fourth, any excess, pro rata to each of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan.

     An amortization schedule for the Westfarms Mall Mortgage Loan is attached to this prospectus supplement as Annex A-3. It was prepared assuming that the Westfarms Mall Mortgage Loan, which is an ARD Loan, is paid in full on its anticipated repayment date and that there are otherwise no defaults or prepayments with respect to the Westfarms Mall Mortgage Loan.

     Following a monetary default on, or acceleration of, the Westfarms Mall Loan Group or any other event that causes the servicing of the Westfarms Mall Loan Group to be transferred from the applicable master servicer to the applicable special servicer, amounts received during the related collection period on the Westfarms Mall Loan Group will be applied first to payment of any related primary servicing fees, master servicing fees, trustee fees, special servicing fees and the reimbursement of any advances made with respect thereto and payment of any interest on such Advances, and the remainder will be allocated:

     - first, pro rata in respect of interest accrued and unpaid on the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan;

     - second, pro rata, in reduction of the unpaid principal balance of each of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan until the balance of each is reduced to zero;

     - third, in respect of accrued and unpaid interest on the Westfarms Mall Subordinate Mortgage Loan;

     - fourth, in reduction of the unpaid principal balance of the Westfarms Mall Subordinate Mortgage Loan until the balance thereof is reduced to zero;

     - fifth, pro rata, to the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan, any prepayment premium, to the extent actually paid, which is allocable to such loans;

     - sixth, pro rata, to the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan any default interest to the extent actually paid;

     - seventh, to the Westfarms Mall Subordinate Mortgage Loan, any prepayment premium, to the extent actually paid, that is allocable to such loan;

     - eighth, to the Westfarms Mall Subordinate Mortgage Loan any default interest to the extent actually paid;

     - ninth, to reimburse the holder of the Westfarms Mall Subordinate Mortgage Loan for any unreimbursed costs and expenses; and

     - tenth, any excess, pro rata, to the holders of each of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan based upon the original Westfarms Mall Loan Group note balances, respectively.

     Servicing of the Westfarms Loan Group. Pursuant to the Westfarms Intercreditor Agreements, the holder of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is responsible for the servicing and administration of the Westfarms Mall Mortgage Loan and the two Related Westfarms Mall Mortgage Loans and may fulfill its obligations in that regard through third-party servicers. In accordance with the Westfarms Intercreditor Agreements, the Westfarms Mall Loan Group is currently serviced by a master servicer and a special servicer under the series 2002-CP3 pooling and servicing agreement, for the benefit and on behalf of the holders of each of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan, as a collective whole. As long as the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan backs the series 2002-CP3 certificates, the Westfarms Mall Loan Group will be serviced almost exclusively under the series 2002-CP3 pooling and servicing agreement by the servicers under that agreement. The servicers of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan may use their discretion, in most cases without the need to notify or obtain the consent of the trustee, master servicer or special servicer under the series 2002-KEY2 pooling and servicing agreement, with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any actions, which may be vested in it or which it may be entitled to take or assert under or with respect to any of the related mortgage loan documents, including the right to modify, amend or waive any term of the related mortgage loan documents. The servicers of the Westfarms Mall Loan Group are required to give the same degree of care to the administration of the Westfarms Mall Loan Group as is consistent with any pooling and servicing agreement, or similar agreement, entered into by those servicers with respect to the administration of those loans.

     Midland Loan Services, Inc., a Delaware corporation, is the master servicer under the series 2002-CP3 pooling and servicing agreement. Midland's offices are located at 10851 Mastin, Suite 300, Overland Park,

Kansas 66210. Clarion Partners, LLC, a New York limited liability company, is the special servicer under the pooling and servicing agreement for that securitization. Clarion's principal offices are located at Clarion Partners, LLC, 335 Madison Avenue, New York, New York 10017.

     The Westfarms Intercreditor Agreements require that if the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is ever removed from among the assets backing the series 2002-CP3 certificates and if the Westfarms Mall Mortgage Loan is then a pooled mortgage loan, then the servicing and administration of the Westfarms Mall Loan Group will be governed by the series 2002-KEY2 pooling and servicing agreement, which (only for that purpose) will incorporate by reference or otherwise various servicing provisions of the series 2002-CP3 pooling and servicing agreement. In such event, some provisions of the series 2002-KEY2 pooling and servicing agreement that are described as not applying to the Westfarms Mall Mortgage Loan, may then apply to it.

     While the Westfarms Mall Loan Group is being serviced by the servicers that are party to the series 2002-CP3 pooling and servicing agreement, the master servicer, special servicer and trustee under the series 2002-KEY2 pooling and servicing agreement may not take any action with respect to the Westfarms Mall Borrower or the Westfarms Mall Property without the consent of the servicers under the series 2002-CP3 pooling and servicing agreement. The services provided by the master servicer under the series 2002-KEY2 pooling and servicing agreement will be limited to providing back-up P&I advances with respect to the Westfarms Mall Mortgage Loan to the extent the master servicer and the trustee under the series 2002-CP3 pooling and servicing agreement do not fulfill their obligations to make those advances and to provide the trustee under the series 2002-KEY2 pooling and servicing agreement reports and financial information received from the servicers under the series 2002-CP3 pooling and servicing agreement with respect to the Westfarms Mall Property and the Westfarms Mall Borrower. Any advances made by the master servicer under the series 2002-KEY2 pooling and servicing agreement, and any interest earned thereon, will only be recoverable from the amounts payable on the Westfarms Mall Mortgage Loan and, if not recoverable from those amounts, will be recoverable out of general collections on the mortgage loans and any REO Properties backing the series 2002-KEY2 certificates.

     The master servicer under the series 2002-CP3 pooling and servicing agreement is obligated to remit all amounts received on the Westfarms Mall Loan Group to the holders of the Westfarms Mall Mortgage Loan, the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, and the Westfarms Mall Subordinate Mortgage Loan, respectively, according to the terms of the Intercreditor Agreements as described above. All remittances will be net of related servicing fees, advances, interest on advances, trust expenses and costs, amounts required for reserves or escrows under the loan documents, and proceeds, awards or settlements to be applied to the restoration or repair of the Westfarms Mall Property or released to the Westfarms Mall Borrower in accordance with the terms of the mortgage loan documents.

     The master servicer and special servicer under the series 2002-CP3 pooling and servicing agreement are also obligated to deliver to the holder of the Westfarms Mall Mortgage Loan copies of all financial statements, reports, documents, certificates, instruments, notices and correspondence sent or received by them with respect to the Westfarms Mall Loan Group or the Westfarms Mall Property. That master servicer and special servicer are also required to provide the holder of the Westfarms Mall Mortgage Loan with written notice of any defaults by the Westfarms Mall Borrower or any other material matters relating to the Westfarms Mall Loan Group.

     The servicers of the Westfarms Mall Loan Group are authorized to take legal action to enforce or protect the series 2002-KEY2 certificateholders' interests with respect to the Westfarms Mall Mortgage Loan and the Westfarms Mall Property. The master servicer under the series 2002-CP3 pooling and servicing agreement will make servicing advances for the Westfarms Mall Property and will make P&I advances for the Westfarms Mall Mortgage Loan and Westfarms Mall Non-Pooled Pari Passu Mortgage Loan pursuant to the series 2002-CP3 pooling and servicing agreement. P&I advances will not be made on the Westfarms Mall Subordinate Mortgage Loan. The master servicer under the series 2002-CP3 pooling and servicing agreement will reimburse itself for any advances it makes, and any interest accrued on those advances, from collections on the Westfarms Mall Loan



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Group prior to making any further remittances with respect to the Westfarms Mall
Loan Group. Interest on those advances will be payable from penalty charges collected on the Westfarms Mall Loan Group.

     The trustee under the series 2002-CP3 pooling and servicing agreement will be required to make any advance that the master servicer under such pooling and servicing agreement fails to make and will be entitled to reimbursement in the same manner as such master servicer would otherwise be entitled if it had made the advance. If both the master servicer and the trustee under the series 2002-CP3 pooling and servicing agreement fail to make a P&I advance with respect to the Westfarms Mall Mortgage Loan, the master servicer or trustee under the series 2002-KEY2 pooling and servicing agreement will be obligated to make the advance unless it determines that the advance would be nonrecoverable.

     If any portion of the advances made by any of the parties obligated to make advances as described in the preceding paragraph with respect to the Westfarms Mall Loan Group become nonrecoverable out of collections on the Westfarms Loan Group, the servicer or trustee that made the advance will be entitled to recover from the series 2002-CP3 trust and the series 2002-KEY2 trust, respectively, the pro rata portion of the advance and any interest on the advance allocable to the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan, respectively, and following an applicable event of default or servicing transfer event, from the holder of the Westfarms Mall Subordinate Mortgage Loan.

     Comparison of Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement and the Series 2002-CP3 Pooling and Servicing Agreement. A summary description of the servicing of the pooled mortgage loans (other than, in most circumstances, the Westfarms Mall Mortgage Loan) under the series 2002-KEY2 pooling and servicing agreement is presented under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement" in this prospectus supplement. The servicing arrangements under the series 2002-CP3 pooling and servicing agreement are similar but not identical to those under the series 2002-KEY2 pooling and servicing agreement. Some material differences are as follows:

     - The parties servicing the Westfarms Mall Loan Group under the series 2002-CP3 pooling and servicing agreement and the representative of the interests of the series 2002-CP3 certificateholders monitoring those servicers will be different from the servicers and the controlling class representative under the series 2002-KEY2 pooling and servicing agreement--

          1. Midland Loan Services, Inc., a Delaware corporation, is the master servicer under the series 2002-CP3 pooling and servicing agreement. Midland's offices are located at 10851 Mastin, Suite 300, Overland Park, Kansas 66210.

          2. Clarion Partners, LLC, a New York limited liability company, is the special servicer under the series 2002-CP3 pooling and servicing agreement. Clarion's principal offices are located at Clarion Partners, LLC, 335 Madison Avenue, New York, New York 10017.

          3. Clarion Partners, LLC is also the directing certificateholder under the series 2002-CP3 pooling and servicing agreement. In that capacity, Clarion will have broad authority to grant or deny loan assumptions, modifications, waivers, enforcement, liquidation, and other matters with respect to the Westfarms Mall Loan Group and the Westfarms Mall Property.

     -    The timing of reports and payments will be different--

          1. The determination date under the series 2002-CP3 pooling and servicing agreements is the 11th calendar day of each month, or if such 11th day is not a business day, the business day immediately following such 11th day and, subject to any differences between the subject pooling and servicing agreements in the application of "business days", is the same as the determination date under the series 2002-KEY2 pooling and servicing agreement.

          2. The remittance date under the series 2002-CP3 pooling and servicing agreement with respect to the Westfarms Mall Mortgage Loan is the business day prior to the distribution date for the series 2002-CP3 certificates under that agreement, which is the later of the 15th calendar day of each month or the fourth business day following the determination date in that month. The remittance date for amounts to be transferred from the master servicer to the trustee under the series 2002-KEY2 pooling and servicing agreement is also the business day prior to the payment date under that agreement, however, the payment date under the series 2002-KEY2 pooling and servicing agreement is the 18th calendar day of each month, or if such 18th day is not a business day, the business day immediately following such 18th day.

          3. As a result, the series 2002-KEY2 master servicer will receive payments (or debt service advances, as applicable) on the Westfarms Mall Mortgage Loan generally (assuming no delays result from the occurrence of one or more days that are not business days) on approximately the 14th day of each month, which will be subsequent to the series 2002-KEY2 determination date for that month, even though the related borrower may have made a timely debt service payment. Nonetheless, any payment timely made by the Westfarms Mall Borrower and timely remitted to the series 2002-KEY2 master servicer by the series 2002-CP3 master servicer should be available for remittance to the series 2002-KEY2 trust on or before the date on which the master servicer under the series 2002-KEY2 pooling and servicing agreement is obligated to remit those amounts to the trustee under the series 2002-KEY2 pooling and servicing agreement.

     - The power and authority of the servicers will be different in certain circumstances--

          1. The special servicer under the series 2002-CP3 pooling and servicing agreement is not required to obtain the approval of the directing certificateholder under the series 2002-CP3 pooling and servicing agreement in order to perform, or consent to, certain actions for which the series 2002-KEY2 controlling class representative's approval would have otherwise been required if performed, or consented to, under the series 2002-KEY2 pooling and servicing agreement, such as (x) the acceptance of substitute or additional collateral with respect to a performing mortgage loan, (y) certain leasing activities with respect to a mortgaged property, or (z) certain waivers of default interest and late payment charges.

          2. The special servicer under the series 2002-CP3 pooling and serving agreement is not required to obtain any confirmation from the rating agencies that a release, substitution or addition of collateral would not affect the then-current ratings assigned to any class of series 2002-CP3 certificates, which confirmation would otherwise be required under the series 2002-KEY2 pooling and servicing agreement.

          3. If a borrower under a mortgage loan in the series 2002-CP3 pool has been established as a "bankruptcy-remote entity," the special servicer under the series 2002-CP3 pooling and servicing agreement may not consent to the amendment of that borrower's organizational documents or any action that would violate any of that borrower's covenants relating to its status as a separate or bankruptcy-remote entity, unless each rating agency confirms that such amendment or action would not result in a downgrade or withdrawal of any rating on a class of series 2002-CP3 certificates rated by such rating agency.

          4. The special servicer under the series 2002-CP3 pooling and servicing agreement is entitled to a special servicing fee calculated at 0.35% per annum and the special servicing fee under the series 2002-KEY2 pooling and servicing agreement is calculated at 0.25% per annum.

     - The standards for terrorism insurance will be different. If the borrower under the Westfarms Mall Mortgage Loan fails to maintain insurance for property damage resulting from terrorist or similar acts, then the series 2002-CP3 master servicer will maintain such insurance to the extent permitted by the related loan documents unless it determines, with the consent of the series 2002-CP3 special servicer, that (i) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Westfarms Mall Property and located in or around the same region or (ii) such insurance is not available at any rate. Due to the principal balance of the Westfarms Mall Mortgage Loan, under the series 2002-KEY2 pooling and servicing agreement the special servicer's consent to waive the terrorism insurance requirement would only be given if such waiver was "clearly and convincingly" in accordance with the servicing standard. The series 2002-CP3 pooling and servicing agreement, under which the terrorism insurance requirements for the Westfarms Mall Property will be determined, does not impose this heightened standard on the special servicer under the series 2002-CP3 pooling and servicing agreement to waive terrorism insurance for larger loans.

     Certain Rights of the Trust with Respect to the Servicing of the Westfarms Mall Loan Group. If the Westfarms Mall Loan Group becomes specially serviced, the special servicer under the series 2002-CP3 pooling and servicing agreement is required to deliver a copy of the asset status report that it prepares in accordance with that pooling and servicing agreement to the holder of the Westfarms Mall Mortgage Loan or its designee, within the time contemplated by the series 2002-CP3 pooling and servicing agreement. The series 2002-KEY2 special servicer and the series 2002-KEY2 controlling class representative will together have the right to consult with the series 2002-CP3 special servicer and the series 2002-CP3 directing certificateholder for a period from the date of receipt of the asset status report through (but excluding) the tenth business day following the date of receipt (the "Initial Review Period"). The series 2002-CP3 special servicer will implement the asset status report if the series 2002-KEY2 special servicer (in consultation with the series 2002-KEY2 controlling class representative) does not disapprove the asset status report within the Initial Review Period, unless the series 2002-CP3 special servicer has been directed to do otherwise by the series 2002-CP3 directing certificateholder or has elected another course of action pursuant to consultation with the holder of the Westfarms Mall Subordinate Mortgage Loan (in which event the series 2002-CP3 special servicer will advise the series 2002-KEY2 special servicer of such alternate course of action). If the series 2002-KEY2 special servicer (in consultation with the series 2002-KEY2 controlling class representative) disagrees with any aspect of the asset status report and, after consulting with the series 2002-CP3 special servicer during the Initial Review Period, is unable to reach agreement on the proper course of action and notifies the series 2002-CP3 special servicer of its disagreement in writing, then the series 2002-KEY2 special servicer (in consultation with the series 2002-KEY2 controlling class representative) will be entitled to an additional period of five business days (the "Additional Review Period") to continue its discussions with the series 2002-CP3 special servicer and the series 2002-CP3 directing certificateholder. If the series 2002-KEY2 special servicer (in consultation with the series 2002-KEY2 controlling class representative) and the series 2002-CP3 directing certificateholder agree on a revised course of action within the Initial Review Period or the Additional Review Period, then the series 2002-CP3 special servicer will revise the asset status report to reflect the agreed upon revised course of action and will implement that course of action. If the series 2002-KEY2 special servicer (in consultation with the series 2002-KEY2 controlling class representative) and the series 2002-CP3 directing certificateholder are unable to agree on the appropriate course of action by the end of the Additional Review Period, then the series 2002-CP3 special servicer will decide, in accordance with the servicing standard set forth in the series 2002-CP3 pooling and servicing agreement, what course of action to follow.

     If an event of default has occurred with respect to the special servicer under the series 2002-CP3 pooling and servicing agreement, which event of default does not relate to any mortgage loan other than the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan, then the trustee under the series 2002-KEY2 pooling and servicing agreement will be entitled to direct the trustee under the series 2002-CP3 pooling and servicing agreement to (a) terminate the defaulting special servicer solely with respect to the Westfarms Mall Loan Group and (b) appoint a successor special servicer that meets the requirements of the series 2002-CP3 pooling and servicing agreement. In such event, the trustee under the series 2002-KEY2 pooling and servicing agreement will exercise its rights set forth in the preceding sentence at the direction of the series 2002-KEY2 certificateholders entitled to at least 25% of the series 2002-KEY2 voting rights or the series 2002-KEY2 controlling class representative. The trustee's replacement of the series 2002-CP3 special servicer with respect to the Westfarms Mall Loan Group, as contemplated above, will in any event be subject to the trustee's obtaining any required ratings confirmations with respect to the series 2002-KEY2 certificates.

     Limited Rights with Respect to Series 2002-CP3 Master Servicer. Because they are not a party to the series 2002-CP3 pooling and servicing agreement, neither the series 2002-KEY2 certificateholders nor the series 2002-KEY2 trustee on their behalf will have any right to seek damages from any party to the series 2002-CP3 pooling and servicing agreement for any failure to perform any obligations thereunder or with respect to the related loan documents, including servicing obligations, except as related to the trust's rights to receive payments of principal and interest on the Westfarms Mall Mortgage Loan, and certain rights to payments of servicing fees and to reimbursement for advances.

     Certain Rights of the Holder of the Westfarms Mall Subordinate Mortgage Loan with Respect to the Servicing of the Westfarms Mall Loan Group. So long as
(1) no monetary event of default has occurred and is continuing (or if a monetary event of default has occurred and is continuing but the holder of the Westfarms Mall Subordinate Mortgage Loan is exercising its cure rights, then prior to the expiration of the related cure period) and (2) the Westfarms Mall Loan Group is not then being specially serviced under the series 2002-CP3 pooling and servicing agreement, then the prior written consent of holder of the Westfarms Mall Subordinate Mortgage Loan will be required with respect to any modification, amendment, consolidation, spreader, restatement or waiver which would (a) change the aggregate principal amount evidenced by any of the promissory notes for the Westfarms Mall Loan Group, (b) change the interest rate payable under any of the promissory notes for the Westfarms Mall Loan Group, (c) modify the maturity date of the Westfarms Mall Loan Group, (d) provide for the payment of any additional interest, additional fees, kicker or similar equity feature in respect of the Westfarms Mall Loan Group or (e) change the amount of any payments required under any of the promissory notes for the Westfarms Mall Loan Group or modify any related amortization schedule (except that waiving any amounts funded by either the master servicer under the series 2002-KEY2 pooling and servicing agreement or the holder of the Westfarms Mall Subordinate Mortgage Loan as a result of (x) the making of any advances, or (y) interest accruals or accretions and any compounding thereof (including default interest) are not deemed to contravene this provision).

     If the Westfarms Mall Loan Group becomes specially serviced, the special servicer under the series 2002-CP3 pooling and servicing agreement is required to deliver a copy of the asset status report that it prepares in accordance with the series 2002-CP3 pooling and servicing agreement to the holder of Westfarms Mall Subordinate Mortgage Loan, no later than 30 days after the related servicing transfer event.

     The master servicer or special servicer, as applicable, under the series 2002-CP3 pooling and servicing agreement must consult with the holder of the Westfarms Mall Subordinate Mortgage Loan regarding its views (but may disregard any advice or direction provided, unless the proposed action is described in the second preceding paragraph), and must provide the holder of the Westfarms Mall Subordinate Mortgage Loan with any related proposals and back-up materials, at least ten business days prior to any of the following actions being taken:

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     -    any foreclosure upon or comparable conversion of the ownership of the
          Westfarms Mall Property or any acquisition of the Westfarms Mall Property by deed-in-lieu of foreclosure;

     - any modification of, or waiver with respect to, the Westfarms Mall Loan Group that would result in the extension of the maturity date or extended maturity date thereof, a discounted payoff of the Westfarms Mall Loan Group, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Westfarms Mall Loan Group or a modification or waiver of any other monetary term of the Westfarms Mall Loan Group relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related loan documents or a modification or waiver of any provision of the Westfarms Mall Loan Group which restricts the Westfarms Mall Borrower or its equity owners from incurring additional indebtedness;

     - any proposed sale of the Westfarms Mall Loan Group if it is defaulted or the Westfarms Mall Property has been acquired on behalf of the holders of the Westfarms Mall Loan Group (other than upon termination of the trust);

     - any determination to bring the Westfarms Mall Property or the related REO Property into compliance with applicable environmental laws;

     - any release of collateral for the Westfarms Mall Loan Group (other than in accordance with the terms of, or upon satisfaction of, the Westfarms Mall Loan Group);

     - any acceptance of substitute or additional collateral for the Westfarms Mall Loan Group that is not otherwise expressly provided for under its terms;

     -    any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     - any acceptance of an assumption agreement releasing the Westfarms Mall Borrower from liability under the Westfarms Mall Loan Group.

     The holder of the Westfarms Mall Subordinate Mortgage Loan has agreed pursuant to the Westfarms A/B Intercreditor Agreement that it will provide the servicers under the series 2002-CP3 pooling and servicing agreement with its response to any proposed actions within ten business days after its receipt of any proposal and any back-up materials and will be deemed not to have responded if no response is received within ten business days.

     Right to Purchase Certain Loans in the Westfarms Mall Loan Group. The holder of the Westfarms Mall Subordinate Mortgage Loan will have the right, following the occurrence of a default on the Westfarms Mall Loan Group that is not cured by the holder of the Westfarms Mall Subordinate Mortgage Loan (as described under "--Cure Rights of the Holder of the Westfarms Mall Subordinate Mortgage Loan" below), within 45 days after the expiration of any cure period granted to the holder of the Westfarms Mall Subordinate Mortgage Loan, to purchase each of the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan in whole but not in part at a price generally equal to the principal balance of the subject loan, accrued interest thereon, interest on advances, all related unreimbursed servicing advances thereon, all expenses incurred by the master servicer, special servicer or other party under the series 2002-CP3 pooling and servicing agreement with respect to the repurchase and any accrued special servicing fees (but which does not include any yield maintenance that may be due thereon). Subject to the right of the holder of the Westfarms Mall Subordinate Mortgage Loan described in the preceding sentence, the holder of the Westfarms Mall Mortgage Loan or its designee will also have the right, within 45 days following the termination of such cure period, to purchase the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan in whole but not in part at a purchase price calculated in generally the same manner. In accordance with the series 2002-KEY2 pooling and servicing agreement, but subject to the Westfarms Intercreditor Agreements, such purchase right will be exercisable by the holders of a majority interest in the series 2002-KEY2 controlling class.

     Cure Rights of the Holder of the Westfarms Mall Subordinate Mortgage Loan. The servicers under the series 2002-CP3 pooling and servicing agreement will be required to deliver to the holder of the Westfarms Mall Subordinate Mortgage Loan notice of any failure by the Westfarms Mall Borrower to make a scheduled payment, and the holder of the Westfarms Mall Subordinate Mortgage Loan will have the option to cure the failure within four (4) business days of receipt of notice. The servicers under the series 2002-CP3 pooling and servicing agreement will also be required to deliver to the holder of the Westfarms Mall Subordinate Mortgage Loan notice of any other monetary default by the Westfarms Mall Borrower (other than failure to make a scheduled monthly payment) and that note holder will have the option to cure the default within 10 business days of receipt of the notice. The servicers under the series 2002-CP3 pooling and servicing agreement will also be required to deliver to the holder of the Westfarms Mall Subordinate Mortgage Loan notice of any other default by the Westfarms Mall Borrower which can be cured by the payment of money, and that note holder will have the option to cure the default within 30 business days of receipt of that notice. The holder of the Westfarms Mall Subordinate Mortgage Loan will not have the right to cure more than four consecutive scheduled payment defaults within any twelve-month period.

     Exercise of Fair Value Option Under the Series 2002-CP3 Pooling and Servicing Agreement. Pursuant to the series 2002-CP3 pooling and servicing agreement, certain designated parties will be entitled to purchase the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan at a price equal to the fair value of that mortgage loan as determined under that pooling and servicing agreement. If the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is sold and the Westfarms Mall Mortgage Loan is still part of the series 2002-KEY2 trust fund, then the servicing of the Westfarms Mall Loan Group will be governed by the series 2002-KEY2 pooling and servicing agreement, which (only for that purpose) will incorporate by reference or otherwise various servicing provisions of the series 2002-CP3 pooling and servicing agreement.

     The Northland Portfolio.

     General. The Northland Portfolio Mortgage Loans consist of four related multifamily mortgage loans with a total cut-off date principal balance of $40,241,559, representing 4.31% of the initial mortgage pool balance. Each of the Northland Portfolio Mortgage Loans is cross-defaulted and cross-collateralized with each other. Each of the Northland Portfolio Mortgage Loans accrues interest through its maturity date at an interest rate of 7.39% per annum. Interest accrues on each of the Northland Portfolio Mortgage Loans on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The maturity date for each of the Northland Portfolio Mortgage Loans is February 1, 2012.

     Set forth below is a brief summary of each of the Northland Portfolio Mortgage Loans.

     The Commons and Greentree Apartments Mortgage Loan. The Commons and Greentree Apartments Mortgage Loan has a cut-off date principal balance of $21,093,884, representing 2.26% of the initial mortgage pool balance. The Commons and Greentree Apartments Mortgage Loan is secured by (a) a 296-unit multifamily rental property located in Oakland Park, Florida, that was constructed in 1974, was renovated in 1989 and is referred to as The Greentree Apartments; and (b) a 200-unit multifamily rental property located in Tampa, Florida, that was constructed in 1972, was renovated in 1996 and is referred to as The Commons Apartments. In the summer of 2002, The Commons Apartments experienced fire damage for which the repair costs have been estimated to be $1,000,000, which are covered by fire insurance. The borrower under the Commons and Greentree Apartments Mortgage Loan is Southern Tier Southeast Portfolio Limited Partnership.

     The Commons and Greentree Portfolio Apartments Mortgage Loan requires the following replacement reserve escrows throughout the term of the loan: (a) The Greentree Apartments - $74,000 ($251 per unit) per annum funded monthly; and (b) The Commons Apartments - $50,000 ($251 per unit) per annum funded monthly.

The related borrower established with the lender the following completion and repair reserves at the loan closing for certain property repairs and maintenance: (a) The Greentree Apartments - $264,328; and (b) The Commons Apartments - $195,048. The Commons and Greentree Portfolio Apartments Mortgage Loan also requires a tax and insurance reserve for each of The Greentree Apartments and The Commons Apartments, with monthly deposits equal to 1/12th of the annual charges for such items, throughout the term of the loan.

     Del Oro Apartments Mortgage Loan. The Del Oro Apartments Mortgage Loan has a cut-off date principal balance of $8,716,152, representing 0.93% of the initial mortgage pool balance. The Del Oro Apartments Mortgage Loan is secured by a 174-unit multifamily rental property located in Plantation, Florida. The property was constructed in 1972 and was renovated in 1993. The borrower under the Del Oro Apartments Mortgage Loan is Southeast Del Oro Limited Partnership.

     The Del Oro Apartments Mortgage Loan requires a replacement reserve escrow in the amount of $43,750 ($251 per unit) per annum funded monthly throughout the term of the loan. The related borrower established with the lender a completion and repair reserve in the amount of $98,305 at the loan closing for certain property repairs and maintenance. The Del Oro Apartments Mortgage Loan also requires a tax and insurance reserve, with monthly deposits equal to 1/12th of the annual charges for such items, throughout the term of the loan.

     Country Club Villas Apartments Mortgage Loan. The Country Club Villas Apartments Mortgage Loan has a cut-off date principal balance of $7,482,359, representing 0.80% of the initial mortgage pool balance. The Country Club Villas Apartments Mortgage Loan is secured by a 258-unit multifamily rental property located in Abilene, Texas. The property was constructed in 1982. The borrower under the Country Club Villas Apartments Mortgage Loan is Southern Tier Country Club Limited Partnership.

     The Country Club Villas Apartments Mortgage Loan requires a replacement reserve escrow in the amount of $65,000 ($252 per unit) per annum funded monthly throughout the term of the loan. The related borrower established with the lender a completion and repair reserve in the amount of $35,813 at the loan closing for certain property repairs and maintenance. The Country Club Villas Apartments Mortgage Loan also requires a tax and insurance reserve, with monthly deposits equal to 1/12th of the annual charges for such items, throughout the term of the loan.

     Royal Crest Apartments Mortgage Loan. The Royal Crest Apartments Mortgage Loan has a cut-off date principal balance of $2,949,164, representing 0.32% of the initial mortgage pool balance. The Royal Crest Apartments Mortgage Loan is secured by a 128-unit multifamily rental property located in Tyler, Texas. The property was constructed in 1975. The borrower under the Royal Crest Apartments Mortgage Loan is Southern Tier Royal Crest Limited Partnership.

     The Royal Crest Apartments Mortgage Loan requires a replacement reserve escrow in the amount of $32,500 ($254 per unit) per annum funded monthly throughout the term of the loan. The related borrower established with the lender a completion and repair reserve in the amount of $22,250 at the loan closing for certain property repairs and maintenance. The Royal Crest Apartments Mortgage Loan also requires a tax and insurance reserve, with monthly deposits equal to 1/12th of the annual charges for such items, throughout the term of the loan.

     Prepayment and Defeasance. None of the Northland Portfolio Mortgage Loans may be voluntarily prepaid, in whole or in part, prior to the 60th day before the maturity date. From and after the earlier to occur of (a) 48 months following the loan closing date, which occurred on January 17, 2002, and (b) 24 months after the initial issuance of the offered certificates, and prior to the date that is 60 days in advance of the maturity date:

     (1) each of the borrowers under the Country Club Villas Apartments Mortgage Loan and the Royal Crest Apartments Mortgage Loan may obtain a release of its property from the lien of the mortgage instrument by defeasing its loan in full, together with an excess defeasance payment equal to 125% of the original principal balance of its note, minus the amount of the principal balance of its note as of the defeasance date, which excess defeasance amount will be proportionally allocated among the other Northland Portfolio Mortgage Loans, and subject to the satisfaction of certain other conditions in the mortgage loan documents, including satisfaction of debt service coverage ratios; and

     (2) each of the borrowers under the Commons and Greentree Portfolio Apartments Mortgage Loan and the Del Oro Apartments Mortgage Loan may obtain a release of its property from the lien of the mortgage instrument only by simultaneously defeasing all of the other Northland Portfolio Mortgage Loans, which defeasance is subject to rating agency confirmation.

     Property Management. Each of the mortgaged real properties securing the Northland Portfolio Mortgage Loans is managed by Northland Investment Corporation, an affiliate of each of the borrowers under the Northland Portfolio Mortgage Loans, under a separate property management agreement for each property. The holder of the Northland Portfolio Mortgage Loans is entitled to terminate the related management agreement upon the occurrence of an uncured event of default under the loan documents. The property manager is prohibited from receiving any management fees during any period of time in which any amounts due and owing under the Northland Portfolio Mortgage Loans are not paid when due.

     Property Transfers. Each of the Northland Portfolio Mortgage Loans requires lender consent in connection with a transfer of the related property and an assumption of the related Northland Portfolio Mortgage Loan by the transferee. Each of the Northland Portfolio Mortgage Loans provides that the lender's consent to a transfer and assumption shall not be unreasonably withheld in the event that:

     - the property securing each of the other Northland Portfolio Mortgage Loans is simultaneously sold to such transferee,

     - the transferee assumes in writing the obligations under the respective Northland Portfolio Mortgage Loan documents,

     - the transferee and its property manager are reputable, of good character, creditworthy and have sufficient financial worth considering the obligations assumed and undertaken,

     - the transferee executes and delivers all documents and legal opinions reasonably required by lender,

     - the rating agencies confirm in writing that the transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned to the securities backed by any of the Northland Portfolio Mortgage Loans in a secondary market transaction,

     - the lender has received certain required payments, fees and reimbursements in connection with the review and approval of the transfer and assumption, and

     - no event of default under any of the Northland Portfolio Mortgage Loans has occurred and is continuing.

     The Columbia Portfolio Mortgage Loan.

     General. The Columbia Portfolio Mortgage Loan has a cut-off date principal balance of $32,975,721, which represents 3.54% of the initial mortgage pool balance. The Columbia Portfolio Mortgage Loan is secured by a first priority mortgage lien on the Columbia Portfolio Properties, which includes three properties located in Cuyahoga County, Ohio--an unanchored retail center known as Columbia Shopping Center and two mobile home parks known as Columbia Park Mobile Home Park and Brook Park Mobile Home Park, respectively. The borrower under the Columbia Portfolio Mortgage Loan is Columbia MHC East, LLC, a New York limited liability company and Columbia West Investors, LC, a Virginia limited liability company, registered and doing business in Ohio as Columbia West Investors, LLC, as Tenants in Common. Each borrowing entity is a special purpose entity with organizational documents that include limitations on the respective entity's purpose, ability to incur other indebtedness, standard separateness covenants, prohibitions against dissolution, and provisions that no bankruptcy action may be commenced without the consent of all members of the respective entity, including the independent director or independent manager, respectively.

     The Columbia Portfolio Properties. The Columbia Portfolio Properties consist of two mobile home parks and an unanchored retail center, all located in the greater Cleveland MSA. On a "stabilized" basis, the aggregate Appraised Value of the Columbia Portfolio Properties is $42,775,000, resulting in a Cut-off Date LTV Ratio of 77.09%. On an "as is" basis, the aggregate Appraised Value of the Columbia Portfolio Properties is $39,700,000, which would result in a Cut-off Date LTV Ratio of 83.06%. On a "stabilized" basis, the Underwritten Net Cash Flow for the Columbia Portfolio Properties is $3,297,161, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.33x. Based on an "in place" Underwritten Net Cash Flow, the Underwritten NCF Debt Service Coverage Ratio would be 1.26x. See "--Additional Loan and Property Information--Holdbacks" above for a discussion regarding the "stabilized" basis and "as is" and "in place" basis calculations.

     Set forth below is a brief summary of each of the Columbia Portfolio Properties.

     Columbia Park Mobile Home Park. Columbia Park Mobile Home Park is a 1,098-unit mobile home park, the first phase of which was built in 1950. It is the largest of the three Columbia Portfolio Properties and is geared towards senior citizens. The Appraised Value of the mortgaged real property (a) is $39,000,000 based on a "stabilized" value as of September 1, 2004 and (b) is $36,000,000 based on an "as is" value as of May 20, 2002.

     Brook Park Mobile Home Park. Brook Park Mobile Home Park is a 112-unit mobile home park built in 1949. The Appraised Value of the mortgaged real property (a) is $2,175,000 based on a "stabilized" value as of June 1, 2003 and
(b) is $2,100,000 based on an "as is" value as of May 20, 2002.

     Columbia Shopping Center. Columbia Shopping Center, built in 1975, is a 28,634 square foot unanchored retail shopping center, which is in close proximity to the Columbia Park Mobile Home Park. The Appraised Value of the mortgaged real property is $1,600,000 as of May 20, 2002.

     Payment Terms. The Columbia Portfolio Mortgage Loan has a maturity date of August 1, 2007. The Columbia Portfolio Mortgage Loan accrues interest at an interest rate of 6.44% per annum. Interest is calculated based on the daily rate which is produced assuming a 360-day year multiplied by the actual number of days elapsed.

     Prepayment; Defeasance. Except as provided in the next succeeding paragraph, the Columbia Portfolio Mortgage Loan may not be voluntarily prepaid in whole or part prior to the 90th day before the maturity date. Following the date that is two years and 15 days after the date of the issuance of the offered certificates, the borrower may obtain a release of the related mortgaged real property from the lien of the underlying mortgage through a defeasance of the Columbia Portfolio Mortgage Loan.

     Under an Escrow and Security Agreement, the borrower established a reserve in the amount of $6,000,000.00. If the disbursement requirements set forth in such agreement are not satisfied within the 18-month period following the loan closing, the reserve funds shall be applied against the outstanding principal balance of the Columbia Portfolio Mortgage Loan. Upon such application, the appropriate yield maintenance amount (calculated in accordance with the terms of the Columbia Portfolio Mortgage Loan promissory note) must be paid by the borrower from funds other than the reserve amount, and the remainder of the outstanding principal balance of the Columbia Portfolio Mortgage Loan will be re-amortized over the remainder of the original 30-year amortization period.

     Property Management. The Columbia Portfolio Properties is managed by Columbia Brook Park Management, LLC, an affiliate of the borrower. The holder of the Columbia Portfolio Mortgage Loan is entitled to terminate the related management agreement upon the occurrence of an event of default under the Columbia Portfolio Mortgage Loan.

     Reserves. The Columbia Portfolio Mortgage Loan requires:

     (a) the borrower to make monthly payments into a tax escrow fund to accumulate funds necessary to pay all taxes prior to their respective due dates;

     (b) the borrower to make monthly payments into an insurance escrow fund to accumulate funds necessary to pay all insurance policy premiums prior to their respective due dates;

     (c) a replacement reserve escrow to be funded on a monthly basis in the amount of $5,579.83 through the term of the Columbia Portfolio Mortgage Loan;

     (d) a reserve for tenant improvement and leasing commissions at the Columbia Shopping Center (one of the Columbia Portfolio Properties) to be funded on a monthly basis in the amount of $1,972.33 through the term of the Columbia Portfolio Mortgage Loan;

     (e) a reserve for immediate repairs at the three properties in the aggregate amount of $44,000.00;

     (f) a reserve in the amount of $50,000.00 for removal and disposal of perched water and contaminated soil at the property;

     (g) a reserve in the amount of $6,000,000.00, described under the second paragraph of "--Prepayment; Defeasance" above, to be disbursed to the borrower upon satisfaction of certain conditions during the 18-month period following the loan closing, including without limitation the achievement of a specified net operating income and dismissal, final settlement or final order with respect to certain pending litigation described below; provided that, if the specified conditions are not satisfied during that 18-month period, then the lender is to apply the outstanding amount of the reserves towards the outstanding loan amount and the borrower must make a corresponding yield maintenance payment from other sources (see "--Additional Loan and Property Information--Holdbacks" above for the full discussion of such reserves.)

     (h) upon commencement of any further legal action regarding rental rates at one of the Columbia Portfolio Properties, the related borrower has agreed to implement a cash flow sweep with funds so swept to be used by the holder of the related mortgage to fund monthly debt service and escrows and reserves, with any remaining balance to be remitted to the related borrower.

     Pending Litigation. An appeal of a lawsuit filed against the borrower under the Columbia Portfolio Mortgage Loan and the property manager is pending with the State Appellate Court for the Eighth District of Ohio. The lawsuit was filed by tenants of one of the Columbia Portfolio Properties challenging a rental increase implemented after the borrower under the Columbia Portfolio Mortgage Loan acquired title to the Columbia Portfolio Properties in July 2001. Judgment in favor of such borrower and property manager was entered by the Magistrate on February 8, 2002, which judgment was upheld by the Municipal Court by order entered March 1, 2002, and the residents' appeal of this judgment is now pending.

     As described in "Reserves" above, at the closing of the Columbia Portfolio Mortgage Loan, a holdback escrow of $6,000,000 was required. If the disbursement requirements set forth in the Escrow and Security

Agreement are not satisfied within the 18-month period following the closing of the Columbia Portfolio Mortgage Loan, including achievement of a specified net operating income and the dismissal, final settlement or final order with respect to such lawsuit, such reserve funds shall be applied against the outstanding principal balance of the Columbia Portfolio Mortgage Loan and the appropriate yield maintenance amount must be paid by the related borrower from sources other than the reserve amount. Additionally, the related borrower has agreed to implement a cash flow sweep in favor of the holder of the Columbia Portfolio Mortgage in the event any further legal action is commenced with respect to any of Columbia Portfolio Properties.

THE MORTGAGE LOAN SELLERS

     General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     - Salomon Brothers Realty Corp.--44 mortgage loans, representing 60.39% of the initial mortgage pool balance;

     - KeyBank National Association--20 mortgage loans, representing 25.12% of the initial mortgage pool balance; and

     - Column Financial, Inc.--two mortgage loans, representing 14.49% of the initial mortgage pool balance.

     Each of the mortgage loans that we intend to include in the trust fund was originated by--

     - the related mortgage loan seller from whom we acquired the mortgage loan,

     - an affiliate of the related mortgage loan seller (although the originator may not have been an affiliate at the time of origination), or

     - a correspondent in the related mortgage loan seller's conduit lending program.

     The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     Salomon Brothers Realty Corp. SBRC is a New York corporation primarily engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. SBRC is--

     - a direct, wholly owned subsidiary of Salomon Brothers Holding Inc., and

     -    an affiliate of both us and Salomon Smith Barney Inc.

     KeyBank National Association. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of June 30, 2002, KeyBank had total assets of approximately $72.6 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $67.6 billion and approximately $5 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer. KeyBank is a wholly owned subsidiary of KeyCorp. KeyCorp is the parent of McDonald Investments Inc., one of the underwriters.

     Column Financial, Inc.. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column is a wholly owned subsidiary of Credit Suisse Group, an affiliate of Credit Suisse First Boston Corporation, one of the underwriters.


ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer its pooled mortgage loans to us, and we will transfer all of the pooled mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the transfers referred to in the prior paragraph, Column will be required to deliver to the trustee the original promissory note evidencing, and a copy of the related intercreditor agreements with respect to, the Westfarms Mall Mortgage Loan, and each mortgage loan seller will be required to deliver to the trustee the following documents, among others, with respect to each of that mortgage loan seller's pooled mortgage loans (other than the Westfarms Mall Mortgage Loan):

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has been submitted to, but has not been returned from, the applicable recording office, with evidence of recording or certified as to recording by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has been submitted to, but has not been returned from, the applicable recording office, with evidence of recording or certified as to recording by the applicable recording office;

     - a completed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information;

     - a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information,

     -    originals or copies of any related loan agreements;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a pro forma title policy or a commitment for title insurance marked as binding and countersigned by, or accompanied by an escrow letter or closing instructions that are acknowledged by, the title insurer or its authorized agent at the closing of the mortgage loan; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2002-KEY2 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, appear regular on their face and purport to relate to the subject pooled mortgage loan. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is genuine, valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose. Neither the trustee nor any custodian will have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     The above loan documents, among others, with respect to the Westfarms Mall Mortgage Loan (with the exception of the original mortgage note evidencing the Westfarms Mall Mortgage Loan, which will be delivered to the trustee under the series 2002-KEY2 pooling and servicing agreement) have been delivered to the trustee under the series 2002-CP3 pooling and servicing agreement.

     If--

     - any of the above-described documents required to be delivered by any mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of the subject pooled mortgage loan or the interests of the series 2002-KEY2 certificateholders, or any of them, in, or with respect to the subject pooled mortgage loan, including a material and adverse effect on any payments on or the value of any series 2002-KEY2 certificates, then the omission or defect will constitute a material document defect as to which the series 2002-KEY2 certificateholders, or the trustee on their behalf, will have the rights against the related mortgage loan seller described under "--Cures and Repurchases" below.

     The failure of a mortgage loan seller to deliver select documents with respect to one of its pooled mortgage loans may be deemed to materially and adversely affect the interests of the series 2002-KEY2 certificateholders in the subject mortgage loan without any further analysis. However, except as described in the prior sentence, until the first anniversary of the date of initial issuance of the series 2002-KEY2 certificates, no document defect or omission contemplated by the prior paragraph will be considered to materially and adversely affect the value of the subject pooled mortgage loan or the interests of the series 2002-KEY2 certificateholders, or any of them, in the subject pooled mortgage loan unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligation.

     Within a specified period following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee, the trustee or other specified party, which may be the related mortgage loan seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.


REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies.

     The representations and warranties to be made by each mortgage loan seller with respect to each of its pooled mortgage loans will include, among others:

     - The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in September 2002. That information will include various items of information regarding each of the underlying mortgage loans, including--

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the mortgage loan,

          3. the amount of the monthly debt service payment due on the related due date in September 2002,

          4. the mortgage interest rate as of the related due date in September 2002, and

          5. the original and remaining term to stated maturity (or, in the case of an ARD Loan, to the anticipated repayment date) and the maturity date for the mortgage loan.

     - Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     - The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in the next bullet, enforceable first priority lien upon the corresponding mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     - The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (b) by general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (a) and (b), such limitations or unenforceability will not render those agreements invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     - It has not received notice and has no actual knowledge, as of the related due date in September 2002, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     - There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances.

     - The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     - If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     - Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, after inquiry of its servicer, which servicer may be an affiliate of the mortgage loan seller, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

     - No borrower under a pooled mortgage loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding, and no mortgaged real property securing a pooled mortgage loan is the subject of any such proceeding in which any affiliate of the related borrower is a debtor.

     - Each pooled mortgage loan bears interest at a rate that remains fixed throughout the remaining term of such mortgage loan, except in the case of an ARD Loan after its anticipated repayment date and except for the imposition of a default rate.

     - The subject mortgage loan seller or an affiliate thereof inspected, or caused the inspection of, the related mortgaged real property within 12 months preceding the date of initial issuance of the offered certificates.

     - Each pooled mortgage loan is a whole loan and not a participation interest in a mortgage loan.

     If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of the subject mortgage loan or the interests of the series 2002-KEY2 certificateholders, or any of them, in or with respect to the subject mortgage loan, including a material and adverse effect on any payments on or the value of any series 2002-KEY2 certificates, then that breach will be a material breach as to which the series 2002-KEY2 certificateholders, or the trustee on their behalf, will have the rights against the related mortgage loan seller described under "--Cures and Repurchases" below.


CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by any mortgage loan seller with respect to any of the mortgage loans that it is selling to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will generally be required either:

     - to remedy the material breach or the material document defect in all material respects; or

     - to repurchase the affected mortgage loan, whether or not foreclosed, at a price generally equal to the sum of--

          1. the Stated Principal Balance of that mortgage loan at the time of purchase, plus

          2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan up to, but not including the due date in the collection period of purchase, plus

          3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

          4. any advances relating to that mortgage loan that were previously reimbursed out of collections on or with respect to other pooled mortgage loans, plus

          5. certain costs and expenses incurred by the trustee, the master servicer or the special servicer in connection with the repurchase.

     The time period within which a mortgage loan seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible mortgage loan seller is diligently attempting to correct the problem, then the responsible mortgage loan seller may be entitled to an additional 90 days to complete that remedy or repurchase.

     If at any time Column, the mortgage loan seller for the Westfarms Mall Loan Group, is required to repurchase the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan in accordance with the terms of the series 2002-CP3 pooling and servicing agreement for a breach of representation and warranty or defective loan documentation, then Column will also be required to repurchase the Westfarms Mall Mortgage Loan at the purchase price specified above. Because this repurchase could occur at a time when the Westfarms Mall Mortgage Loan is not in default, the Westfarms Mall Mortgage Loan has been included in its own individual loan REMIC.

     The obligations of each mortgage loan seller described above in this "--Cure and Repurchase" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2002-KEY2 certificateholders or the trustee on their behalf in connection with a material breach of any of the representations or warranties by the related mortgage loan seller, or a material document defect, with respect to any mortgage loan in the trust fund. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a material document defect, if the related mortgage loan seller defaults on its obligation to do so.

     If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust fund, then the related mortgage loan seller will be permitted to repurchase only the affected mortgage loan, provided that (a) the cross-collateralization can, as evidenced by an opinion of counsel, be terminated without any adverse tax consequences for the trust, (b) the mortgage loans from the subject cross-collateralized group that remain part of the trust have a loan-to-value ratio of no more than 75% and a debt service coverage ratio of no less than 1.25x, and (c) the related mortgage loan seller obtains written confirmation from each applicable rating agency that the termination of the cross-collateralization will not result in a qualification, downgrade or withdrawal of any rating then assigned to a class of the series 2002-KEY2 certificates. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     - determining the materiality of the subject breach or document defect, and

     -    the exercise of the relevant remedies.

     In addition, two mortgage loans that we intend to include in the trust fund, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 35 Engel and Northwest Plaza, representing 0.32% and 0.31%, respectively, of the initial mortgage pool balance, respectively, have each been included in an individual loan REMIC. With respect to each of those mortgage loans, in the event the related borrower notifies the master servicer that it intends to defease the subject mortgage loan on or before the second anniversary of the startup date of the related individual loan REMIC, SBRC will be required to repurchase that mortgage loan at a purchase price generally equal to that set forth in the second bullet of the first paragraph of this "--Cures and Repurchases" section prior to the occurrence of that defeasance.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the trust fund prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2002-KEY2 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of

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the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.


      SERVICING UNDER THE SERIES 2002-KEY2 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2002-KEY2 pooling and servicing agreement will govern the servicing of the mortgage loans in the trust fund (other than the Westfarms Mall Mortgage Loan). The following summaries describe some of the provisions of the series 2002-KEY2 pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans (other than the Westfarms Mall Mortgage Loan) and any related REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents", for additional important information regarding provisions of the series 2002-KEY2 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The master servicer and the special servicer must each service and administer the pooled mortgage loans and any related REO Properties for which it is responsible, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     - the express terms of the series 2002-KEY2 pooling and servicing agreement,

     -    the express terms of the related loan documents, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     - all mortgage loans in the trust fund (other than the Westfarms Mall Mortgage Loan) as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust fund (other than the Westfarms Mall Mortgage Loan) as to which no new Servicing Transfer Event has occurred;

provided that the master servicer will be responsible for performing such limited duties with respect to the Westfarms Mall Mortgage Loan as are specifically set forth in the series 2002-KEY2 pooling and servicing agreement.

     The special servicer will generally be responsible for the servicing and administration of each mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) as to which a Servicing Transfer Event has occurred and which has not yet been worked-out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the series 2002-KEY2 pooling and servicing agreement will require the master servicer to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer and the servicers of the Westfarms Mall Loan Group, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets (including, if applicable, the Westfarms Mall Mortgage Loan). The master servicer may also render other incidental services with respect to any specially serviced assets (other than, if applicable, the Westfarms Mall Mortgage Loan). In addition, the special servicer

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will have various approval rights regarding the release of earn-out funds, certain modifications, management company changes, leasing activities and waivers of "due-on-sale" and "due-on-encumbrance" clauses with respect to non-specially serviced mortgage loans in the trust fund (other than the Westfarms Mall Mortgage Loan). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2002-KEY2 pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a pooled mortgage loan (other than, if applicable, the Westfarms Mall Mortgage Loan) to the related special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. Such special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     The Westfarms Mall Mortgage Loan will, for the most part, not be serviced under the series 2002-KEY2 pooling and servicing agreement. Under the terms of the Westfarms Intercreditor Agreements, for so long as the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is part of the Credit Suisse First Boston Mortgage Securities Corp. series 2002-CP3 commercial mortgage securitization, the Westfarms Mall Loan Group will be serviced and administered by the master servicer and special servicer for such other securitization, in accordance with the series 2002-CP3 pooling and servicing agreement. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfarms Mall Mortgage Loan" in this prospectus supplement. The discussion below regarding servicing generally relates solely to the servicing of the pooled mortgage loans (other than the Westfarms Mall Mortgage Loan) under the series 2002-KEY2 pooling and servicing agreement.


THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Initial Master Servicer. KRECM, an Ohio corporation, will be the initial master servicer with respect to the mortgage pool (other than the Westfarms Mall Mortgage Loan). KRECM is also the primary servicer under the series 2002-CP3 pooling and servicing agreement which governs the servicing of the Westfarms Mall Mortgage Loan. KRECM is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of June 30, 2002, KRECM was responsible for servicing approximately 4,365 commercial and multifamily loans with a total principal balance of approximately $16.9 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 2,255 of the loans, with a total principal balance of approximately $12.3 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Midland Loan Services, Inc., a Delaware corporation, is the master servicer under the series 2002-CP3 pooling and servicing agreement which governs the servicing of the Westfarms Mall Mortgage Loan.

     The information set forth in this prospectus supplement concerning KRECM has been provided by KRECM. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Initial Special Servicer. ARCap Special Servicing, Inc., a Delaware corporation, will act as initial special servicer with respect to the mortgage pool and any related REO Properties (other than the Westfarms Mall Mortgage Loan and any related REO Property). ARCap is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas. As of June 30, 2002, ARCap was the named special servicer on 19 CMBS transactions encompassing 3,473 loans with a legal balance of $19.1 billion. The portfolios include office, retail,

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multifamily, hospitality, industrial and other types of income producing properties in the United States and Canada.

     Clarion Partners, LLC, a New York limited liability corporation, is the special servicer under the series 2002-CP3 pooling and servicing agreement which governs the servicing of the Westfarms Mall Mortgage Loan.

     The information set forth in this prospectus supplement concerning ARCap has been provided by ARCap. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     - will be earned monthly with respect to each and every mortgage loan in the trust fund, including--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property,

          3.   each mortgage loan, if any, that has been defeased, and

          4.   the Westfarms Mall Mortgage Loan; and

     -    in the case of each such mortgage loan, will--

          1. accrue at a master servicing fee rate, which is equal to the related Administrative Fee Rate minus 0.25 basis points,

          2. be computed on the basis of the same principal amount and for the same number of days respecting which any interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law,

          3. accrue on the same interest accrual basis, which is either actual/360 or 30/360, as that mortgage loan, and

          4. be payable monthly from amounts received in respect of interest on that mortgage loan.

     As of the date of initial issuance of the offered certificates, the weighted average master servicing fee rate for the mortgage pool will be 0.0672% per annum.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

     If KRECM resigns or is terminated as master servicer and the successor to KRECM agrees to perform the services of master servicer for an amount less than the master servicing fee described above, then such successor master servicer will pay to KRECM or its designee, and the series 2002-KEY2 certificateholders will not receive any portion of, the applicable excess master servicing fee, which shall not include any related primary servicing fee.

     Prepayment Interest Shortfalls. The series 2002-KEY2 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfalls are incurred by reason of principal prepayments being made by borrowers with respect to the mortgage pool during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     - the total amount of those Prepayment Interest Shortfalls that were incurred by reason of principal prepayments being made by borrowers with respect to the pooled mortgage loans (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds); and

     -    the sum of--

          1. the total amount of Prepayment Interest Excesses that were collected during the subject collection period with respect to the pooled mortgage loans,

          2. any interest or other investment income earned on any of the subject principal prepayments while on deposit in the master servicer's collection account, and

          3. with respect to each and every mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.02% per annum.

Notwithstanding the foregoing, if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments, other than (a) subsequent to a material default under the related mortgage loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the series 2002-KEY2 controlling class representative, then, for purposes of determining the payment that the master servicer is required to make in accordance with the prior sentence to cover that Prepayment Interest Shortfall, the "0.02%" referenced in the second bullet of the prior sentence will instead be "0.05%" (except in the case of 21 of the underlying mortgage loans, representing 23.34% of the initial mortgage pool balance, for which it will be "0.02%").

     The series 2002-KEY2 pooling and servicing agreement will further provide that, if any Prepayment Interest Shortfalls are incurred by reason of involuntary prepayments being made with insurance and/or condemnation proceeds with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     - the total amount of those Prepayment Interest Shortfalls that were incurred by reason of involuntary prepayments being made with insurance and/or condemnation proceeds with respect to the pooled mortgage loans; and

     - any interest or other investment income earned on any of the subject principal prepayments while on deposit in the master servicer's collection account.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Standard Available P&I Funds for that payment date, as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of Prepayment

Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related payment date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2002-KEY2 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     The master servicer will not cover any interest shortfalls similar to Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with liquidation proceeds.

     The series 2002-KEY2 pooling and servicing agreement will require the master servicer to cover Prepayment Interest Shortfalls with respect to the Westfarms Mall Mortgage Loan under the terms and conditions set forth above in this "--Prepayment Interest Shortfalls" section.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     -    the special servicing fee,

     -    the workout fee, and

     -    the liquidation fee.

     The Special Servicing Fee. The special servicing fee:


     - will be earned with respect to any pooled mortgage loan (other than the Westfarms Mall Mortgage Loan)--

          1.   that is a specially serviced mortgage loan, or

          2. as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each mortgage loan described in the foregoing bullet, will--

          1.   accrue at a special servicing fee rate of 0.25% per annum,

          2. be computed on the basis of the same principal amount and for the same number of days respecting which any interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law, and

          3. accrue on the same interest accrual basis, which is either actual/360 or 30/360, as that mortgage loan; and

     - will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) that is worked-out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans (other than the Westfarms Mall Mortgage Loan) that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) for which it obtains a full, partial or discounted payoff. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund (other than the Westfarms Mall Mortgage
Loan) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges, Post-ARD Additional Interest, a prepayment premium or a yield maintenance charge.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, within a specified period -- not to exceed 180 days -- of the discovery by or notice to such related mortgage loan seller of the subject breach, defect or deficiency, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     - the repurchase of any pooled mortgage loan that is included in an individual loan REMIC by SBRC in connection with the related borrower's exercise of its right to defease that mortgage loan prior to the second anniversary of the startup day of that loan REMIC, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     - the repurchase of the Aventine Apartments Mortgage Loan by SBRC, at its option, after that mortgage loan has become specially serviced, as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Holdbacks" in this prospectus supplement;

     - the purchase of the Westfarms Mall Mortgage Loan in accordance with the terms of the Westfarms Intercreditor Agreements as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfarms Mall Mortgage Loan--Right to Purchase Certain Loans in the Westfarms Mall Loan Group" in this prospectus supplement;

     - the purchase of any defaulted mortgage loan in the trust fund by the special servicer, by any holder or holders of certificates of the series 2002-KEY2 controlling class or by any assignee of the foregoing, as described under "--Fair Value Purchase Option" below; or

     - the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any holder or holders of certificates of the series 2002-KEY2 controlling class in connection with the termination of the trust, or the exchange of 100% of the series 2002-KEY2 certificates for those mortgage loans and REO Properties, all as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to those mortgage loans for which it acts as master servicer (other than the Westfarms Mall Mortgage Loan).

     In addition, the following items collected on any particular mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2002-KEY2 pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Default Interest are not otherwise applied--

          1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan,

          3. to pay, or to reimburse the trust for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

          4. to pay, or to reimburse the trust for, any other expenses (other than special servicing fees, workout fees and liquidation fees) incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would be an Additional Trust Fund Expense; and

     - any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, unless that depository institution or trust company was the master servicer or an affiliate of the master servicer.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

     - will be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, unless that depository institution or trust company was the special servicer or an affiliate of the special servicer.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2002-KEY2 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2002-KEY2 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it with respect to any particular mortgage loan or REO Property in the trust fund. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance on the date the special servicer made the advance.

     Servicing advances with respect to the Westfarms Mall Mortgage Loan will generally be made by the master servicer under the series 2002-CP3 pooling and servicing agreement.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the Westfarms Mall Mortgage Loan or any related REO Property), in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any of the series 2002-KEY2 certificateholders. The master servicer must make the requested servicing advance within a specified period following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2002-KEY2 pooling and servicing agreement to make a servicing advance, but it does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days after such notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the pooled mortgage loans and any related REO Properties that are on deposit in the master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of a servicing advance.

     The series 2002-KEY2 pooling and servicing agreement will permit the master servicer to pay, and will permit the special servicer to direct the master servicer to pay, some servicing expenses out of general collections on the pooled mortgage loans and any REO Properties on deposit in the master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the series 2002-KEY2 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2002-KEY2 certificateholders, as a collective whole.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

     - first, out of any late payment charges and Default Interest collected on the particular pooled mortgage loan as to which that servicing advance was made, and

     - then, after the advance has been reimbursed, but only if and to the extent that the late payment charges and Default Interest referred to in clause first above that has been collected through the date of that reimbursement has been insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest subsequently collected on the pooled mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

DESIGNATED SUB-SERVICERS

     Some of the mortgage loans that we intend to include in the trust fund, are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.


THE SERIES 2002-KEY2 CONTROLLING CLASS REPRESENTATIVE

     Series 2002-KEY2 Controlling Class. As of any date of determination, the controlling class of series 2002-KEY2 certificateholders will be the holders of the most subordinate class of series 2002-KEY2 certificates then outstanding, other than the class X-1, X-2, Y and R certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2002-KEY2 certificates, exclusive of the class X-1, X-2, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2002-KEY2 certificateholders will be the holders of the most subordinate class of series 2002-KEY2 certificates then outstanding, other than the class X-1, X-2, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining the series 2002-KEY2 controlling class, the class A-1, A-2 and A-3 certificates will represent a single class.

     Election of the Series 2002-KEY2 Controlling Class Representative. The series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class, will be entitled to--

     - select a representative having the rights and powers described under "--The Series 2002-KEY2 Controlling Class Representative--Rights and Powers of the Series 2002-KEY2 Controlling Class Representative" below, or

     -    replace an existing series 2002-KEY2 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2002-KEY2 controlling class that they may select a series 2002-KEY2 controlling class representative upon:

     - the receipt by the trustee of written requests for the selection of a successor series 2002-KEY2 controlling class representative from series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class;

     - the resignation or removal of the person acting as series 2002-KEY2 controlling class representative; or

     - a determination by the trustee that the series 2002-KEY2 controlling class has changed.

The notice will explain the process for selecting a series 2002-KEY2 controlling class representative. The appointment of any person (other than ARCap CMBS Fund REIT, Inc.) as a series 2002-KEY2 controlling class representative will not be effective until:

     - the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as series 2002-KEY2 controlling class representative is acceptable to series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class; and

     -    that person provides the trustee with--

          1.   written confirmation of its acceptance of its appointment,

          2. written confirmation that it will keep confidential any information that it receives as series 2002-KEY2 controlling class representative,

          3. an address and telecopy number for the delivery of notices and other correspondence, and

          4. a list of officers or employees of the person with whom the parties to the series 2002-KEY2 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2002-KEY2 Controlling Class Representative. The series 2002-KEY2 controlling class representative may at any time resign by giving written notice to the trustee and each series 2002-KEY2 certificateholder of the series 2002-KEY2 controlling class. The series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class, will be entitled to remove any existing series 2002-KEY2 controlling class representative by giving written notice to the trustee and to the existing series 2002-KEY2 controlling class representative.

     Rights and Powers of the Series 2002-KEY2 Controlling Class Representative. The special servicer will be required to prepare a report, referred to as an "Asset Status Report", for each pooled mortgage loan (other than the Westfarms Mall Mortgage Loan) that becomes a specially serviced mortgage loan, not later than 45 days after the servicing of the mortgage loan is transferred to the special servicer. Each Asset Status Report will be delivered to the series 2002-KEY2 controlling class representative by the special servicer. If the series 2002-KEY2 controlling class representative does not disapprove an Asset Status Report within ten business days, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. The series 2002-KEY2 controlling class representative may object to any Asset Status Report within ten business days of receipt; provided that the special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the series 2002-KEY2 certificateholders. If the series 2002-KEY2 controlling class representative disapproves the Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the series 2002-KEY2 controlling class representative fails to disapprove the revised Asset Status Report as described above or until the special servicer makes a determination that the objection is not in the best interests of the series 2002-KEY2 certificateholders; provided that, in the event that the series 2002-KEY2 controlling class representative and the special servicer have not agreed upon an Asset Status Report with respect to a specially serviced mortgage loan within 90 days of the series 2002-KEY2 controlling class representative's receipt of the initial Asset Status Report with respect to such specially serviced mortgage loan, the special servicer will implement the actions described in the most recent Asset Status Report submitted to the series 2002-KEY2 controlling class representative by the special servicer, which Asset Status Report will be deemed approved.

     In addition, except as otherwise indicated below in this "--Rights and Powers of the Series 2002-KEY2 Controlling Class Representative" subsection, the special servicer will not be permitted to take, or consent to the master servicer's taking, any of the following actions not otherwise specifically covered by an approved Asset Status Report, if the series 2002-KEY2 controlling class representative has objected in writing within ten business days (or, under limited circumstances involving leasing activity at mortgaged real properties securing mortgage loans that we acquired from KeyBank, three business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     1. any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

     2. any modification, amendment or waiver of a monetary term (including any change in the timing of payments, but excluding, except to the extent contemplated by clause 12. below, the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause 10. below) of:

          -    any specially serviced mortgage loan in the trust fund, or

          - any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, any non-specially serviced mortgage loan as to which the proposed modification is an extension of the maturity or any non-specially serviced mortgage loan as to which the proposed waiver is of Post-ARD Additional Interest in connection with what would otherwise be a payment in full;

     3. any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

     4. any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property;

     5. any release of real property collateral for any specially serviced mortgage loan in the trust fund or for any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, in either case, other than where the release is not conditioned on obtaining the consent of the lender or upon satisfaction of that mortgage loan;

     6. any acceptance of substitute or additional real property collateral for any mortgage loan in the trust fund (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender);

     7. any releases of earn-out reserve funds or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the release is not conditioned on obtaining the consent of the lender);

     8. any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the action is not conditioned on obtaining the consent of the lender);

     9. any consent to leasing activity covering a specified area of any mortgaged real property (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million (or, under limited circumstances, $3 million) or where the action is not conditioned on obtaining the consent of the lender);

     10. any waiver of a due-on-sale or due-on-encumbrance clause in any specially serviced mortgage loan in the trust fund or in any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more;

     11. any determination as to whether an Acceptable Insurance Default exists with respect to mortgage loans having a principal balance of $2.5 million or more; and

     12. any waiver of Default Interest and late payment charges where there is no additional master servicing compensation or additional special servicing compensation, as applicable, to offset the outstanding interest on advances, property inspection costs or other Additional Trust Expenses with respect to the related mortgage loan that would otherwise be offset by such Default Interest and late payment charges (except that the first such waiver with respect to any mortgage loan will not require the consent of the series 2002-KEY2 controlling class representative);

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2002-KEY2 certificateholders, as a collective whole, the special servicer may take any such action without waiting for the series 2002-KEY2 controlling class representative's response; and provided, further, that the foregoing rights of the series 2002-KEY2 controlling class representative do not relate to the Westfarms Mall Mortgage Loan or any related REO Property.

     Furthermore, except as otherwise indicated below in this "--Rights and Powers of the Series 2002-KEY2 Controlling Class Representative" subsection, the series 2002-KEY2 controlling class representative may direct the special servicer to take, or to refrain from taking, such actions as the series 2002-KEY2 controlling class representative may deem advisable or as to which provision is otherwise made in the series 2002-KEY2 pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction, consent or objection given or made by the series 2002-KEY2 controlling class representative may:

     - require or cause the special servicer or the master servicer to violate applicable law, the terms of any pooled mortgage loan or the Related Westfarms Mall Mortgage Loans or any other provision of the series 2002-KEY2 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's and master servicer's respective obligations to act in accordance with the Servicing Standard;

     -    result in an adverse tax consequence for the trust;

     - expose the trust, us, the underwriters, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability; or

     - materially expand the scope of the special servicer's or the master servicer's responsibilities under the series 2002-KEY2 pooling and servicing agreement.

     The special servicer is to disregard any advice, direction or objection on the part of the series 2002-KEY2 controlling class representative that would have any of the effects described in the immediately preceding four bullets.

     When reviewing the rest of this "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2002-KEY2 controlling class representative discussed above could have on the actions of the special servicer.

     Liability to Borrowers. In general, any and all expenses of the series 2002-KEY2 controlling class representative are to be borne by the holders of the series 2002-KEY2 controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the series 2002-KEY2 controlling class representative by a borrower with respect to the series 2002-KEY2 pooling and servicing agreement or any particular pooled mortgage loan, the series 2002-KEY2 controlling class representative is to immediately notify the trustee the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the special servicer on behalf of, and at the expense of, the trust, will assume the defense of the claim against the series 2002-KEY2 controlling class representative, but only if--

     - the special servicer, the master servicer, the trustee or the trust are also named parties to the same action, and

     -    in the judgment of the special servicer,

          1. the series 2002-KEY2 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

          2. there is no potential for the special servicer, the master servicer, the trustee or the trust to be an adverse party in the action as regards the series 2002-KEY2 controlling class representative.

     Liability to the Trust and Certificateholders. The series 2002-KEY2 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2002-KEY2 controlling class representative does not have any duties or liability to the holders of any class of series 2002-KEY2 certificates other than the series 2002-KEY2 controlling class. It may act solely in the interests of the certificateholders of the series 2002-KEY2 controlling class and will have no liability to any other series 2002-KEY2 certificateholders for having done so. No series 2002-KEY2 certificateholder may take any action against the series 2002-KEY2 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2002-KEY2 controlling class.


REPLACEMENT OF THE SPECIAL SERVICER

     Series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2002-KEY2 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2002-KEY2 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2002-KEY2 pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any series 2002-KEY2 certificateholder or any affiliate of a series 2002-KEY2 certificateholder may be appointed as special servicer.

     If the series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class terminate an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of special servicing duties are to be paid by the successor special servicer or the party or parties that removed the terminated special servicer. Furthermore, the terminated special servicer will be entitled to:

     - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees;

     - payment of all workout fees from collections of principal and interest on worked-out mortgage loans for so long as any such mortgage loan remains a worked-out mortgage loan; and

     - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer on the date the terminated special servicer made such advance.


BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2002-KEY2 CERTIFICATES

     If the controlling class of series 2002-KEY2 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     - to receive all notices described under "--The Series 2002-KEY2 Controlling Class Representative" and "--Replacement of the Special Servicer" above, and

     - to exercise directly all rights described under "--The Series 2002-KEY2 Controlling Class Representative" and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series 2002-KEY2 controlling class.


ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2002-KEY2 Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise or waive any right the lender under any pooled mortgage loan (other than the Westfarms Mall Mortgage Loan) may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause, and if the subject pooled mortgage loan and any related pooled mortgage loans have a total cut-off date principal balance in excess of a specified amount, then, subject to the related loan documents, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale clause, unless in each such case it has received written confirmation from each of S&P and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2002-KEY2 certificates. Furthermore, the master servicer may not effect any such waiver without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

        The special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

     -    modify, waive or amend any term of any mortgage loan;

     -    extend the maturity of any mortgage loan;

     - defer or forgive the payment of interest on and principal of any mortgage loan;

     - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

     - permit the release, addition or substitution of collateral securing any mortgage loan;

     - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan; or

     - various leasing activities at the mortgaged real property securing any mortgage loan;

except that neither the master servicer nor the special servicer will be permitted to agree to any of the foregoing actions with respect to the Westfarms Mall Mortgage Loan.

     The ability of the special servicer or the master servicer to agree to any of the modifications, waivers or amendments, or to take any of the other actions, referred to in the preceding paragraph, however, is subject to the discussion under "--The Series 2002-KEY2 Controlling Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and, further, to each of the following limitations, conditions and restrictions:

     - With limited exception generally involving Acceptable Insurance Defaults, the waiver of Default Interest, late payment charges or minor covenant defaults, releases of non-material parcels of a mortgaged real property, grants of easements and rights of way that do not materially affect the use or value of the mortgaged real property and, to the extent below certain thresholds, approvals of leasing activity at a mortgaged real property, in any event with respect to non-specially serviced mortgage loans, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially impair the security for that mortgage loan, unless the master servicer has obtained the consent of the special servicer.

     - With limited exception generally involving Acceptable Insurance Defaults, the waiver of Default Interest, late payment charges and, as described below in this "--Modifications, Waivers, Amendments and Consents" section, Post-ARD Additional Interest, the special servicer may not agree to, or consent to the master servicer's agreeing to, modify, waive or amend any term of, or take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan (including a related balloon payment), or

          2. in the special servicer's judgment, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2002-KEY2 certificateholders, as a collective whole, on a present value basis, than would liquidation.

     - The special servicer may not extend, or consent to the master servicer's extending, the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust fund to a date beyond the earliest of--

          1. the fifth anniversary of the mortgage loan's original stated maturity date,

          2. two years prior to the rated final payment date for the series 2002-KEY2 certificates,

          3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

          4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two years prior to the expiration of the term of that policy, unless the special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

     - Neither the special servicer nor the master servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund that would--

          1. cause any REMIC created under the series 2002-KEY2 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code,

          2. result in the imposition of any tax under the Internal Revenue Code on prohibited transactions or contributions after the startup date of any REMIC created under the series 2002-KEY2 pooling and servicing agreement, or

          3. adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code.

     - Neither the special servicer nor the master servicer may permit, and the special servicer may not consent to the master servicer's permitting, any borrower to add or substitute any real estate collateral for any mortgage loan in the trust fund, unless the special servicer has first--

          1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

               (a) the additional or substitute real estate collateral is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present with respect to the new real estate collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

          2. received written confirmation from each of S&P and Moody's that the addition or substitution of the subject real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2002-KEY2 certificates.

     - The special servicer may not release or consent to the master servicer's releasing, including in connection with a substitution contemplated by the prior bullet, any material real property collateral securing a pooled mortgage loan, except (A) in limited cases involving environmental contamination, (B) upon satisfaction of the mortgage loan, including through a discounted payoff, (C) in connection with a permitted defeasance, or (D) where S&P and Moody's have been notified in writing and (1) either (a) the release of the real property collateral to be so released will not, in the judgment of the special servicer, materially and adversely affect the net operating income being generated by or the then current principal use of the related mortgaged real property, or (b) there is a corresponding principal paydown of the mortgage loan in an amount at least equal to the appraised value of the real property collateral to be released (or a delivery of substitute real property collateral with an appraised value at least equal to that of the real property collateral to be released), (2) the remaining mortgaged real property (together with any substitute real property collateral) is, in the special servicer's judgment, adequate security for the mortgage loan,
          (3) if the real property collateral that is being released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in a qualification, downgrade or withdrawal of any of the ratings assigned by S&P and/or Moody's to any class of series 2002-KEY2 certificates.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically by its terms, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above, or obtain rating agency approval for releases in order to grant easements or rights of way that do not materially affect the use or value of the related property or the borrower's ability to make payments.

     Notwithstanding the foregoing, the master servicer may, with the consent of the special servicer, waive any or all of the Post-ARD Additional Interest accrued on any ARD Loan (other than the Westfarms Mall Mortgage Loan) after its anticipated repayment date, if the mortgage loan is not being specially serviced and the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest must be in accordance with the Servicing Standard. The series 2002-KEY2 pooling and servicing agreement will also limit the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     If either the master servicer or the special servicer waives any Default Interest or late payment charges with respect to any pooled mortgage loan, then any outstanding interest on advances, property inspection costs and other Additional Trust Fund Expenses with respect to that mortgage loan that would otherwise have been paid out of such Default Interest or late payment charges will instead be paid out of the additional servicing compensation payable to the master servicer or the special servicer, as the case may be. Furthermore, the master servicer and the special servicer each may be limited by the series 2002-KEY2 pooling and servicing agreement in its ability to waive any Default Interest or late payment charges with respect to any pooled mortgage loan if no additional servicing compensation is available to offset the outstanding interest on advances, property inspection costs and other Additional Trust Fund Expenses with respect to that mortgage loan that would otherwise be offset by such Default Interest or late payment charges.

     All material modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. The master servicer and the special servicer each must deliver to the trustee or a custodian appointed by the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.


REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, other than the Westfarms Mall Mortgage Loan, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2002-KEY2 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and there has been no subsequent material change in the circumstances surrounding that property that, in the special servicer's judgment, materially affects the property's value.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is $2,000,000 or less, the special servicer may, at its option, cause a narrative limited appraisal with a summary report or an internal valuation of the mortgaged real property to be performed.

     As a result of any appraisal or other valuation, the special servicer, in consultation with the series 2002-KEY2 controlling class representative, will determine whether an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant only to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     Any Appraisal Reduction Amount with respect to the Related Westfarms Mall Mortgage Loans will be determined, and allocated to the Westfarms Mall Mortgage Loan, by the special servicer under the series 2002-CP3 pooling and servicing agreement.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund, other than the Westfarms Mall Mortgage Loan, then the special servicer will have an ongoing obligation to

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obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, that special servicer is to redetermine, in consultation with the series 2002-KEY2 controlling class representative, and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when:

     - the subject mortgage loan has been worked-out as contemplated under "--General" above with respect to any existing Servicing Transfer Events; and

     - no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2002-KEY2 controlling class representative will have the right at any time within six months of the date of any appraisal to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan (other than the Westfarms Mall Mortgage
Loan), at the expense of the series 2002-KEY2 controlling class certificateholders. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.


COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation, subject to the limitations set forth in the series 2002-KEY2 pooling and servicing agreement.

     Deposits. Under the series 2002-KEY2 pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the series 2002-KEY2 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool (including the Westfarms Mall Mortgage Loan) subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     - all payments on account of principal on the pooled mortgage loans, including principal prepayments;

     - all payments on account of interest on the pooled mortgage loans, including Default Interest and Post-ARD Additional Interest;

     - all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the pooled mortgage loans;

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     -    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a pooled mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing a pooled mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     - all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as otherwise contemplated under "--Fair Value Purchase Option" below;

     - any amounts paid by a mortgage loan seller in connection with the repurchase of a pooled mortgage loan as described under "Description of the Mortgage Pool--Cures and Repurchases" and "--Additional Loan and Property Information--Holdbacks" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the trust as contemplated under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     - any amounts paid to purchase the Westfarms Mall Mortgage Loan in accordance with the terms of the Westfarms Intercreditor Agreements as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfarms Mall Mortgage Loan--Right to Purchase Certain Loans in the Westfarms Mall Loan Group" in this prospectus supplement;

     - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     - all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master forced place insurance policy as described under "--Maintenance of Insurance" below;

     - any amount required to be transferred to the master servicer's collection account from the special servicer's REO account;

     - any amounts required to be transferred to the master servicer's collection account from any debt service reserve accounts with respect to the pooled mortgage loans; and

     - insofar as they do not constitute escrow payments, any amounts paid by a borrower under a pooled mortgage loan specifically to cover items for which a servicing advance has been made.

     Upon receipt of any of the amounts described in the first five bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account. Any of the amounts described in the first four bullets of the prior paragraph with respect to the Westfarms Mall Mortgage Loan will be received from the servicing parties under the series 2002-CP3 pooling and servicing agreement.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's payment account, as described under "Description of the Offered Certificates--Payment Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the

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          mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2002-KEY2 certificateholders in accordance with any of clauses 2. through
               19. below;

     2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party under the series 2002-KEY2 pooling and servicing agreement, which reimbursement is to be made out of collections on or proceeds from the mortgage loan or REO Property in the trust fund as to which the advance was made;

     3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, which payment is to be made out of collections or proceeds on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, its predecessor earned and unpaid workout fees and liquidation fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party under the series 2002-KEY2 pooling and servicing agreement that has been determined not to be ultimately recoverable under clause 2. above;

     7. to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the series 2002-KEY2 pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular pooled mortgage loan as to which, or that relates to the mortgaged real property as to which, that advance was made;

     8. to pay (a) the cost of inspections by the special servicer of any mortgaged real property that secures a specially serviced mortgage loan or of any REO Property and (b) Additional Trust Fund Expenses (other than interest on advances, which is covered by clause 7. above, and other than special servicing fees, workout fees and liquidation fees) incurred with respect to any pooled mortgage loan or the related mortgaged real property, with those payments to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to the particular pooled mortgage loan

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
          as to which, or that relates to the mortgaged real property as to which, that cost or expense was incurred;

     9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise paid or payable, as the case may be, under clause 7. above;

     10. to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund (other than the Westfarms Mall Mortgage Loan or any related REO Property), which payment is to be made first out of collections on or proceeds from that mortgage loan or REO Property, as the case may be, and then out of general collections on or proceeds from all the mortgage loans and any REO Properties in the trust fund;

     12. subject to the determinations described under "--Servicing and Other Compensation and Payment of Expenses" above, to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust fund (other than, if applicable, the Westfarms Mall Mortgage Loan) and for costs and expenses incurred by the special servicer in connection with its inspecting any mortgaged real property that secures a defaulted mortgage loan in the trust fund (other than, if applicable, the Westfarms Mall Mortgage Loan);

     14. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, managers, members, employees and agents, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any of the fees, expenses, reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     15. to pay, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for the costs of various opinions of counsel, the cost of recording the series 2002-KEY2 pooling and servicing agreement and expenses properly incurred and fees earned by the trustee in connection with providing tax advice to the special servicer;

     16. to pay any other items provided in the series 2002-KEY2 pooling and servicing agreement as being payable from the collection account;

     17. to pay to the person entitled thereto any amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust;

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     18.  to pay any amounts due and payable under the terms of the Westfarms
          Intercreditor Agreements, which amounts are specified as being payable by the holder of the Westfarms Mall Mortgage Loan;

     19.  to withdraw amounts deposited in the collection account in error; and

     20. to clear and terminate the collection account upon the termination of the series 2002-KEY2 pooling and servicing agreement.


MAINTENANCE OF INSURANCE

     The series 2002-KEY2 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause the borrower under each of the pooled mortgage loans (other than the Westfarms Mall Mortgage Loan) to maintain for the related mortgaged real property or properties all insurance coverage as is required under the related mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default. If the borrower under any such mortgage loan fails to maintain the required insurance, then the master servicer must cause that insurance coverage to be maintained for the related mortgaged property or properties, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by that master servicer to be recoverable from collections on the related mortgage loan;

provided that the master servicer will generally be obligated, subject to the first and third bullets above, to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure to do so was an Acceptable Insurance Default.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance coverage with respect to the related mortgaged real property no less favorable than that in place with respect to the related mortgaged real property on the date of initial issuance of the offered certificates and otherwise comparable to that required under other similar mortgage loans in the trust fund with express provisions governing such matters. However, if the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property (other than the Westfarms Mall Property) is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related pooled mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property (except to the extent that either the failure to maintain such insurance coverage would have been an Acceptable Insurance Default or, in cases not involving insurance for terrorist or similar acts, the insurance is not available at commercially reasonable rates).

     Each of the master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the mortgage loans and/or REO Properties

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for which it is responsible. If any blanket insurance policy or master force placed policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     - are not paid because of the deductible clause in the blanket insurance policy or master force placed policy, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.


FAIR VALUE PURCHASE OPTION

     If any specially serviced mortgage loan, other than the Westfarms Mall Mortgage Loan, has become at least 60 days' (or, in the case of a balloon payment, 120 days') delinquent as to any monthly debt service payment, then the special servicer must give prompt written notice to the trustee, the master servicer and the series 2002-KEY2 controlling class representative. In addition, the special servicer will be required to determine -- in accordance with the Servicing Standard and based upon, among other things, a recent independent appraisal or other valuation obtained or conducted by the special servicer and taking account of any change in circumstances subsequent to, and that would materially affect the value of, the related mortgaged property reflected in, that appraisal or other valuation -- and report to the trustee the fair value of that specially serviced mortgage loan. The special servicer's fair value determination should be made as soon as reasonably practicable but in no event later than 30 days after it receives the requisite appraisal or any other third party reports that it deems necessary to make the determination. Within five business days after the special servicer notifies the trustee of the special servicer's fair value determination with respect to the subject specially serviced mortgage loan, the trustee will then be required to notify all of the certificateholders of the series 2002-KEY2 controlling class of that determination. Upon being informed of that fair value determination, any single holder or group of holders of series 2002-KEY2 certificates representing a majority interest in the series 2002-KEY2 controlling class may, at its or their option, purchase the subject specially serviced mortgage loan from the trust, at a cash price equal to the special servicer's fair value determination; provided that:

     - the purchase option will last only until the earliest of (a) the date on which the subject specially serviced mortgage loan is worked out or otherwise ceases to be at least 90 days' delinquent, (b) the date on which the subject specially serviced mortgage loan is liquidated or the related mortgaged real property becomes an REO Property and (c) the second anniversary of the date on which the subject specially serviced mortgage loan first became 90 days' delinquent;

     - the holder or any group of holders of series 2002-KEY2 certificates representing a majority interest in the series 2002-KEY2 controlling class may assign the purchase option to a third party;

     - if the purchase option is not exercised by the majority holder(s) of the series 2002-KEY2 controlling class or any assignee thereof within 60 days following that class of certificateholders' having received the initial notice of the special servicer's fair value determination, then the series 2002-KEY2 controlling class certificateholders will assign the purchase option, for a 30-day period only, to the special servicer;

     - during, and for the remainder of, the 30-day period referred to in the prior bullet, the special servicer may assign the purchase option to a third party;

     - if the purchase option is not exercised by the special servicer or its assignee within the 30-day period referred to in the prior two bullets, then the purchase option will revert to the majority

                                     S-134
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          holder(s) of the series 2002-KEY2 controlling class, who will again have the right to assign the purchase option to a third party; and

     - if the majority holder(s) of the series 2002-KEY2 controlling class or any assignee thereof desires to exercise the purchase option more than three months after the special servicer's most recent fair value determination with respect to the subject specially serviced mortgage loan, then the special servicer will be required, based on the most recent appraisal or other valuation obtained or conducted by the special servicer and taking account of any change in circumstances subsequent to, and that would materially affect the value of the related mortgaged property reflected in, that appraisal or other valuation, to redetermine, in accordance with the Servicing Standard (and the master servicer or trustee, as applicable, shall, if necessary in accordance with the following paragraph, reconfirm the special servicer's determination of), the fair value of the subject specially serviced mortgage loan and the new fair value determination will be the purchase option price.

     Notwithstanding the foregoing, in the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any specially serviced mortgage loan in the trust fund, including as part of the majority holder(s) of the series 2002-KEY2 controlling class or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicer's determination as to the fair value of such mortgage loan is no less than the amount that the master servicer considers to be the fair value of such specially serviced mortgage loan (such confirmation to be made within 10 to 30 days, depending on the circumstances, after receipt of the special servicer's fair value determination, together with the related appraisal and other information contemplated in the next sentence). In such event, the special servicer shall promptly deliver to the master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph shall be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the trust fund a $2,500 fee for the initial confirmation of the special servicer's fair value determination with respect to any particular specially serviced mortgage loan (but no fee for any subsequent confirmation of the special servicer's fair value determination with respect to that mortgage loan) that is made by the master servicer or the trustee, as the case may be.

     There can be no assurance that the special servicer's, the master servicer's or the trustee's, as applicable, fair value determination for any specially serviced mortgage loan will equal the amount that could have actually been realized in an open bid or will equal or be greater than the amount that could have been realized through foreclosure or a workout of the subject specially serviced mortgage loan. The foregoing purchase option is not intended to delay or impair the special servicer's work out/foreclosure activities with respect to the subject specially serviced mortgage loan.

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REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a pooled mortgage loan, other than the Westfarms Mall Mortgage Loan, has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2002-KEY2 Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

     -    work out the mortgage loan;

     -    institute foreclosure proceedings;

     - exercise any power of sale contained in the related mortgage instrument;

     -    obtain a deed in lieu of foreclosure; and/or

     - otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless--

     - the special servicer has, within the prior 12 months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and

     - subject to the discussion under "--The Series 2002-KEY2 Controlling Class Representative" above, either:

          1.   the report indicates that--

               (a) the particular real property is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present at the particular real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery for the series 2002-KEY2 certificateholders, as a collective whole, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, then the special servicer may, subject to the discussion under "--The Series 2002-KEY2 Controlling Class Representative" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The Series 2002-KEY2 Controlling Class Representative" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 2002-KEY2 certificateholders, for--

     - any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     - unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     - any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2002-KEY2 certificates may be further reduced by interest payable to the master servicer, the special servicer and/or the trustee on the servicing expenses and advances.

     As long as servicing of the Westfarms Mall Loan Group is governed by the series 2002-CP3 pooling and servicing agreement, neither the master servicer nor the special servicer will be able to take any enforcement action with respect to the Westfarms Mall Mortgage Loan or the Westfarms Mall Property.


REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third taxable year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2002-KEY2 pooling servicing agreement to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical in light of the use and location of the property. Neither the trustee nor any of its affiliates may bid for or purchase from the trust any REO Property. In connection with the sale of any REO Property on behalf of the trust, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into the master servicer's collection account.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     The special servicer may retain an independent contractor to operate and manage any REO Property held by the trust. The special servicer will comply with the servicing standard in monitoring the independent contractor.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     1. maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     2. to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of--

     -    a tax on net income from foreclosure property, within the meaning of
          Section 857(b)(4)(B) of the Internal Revenue Code, or

     - a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO Property that is a residential or health care facility. To the extent that income the trust receives from an REO Property is subject to--

     - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2002-KEY2 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its

REO account, within one business day after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2002-KEY2 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     - any withdrawals made out of those amounts as described in the preceding sentence, and

     - any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series 2002-KEY2 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer, at the expense of the trust, will be required to inspect or cause an inspection of the corresponding mortgaged real property, with the exception of the Westfarms Mall Property, as soon as practicable after any pooled mortgage loan becomes a specially serviced mortgage loan. Beginning in 2003, the master servicer, at its own expense, or, in the case of specially serviced mortgage loans and REO Properties in the trust fund, the special servicer, at the expense of the trust, will be required to inspect or cause an inspection of each mortgaged real property, with the exception of the Westfarms Mall Property, at least once per calendar year. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware,

     - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material, or

     - any waste committed on the property that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.

     The master servicer and the special servicer will each be required to deliver to the series 2002-KEY2 controlling class representative and, upon request, the trustee an electronic copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following request or, if request is not required, within 30 days following the later of completion of the related inspection if the inspection is performed by that master servicer or special servicer, as the case may be, or receipt of the related inspection report if the inspection is prepared by a third party.

     Commencing with respect to the calendar quarter ended September 30, 2002, the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and the master servicer, in the case of each other mortgage loan in the trust fund, in each case except for the Westfarms Mall Mortgage Loan, will each be required to use reasonable efforts to collect from the related borrower, review and, upon request, deliver to the trustee copies of, the following items, to the extent that those items are required to be delivered under the related loan documents:

     - the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

     -    the quarterly and annual financial statements of the borrower.

However, there can be no assurance that any of those items required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery. The special servicer will also be required to cause the preparation of, and deliver to the master servicer and, upon request, the trustee copies of, quarterly and annual operating statements and rent rolls for each REO Property in the trust fund.

     The special servicer will be required to forward to the master servicer, in hard copy and/or electronic format, as applicable, copies of any items of information described in the two bullets of the immediately preceding paragraph that it collects or obtains from the related borrower, within 30 days of its receipt of such information. The master servicer will be required to forward to the series 2002-KEY2 controlling class representative, in electronic format, imaged copies of any items of information described in the two bullets of the immediately preceding paragraph that it collects from the related borrower or receives from the special servicer or otherwise.

     Within 30 days of its receipt from the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other mortgage loan in the trust fund, of any annual or quarterly operating statements or rent rolls as contemplated above, the master servicer will be required, based upon those operating statements or rent rolls, to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property based on the methodology employed during the original underwriting as, and to the extent, provided to the master servicer and the special servicer by the respective mortgage loan sellers.

     The master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the trust fund. The master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee, the series 2002-KEY2 controlling class representative and the special servicer an electronic copy of the subject report.

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2003, each of the master servicer and the special servicer must:

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as the case may be, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

     - deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or the special servicer, as the case may be, has fulfilled its obligations under the series 2002-KEY2 pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the series 2002-KEY2 certificates were outstanding.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.


EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2002-KEY2 pooling and servicing agreement:

     - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     - the master servicer fails to remit to the trustee for deposit in the payment account maintained by the trustee any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date;

     - the master servicer or the special servicer fails to timely make, or the special servicer fails to timely request the master servicer to make, any servicing advance required to be made by it under the series 2002-KEY2 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2002-KEY2 pooling and servicing agreement, and that failure continues unremedied for 30 days -- or, if the master servicer or special servicer, as the case may be, is diligently attempting to remedy the failure, for 60 days -- after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2002-KEY2 pooling and servicing agreement, by series 2002-KEY2 certificateholders entitled to not less than 25% of the series 2002-KEY2 voting rights, or by the series 2002-KEY2 controlling class representative;

     - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2002-KEY2 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2002-KEY2 certificateholders, and that breach continues unremedied for 30 days -- or, if the master servicer or special servicer, as the case may be, is diligently attempting to remedy the breach, for 60 days -- after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2002-KEY2 pooling and servicing agreement, by the series 2002-KEY2 certificateholders entitled to not less than 25% of the series 2002-KEY2 voting rights, or by the series 2002-KEY2 controlling class representative;

     - a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

     - the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, similar proceedings of or relating to it or of or relating to all or substantially all of its property;

     - the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     - Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2002-KEY2 certificates or (b) placed one or more classes of series 2002-KEY2 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in the case of either clause (a) or (b), has cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole factor in such rating action; or

     - the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and that master servicer or special servicer, as the case may be, is not reinstated to that list within 90 days after its removal therefrom.

     When a single entity acts as master servicer and special servicer, an event of default, other than one described in the last two bullets of the prior paragraph, in one capacity will be an event of default in the other capacity.

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RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2002-KEY2 controlling class representative or series 2002-KEY2 certificateholders entitled to not less than 25% of the series 2002-KEY2 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2002-KEY2 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2002-KEY2 certificateholder. Upon any termination, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2002-KEY2 pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution reasonably acceptable to the series 2002-KEY2 controlling class representative to act as successor master servicer or special servicer, as the case may be.

     The holders of series 2002-KEY2 certificates entitled to a majority of the voting rights for the series or the series 2002-KEY2 controlling class representative may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

     In general, the series 2002-KEY2 certificateholders entitled to at least
66 2/3% of the series 2002-KEY2 voting rights allocated to each class of series 2002-KEY2 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under "--Events of Default" above may only be waived by all of the holders of the series 2002-KEY2 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the defaulting party. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2002-KEY2 pooling and servicing agreement.

     No series 2002-KEY2 certificateholder will have the right under the series 2002-KEY2 pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2002-KEY2 certificateholders entitled to not less than 25% of the series 2002-KEY2 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2002-KEY2 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2002-KEY2 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2002-KEY2 certificateholders, unless in the trustee's opinion, those series 2002-KEY2 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                          DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2002-KEY2 certificates will be issued, on or about September 26, 2002, under the series 2002-KEY2 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include, among other things:

     -    the pooled mortgage loans;

     - any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     - the loan documents for the pooled mortgage loans required to be delivered to the trustee by the respective mortgage loan sellers;

     - our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     - any REO Properties acquired by the trust with respect to defaulted mortgage loans;

     - the trust's interest in any REO Property acquired with respect to the Westfarms Mall Mortgage Loan; and

     - those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the payment account maintained by the trustee as described under "--Payment Account" below or the interest reserve account maintained by the trustee as described under "--Interest Reserve Account" below.

     The series 2002-KEY2 certificates will include the following classes:

     - the A-1, A-2, A-3, B, C, D, E and F classes, which are the classes of series 2002-KEY2 certificates that are offered by this prospectus supplement, and

     - the H, J, K, L, M, N, P, Q, S, T, X-1, X-2, R and Y classes, which are the classes of series 2002-KEY2 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, B, C, D, E, F, H, J, K, L, M, N, P, Q, S and T certificates are the series 2002-KEY2 certificates that will have principal balances and are sometimes referred to in this prospectus supplement as the series 2002-KEY2 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X-1, X-2, R and Y certificates will not have principal balances, and the holders of the class X-1, X-2, R and Y certificates will not be entitled to receive payments of principal. However, each class X-1 and X-2 certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X-1 certificates will equal the total principal balance of all the class A-1, A-2, A-3, B, C, D, E, F, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total notional amount of the class X-2 certificates will equal the sum of (a) the lesser of $85,000,000 and the total principal balance of the class A-2 certificates outstanding from time to time, plus (b) the total principal balance of the class A-3, B, C, D and E certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.


REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC. You will initially hold your certificates directly through DTC, if you are a participating organization of the DTC book-entry system, or indirectly through organizations that are participants in that system. For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

PAYMENT ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2002-KEY2 certificates and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds in the trustee's payment account may, at the trustee's risk, be invested in Permitted Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series 2002-KEY2 pooling and servicing agreement.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the payment account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2002-KEY2 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c) amounts payable with respect to other expenses of the trust; and

          4. amounts deposited in the master servicer's collection account in error.

     - Any advances of delinquent monthly debt service payments to be made by the master servicer with respect to the pooled mortgage loans for that payment date.

     - Any payments to be made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement-- Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in March 2003, the trustee will be required to transfer from the interest reserve account, which we describe under "--Interest Reserve Account" below, to the payment account the interest reserve amounts that are then being held in that interest reserve account with respect to those pooled mortgage loans that accrue interest on an actual/360 basis.

     Withdrawals. The trustee may from time to time make withdrawals from its payment account for any of the following purposes:

     - to pay itself the monthly trustee fee, which is described under "--The Trustee" below;

     - to pay itself or any of its respective directors, officers, members, managers, employees and agents any reimbursements or indemnities to which they are entitled as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2002-KEY2 pooling and servicing agreement;

     - to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     - with respect to each payment date during February of any year or during January of any year that is not a leap year, commencing in 2003, to transfer to the interest reserve account described under "--Interest Reserve Account" below the interest reserve amounts required to be so transferred in that month with respect to those pooled mortgage loans that accrue interest on an actual/360 basis; and

     - to pay to the person entitled thereto any amounts deposited in the payment account in error.

     On each payment date, all amounts on deposit in the payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each payment date, the trustee will apply the Total Available Funds to make payments on the Series 2002-KEY2 certificates.

     For any payment date, the Total Available Funds will consist of three separate components:

     - the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, B, C, D, E, F, H, J, K and/or X-1 certificates as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class Y certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds, which we refer to as the Standard Available P&I Funds, and which will be paid to the holders of all the series 2002-KEY2 certificates, other than the class Y certificates, as and to the extent described under "--Payments--Priority of Payments" below.


INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds in the trustee's interest reserve account may, at the trustee's risk, be invested in Permitted Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series 2002-KEY2 pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in 2003, the trustee will, on or before the payment date in that month, withdraw from the payment account and deposit in the interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, less the related Administrative Fee Rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2003, the trustee will, on or before the payment date in that month, withdraw from the interest reserve account and deposit in the payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the Standard Available P&I Funds for the payment date during the month of transfer.


PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds and the exception described in the next sentence, remit all payments required to be made on the series 2002-KEY2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2002-KEY2 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Payments made to a class of series 2002-KEY2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever, to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2002-KEY2 certificates will bear interest, except for the Y and R classes.

     With respect to each interest-bearing class of the series 2002-KEY2 certificates, that interest will accrue during each interest accrual period based upon--

     -    the pass-through rate for that class and the related payment date,

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     -    the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Standard Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2002-KEY2 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of series 2002-KEY2 certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of series 2002-KEY2 certificates.

     If the holders of any interest-bearing class of the series 2002-KEY2 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Standard Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series 2002-KEY2 certificates will equal the product of--

     - the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     -    a fraction--

          1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that interest-bearing class of certificates, and

          2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2002-KEY2 certificates.

     Calculation of Pass-Through Rates. The initial pass-through rate for each interest-bearing class of the series 2002-KEY2 certificates is shown in the table on page S-5 to this prospectus supplement.

     The pass-through rates applicable to the class A-1, A-2 and A-3 certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2002-KEY2 certificates for the initial interest accrual period.

     The pass-through rates applicable to the class B, C, D, E, F, H, J, K, L, M, N, P Q, S and T certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2002-KEY2 certificates for the initial interest accrual period, and

     - the Weighted Average Pool Pass-Through Rate for the related payment date.

     The pass-through rate applicable to the class X-1 certificates for each subsequent interest accrual period will equal the excess, if any, of--

     - the Weighted Average Pool Pass-Through Rate for the related payment date; over

     - the weighted average of the pass-through rates on the class A-1, A-2, A-3, B, C, D, E, F, H, J, K, L, M, N, P, Q, S and T certificates for the subject interest accrual period, weighted on the basis of the respective total principal balances of those classes of certificates immediately prior to the related payment date, except that, up to and including the August 2009 interest accrual period, solely for this purpose--

          (1) the respective pass-through rates for the A-3, B, C, D and E classes will, in each case, be deemed to equal the sum of (a) the actual pass-through rate for the subject class of series 2002-KEY2 principal balance certificates and subject interest accrual period, plus (b) the class X-2 strip rate at which interest in respect of the X-2 class accrues on the total principal balance of the subject class of series 2002-KEY2 principal balance certificates during the subject interest accrual period, and

          (2) the pass-through rate for the A-2 class will be deemed to equal the sum of (a) the actual pass-through rate for the A-2 class for the subject payment interest accrual period, plus (b) the product of (i) the class X-2 strip rate at which interest in respect of the X-2 class accrues on all or any portion of the total principal balance of the A-2 class during the subject interest accrual period, multiplied by (ii) a fraction, the numerator of which is the lesser of $85,000,000 and the total principal balance of the A-2 class immediately prior to the related payment date, and the denominator of which is the total principal balance of the A-2 class immediately prior to the related payment date.

     The pass-through rate applicable to the class X-2 certificates for each subsequent interest accrual period, through and including the August 2009 interest accrual period, will equal a weighted average of the class X-2 strip rates in effect during the subject interest accrual period, weighted on the basis of the respective portions of the class X-2 notional amount on which interest accrues at those class X-2 strip rates. Beginning with the September 2002 interest accrual period and continuing through and including the August 2009 interest accrual period, there will be a class X-2 strip rate in effect for each such interest accrual period with respect to each of the following respective portions of the total notional amount of the class X-2 certificates:

     - in the case of that portion consisting of some or all of the total principal balance of the class A-2 certificates, up to $85,000,000, the class X-2 strip rate will be a rate per annum (not less than 0%) equal to the difference of--

          (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) the Weighted Average Pool Pass-Through Rate for the related payment date, less

          (2) the pass-through rate for the class A-2 certificates for the subject interest accrual period;

     - in the case of that portion consisting of the total principal balance of the class A-3 certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of--

          (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) and the Weighted Average Pool Pass-Through Rate for the related payment date, less

          (2) the pass-through rate for the class A-3 certificates for the subject interest accrual period;

     - in the case of that portion consisting of the total principal balance of the class B certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of--

          (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) the Weighted Average Pool Pass-Through Rate for the related payment date, less

          (2) the pass-through rate for the class B certificates for the subject interest accrual period;

     - in the case of that portion consisting of the total principal balance of the class C certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of--

          (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) the Weighted Average Pool Pass-Through Rate for the related payment date, less

          (2) the pass-through rate for the class C certificates for the subject interest accrual;

     - in the case of that portion consisting of the total principal balance of the class D certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of--

          (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) the Weighted Average Pool Pass-Through Rate for the related payment date, less

          (2) the pass-through rate for the class D certificates for the subject interest accrual; and

     - in the case of that portion consisting of the total principal balance of the class E certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of--

          (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) the Weighted Average Pool Pass-Through Rate for the related payment date, less

          (2) the pass-through rate for the class E certificates for the subject interest accrual.

Following the August 2009 interest accrual period, the pass-through rate for the class X-2 certificates will be 0% per annum, and those certificates will no longer accrue interest after the end of that interest accrual period.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan in the trust fund, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     Neither the class Y nor the class R certificates will be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Standard Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2002-KEY2 certificates, other than the class X-1, X-2, Y and R certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date. As and to the extent contemplated by the definition of "Total Principal Payment Amount" in the glossary to this prospectus supplement, if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any particular pooled mortgage loan, or if any particular pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject payment date, then any special servicing fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan during that collection period will result in a reduction to the Total Principal Payment Amount for the subject payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1, A-2 and A-3 certificates on each payment date will equal:

          -    in the case of the class A-1 certificates, the lesser of--

               1. the entire Total Principal Payment Amount for that payment date, and

               2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

          -    in the case of the class A-2 certificates, the lesser of--

               1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of the Total Principal Payment Amount for that payment date that is allocable to the class A-1 certificates as described in the preceding bullet, and

               2. the total principal balance of the class A-2 certificates immediately prior to that payment date; and

          -    in the case of the class A-3 certificates, the lesser of--

               1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of the Total Principal Payment Amount for that payment date that is allocable to the class A-1 and A-2 certificates as described in the preceding two bullets, and

               2. the total principal balance of the class A-3 certificates immediately prior to that payment date.

     However, if all or any two of the A-1, A-2 and A-3 classes are outstanding as of the Senior Principal Distribution Cross-Over Date, then the Total Principal Payment Amount for each payment date thereafter will be allocable between the A-1, A-2 and A-3 classes, whichever are outstanding, on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance. In addition, if the A-1, A-2 and A-3 classes, or any two of them, are outstanding on the final payment date for the series 2002-KEY2 certificates, then the Total Principal Payment Amount will be similarly allocated between them.

     WHILE THE CLASS A-1, A-2 AND/OR A-3 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2002-KEY2 CERTIFICATES.

     Following the retirement of the class A-1, A-2 and A-3 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2002-KEY2 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

- the total principal balance of the subject class immediately prior to that payment date, and

- the portion of that Total Principal Payment Amount that remains unallocated to the A-1, A-2 and A-3 classes and each other class, if any, listed above the subject class in the table below.

ORDER OF ALLOCATION          CLASS
-------------------          -----
1st                            B
2nd                            C
3rd                            D
4th                            E
5th                            F
6th                            H
7th                            J
8th                            K
9th                            L
10th                           M
11th                           N
12th                           P
13th                           Q
14th                           S
15th                           T

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2002-KEY2 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2 AND A-3 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2002-KEY2 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2002-KEY2 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2002-KEY2 certificates, other than the class X-1, X-2, Y and R certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2002-KEY2 certificates, then, subject to the Standard Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Payments. On each payment date, the trustee will apply the Standard Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

ORDER OF
RECIPIENT
PAYMENT        CLASS OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
---------      ----------------         ----------------------------------------------------------------
1st             A-1, A-2, A-3,          Interest up to the total interest payable on those classes, pro
                 X-1 and X-2            rata based on the total interest payable on each such class

2nd            A-1, A-2 and A-3         Principal up to the total principal payable on those classes, allocable as between those classes as described immediately following this table

3rd            A-1, A-2 and A-3         Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on the loss reimbursement amount for each such class
--------------------------------------------------------------------------------------------------------

ORDER OF
RECIPIENT
PAYMENT        CLASS OR CLASSES                          TYPE AND AMOUNT OF PAYMENT
---------      ----------------         ----------------------------------------------------------------

4th                   B                 Interest up to the total interest payable on that class

5th                   B                 Principal up to the total principal payable on that class

6th                   B                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

7th                   C                 Interest up to the total interest payable on that class

8th                   C                 Principal up to the total principal payable on that class

9th                   C                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------


10th                  D                 Interest up to the total interest payable on that class

11th                  D                 Principal up to the total principal payable on that class

12th                  D                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

13th                  E                 Interest up to the total interest payable on that class

14th                  E                 Principal up to the total principal payable on that class

15th                  E                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

16th                  F                 Interest up to the total interest payable on that class

17th                  F                 Principal up to the total principal payable on that class

18th                  F                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

19th                  H                 Interest up to the total interest payable on that class

20th                  H                 Principal up to the total principal payable on that class

21st                  H                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

22nd                  J                 Interest up to the total interest payable on that class

23rd                  J                 Principal up to the total principal payable on that class

24th                  J                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

25th                  K                 Interest up to the total interest payable on that class

26th                  K                 Principal up to the total principal payable on that class

27th                  K                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

28th                  L                 Interest up to the total interest payable on that class

29th                  L                 Principal up to the total principal payable on that class

30th                  L                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

31st                  M                 Interest up to the total interest payable on that class

32nd                  M                 Principal up to the total principal payable on that class

33rd                  M                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

ORDER OF
RECIPIENT
PAYMENT        CLASS OR CLASSES                          TYPE AND AMOUNT OF PAYMENT
---------      ----------------         ----------------------------------------------------------------

34th                  N                 Interest up to the total interest payable on that class

35th                  N                 Principal up to the total principal payable on that class

36th                  N                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

37th                  P                 Interest up to the total interest payable on that class

38th                  P                 Principal up to the total principal payable on that class

39th                  P                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

40th                  Q                 Interest up to the total interest payable on that class

41st                  Q                 Principal up to the total principal payable on that class

42nd                  Q                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

43rd                  S                 Interest up to the total interest payable on that class

44th                  S                 Principal up to the total principal payable on that class

45th                  S                 Reimbursement up to the loss reimbursement amount for that class

--------------------------------------------------------------------------------------------------------

46th                  T                 Interest up to the total interest payable on that class

47th                  T                 Principal up to the total principal payable on that class

48th                  T                 Reimbursement up to the loss reimbursement amount for that class

49th                  R                 Any remaining Standard Available P&I Funds

--------------------------------------------------------------------------------------------------------

     In general, no payments of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, and no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if all or any two of those classes are outstanding as of the Senior Principal Distribution Cross-Over Date, or if all or any two of those classes are outstanding on the final payment date for the series 2002-KEY2 certificates, then payments of principal on the outstanding class A-1, A-2 and A-3 certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2002-KEY2 certificates, other than the class X-1, X-2, Y and R certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of series 2002-KEY2 certificates, exclusive of the class X-1 and X-2 certificates, that is senior to the class L certificates, up to an amount equal to the product of--

     -    the full amount of that prepayment consideration, multiplied by

     - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2002-KEY2 certificates for the corresponding interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the amount of principal, if any, payable to that class of series 2002-KEY2 certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     For the purpose of the foregoing, the relevant discount rate will, in general, be the Yield Maintenance Interest Rate, as defined in the "Glossary" in this prospectus supplement, for the prepaid mortgage loan. However, in the case of those mortgage loans where the value specified in the column labeled "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this prospectus supplement is "No", the relevant discount rate for purposes of the foregoing will be converted to a monthly equivalent yield.

     On each payment date, immediately following the distributions described above in this "--Payments of Prepayment Premiums and Yield Maintenance Charges" section, the trustee will thereafter remit any remaining portion of the subject prepayment consideration distributable on that payment date to the holders of the class X-1 certificates.

     After the payment date on which the total principal balance of all classes of the offered certificates has been reduced to zero, the trustee will pay any prepayment consideration collected on the pooled mortgage loans, entirely to the holders of the class X-1, class H, Class J and/or class K certificates.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     - the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The class Y certificates will entitle holders to all amounts, if any, collected on the ARD Loan in the trust fund and applied as Post-ARD Additional Interest.


ALLOCATION OF COLLECTIONS ON THE POOLED MORTGAGE LOANS TO INTEREST, PRINCIPAL AND OTHER AMOUNTS DUE THEREUNDER

     Amounts collected with respect to or otherwise allocable to any particular mortgage loan in the trust fund, including in the form of payments from the related borrowers, insurance proceeds, condemnation proceeds, liquidation proceeds, repurchase proceeds and other amounts, will be applied to amounts due and owing under that mortgage loan (as if it were held as a whole mortgage loan by an institutional lender, without regard to its having been securitized) in accordance with the express provisions of the related loan documents and, in the absence of those express provisions or if and to the extent that those documents authorize the lender to use its discretion, generally as follows:

          first, as a recovery of servicing advances and/or to the payment of various servicing expenses with respect to the subject pooled mortgage loan;

          second, as a recovery of accrued and unpaid interest (other than any Default Interest and/or Post-ARD Additional Interest) with respect to the subject pooled mortgage loan to but not including the date of receipt or, in the case of a full monthly debt service payment from the related borrower, to but not including the related due date;

          third, as a recovery of principal of the subject pooled mortgage loan then due and owing, including by reason of acceleration of the debt following a default under that mortgage loan (or, if the subject pooled mortgage loan has been liquidated for cash, as a recovery to the extent of its entire remaining unpaid principal balance);

          fourth, unless the subject pooled mortgage loan has been liquidated, to various reserves required to be maintained with respect to that mortgage loan;

          fifth, as a recovery of any Default Interest and/or late payment charges due and owing with respect to the subject pooled mortgage loan;

          sixth, as a recovery of any yield maintenance charge and/or prepayment premium due and owing with respect to the subject pooled mortgage loan;

          seventh, as a recovery of various other fees and/or charges and other amounts (other than principal or, in the case of an ARD Loan, unpaid Post-ARD Additional Interest) due and owing under the subject pooled mortgage loan;

          eighth, as a recovery of any remaining principal of the subject pooled mortgage loan, to the extent of its entire remaining unpaid principal balance; and

          ninth, if the subject pooled mortgage loan is an ARD Loan, as a recovery of any accrued and unpaid Post-ARD Additional Interest with respect to the subject pooled mortgage loan.

     The foregoing allocations will be relevant for purposes of determining distributions on the series 2002-KEY2 certificates and, insofar as they are to be paid out of specific collections on the pooled mortgage loans, payments and/or reimbursements to be made to the master servicer and the special servicer.

     The foregoing allocations do not take into account Additional Trust Fund Expenses which are to be paid out of the master servicer's collection account, as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, and/or the trustee's payment account, as described under "--Payment Account" above. As indicated in those sections, certain Additional Trust Fund Expenses are to be paid out of specific recoveries on the related pooled mortgage loan and others are to be paid out of general collections on and proceeds of all the mortgage loans and any REO Properties in the trust fund. Notwithstanding the foregoing, because of the potential reductions to the Total Principal Payment Amount as a result of special servicing fees, liquidation fees and/or interest on advances paid with respect to any pooled mortgage loan during the collection period in which it is liquidated, including at a discount, or during any other collection period in which any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received as to that mortgage loan, any such expenses not otherwise offset by Default Interest and/or late payment charges on the subject pooled mortgage loan will be effectively treated as having been paid out of principal on that mortgage loan.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust assets (or, in the case of the Westfarms Mall Property, otherwise on behalf of the trust) through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan in the trust fund will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    payments on the series 2002-KEY2 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2002-KEY2 certificates, and

     - the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2002-KEY2 pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property held by the trust will be applied--

     - first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property and select other items, and

     - thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     A similar application will be done with respect to any REO Property related to the Westfarms Mall Mortgage Loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.


REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2002-KEY2 certificates. If this occurs following the payments made to the series 2002-KEY2 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2002-KEY2 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

ORDER OF ALLOCATION                       CLASS
-------------------               -----------------------
1st                                         T
2nd                                         S
3rd                                         Q
4th                                         P
5th                                         N
6th                                         M
7th                                         L
8th                                         K
9th                                         J
10th                                        H
11th                                        F
12th                                        E
13th                                        D
14th                                        C
15th                                        B
16th                                 A-1, A-2 and A-3,
                                  pro rata based on total
                                     principal balance

     The above-described reductions in the total principal balances of the respective classes of series 2002-KEY2 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2002-KEY2 certificates.

     In no event will the principal balance of any class of series 2002-KEY2 certificates identified in the foregoing table be reduced until the total principal balance of all series 2002-KEY2 certificates listed above it in the table has been reduced to zero.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses; over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets, which cost is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

     - any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1. any reimbursements and indemnifications to the trustee described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower, which fees are not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan; and

     - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement, which amounts are not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan.

     Additional Trust Fund Expenses, other than special servicing fees, workout fees and liquidation fees, will in each case be paid out of or, following the payment of any Additional Trust Fund Expense from a source other than the Default Interest and/or late payment charges referred to below in this sentence, be offset by any Default Interest and late payment charges subsequently collected on the pooled mortgage loan as to which those expenses were incurred prior to the application of that Default Interest and late payment charges to pay additional servicing compensation to the master servicer or the special servicer.


ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees, that--

     - were due or deemed due, as the case may be, with respect to the pooled mortgage loans (other than the Westfarms Mall Mortgage Loan) during the related collection period, and

     - were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan), then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any such pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     - the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 2002-KEY2 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2002-KEY2 certificates on that payment date.

     If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See "--The Trustee" below.

     In the case of the Westfarms Mall Mortgage Loan, advances of delinquent debt service payments will be made by the master servicer under the series 2002-CP3 pooling and servicing agreement and, if it fails to do so, by the trustee under the series 2002-CP3 pooling and servicing agreement. Such advances will be made, on generally the same terms and conditions described above, in accordance with the terms of the series 2002-CP3 pooling and servicing agreement. The master servicer and then the trustee under the series 2002-KEY2 pooling and servicing agreement will be required, however, to make any advance with respect to the Westfarms Mall Mortgage Loan that the master servicer and trustee under the series 2002-CP3 pooling and servicing agreement are required but fail to make. Any Appraisal Reduction Amount with respect to the Westfarms Mall Mortgage Loan will be calculated by the special servicer under the series 2002-CP3 pooling and servicing agreement, and may reduce the monthly debt service advances on the Westfarms Mall Mortgage Loan, all in accordance with that pooling and servicing agreement.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any pooled mortgage loan, from collections on that mortgage loan. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance with respect to any pooled mortgage loan that, in its judgment, would not ultimately be recoverable out of collections on that mortgage loan. The trustee will be entitled to conclusively rely on any determination of non-recoverability made by the master servicer. If the master servicer or the trustee makes any monthly debt service advance with respect to any pooled mortgage loan that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by it out of its own funds with respect to the pooled mortgage loans. That interest will accrue on the amount of each such monthly debt service advance for so long as that advance is outstanding -- or, if the advance was made during the grace period for the subject monthly debt service payment, for so long as that advance is outstanding from the end of that grace period -- at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any such monthly debt service advance will be payable--

     - first, out of any Default Interest and/or late payment charge collected on the particular pooled mortgage loan as to which that monthly debt service advance was made, and

     - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first above that have been collected through the date of that reimbursement have been insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any Default Interest and late payment charges subsequently collected on the particular pooled mortgage loan as to which the subject advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

     To the extent not offset by Default Interest and late payment charges accrued and actually collected on the particular pooled mortgage loan as to which the subject advances were made, interest accrued on outstanding monthly debt service advances with respect to the pooled mortgage loans will result in a reduction in amounts payable on the series 2002-KEY2 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     - each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund (or, in the case of the Westfarms Mall Mortgage Loan, if applicable, otherwise on behalf of the trust), the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for the ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee--

     - a payment date statement substantially in the form of Annex C to this prospectus supplement, and

     - a CMSA collateral summary file, a CMSA bond level file and, to the extent received by the trustee since the last payment date or the date of initial issuance of the series 2002-KEY2 certificates, as applicable, each other file and report comprising the CMSA Investor Reporting Package.

     The master servicer or the special servicer, as specified in the series 2002-KEY2 pooling and servicing agreement, is required to deliver to the trustee monthly a copy of, or as to certain reports, the special servicer shall provide certain data fields relating to, each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged real properties, in each case providing the most recent information available as of the end of the most recently ended collection period:

     -    a CMSA loan periodic update file;

     -    a CMSA property file;

     -    a CMSA financial file;

     -    a CMSA delinquent loan status report;

     -    a CMSA historical loan modification report;

     -    a CMSA historical liquidation report;

     -    a CMSA REO status report;

     -    a CMSA comparative financial status report; and

     -    a CMSA servicer watch list.

     In addition, in connection with the receipt by the master servicer, whether from the related borrower, through the special servicer or otherwise, of any annual, quarterly, monthly or other periodic operating statements or rent rolls with respect to any of the mortgaged real properties and REO Properties relating to the mortgage pool, the master servicer will, based on those operating statements and/or rent rolls, prepare or, if previously prepared, update an operating statement analysis report for that property. The master servicer will forward to the trustee and the series 2002-KEY2 controlling class representative all of the operating statement analysis reports prepared and/or updated by the master servicer. See "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement.

     Each file or report that comprises the CMSA Investor Reporting Package will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2002-KEY2 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as that other form of presentation contemplates additional information, is reasonably acceptable to the parties to the series 2002-KEY2 pooling and servicing agreement.

     The master servicer under the series 2002-CP3 pooling and servicing agreement will deliver similar CMSA reports to the series 2002-KEY2 master servicer that pertain to the Westfarms Mall Mortgage Loan. The timing of that delivery may require the series 2002-KEY2 master servicer to supplement information with respect to the Westfarms Mall Mortgage Loan as it is received.

     During any period that reports are required to be filed with the SEC with respect to the trust in accordance with Section 15(d) of the Securities and Exchange Act of 1934, as amended, each recipient of a payment date statement or any file or report comprising the CMSA Investor Reporting Package referred to in the first paragraph of this "--Certificateholder Reports" section shall be deemed to have agreed to keep confidential the information therein until such payment date statement is filed with the SEC.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2002-KEY2 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2002-KEY2 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, to any holder or, subject to the discussion under "--Reports to Certificateholders; Available Information--Book-Entry Certificates" above, beneficial owner of offered certificates, the monthly payment date statement, the CMSA bond level file, the CMSA collateral summary file and select other reports comprising the CMSA Investor Reporting Package via the trustee's internet website, which is currently located at "http://www.ctslink.com/cmbs".

     The master servicer also may make some or all of the reports constituting the CMSA Investor Reporting Package available via its internet website.

     Neither the trustee nor the master servicer will make any representations or warranties as to the accuracy or completeness of, and each may attach a reasonable and customary disclaimer to any information made available by it.

     The trustee and the master servicer each may require registration and the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its electronic bulletin board and/or internet website. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2002-KEY2 pooling and servicing agreement.

     Other Information. The series 2002-KEY2 pooling and servicing agreement will obligate the trustee to make available at its offices, upon reasonable prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     - the series 2002-KEY2 pooling and servicing agreement, including exhibits, and any amendments to the series 2002-KEY2 pooling and servicing agreement;

     - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2002-KEY2 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement; and

     - the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans (other than the Westfarms Mall Mortgage Loan), that are to be added to the mortgage files from time to time.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

     The series 2002-KEY2 pooling and servicing agreement will also obligate the master servicer to make available at its offices, upon reasonable written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the master servicer as a prospective transferee of an offered certificate or any interest in an offered certificate, originals or copies of, among other things, the following items:

     - the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement or, in the case of the Westfarms Mall Property, otherwise received by the master servicer;

     - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected or otherwise received by the master servicer or the special servicer as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - all of the servicing files in the master servicer's possession with respect to the pooled mortgage loans (exclusive of any items therein that may not be disclosed by reason of contract or applicable law).

Copies of any and all of the foregoing items will be available from the master servicer upon request. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies or, under certain circumstances, the series 2002-KEY2 controlling class representative.

     In connection with providing access to or copies of the items described above, the trustee or the master servicer, as applicable, may require:

     - in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2002-KEY2 pooling and servicing agreement or otherwise reasonably acceptable to the trustee or the master servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2002-KEY2 pooling and servicing agreement or otherwise reasonably acceptable to the trustee or the master servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.


VOTING RIGHTS

     The voting rights for the series 2002-KEY2 certificates will be allocated as follows:

     - 98.0% of the voting rights will be allocated to the class A-1, A-2, A-3, B, C, D, E, F, H, J, K, L, M, N, P, Q, S and T certificates in proportion to the respective total principal balances of those classes;

     - 2.0% of the voting rights will be allocated to the class X-1 and X-2 certificates in proportion to the respective total notional amounts of those classes; and

     - 0.0% of the voting rights will be allocated to the class R and Y certificates.

     Voting rights allocated to a class of series 2002-KEY2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.


TERMINATION

     The obligations created by the series 2002-KEY2 pooling and servicing agreement will terminate following the earliest of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund,

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2002-KEY2 controlling class, the master servicer or the special servicer, in that order of preference, and

     3. the exchange by any single holder, or any collective group of holders, of all the series 2002-KEY2 certificates, for all the mortgage loans and each REO Property remaining in the trust fund.

     Written notice of termination of the series 2002-KEY2 pooling and servicing agreement will be given to each series 2002-KEY2 certificateholder. The final payment with respect to each series 2002-KEY2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2002-KEY2 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or any single holder or group of holders of the series 2002-KEY2 controlling class of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               (a) all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

               (b) all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2002-KEY2 pooling and servicing agreement.

That purchase will result in early retirement of the then outstanding series 2002-KEY2 certificates. However, the right of the master servicer, the special servicer or any single holder or group of holders of the series 2002-KEY2 controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2002-KEY2 certificateholders, will constitute part of the Standard Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2002-KEY2 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     Any exchange by any single holder, or any collective group of holders, of all of the then outstanding series 2002-KEY2 certificates for all of the mortgage loans and each REO Property remaining in the trust fund may be made by giving written notice to each of the parties to the series 2002-KEY2 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. In the event that any single holder, or any collective group of holders, of all the series 2002-KEY2 certificates elects to exchange those certificates for all of the mortgage loans and each REO Property remaining in the trust fund, that holder or those holders, as the case may be, no later than the business day immediately preceding the payment date on which the final payment on the series 2002-KEY2 certificates is to occur, must deposit in the master servicer's collection account immediately available funds in an amount equal to all amounts then due and owing to the master servicer, the special servicer, the trustee and their respective agents under the series 2002-KEY2 pooling and servicing agreement.

     Notwithstanding the foregoing, the Westfarms Mall Mortgage Loan may be acquired as described above only by certain large institutions meeting the criteria set forth in the Westfarms Intercreditor Agreements.


THE TRUSTEE

     Wells Fargo will act as initial trustee under the series 2002-KEY2 pooling and servicing agreement. Wells Fargo is a direct, wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office (a) for certificate transfer purposes, at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 and (b) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Client Manager - SBMS VII 2002-KEY2. In addition, Wells Fargo maintains a CMBS customer service help desk at (301) 815-6600.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     -    be authorized under those laws to exercise trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

If the subject corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2002-KEY2 certificates in its own name. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. With respect to each and every pooled mortgage loan, including each specially serviced mortgage loan, each mortgage loan as to which the related mortgaged real property has become an REO Property and each mortgage loan that has been defeased, that fee will accrue on the same interest accrual basis as the related mortgage loan at a specified rate per annum on the Stated Principal Balance of the related mortgage loan outstanding from time to time. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will also be permitted to retain investment income earned on amounts on deposit in the payment account and the interest reserve account.

     See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.


                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rates for the class A-1, A-2 and A-3 certificates are, in each case, fixed. The pass-through rates applicable to the class B, C, D, E and F certificates could, in each case, be limited by the Weighted Average Pool Pass-Through Rate from time to time. Accordingly, the yield on the class B, C, D, E and F certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are paid in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans, including as a result of the purchase of any mortgage loan out of the trust as described under "Description of the Mortgage Pool--Cures and Repurchases" and "Description of the Offered Certificates--Termination" in this prospectus supplement, will result in payments on the offered certificates of amounts that would otherwise be paid over the remaining terms of the underlying mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on those mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its ARD Loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. Conversely, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of payments on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal payments on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust fund:

     -    prevailing interest rates;

     -    the terms of the mortgage loans, including--

          1. provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that result in balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Mortgage Pool" and "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Standard Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Standard Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.


WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The tables set forth on Annex B to this prospectus supplement--

     - indicate the respective weighted average lives of the various classes of the offered certificates, and

     - set forth the percentages of the respective initial total principal balances of the various classes of the offered certificates that would be outstanding after the payment dates in each of the calendar months shown.

     Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

     For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity Considerations" section and Annex B, the weighted average life of any offered certificate is determined by:

          1. multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, which is part of the Maturity Assumptions, to the related payment date;

          2.   summing the results; and

          3. dividing the result by the sum of the scheduled principal payments for the certificate.

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which the principal of the pooled mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase of a pooled mortgage loan from the trust or the optional termination of the trust. The purchase of a pooled mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the pooled mortgage loan had prepaid in full, except that no prepayment fee is collectable on the pooled mortgage loans.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Annex B. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex B and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the pooled mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the pooled mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the pooled mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the pooled mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     - all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

     - mortgage loans in the trust fund that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise, or

     - mortgage loans in the trust fund will not experience defaults and losses.


USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust fund and to pay those expenses incurred in connection with the issuance of the series 2002-KEY2 certificates.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, our counsel, Sidley Austin Brown & Wood LLP, will deliver its opinion generally to the effect that, assuming compliance with the series 2002-KEY2 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III and the five individual loan REMICs, respectively, will each qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     -    the pooled mortgage loans,

     -    any REO Properties acquired as part of the trust fund,

     -    the master servicer's collection account,

     -    the special servicer's REO account, and

     -    the trustee's payment account and interest reserve account.

However, each of five mortgage loans constitutes the sole asset of a separate REMIC and the regular interest in each of those loan REMICs will be an asset of REMIC I instead of that mortgage loan or any related REO Property. In addition, neither REMIC I nor any of the individual loan REMICs will include any collections of Post-ARD Additional Interest on any ARD Loan.

For federal income tax purposes,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     -    the class A-1, A-2, A-3, X-1, X-2, B, C, D, E, F, H, J, K, L, M, N, P,
          Q, S and T certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     - the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II, REMIC III and the five individual loan REMICs, and

     - the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD Additional Interest collected on any ARD Loan.


DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, none of the offered certificates will be issued with more than a de minimis amount of original issue discount.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of market discount and premium, if any, for federal income tax reporting purposes, the prepayment assumption used will be that, subsequent to the date of any determination:

     - any ARD Loan in the trust fund will be paid in full on its anticipated repayment date,

     - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity,

     - there will be no extension of maturity for any mortgage loan in the trust fund, and

     - no mortgage loan is purchased out of or otherwise removed from the trust for any reason.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will generally be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

     - "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     - "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     - the borrower pledges substitute collateral that consist solely of certain government securities;

     -    the mortgage loan documents allow that substitution;

     - the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     -    the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B), respectively of the Internal Revenue Code.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

GENERAL

     If you are--

     (1)  a fiduciary of a Plan, or

     (2)  any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets of the trust will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.

     See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception is tested immediately after each acquisition of a series 2002-KEY2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2002-KEY2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2002-KEY2 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of the offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.


THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Salomon Smith Barney Inc, which exemption is identified as Prohibited Transaction Exemption 91-23. Subject to the satisfaction of certain conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - first, the acquisition of the offered certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - second, at the time of its acquisition by the Plan, the offered certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     - third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     -    fourth, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of offered certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2002-KEY2 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of the offered certificates be rated at least investment grade by S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the offered certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     - the trust assets must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     - the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer, any party with servicing responsibilities with respect to the Westfarms Mall Mortgage Loan or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     -    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower;

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied at the time of the purchase.


EXEMPT PLANS

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.


FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     -    are legal investments for them, or

     -    are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to--

     -    prudent investor provisions,

     -    percentage-of-assets limits, and

     - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement dated September 17, 2002, between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotments, as specified below, of the offered certificates (in each case expressed as an approximate percentage of the total principal balance of the respective classes of the offered certificates). It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about September 26, 2002, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.44% of the initial total principal balance of the offered certificates, plus accrued interest on all the offered certificates from September 1, 2002.

UNDERWRITER                              CLASS A-1    CLASS A-2   CLASS A-3   CLASS B    CLASS C    CLASS D    CLASS E    CLASS F
-----------                              ---------    ---------   ---------   -------    -------    -------    -------    -------
Salomon Smith Barney Inc.                   97.72%      84.71%      86.13%    100.00%    100.00%    100.00%    100.00%    100.00%
Credit Suisse First Boston Corporation       0.00        0.00        9.91       0.00       0.00       0.00       0.00       0.00
McDonald Investments Inc.                    2.28       15.29        0.00       0.00       0.00       0.00       0.00       0.00
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated                               0.00        0.00        3.96       0.00       0.00       0.00       0.00       0.00
                                           ------      ------      ------     ------     ------     ------     ------     ------
Total                                      100.00%     100.00%     100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                           ======      ======      ======     ======     ======     ======     ======     ======

     With respect to this offering--

     - Salomon Smith Barney Inc., one of our affiliates, will act as lead manager and sole bookrunner, and

     - Credit Suisse First Boston Corporation, McDonald Investments Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-managers.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     Each underwriter has advised us that it presently intends to make a market in the offered certificates, but it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

     The underwriters may engage in transactions that maintain or otherwise affect the price of the offered certificates, including short-covering transactions in such offered certificates, and the imposition of a penalty bid, in connection with the offering. These activities may cause the price of the offered certificates to be higher than the price that would exist in the open market absent these activities, and these activities may be discontinued at any time.

     We expect that delivery of the offered certificates will be made against payment therefor on or about September 26, 2002, which is more than three business days following the date of pricing of the offered certificates. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the offered certificates should take this into account on re-trade.


                                  LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.


                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows by S&P and Moody's:

CLASS                           S&P               MOODY'S
-----                           ---               -------
Class A-1                       AAA                 Aaa
Class A-2                       AAA                 Aaa
Class A-3                       AAA                 Aaa
Class B                         AA                  Aa2
Class C                         AA-                 Aa3
Class D                         A+                   A1
Class E                          A                   A2
Class F                         A-                   A3

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all payments of interest to which they are entitled on each payment date, and

     - the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date.

     The ratings on respective classes of offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     -    the tax attributes of the offered certificates or of the trust,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     -    the yield to maturity that investors may experience,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest (including any Post-ARD Additional Interest added to the principal balance of the related pooled mortgage loan) will be received.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any pooled mortgage loan (other than the Westfarms Mall Mortgage Loan), a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of September 1, 2002, as to which default the master servicer and the special servicer may forbear taking any enforcement action provided that each of the following relevant conditions are satisfied:

     - the master servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate;

     - if the then outstanding principal balance of such mortgage loan is in excess of $2,500,000 (or any lesser amount that the master servicer deems appropriate), the master servicer has obtained the concurrence of the special servicer with respect to the master servicer's determination referred to in the immediately preceding bullet; and

     - if the cut-off date principal balance of such mortgage loan is in excess of $20,000,000, the special servicer has determined, in its reasonable judgment, based on information and analysis provided to it by the master servicer, that forbearance in the taking of any enforcement action with respect to the subject default clearly and convincingly is in accordance with the Servicing Standard.

In making the determination described in the third bullet of the prior sentence, the special servicer will be required to consider as the primary factor the specific terrorism insurance terms of the related mortgage loan documents.

     "ADDITIONAL REVIEW PERIOD" has the meaning given to that term under "Description of the Mortgage Pool--Significant Mortgage Loans--The Westfarms Mall Mortgage Loan--Certain Rights of the Trust with Respect to the Servicing of the Westfarms Mall Loan Group" in this prospectus supplement.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     - arises out of a default on a mortgage loan or an otherwise unanticipated event,

     -    is not included in the calculation of a Realized Loss, and

     - is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series 2002-KEY2 pooling and servicing agreement that has no recourse to the trust for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the sum of the master servicing fee rate, plus the per annum rate applicable to the calculation of the trustee fee. The master servicing fee rate will include any primary servicing fee rate.

     "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

     "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan or Related Westfarms Mall Mortgage Loan, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date or, in the case of a mortgage loan with an initial interest-only period, as of the date amortization is scheduled to begin.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

     -    will be determined shortly following the later of--

          A. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, and

          B.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     -    will equal the excess, if any, of "x" over "y" where--

          X.   "x" is equal to the sum of:

               1.   the Stated Principal Balance of the mortgage loan;

               2. to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

               3. all accrued but unpaid special servicing fees with respect to the mortgage loan;

               4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances; and

               5. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or REO Property, and

          Y.   "y" is equal to the sum of:

               1.   the excess, if any, of--

                    (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over

                    (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

               2. the amount of escrow payments and reserve funds held by the master servicer or the special servicer with respect to the mortgage loan; and

               3. the amount of any letter of credit that constitutes additional security for the mortgage loan and that may be used to reduce the principal balance of the mortgage loan.

     If, however--

     - the appraisal or other valuation referred to above in clause A. of the first bullet of this definition is not obtained or performed by the earlier of the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition and the date on which the subject mortgage loan first becomes 120 days delinquent as to any monthly debt service payment (other than any balloon payment, for which the applicable delinquency period is either (x) 150 days if the borrower continues to make the assumed monthly debt service payments and a refinancing commitment reasonably acceptable to the special servicer has been delivered or (y) 120 days otherwise), and

     -    either--

          1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged real property or REO Property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, would materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     Any Appraisal Reduction Amount with respect to any cross-collateralized mortgage loan in the trust fund will be calculated without regard to the subject cross-collateralization.

     Notwithstanding anything herein to the contrary, any Appraisal Reduction Amount with respect to the Westfarms Mall Mortgage Loan will be determined by the series 2002-CP3 special servicer in accordance with the series 2002-CP3 pooling and servicing agreement and its calculation may differ from that described above.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan), any of the following events:

     - the mortgage loan has been the subject of a Servicing Transfer Event and has been modified by the special servicer (other than as a result of the extension of the maturity date for less than six months) in a manner that--

          1. materially affects the amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

          3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days (or, in the case of a delinquent balloon payment for any pooled mortgage loan, the failure continues either for 90 days or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer and is continuing to make the assumed monthly debt service payment for the mortgage loan, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur);

     - any other material payment due under the related loan documents remains unpaid for 60 days past the date on which that payment was first required to be made;

     - a receiver is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan for 60 days;

     - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings and those proceedings remain undismissed and undischarged for 60 days; or

     - the mortgaged real property securing the mortgage loan becomes an REO Property.

     An "Appraisal Trigger Event" (or the equivalent) with respect to the Westfarms Mall Mortgage Loan is defined under the series 2002-CP3 pooling and servicing agreement and the relevant events may differ from those specified above.

     "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing a pooled mortgage loan (other than the Westfarms Mall Mortgage
Loan) the independent appraiser's estimate of value of the leased fee estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex A-1.

     "ARCAP" means ARCap Special Servicing, Inc.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such, and described under, "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement--The Series 2002-KEY2 Controlling Class Representative--Rights and Powers of the Series 2002-KEY2 Controlling Class Representative" in this prospectus supplement.

     "AVENTINE APARTMENTS MORTGAGE LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Aventine Apartments.

     "BROOKFIELD" means Brookfield Properties Corporation.

     "CBL PORTFOLIO" means, collectively, the Regency Mall Mortgage Loan, the Jefferson Mall Mortgage Loan and the Westgate Mall Mortgage Loan.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CMSA INVESTOR REPORTING PACKAGE" means, collectively:

     -    the following six electronic files--

          1.   CMSA loan set-up file,

          2.   CMSA loan periodic update file,

          3.   CMSA property file,

          4.   CMSA bond level file,

          5.   CMSA financial file, and

          6.   CMSA collateral summary file; and

     -    the following eight supplemental reports--

          1.   CMSA delinquent loan status report,

          2.   CMSA historical loan modification report,

          3.   CMSA historical liquidation report,

          4.   CMSA REO status report,

          5.   CMSA operating statement analysis report,

          6.   CMSA comparative financial status report,

          7.   CMSA servicer watch list, and

          8.   CMSA NOI adjustment worksheet.

In general, the various files and reports that make up the CMSA Investor Reporting Package will, in each case, be in the respective form available as of the date of initial issuance of the offered certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of the relevant information--

     - as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and

     - insofar as it requires the presentation of information in addition to that called for in the form of the subject file or report available as of the date of initial issuance of the offered certificates on the CMSA website, as is reasonably acceptable to the master servicer, the special servicer or the trustee, as applicable.

     "COLUMBIA PORTFOLIO PROPERTIES" means, collectively, the three mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Columbia Shopping Center, Columbia Park Mobile Home Park and Brook Park Mobile Home Park, respectively.

     "COLUMBIA PORTFOLIO MORTGAGE LOAN" means the pooled mortgage loan secured by the Columbia Portfolio Properties.

     "COLUMN" means Column Financial, Inc.

     "COMMONS AND GREENTREE PORTFOLIO APARTMENTS MORTGAGE LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Commons and Greentree Apartments.

     "COUNTRY CLUB VILLAS APARTMENTS MORTGAGE LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Country Club Villas Apartments.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LTV RATIO" generally means, for any underlying mortgage loan, the ratio of--

     - the cut-off date principal balance of the mortgage loan (or, in the case of the Westfarms Mall Mortgage Loan, the combined cut-off date principal balance of the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan), to

     - the Appraised Value of the related mortgaged real property or properties.

     However, in the event that an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then the Cut-off Date LTV Ratio is the ratio of--

     - the total cut-off date principal balance for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that--

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the related mortgage interest rate set forth on Annex A-1 and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DEL ORO APARTMENTS MORTGAGE LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Del Oro Apartments.

     "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

     "DEUTSCHE BANK" means Deutsche Bank AG.

     "DGMG" means Deutsche Grundbesitz Management GmbH.

     "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any pooled mortgage loan, the monthly dollar amount actually deposited into a replacement reserves escrow account in conjunction with the June 2002 monthly debt service payment, multiplied by 12.

     "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any pooled mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any pooled mortgage loan, the monthly dollar amount actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the June 2002 monthly debt service payment, multiplied by 12.

     "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any pooled mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

     "EXCHANGE PLACE MORTGAGE LOAN" means the pooled mortgage loan secured by the Exchange Place Property.

     "EXCHANGE PLACE BORROWER" means WFP 53 State Street Co. Limited
Partnership.

     "EXCHANGE PLACE PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Exchange Place.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Salomon Smith Barney Inc.,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc., and

     - any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those expenses generally include--

     -    salaries, wages and benefits,

     -    the costs of utilities,

     -    repairs and maintenance,

     -    marketing,

     -    insurance,

     -    management,

     -    landscaping,

     -    security, if provided at the mortgaged real property,

     -    real estate taxes,

     -    general and administrative expenses,

     -    ground lease payments, and

     -    other similar costs,

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

     "FEE MORTGAGE DEBT" has the meaning given to that term under "Description of the Mortgage Pool--Significant Mortgage Loans--The Exchange Place Mortgage Loan--Fee Mortgage" in this prospectus supplement.

     "FITCH" means Fitch Ratings, Inc.

     "GAAP" means generally accepted accounting principles in the United States.

     "JEFFERSON MALL MORTGAGE LOAN" means the pooled mortgage loan secured by the Jefferson Mall Property.

     "JEFFERSON MALL PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Jefferson Mall.

     "KEYBANK" means KeyBank National Association, one of the mortgage loan sellers.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage.

     "INITIAL REVIEW PERIOD" has the meaning given to that term under "Description of the Mortgage Pool--Significant Mortgage Loans--The Westfarms Mall Mortgage Loan--Certain Rights of the Trust with Respect to the Servicing of the Westfarms Mall Loan Group" in this prospectus supplement.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "LOAN BALANCE AT MATURITY/ARD" means, with respect to any pooled mortgage loan or Related Westfarms Mall Mortgage Loan, the principal balance remaining after giving affect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or, in the case of an ARD Loan, the anticipated repayment date, assuming no prior prepayments or defaults.

     "LOC" means letter of credit.

     "LUST" means leaking underground storage tank.

     "MAJOR TENANT" means either the largest, second largest or, if at least 10%, third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

     "MALL SITE GROUND LEASE" has the meaning given to that term under "Description of the Mortgage Pool--Significant Mortgage Loans--The CBL Portfolio--The Westgate Mall Mortgage Loan" in this prospectus supplement.

     "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2002-KEY2 certificates and the underlying mortgage loans:

     - the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $932,759,715;

     - the initial total principal balance or notional amount, as the case may be, of each class of series 2002-KEY2 certificates, other than the class R and Y certificates, is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2002-KEY2 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the mortgage loans provides for monthly debt service payments to be due on the first or eleventh day of each month and accrues interest on the respective basis described in this prospectus supplement, which is a 30/360 basis or an actual/360 basis;

     - there are no breaches of any mortgage loan seller's representations and warranties regarding the mortgage loans that are being sold by it;

     - none of the mortgage loans included in the single loan REMICs defeases on or prior to the second anniversary of the date of initial issuance of the series 2002-KEY2 certificates;

     - monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and amortization is assumed to occur prior to prepayment;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     -    each ARD Loan is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     - all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     - no mortgage loan is required to be repurchased by any mortgage loan seller;

     -    no prepayment premiums or yield maintenance charges are collected;

     -    there are no Additional Trust Fund Expenses;

     - payments on the offered certificates are made on the 18th day of each month, commencing in October 2002; and

     -    the offered certificates are settled on September 26, 2002.

     "MATURITY DATE/ARD LTV RATIO" means, for any underlying mortgage loan, the ratio of--

     - the related Loan Balance at Maturity/ARD for the particular mortgage loan (or, in the case of the Westfarms Mall Mortgage Loan, the combined Loan Balance at Maturity/ARD for the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan), to

     - the Appraised Value of the related mortgaged real property or properties.

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Maturity Date/ARD LTV Ratio is the ratio of--

     - the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NAP" means not applicable.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     - the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     - the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "NET MORTGAGE RATE" means, for any pooled mortgage loan, the mortgage interest rate, minus the Administrative Fee Rate.

     "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing a pooled mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations. With respect to the Westfarms Mall Mortgage Loan, NOI will be reported to the series 2002-KEY2 master servicer by the master servicer under the Series 2002-CP3 pooling and servicing agreement.

     "NOI DEBT SERVICE COVERAGE RATIO" or "NOI DSCR" means, for any underlying mortgage loan, the ratio of--

     - the annualized NOI for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan (or, in the case of the Westfarms Mall Mortgage Loan, the total Annual Debt Service for the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan).

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then NOI DSCR is the ratio of--

     - the total NOI for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "NORTHLAND PORTFOLIO MORTGAGE LOANS" means, collectively, the Country Club Villas Apartments Mortgage Loan, the Royal Crest Apartments Mortgage Loan, the Commons and Greentree Portfolio Apartments Mortgage Loan and the Del Oro Apartments Mortgage Loan.

     "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, for any mortgaged real property, the percentage of leasable square footage or total Units/Pads, as the case may be, at the particular property that was physically occupied as of the "Occupancy as of Date" specified in the Annex A-1 to this prospectus supplement specified.

     "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     -    the actual mortgage loan rate; and

     -    the actual monthly debt service payment.

     "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     - if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2002-KEY2 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations issued by the United States Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan acquires an "equity interest" in that entity.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower, or any early collection of principal of a pooled mortgage loan made out of insurance proceeds or condemnation proceeds, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment or other early collection of principal for the period following that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest, Post-ARD Additional Interest, prepayment premiums, yield maintenance charges and late payment charges included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower, or any early collection of principal of a pooled mortgage loan made out of insurance proceeds or condemnation proceeds, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment or other early collection of principal through that due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest, Post-ARD Additional Interest, prepayment premiums, yield maintenance charges or late payment charges.

     "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

     - "LO(y)" means that the original duration of the lock-out period is y payments;

     - "DEFEASANCE(y)" means that the original duration of the defeasance period is y payments;

     - "GRTRX%UPBORYM(y)" means that, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     - "FREE(y)" means that the underlying mortgage loan is freely prepayable for a period of y payments; and

     - "YM(y)" means that, for an original period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge.

     - "YMORDEFEASANCE(y)" means, for the Exchange Place Mortgage Loan, for an original period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge; however, the borrower also has the right, but not the obligation, to defease the loan during this period in lieu of prepaying the loan and paying the applicable yield maintenance charge.

     "PRESENT VALUE" means a yield maintenance premium that is equal to the excess, if any, of--

          (1) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate, over

          (2)  the amount of principal being prepaid.

     "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

     "REALIZED LOSSES" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing a pooled mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

     "REGENCY MALL MORTGAGE LOAN" means the pooled mortgage loan secured by the Regency Mall Property.

     "REGENCY MALL PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Regency Mall.

     "RELATED MORTGAGE LOAN GROUP" means a group of underlying mortgage loans that have at least one key principal or sponsor in common and that may or may not be cross-collateralized or have the same borrower.

     "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "RELATED WESTFARMS MALL MORTGAGE LOANS" has the meaning given to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfarms Mall Mortgage Loan--General" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM" means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization Term less the Seasoning of the loan, calculated as of the cut-off date; and (b) with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term.

     "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by (or, in the case of the Westfarms Mall Property, if applicable, on behalf of) the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicer,

     -    the special servicer,

     -    any sub-servicers,

     - any parties with servicing responsibilities in respect of the Westfarms Mall Mortgage Loan,

     -    the mortgage loan sellers,

     - each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series 2002-KEY2 certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any pooled mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     - for the multifamily rental properties, gross rental and other revenues; and

     - for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

     "ROYAL CREST APARTMENTS MORTGAGE LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Royal Crest Apartments.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SBRC" means Salomon Brothers Realty Corp., one of the mortgage loan sellers.

     "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first payment date, if any, as of which the total principal balance of the class A-1, A-2 and A-3 certificates outstanding immediately prior to that payment date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date; plus

     -    the lesser of--

          1.   the Total Principal Payment Amount for that payment date, and

          2. the portion of the Available P&I Funds for that payment date that will remain after all required distributions of interest on the class X-1, X-2, A-1, A-2 and A-3 certificates have been made on that payment date.

     "SERVICING STANDARD" means, with respect to each of the master servicer and the special servicer, to service and administer the pooled mortgage loans and any REO Properties for which that party is responsible under the series 2002-KEY2 pooling and servicing agreement:

     - with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable mortgage loans and REO properties, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

     -    with a view to--

          l. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

          2. the full collection of all prepayment premiums and yield maintenance charges that may become due under those mortgage loans,

          3. if any such mortgage loan comes into and continues in default, the maximization of the recovery on that defaulted mortgage loan to the series 2002-KEY2 certificateholders, as a collective whole, on a present value basis, and

          4. to the extent necessary to offset all Additional Trust Fund Expenses that may be paid or for which the trust fund may be reimbursed therefrom, the collection of all Default Interest and late payment charges that may become due under those mortgage loans; and

     -    without regard to any conflicts of interest that may arise from--

          1. any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the mortgage loan sellers and/or the other parties to the series 2002-KEY2 pooling and servicing agreement,

          2. the ownership of any series 2002-KEY2 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

          3. the obligation of the master servicer to make advances or otherwise to incur servicing expenses,

          4. the special servicer's obligation to make, or direct the master servicer to make, servicing advances or otherwise to incur servicing expenses,

          5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the series 2002-KEY2 pooling and servicing agreement or with respect to any particular transaction,

          6. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other real estate loans or real properties not included in or securing, as the case may be, the mortgage pool,

          7. the ownership by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the underlying borrowers or any of their respective affiliates, and

          8. any obligation of the master servicer or the special servicer, as the case may be, or any of its affiliates, to repurchase any pooled mortgage loan under the related mortgage loan purchase agreement, or to pay an indemnity, as a result of a material document defect or a material breach;

provided that the foregoing definition of "Servicing Standard" shall apply to the master servicer or special servicer under the series 2002-KEY2 pooling and servicing agreement with respect to the Westfarms Mall Mortgage Loan or any related REO Property only to the extent of (x) the limited duties for which the master servicer or special servicer, as applicable, is expressly responsible under the series 2002-KEY2 pooling and servicing agreement and (y) any consent rights that such party may exercise with respect to the Westfarms Mall Mortgage Loan or any related REO Property.

     The servicing standard under the series 2002-CP3 pooling and servicing agreement may vary from the foregoing.

     "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan (other than the Westfarms Mall Mortgage Loan), any of the following events:

     1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other payment required under the related mortgage loan documents, and either the failure actually continues, or the master servicer believes it will continue, unremedied (and unwaived) for 60 days beyond the date on which the subject payment was due (or, in the case of a delinquent balloon payment, either for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered prior to the maturity date a refinancing commitment reasonably acceptable to the special servicer and is continuing to make the assumed monthly debt service payment, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur);

     2. the master servicer or the special servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is likely to occur within 30 days, and either (i) the related borrower has requested a material modification of the payment terms of the related mortgage loan, which modification the master servicer, in its reasonable judgment, determines is necessary to avoid a monetary or a material non-monetary default, or (ii) the default is likely to remain unremedied for at least the period contemplated by clause 1. of this definition;

     3. the master servicer determines that a default, other than as described in clauses 1. and 2. above, has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the subject mortgage loan, and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist:

     - with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     - with respect to the circumstances described in clauses 2. and 4. of this definition, if and when those circumstances cease to exist in the judgment of the special servicer;

     - with respect to the circumstances described in clause 3. of this definition, if and when the default is cured in the judgment of the special servicer; and

     - with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated.

     A "Servicing Transfer Event" with respect to the Westfarms Mall Mortgage Loan is defined under the series 2002-CP3 pooling and servicing agreement and may vary from the events described above.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "STANDARD AVAILABLE P&I FUNDS" means, with respect to any payment date, all funds in the trustee's payment account that are available to make payments of interest and principal on the series 2002-KEY2 certificates on that payment date. The trustee will apply the Standard Available P&I Funds as described under

"Description of the Offered Certificates--Payments" in this prospectus supplement to pay principal and accrued interest on the series 2002-KEY2 certificates (exclusive of the class R and Y certificates) on that date.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

     - will initially equal its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due on or before that date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent payment date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan,

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period, and

          3. any special servicing fees, liquidation fees and/or interest on advances related to that mortgage loan that, in accordance with the definition of "Total Principal Payment Amount", were allocated to reduce the portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the payment date following the end of the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "TOTAL AVAILABLE FUNDS" means, with respect to any payment date, the total amount of funds available to make payments on the series 2002-KEY2 certificates on that date as described under "Description of the Offered
Certificates--Payment Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date prior to the final payment date, an amount equal to the total, without duplication, of the following:

          1. all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any portion of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

          2. all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period;

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject pooled mortgage loan or, in the case of an REO Property, of the related pooled mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date, and

          4. all advances of principal made with respect to the pooled mortgage loans for that payment date;

provided that, if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject payment date, then that portion, if any, of the aggregate amount described in clauses 1. through 4. above that is attributable to that mortgage loan will be reduced -- to not less than zero -- by any special servicing fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject payment date.

     For the final payment date, the "Total Principal Payment Amount" will be an amount equal to the total Stated Principal Balance of the entire mortgage pool outstanding immediately following the payment date that precedes the final payment date.

     "UAV" means unavailable.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 2000-58.

     "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing a pooled mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     - operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     - if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     - those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

     Underwritten Expenses generally include--

     -    salaries, wages and benefits,

     -    the costs of utilities,

     -    repairs and maintenance,

     -    marketing,

     -    insurance,

     -    management,

     -    landscaping,

     -    security, if provided at the mortgaged real property,

     -    real estate taxes,

     -    general and administrative expenses, and

     -    ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

     "UNDERWRITTEN NET CASH FLOW", "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI--

     -    underwritten capital expenditure reserves, and

     -    underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, for any underlying mortgage loan, the ratio of--

     - the U/W NCF for the corresponding mortgaged real property or properties, to

     - the Annual Debt Service for the underlying mortgage loan (or, in the case of the Westfarms Mall Mortgage Loan, the combined Annual Debt Service for the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan).

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then U/W NCF DSCR is the ratio of--

     - the total U/W NCF for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     Furthermore, in the event that the underlying mortgage loan is subject to a holdback, as identified in "Description of the Mortgage Pool--Additional Loan and Property Information--Holdbacks" in this prospectus supplement, the U/W NCF DSCR is derived as discussed in that section.

     "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any pooled mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the Underwritten NOI for the mortgaged real property set forth in this prospectus supplement. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO", "UNDERWRITTEN NOI DSCR" or "U/W NOI DSCR" means, for any underlying mortgage loan, the ratio of--

     - the Underwritten NOI for the related mortgaged real property or properties, to

     - the Annual Debt Service for the related underlying mortgage loan (or, in the case of the Westfarms Mall Mortgage Loan, the combined Annual Debt Service for the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan).

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Underwritten NOI DSCR means the ratio of--

     - the total Underwritten NOI for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     - in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

     - in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus--

          1. for some commercial properties, percentage rents or other revenues based on normalized actual amounts collected during previous operating periods, and/or

          2. in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.

     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

     However, Underwritten Revenues were decreased to take into account--

     - the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower,

     - lender's minimum vacancy underwriting criteria for the applicable property type, and

     - for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property.

     "UNITS" and "PADS", respectively, mean:

     - in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this prospectus supplement as "Units"; and

     - in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A-1 to this prospectus supplement as "Pads".

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any pooled mortgage loan, the number of years obtained by dividing:

          (1)  the then outstanding principal amount of the mortgage loan into

          (2)  the total of the products obtained by multiplying:

               (a) the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

               by

               (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date on which such payment is to be made.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any payment date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust fund, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

          A. in the case of each mortgage loan in the trust fund that accrues interest on a 30/360 basis, an annual rate equal to--

               (1) the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

               (2)  the related Administrative Fee Rate; and

          B. in the case of each mortgage loan in the trust fund that accrues interest on an actual/360 basis, an annual rate generally equal to the product of 12 times a fraction, expressed as a percentage--

                  (1) the numerator of which fraction is, subject to adjustment as described below in this definition, the amount of interest that accrued or, in the case of a prepayment or other early liquidation, would otherwise have accrued, in each case, with respect to that mortgage loan on an actual/360 basis, during the related interest accrual period, based on--

                  - its Stated Principal Balance immediately preceding that payment date, and

                  - a rate per annum equal to its mortgage interest rate in effect as of the cut-off date, minus the related Administrative Fee Rate, and

                  (2) the denominator of which fraction is the Stated Principal Balance of the mortgage loan immediately prior to that payment date.

     Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan in the trust fund that accrues interest on an actual/360 basis, the amount of interest referred to in the fractional numerator described in clause B(1) above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the payment account to the interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the fractional numerator described in clause B(1) above will be increased to reflect any interest reserve amount(s) with respect to that mortgage loan that are transferred from the interest reserve account to the payment account during that month.

     "WESTFARMS A/A INTERCREDITOR AGREEMENT" means the A Notes Intercreditor Agreement, dated as of July 29, 2002, by and between Column Financial, Inc., as holder of the A-1 Note and Column Financial, Inc. as holder of the A-2 Note.

     "WESTFARMS A/B INTERCREDITOR AGREEMENT" means the Intercreditor and Servicing Agreement, dated as of July 29, 2002, by and between Column Financial, Inc., as Lead Lender and Column Financial, Inc. as Co-Lender.

     "WESTFARMS INTERCREDITOR AGREEMENTS" means, collectively, the Westfarms A/A Intercreditor Agreement and the Westfarms A/B Intercreditor Agreement.

     "WESTFARMS MALL BORROWER" means Westfarms Mall, LLC, the borrower under the Westfarms Mall Loan Group.

     "WESTFARMS MALL LOAN GROUP" means, collectively, the Westfarms Mall Mortgage Loan, the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan.

     "WESTFARMS MALL MORTGAGE LOAN" means the pooled mortgage loan made to the Westfarms Mall Borrower that is secured by the Westfarms Mall Property.

     "WESTFARMS MALL NON-POOLED PARI PASSU MORTGAGE LOAN" means the non-pooled mortgage loan made to the Westfarms Mall Borrower and secured by the Westfarms Mall Property, that is pari passu in right of payment with the Westfarms Mall Mortgage Loan, has an unpaid principal balance of $78,872,149 and, together with other multifamily and commercial loans, directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CP3.

     "WESTFARMS MALL PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall.

     "WESTFARMS MALL SUBORDINATE MORTGAGE LOAN" means the non-pooled mortgage loan made to the Westfarms Mall Borrower and secured by the Westfarms Mall Property, that is subordinate in right of payment to the Westfarms Mall Mortgage Loan, has an unpaid principal balance of $51,915,845 and is currently held by Teachers Insurance and Annuity Association of America.

     "WESTGATE MALL MORTGAGE LOAN" means the pooled mortgage loan secured by the Westgate Mall Property.

     "WESTGATE MALL PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westgate Mall.

     "YEAR BUILT" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

     "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged property. In the event of multiple years of renovation, only the most recent of those years is shown.

     "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund, the annualized yield (the "Yield Rate") on securities issued by the United States Treasury having a maturity corresponding to the mortgage loan's Yield Maintenance Discounting Horizon, as the Yield Rate is quoted using the applicable Yield Maintenance Treasury Source and Selection Date.

     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for this mortgage loan in the column labeled "Yield Maintenance Interest Rate" on Annex A-1 to this prospectus supplement is "Treasury + x", or by zero (0) basis points if the value is "Treasury Flat" or "T-Flat".

     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for this mortgage loan specified in the column labeled "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this prospectus supplement is "Yes".

     "YIELD MAINTENANCE DISCOUNTING HORIZON" means, with respect to any mortgage loan in the trust fund, the time horizon used to select the appropriate US Treasury Rate that is used when calculating a yield maintenance charge.

     If the value specified in the column labeled "Yield Maintenance Discounting Horizon" on Annex A-1 to this prospectus supplement is "Maturity", the Yield Maintenance Discounting Horizon is the scheduled maturity date or anticipated repayment date, as applicable, of the mortgage loan.

     If the value specified in the column labeled "Yield Maintenance Discounting Horizon" on Annex A-1 to this prospectus supplement is "WAL", the Yield Maintenance Discounting Horizon is the remaining Weighted Average Life to Maturity of the mortgage loan.

     "YIELD MAINTENANCE TREASURY SOURCE AND SELECTION DATE" means:

     - for the Exchange Place Mortgage Loan, the second full week ending prior to the prepayment date as quoted in the Federal Reserve Statistical Release H.15(519); and

     - for each of the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Big Creek Apartments Phases I and II and the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Otay Mesa Self Storage, the week ending prior to the prepayment date as quoted in the Federal Reserve Statistical Release H.15-Selected Interest Rates, under the heading U.S. Government Securities/Treasury Constant Maturities.

     If the yields for such securities of such maturity are not shown in such publication, then the Yield Maintenance Interest Rate shall be determined by the applicable lender by linear interpolation between the yields of securities of the next longer and shorter maturities. If said Federal Reserve Statistical Release, The Wall Street Journal, or any other information necessary for the determination of the Yield Maintenance Interest Rate in accordance with the foregoing is no longer published or otherwise available, then the Yield Maintenance Interest Rate shall be reasonably determined by the lender based on comparable data.

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective pooled mortgage loans in this Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.




                                     A-1-1

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION


CONTROL   LOAN        MORTGAGE
NUMBER   NUMBER     LOAN SELLER  LOAN / PROPERTY NAME                       PROPERTY ADDRESS                    CITY
---------------------------------------------------------------------------------------------------------------------------------
101      7001724    SBRC         Exchange Place                             53 State Street                     Boston
102      10016990   Column       Westgate Mall                              205 West Blackstock Road            Spartanburg
103      10016984   Key          Jefferson Mall                             4801 Outer Loop                     Louisville
104      10016989   Key          Regency Mall                               5538 Durand Avenue                  Racine
105      10017088   Column       Westfarms Mall (a)                         500 Westfarms Mall                  Farmington
---------------------------------------------------------------------------------------------------------------------------------
106      7003343    SBRC         The Commons and Greentree Apartments
106a     7003343a                Greentree Apartments                       5201 North Dixie Highway            Oakland Park
106b     7003343b                The Commons Apartments                     3408 Lancaster Court                Tampa
---------------------------------------------------------------------------------------------------------------------------------
107      7003339    SBRC         Del Oro Apartments                         7001-7081 Northwest 16th Street     Ft. Lauderdale
108      7003346    SBRC         Country Club Villas Apartments             4450 Ridgemont Drive                Abilene
109      7003350    SBRC         Royal Crest Apartments                     1909 Sybil Lane                     Tyler
---------------------------------------------------------------------------------------------------------------------------------
110      10016748   Key          Columbia Portfolio
110a     10016748a               Columbia Park Mobile Home Park             7100 Columbia Road                  Olmsted Township
110b     10016748b               Columbia Shopping Center                   7062-7100 Columbia Road             Olmsted Township
110c     10016748c               Brook Park Mobile Home Park                11800 Brook Park Road               Cleveland
---------------------------------------------------------------------------------------------------------------------------------
111      7003003    SBRC         Wilton Executive Campus                    11-15 River Road & 21 River Road    Wilton

112      7002858    SBRC         Berlin Circle Plaza                        116 Walker Avenue                   West Berlin
113      7004458    SBRC         Northlake Apartments                       12622 Grey Eagle Court              Germantown
114      7003330    SBRC         The Aventine Apartments                    3257 South Parker Road              Denver
115      7004284    SBRC         Cedar Crest Apartments                     2050 West 10th Avenue               Broomfield
116      7004771    SBRC         Villas at Sunrise Mountain                 6360 East Sahara Avenue             Las Vegas
117      7003378    SBRC         The Shops at Town Center                   19700-19738 Germantown Road         Germantown
---------------------------------------------------------------------------------------------------------------------------------
118      10016548   Key          Shurgard Portfolio
118a     10016548a               Shurgard of Westpark Self Storage          17052 Jamboree Road                 Irvine
118b     10016548b               Shurgard of Cabot Road Self Storage        27201 Cabot Road                    Laguna Niguel
118c     10016548c               Shurgard of Costa Mesa Self Storage        1604 Newport Boulevard              Costa Mesa
---------------------------------------------------------------------------------------------------------------------------------
119      10015249   Key          Cathedral City Marketplace                 34051-34491 Date Palm Drive         Cathedral City
120      7003983    SBRC         Overlook at Central Pointe                 801 Northwest 47th Avenue           Miami
121      7002525    SBRC         Reserve at Jacksonville Commons            500 Talon Drive                     Jacksonville
122      7004456    SBRC         Oak Mill Apartments                        20010 Frederick Road                Germantown
123      7004294    SBRC         Plaza de Hacienda                          1735-1869 Hacienda Boulevard        La Puente
124      7003587    SBRC         Shenandoah Square                          13600-13802 West State Road 84      Davie
125      10015881   Key          460 West 34th Street                       460 West 34th Street                New York
126      7003287    SBRC         Heritage Mall                              1895 14th Avenue Southeast          Albany

127      7003996    SBRC         Seekonk Crossing                           145-201 Highland Avenue             Seekonk
128      7005181    SBRC         Pines of Northwest Crossing Apartments     7200 Pinemont Drive                 Houston
129      10017019   Key          Coral Creek Shops                          6500-6588 North State Road 7        Coconut Creek
130      7003564    SBRC         Three Fountain Apartments                  2208 Lester Northeast               Albuquerque
131      10016543   Key          The Seville Apartments                     4501 Alhambra Drive                 Davis

132      10013117   Key          The Commons at Sauk Trail Shopping Center  1335 East Michigan Avenue           Saline

133      7004177    SBRC         Phoenix Hazeltree Apartments               2928 East Osborn Road               Phoenix
134      7001097    SBRC         Parker Towne Centre                        3320 Avenue K                       Plano
135      7002471    SBRC         Food 4 Less                                12222 Carson Street                 Hawaiian Gardens

136      7003632    SBRC         AAA Quality Storage-Long Beach             3390 Long Beach Boulevard           Long Beach
137      6602999    SBRC         Chatsworth Imperial Mobile Home Park       20652 Lassen Street                 Chatsworth
138      10015165   Key          Hammonton Square                           71 South White Horse Pike           Hammonton
139      4161505    Key          Big Creek Apartments Phases I & II         11385 Cheyenne Trail                Parma Heights
140      7004072    SBRC         Oak Tree Plaza Shopping Center             1435-1449 Loop 288 South            Denton
141      7004263    SBRC         202 Tillary Street                         202 Tillary Street                  Brooklyn
142      10016939   Key          Safeway at Ocotillo Retail Shops           4960 & 4980 South Alma School Road  Chandler
143      6603000    SBRC         Dana Point Marina Mobile Home Park         34202 Del Obispo Road               Dana Point
144      7003565    SBRC         Parkview Towers Apartments                 27200 Parkview Boulevard            Warren


CONTROL   LOAN        MORTGAGE                                                      ZIP
NUMBER   NUMBER     LOAN SELLER  LOAN / PROPERTY NAME                       STATE   CODE  COUNTY        PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------
101      7001724    SBRC         Exchange Place                             MA     02109  Suffolk       Office
102      10016990   Column       Westgate Mall                              SC     29301  Spartanburg   Anchored Retail
103      10016984   Key          Jefferson Mall                             KY     22003  Jefferson     Anchored Retail
104      10016989   Key          Regency Mall                               WI     53408  Racine        Anchored Retail
105      10017088   Column       Westfarms Mall (a)                         CT     06032  Hartford      Anchored Retail
---------------------------------------------------------------------------------------------------------------------------
106      7003343    SBRC         The Commons and Greentree Apartments
106a     7003343a                Greentree Apartments                       FL     33334  Broward       Multifamily
106b     7003343b                The Commons Apartments                     FL     33614  Hillsborough  Multifamily
---------------------------------------------------------------------------------------------------------------------------
107      7003339    SBRC         Del Oro Apartments                         FL     33313  Broward       Multifamily
108      7003346    SBRC         Country Club Villas Apartments             TX     79606  Taylor        Multifamily
109      7003350    SBRC         Royal Crest Apartments                     TX     75703  Smith         Multifamily
---------------------------------------------------------------------------------------------------------------------------
110      10016748   Key          Columbia Portfolio
110a     10016748a               Columbia Park Mobile Home Park             OH     44138  Cuyahoga      Mobile Home Park
110b     10016748b               Columbia Shopping Center                   OH     44108  Cuyahoga      Unanchored Retail
110c     10016748c               Brook Park Mobile Home Park                OH     44130  Cuyahoga      Mobile Home Park
---------------------------------------------------------------------------------------------------------------------------
111      7003003    SBRC         Wilton Executive Campus                    CT     06897  Fairfield     Mixed Use

112      7002858    SBRC         Berlin Circle Plaza                        NJ     08091  Camden        Anchored Retail
113      7004458    SBRC         Northlake Apartments                       MD     20874  Montgomery    Multifamily
114      7003330    SBRC         The Aventine Apartments                    CO     80014  Denver        Multifamily
115      7004284    SBRC         Cedar Crest Apartments                     CO     80020  Boulder       Multifamily
116      7004771    SBRC         Villas at Sunrise Mountain                 NV     89142  Clark         Multifamily
117      7003378    SBRC         The Shops at Town Center                   MD     20874  Montgomery    Anchored Retail
---------------------------------------------------------------------------------------------------------------------------
118      10016548   Key          Shurgard Portfolio
118a     10016548a               Shurgard of Westpark Self Storage          CA     92614  Orange        Self Storage
118b     10016548b               Shurgard of Cabot Road Self Storage        CA     92677  Orange        Self Storage
118c     10016548c               Shurgard of Costa Mesa Self Storage        CA     92637  Orange        Self Storage
---------------------------------------------------------------------------------------------------------------------------
119      10015249   Key          Cathedral City Marketplace                 CA     92234  Riverside     Anchored Retail
120      7003983    SBRC         Overlook at Central Pointe                 FL     33126  Miami-Dade    Multifamily
121      7002525    SBRC         Reserve at Jacksonville Commons            NC     28546  Onslow        Multifamily
122      7004456    SBRC         Oak Mill Apartments                        MD     20876  Montgomery    Multifamily
123      7004294    SBRC         Plaza de Hacienda                          CA     91744  Los Angeles   Anchored Retail
124      7003587    SBRC         Shenandoah Square                          FL     33325  Broward       Anchored Retail
125      10015881   Key          460 West 34th Street                       NY     10001  New York      Office
126      7003287    SBRC         Heritage Mall                              OR     97321  Linn          Anchored Retail

127      7003996    SBRC         Seekonk Crossing                           MA     02771  Bristol       Anchored Retail
128      7005181    SBRC         Pines of Northwest Crossing Apartments     TX     77040  Harris        Multifamily
129      10017019   Key          Coral Creek Shops                          FL     33073  Broward       Anchored Retail
130      7003564    SBRC         Three Fountain Apartments                  NM     87112  Bernalillo    Multifamily
131      10016543   Key          The Seville Apartments                     CA     95616  Yolo          Multifamily

132      10013117   Key          The Commons at Sauk Trail Shopping Center  MI     48176  Washtenaw     Anchored Retail

133      7004177    SBRC         Phoenix Hazeltree Apartments               AZ     85016  Maricopa      Multifamily
134      7001097    SBRC         Parker Towne Centre                        TX     75074  Collin        Anchored Retail
135      7002471    SBRC         Food 4 Less                                CA     90716  Los Angeles   Anchored Retail

136      7003632    SBRC         AAA Quality Storage-Long Beach             CA     90807  Los Angeles   Self Storage
137      6602999    SBRC         Chatsworth Imperial Mobile Home Park       CA     91311  Los Angeles   Mobile Home Park
138      10015165   Key          Hammonton Square                           NJ     08037  Atlantic      Anchored Retail
139      4161505    Key          Big Creek Apartments Phases I & II         OH     44130  Cuyahoga      Multifamily
140      7004072    SBRC         Oak Tree Plaza Shopping Center             TX     76205  Denton        Anchored Retail
141      7004263    SBRC         202 Tillary Street                         NY     11201  Kings         Self Storage
142      10016939   Key          Safeway at Ocotillo Retail Shops           AZ     85248  Maricopa      Anchored Retail
143      6603000    SBRC         Dana Point Marina Mobile Home Park         CA     92629  Orange        Mobile Home Park
144      7003565    SBRC         Parkview Towers Apartments                 MI     48092  Macomb        Multifamily

                                                                                                                        PROPERTY
CONTROL   LOAN        MORTGAGE                                                                               PROPERTY   SIZE UNIT
NUMBER   NUMBER     LOAN SELLER  LOAN / PROPERTY NAME                       DETAILED PROPERTY TYPE             SIZE       TYPE
----------------------------------------------------------------------------------------------------------------------------------
101      7001724    SBRC         Exchange Place                             Office                           1,121,606  SF
102      10016990   Column       Westgate Mall                              Anchored Retail, Regional Mall     432,856  SF
103      10016984   Key          Jefferson Mall                             Anchored Retail, Regional Mall     269,317  SF
104      10016989   Key          Regency Mall                               Anchored Retail, Regional Mall     268,675  SF
105      10017088   Column       Westfarms Mall (a)                         Anchored Retail, Regional Mall     600,148  SF
----------------------------------------------------------------------------------------------------------------------------------
106      7003343    SBRC         The Commons and Greentree Apartments                                              496
106a     7003343a                Greentree Apartments                       Multifamily                            296  Units
106b     7003343b                The Commons Apartments                     Multifamily                            200  Units
----------------------------------------------------------------------------------------------------------------------------------
107      7003339    SBRC         Del Oro Apartments                         Multifamily                            174  Units
108      7003346    SBRC         Country Club Villas Apartments             Multifamily                            258  Units
109      7003350    SBRC         Royal Crest Apartments                     Multifamily                            128  Units
----------------------------------------------------------------------------------------------------------------------------------
110      10016748   Key          Columbia Portfolio
110a     10016748a               Columbia Park Mobile Home Park             Mobile Home Park                     1,098  Pads
110b     10016748b               Columbia Shopping Center                   Unanchored Retail                   28,634  SF
110c     10016748c               Brook Park Mobile Home Park                Mobile Home Park                       112  Pads
----------------------------------------------------------------------------------------------------------------------------------
111      7003003    SBRC         Wilton Executive Campus                    Mixed Use                          188,130  SF
                                                                            (Office(72%)/Retail(28%))
112      7002858    SBRC         Berlin Circle Plaza                        Anchored Retail                    285,263  SF
113      7004458    SBRC         Northlake Apartments                       Multifamily                            301  Units
114      7003330    SBRC         The Aventine Apartments                    Multifamily                            334  Units
115      7004284    SBRC         Cedar Crest Apartments                     Multifamily                            282  Units
116      7004771    SBRC         Villas at Sunrise Mountain                 Multifamily                            302  Units
117      7003378    SBRC         The Shops at Town Center                   Anchored Retail                    107,048  SF
----------------------------------------------------------------------------------------------------------------------------------
118      10016548   Key          Shurgard Portfolio                                                            214,203
118a     10016548a               Shurgard of Westpark Self Storage          Self Storage                       109,749  SF
118b     10016548b               Shurgard of Cabot Road Self Storage        Self Storage                        64,237  SF
118c     10016548c               Shurgard of Costa Mesa Self Storage        Self Storage                        40,217  SF
----------------------------------------------------------------------------------------------------------------------------------
119      10015249   Key          Cathedral City Marketplace                 Anchored Retail                    188,718  SF
120      7003983    SBRC         Overlook at Central Pointe                 Multifamily                            351  Units
121      7002525    SBRC         Reserve at Jacksonville Commons            Multifamily                            263  Units
122      7004456    SBRC         Oak Mill Apartments                        Multifamily                            207  Units
123      7004294    SBRC         Plaza de Hacienda                          Anchored Retail                    127,132  SF
124      7003587    SBRC         Shenandoah Square                          Anchored Retail                    119,332  SF
125      10015881   Key          460 West 34th Street                       Office                             523,250  SF
126      7003287    SBRC         Heritage Mall                              Anchored Retail, Regional Mall     269,526  SF

127      7003996    SBRC         Seekonk Crossing                           Anchored Retail                    213,994  SF
128      7005181    SBRC         Pines of Northwest Crossing Apartments     Multifamily                            412  Units
129      10017019   Key          Coral Creek Shops                          Anchored Retail                    105,812  SF
130      7003564    SBRC         Three Fountain Apartments                  Multifamily                            410  Units
131      10016543   Key          The Seville Apartments                     Multifamily                             84  Units

132      10013117   Key          The Commons at Sauk Trail Shopping Center  Anchored Retail                     96,726  SF

133      7004177    SBRC         Phoenix Hazeltree Apartments               Multifamily                            310  Units
134      7001097    SBRC         Parker Towne Centre                        Anchored Retail                    208,794  SF
135      7002471    SBRC         Food 4 Less                                Single Tenant Retail, Anchor        58,944  SF

136      7003632    SBRC         AAA Quality Storage-Long Beach             Self Storage                        95,256  SF
137      6602999    SBRC         Chatsworth Imperial Mobile Home Park       Mobile Home Park                       184  Pads
138      10015165   Key          Hammonton Square                           Anchored Retail                     76,366  SF
139      4161505    Key          Big Creek Apartments Phases I & II         Multifamily                            160  Units
140      7004072    SBRC         Oak Tree Plaza Shopping Center             Anchored Retail                     69,263  SF
141      7004263    SBRC         202 Tillary Street                         Self Storage                        65,583  SF
142      10016939   Key          Safeway at Ocotillo Retail Shops           Shadow Anchored Retail              40,764  SF
143      6603000    SBRC         Dana Point Marina Mobile Home Park         Mobile Home Park                        90  Pads
144      7003565    SBRC         Parkview Towers Apartments                 Multifamily                            156  Units


CONTROL   LOAN        MORTGAGE                                                             YEAR      OCCUPANCY   OCCUPANCY
NUMBER   NUMBER     LOAN SELLER  LOAN / PROPERTY NAME                       YEAR BUILT   RENOVATED   PERCENTAGE  AS OF DATE
---------------------------------------------------------------------------------------------------------------------------
101      7001724    SBRC         Exchange Place                             1985         NAP         100%        02/15/02
102      10016990   Column       Westgate Mall                              1975         1995         96%        04/01/02
103      10016984   Key          Jefferson Mall                             1978         1999         84%        04/01/02
104      10016989   Key          Regency Mall                               1981         2000         74%        04/01/02
105      10017088   Column       Westfarms Mall (a)                         1974         1997         96%        04/30/02
---------------------------------------------------------------------------------------------------------------------------
106      7003343    SBRC         The Commons and Greentree Apartments
106a     7003343a                Greentree Apartments                       1974         1989         93%        02/27/02
106b     7003343b                The Commons Apartments                     1972         1996         93%        03/18/02
---------------------------------------------------------------------------------------------------------------------------
107      7003339    SBRC         Del Oro Apartments                         1972         1993         95%        02/19/02
108      7003346    SBRC         Country Club Villas Apartments             1982         NAP          92%        02/22/02
109      7003350    SBRC         Royal Crest Apartments                     1975         NAP          91%        03/18/02
---------------------------------------------------------------------------------------------------------------------------
110      10016748   Key          Columbia Portfolio
110a     10016748a               Columbia Park Mobile Home Park             1950         NAP          95%        07/01/02
110b     10016748b               Columbia Shopping Center                   1975         NAP         100%        07/01/02
110c     10016748c               Brook Park Mobile Home Park                1949         NAP          88%        05/07/02
---------------------------------------------------------------------------------------------------------------------------
111      7003003    SBRC         Wilton Executive Campus                    1979 & 2000  1988 & NAP   99%        03/26/02

112      7002858    SBRC         Berlin Circle Plaza                        1987         NAP          92%        04/01/02
113      7004458    SBRC         Northlake Apartments                       1984         NAP          97%        01/23/02
114      7003330    SBRC         The Aventine Apartments                    1980         1997         86%        07/22/02
115      7004284    SBRC         Cedar Crest Apartments                     1984         1995         90%        01/28/02
116      7004771    SBRC         Villas at Sunrise Mountain                 2001         NAP          92%        05/01/02
117      7003378    SBRC         The Shops at Town Center                   2000         NAP          98%        03/25/02
---------------------------------------------------------------------------------------------------------------------------
118      10016548   Key          Shurgard Portfolio
118a     10016548a               Shurgard of Westpark Self Storage          1978         2000         86%        04/25/02
118b     10016548b               Shurgard of Cabot Road Self Storage        2000         NAP          93%        04/25/02
118c     10016548c               Shurgard of Costa Mesa Self Storage        1999         NAP          93%        04/25/02
---------------------------------------------------------------------------------------------------------------------------
119      10015249   Key          Cathedral City Marketplace                 1990         1999         99%        03/26/02
120      7003983    SBRC         Overlook at Central Pointe                 1972         2001         97%        04/30/02
121      7002525    SBRC         Reserve at Jacksonville Commons            2001         NAP          91%        05/30/02
122      7004456    SBRC         Oak Mill Apartments                        1984         NAP          98%        06/10/02
123      7004294    SBRC         Plaza de Hacienda                          1991         NAP         100%        06/01/02
124      7003587    SBRC         Shenandoah Square                          1990         2001         89%        06/07/02
125      10015881   Key          460 West 34th Street                       1927         1980         96%        04/09/02
126      7003287    SBRC         Heritage Mall                              1988         1991         90%        04/26/02

127      7003996    SBRC         Seekonk Crossing                           1993         NAP          98%        01/01/02
128      7005181    SBRC         Pines of Northwest Crossing Apartments     1976         NAP          96%        04/23/02
129      10017019   Key          Coral Creek Shops                          1991         NAP          96%        06/01/02
130      7003564    SBRC         Three Fountain Apartments                  1971         NAP          85%        01/24/02
131      10016543   Key          The Seville Apartments                     2001         NAP          98%        02/01/02

132      10013117   Key          The Commons at Sauk Trail Shopping Center  2000         NAP          94%        06/24/02

133      7004177    SBRC         Phoenix Hazeltree Apartments               1958 & 1972  NAP          97%        03/01/02
134      7001097    SBRC         Parker Towne Centre                        1986         NAP          95%        05/01/02
135      7002471    SBRC         Food 4 Less                                2001         NAP         100%        12/01/01

136      7003632    SBRC         AAA Quality Storage-Long Beach             2000         NAP          88%        05/02/02
137      6602999    SBRC         Chatsworth Imperial Mobile Home Park       1967         NAP         100%        04/03/02
138      10015165   Key          Hammonton Square                           1995         NAP         100%        04/29/02
139      4161505    Key          Big Creek Apartments Phases I & II         1996         NAP          88%        06/15/02
140      7004072    SBRC         Oak Tree Plaza Shopping Center             2001         NAP          95%        04/03/02
141      7004263    SBRC         202 Tillary Street                         1948         NAP          89%        01/13/02
142      10016939   Key          Safeway at Ocotillo Retail Shops           2001         NAP          92%        05/06/02
143      6603000    SBRC         Dana Point Marina Mobile Home Park         1972         NAP         100%        02/13/02
144      7003565    SBRC         Parkview Towers Apartments                 1974         NAP          94%        01/24/02

Footnotes:

         (a) Represents one of two pari passu A notes with equal Cut-off date principal balances. The Allocated Cut-off Date Balance per Unit and all LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION


CONTROL   LOAN      MORTGAGE
NUMBER   NUMBER    LOAN SELLER  LOAN / PROPERTY NAME                        PROPERTY ADDRESS                  CITY            STATE
------------------------------------------------------------------------------------------------------------------------------------
145      10016485  Key          Annex Apartments-Grigsby Apartments-Gaston  1001 & 1002 Annex Avenue          Dallas          TX
                                Apartments
146      7003456   SBRC         Broad Creek Crossing Shopping Center        1209-1241 North Military Highway  Norfolk         VA
147      7001600   SBRC         Country Woods Village                       7450 Country Village Drive        Cleves          OH
148      7003332   SBRC         Lincoln Plaza Shopping Center               2915-2995 Van Buren Boulevard     Riverside       CA
149      7001423   SBRC         East-West Medical Center                    2081 Mesa Valley Way              Austell         GA
150      7004056   SBRC         Phoenix Square Apartments                   7000 Phoenix Avenue Northeast     Albuquerque     NM
151      10016993  Key          Pheasant Run Apartments                     2002 East 73rd Street             Tulsa           OK
152      7003667   SBRC         Villatree Apartments                        1750 South Price Road             Tempe           AZ
153      7003586   SBRC         Hubbard's Ridge                             4351 Point Boulevard              Garland         TX

154      6603083   SBRC         Three Fountains III Apartments              1617 Fountainview Drive           Houston         TX
155      7001555   SBRC         Normandy Business Center                    1225 West 190th Street            Gardena         CA
156      7003050   SBRC         Addison Plaza                               3711-3771 Belt Line Road          Addison         TX
157      7003969   SBRC         Northbrook Atrium Plaza Office Building     2351 West Northwest Highway       Dallas          TX
158      10016528  Key          Otay Mesa Self Storage                      6630 Camino Maquiladora           San Diego       CA
159      10016583  Key          Villa Primavera Apartments                  2005-2025 F Avenue                National City   CA
160      10016454  Key          Waterford Place Apartments                  300 Towne Drive                   Elizabethtown   KY
161      7004350   SBRC         Oxford Crest Apartments                     1400 Boren Avenue                 Seattle         WA
162      10016021  Key          Ashley Park Plaza                           4035 & 4075 Durango Drive         Las Vegas       NV
163      6601322   SBRC         35 Engel Street                             35 Engel Street                   Hicksville      NY

164      6603456   SBRC         Northwest Plaza Shopping Center             U.S. Highway 51                   Senatobia       MS
165      10016173  Key          Walgreens                                   3376 Virginia Beach Boulevard     Virginia Beach  VA

166      10016152  Key          Amber Glen Apartments                       8530 5th Avenue West              Everett         WA


CONTROL   LOAN      MORTGAGE                                                 ZIP
NUMBER   NUMBER    LOAN SELLER  LOAN / PROPERTY NAME                        CODE   COUNTY          PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------
145      10016485  Key          Annex Apartments-Grigsby Apartments-Gaston  75204  Dallas          Multifamily
                                Apartments
146      7003456   SBRC         Broad Creek Crossing Shopping Center        23502  Norfolk City    Anchored Retail
147      7001600   SBRC         Country Woods Village                       45002  Hamilton        Multifamily
148      7003332   SBRC         Lincoln Plaza Shopping Center               92503  Riverside       Anchored Retail
149      7001423   SBRC         East-West Medical Center                    30106  Cobb            Office
150      7004056   SBRC         Phoenix Square Apartments                   87110  Bernalillo      Multifamily
151      10016993  Key          Pheasant Run Apartments                     74136  Tulsa           Multifamily
152      7003667   SBRC         Villatree Apartments                        85281  Maricopa        Multifamily
153      7003586   SBRC         Hubbard's Ridge                             75043  Dallas          Multifamily

154      6603083   SBRC         Three Fountains III Apartments              77057  Harris          Multifamily
155      7001555   SBRC         Normandy Business Center                    90248  Los Angeles     Office
156      7003050   SBRC         Addison Plaza                               75001  Dallas          Unanchored Retail
157      7003969   SBRC         Northbrook Atrium Plaza Office Building     75220  Dallas          Office
158      10016528  Key          Otay Mesa Self Storage                      92154  San Diego       Self Storage
159      10016583  Key          Villa Primavera Apartments                  91950  San Diego       Multifamily
160      10016454  Key          Waterford Place Apartments                  42701  Hardin          Multifamily
161      7004350   SBRC         Oxford Crest Apartments                     98101  King            Multifamily
162      10016021  Key          Ashley Park Plaza                           89117  Clark           Anchored Retail
163      6601322   SBRC         35 Engel Street                             11801  Nassau          Industrial

164      6603456   SBRC         Northwest Plaza Shopping Center             38668  Tate            Unanchored Retail
165      10016173  Key          Walgreens                                   23452  Virginia Beach  Anchored Retail
                                                                                   City
166      10016152  Key          Amber Glen Apartments                       98204  Snohomish       Multifamily

                                                                                                                     PROPERTY
CONTROL   LOAN      MORTGAGE                                                                               PROPERTY  SIZE UNIT
NUMBER   NUMBER    LOAN SELLER  LOAN / PROPERTY NAME                        DETAILED PROPERTY TYPE           SIZE      TYPE
-------------------------------------------------------------------------------------------------------------------------------
145      10016485  Key          Annex Apartments-Grigsby Apartments-Gaston  Multifamily                       106    Units
                                Apartments
146      7003456   SBRC         Broad Creek Crossing Shopping Center        Anchored Retail                66,796    SF
147      7001600   SBRC         Country Woods Village                       Multifamily                       100    Units
148      7003332   SBRC         Lincoln Plaza Shopping Center               Shadow Anchored Retail         59,988    SF
149      7001423   SBRC         East-West Medical Center                    Office, Medical Office         41,398    SF
150      7004056   SBRC         Phoenix Square Apartments                   Multifamily                       122    Units
151      10016993  Key          Pheasant Run Apartments                     Multifamily                       220    Units
152      7003667   SBRC         Villatree Apartments                        Multifamily                       150    Units
153      7003586   SBRC         Hubbard's Ridge                             Multifamily, Low Income           196    Units
                                                                            Housing
154      6603083   SBRC         Three Fountains III Apartments              Multifamily                       199    Units
155      7001555   SBRC         Normandy Business Center                    Office                         76,635    SF
156      7003050   SBRC         Addison Plaza                               Unanchored Retail              32,114    SF
157      7003969   SBRC         Northbrook Atrium Plaza Office Building     Office                        140,248    SF
158      10016528  Key          Otay Mesa Self Storage                      Self Storage                   87,540    SF
159      10016583  Key          Villa Primavera Apartments                  Multifamily                        96    Units
160      10016454  Key          Waterford Place Apartments                  Multifamily                        88    Units
161      7004350   SBRC         Oxford Crest Apartments                     Multifamily                        63    Units
162      10016021  Key          Ashley Park Plaza                           Shadow Anchored Retail         26,712    SF
163      6601322   SBRC         35 Engel Street                             Industrial, Manufacturing     120,280    SF

164      6603456   SBRC         Northwest Plaza Shopping Center             Unanchored Retail              50,900    SF
165      10016173  Key          Walgreens                                   Single Tenant Retail, Anchor   12,825    SF

166      10016152  Key          Amber Glen Apartments                       Multifamily                        72    Units


CONTROL   LOAN      MORTGAGE                                                              YEAR     OCCUPANCY   OCCUPANCY
NUMBER   NUMBER    LOAN SELLER  LOAN / PROPERTY NAME                        YEAR BUILT  RENOVATED  PERCENTAGE  AS OF DATE
-------------------------------------------------------------------------------------------------------------------------
145      10016485  Key          Annex Apartments-Grigsby Apartments-Gaston  1960        2001        92%        05/24/02
                                Apartments
146      7003456   SBRC         Broad Creek Crossing Shopping Center        1997        2001        94%        12/25/01
147      7001600   SBRC         Country Woods Village                       2000        NAP         96%        01/31/02
148      7003332   SBRC         Lincoln Plaza Shopping Center               1985        NAP         95%        05/28/02
149      7001423   SBRC         East-West Medical Center                    1999        NAP        100%        02/10/02
150      7004056   SBRC         Phoenix Square Apartments                   1975        NAP         93%        01/08/02
151      10016993  Key          Pheasant Run Apartments                     1976        NAP         93%        06/04/02
152      7003667   SBRC         Villatree Apartments                        1980        NAP         91%        01/24/02
153      7003586   SBRC         Hubbard's Ridge                             1989        NAP         94%        04/20/02

154      6603083   SBRC         Three Fountains III Apartments              1969        1999        96%        04/15/02
155      7001555   SBRC         Normandy Business Center                    1984        NAP         82%        06/30/02
156      7003050   SBRC         Addison Plaza                               1999        NAP         89%        12/31/01
157      7003969   SBRC         Northbrook Atrium Plaza Office Building     1984        NAP         83%        05/31/02
158      10016528  Key          Otay Mesa Self Storage                      2000        NAP         83%        04/18/02
159      10016583  Key          Villa Primavera Apartments                  1962        2001        97%        04/30/02
160      10016454  Key          Waterford Place Apartments                  1999        NAP         95%        03/01/02
161      7004350   SBRC         Oxford Crest Apartments                     1925        1968        92%        06/10/02
162      10016021  Key          Ashley Park Plaza                           2002        NAP         86%        04/01/02
163      6601322   SBRC         35 Engel Street                             1966        NAP        100%        02/05/02

164      6603456   SBRC         Northwest Plaza Shopping Center             1999        NAP        100%        01/31/02
165      10016173  Key          Walgreens                                   2002        NAP        100%        04/22/02

166      10016152  Key          Amber Glen Apartments                       1985        NAP         90%        04/30/02

 MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION


                                                                                          % OF INITIAL
                                                                                            MORTGAGE
CONTROL   MORTGAGE                                                      CUT-OFF DATE         POOL         ALLOCATED CUT-OFF
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                                BALANCE           BALANCE         DATE BALANCE
-----------------------------------------------------------------------------------------------------------------------------
101      SBRC         Exchange Place                                  153,096,151.10       16.41%         153,096,151.10

102      Column       Westgate Mall                                    56,248,958.35        6.03%          56,248,958.35

103      Key          Jefferson Mall                                   45,278,606.01        4.85%          45,278,606.01

104      Key          Regency Mall                                     35,504,810.00        3.81%          35,504,810.00

105      Column       Westfarms Mall (a)                               78,872,149.20 (b)    8.46%          78,872,149.20 (b)
-----------------------------------------------------------------------------------------------------------------------------
106      SBRC         The Commons and Greentree Apartments             21,093,883.90        2.26%
106a                  Greentree Apartments                                                                 14,049,322.67
106b                  The Commons Apartments                                                                7,044,561.23
-----------------------------------------------------------------------------------------------------------------------------
107      SBRC         Del Oro Apartments                                8,716,152.04        0.93%           8,716,152.04
108      SBRC         Country Club Villas Apartments                    7,482,358.82        0.80%           7,482,358.82
109      SBRC         Royal Crest Apartments                            2,949,163.77        0.32%           2,949,163.77
-----------------------------------------------------------------------------------------------------------------------------
110      Key          Columbia Portfolio                               32,975,721.32        3.54%
110a                  Columbia Park Mobile Home Park                                                       30,065,532.01
110b                  Columbia Shopping Center                                                              1,233,457.72
110c                  Brook Park Mobile Home Park                                                           1,676,731.59
-----------------------------------------------------------------------------------------------------------------------------
111      SBRC         Wilton Executive Campus                          24,430,112.23        2.62%          24,430,112.23

112      SBRC         Berlin Circle Plaza                              19,984,901.78        2.14%          19,984,901.78
113      SBRC         Northlake Apartments                             19,803,899.89        2.12%          19,803,899.89
114      SBRC         The Aventine Apartments                          19,248,639.03        2.06%          19,248,639.03
115      SBRC         Cedar Crest Apartments                           16,944,314.21        1.82%          16,944,314.21
116      SBRC         Villas at Sunrise Mountain                       16,465,347.37        1.77%          16,465,347.37
117      SBRC         The Shops at Town Center                         16,000,000.00        1.72%          16,000,000.00
-----------------------------------------------------------------------------------------------------------------------------
118      Key          Shurgard Portfolio                               14,711,707.94        1.58%
118a                  Shurgard of Westpark Self Storage                                                     7,270,978.73
118b                  Shurgard of Cabot Road Self Storage                                                   4,441,804.13
118c                  Shurgard of Costa Mesa Self Storage                                                   2,998,925.08
-----------------------------------------------------------------------------------------------------------------------------
119      Key          Cathedral City Marketplace                       14,404,266.65        1.54%          14,404,266.65
120      SBRC         Overlook at Central Pointe                       14,263,571.30        1.53%          14,263,571.30
121      SBRC         Reserve at Jacksonville Commons                  13,964,829.12        1.50%          13,964,829.12
122      SBRC         Oak Mill Apartments                              13,600,749.44        1.46%          13,600,749.44
123      SBRC         Plaza de Hacienda                                12,959,762.99        1.39%          12,959,762.99
124      SBRC         Shenandoah Square                                12,934,050.48        1.39%          12,934,050.48
125      Key          460 West 34th Street                             12,449,922.77        1.33%          12,449,922.77
126      SBRC         Heritage Mall                                    12,384,772.73        1.33%          12,384,772.73

127      SBRC         Seekonk Crossing                                 12,331,089.11        1.32%          12,331,089.11
128      SBRC         Pines of Northwest Crossing Apartments           10,983,359.99        1.18%          10,983,359.99
129      Key          Coral Creek Shops                                10,258,244.74        1.10%          10,258,244.74
130      SBRC         Three Fountain Apartments                        10,177,880.29        1.09%          10,177,880.29
131      Key          The Seville Apartments                            9,700,000.00        1.04%           9,700,000.00

132      Key          The Commons at Sauk Trail Shopping Center         9,031,498.80        0.97%           9,031,498.80

133      SBRC         Phoenix Hazeltree Apartments                      8,976,171.77        0.96%           8,976,171.77
134      SBRC         Parker Towne Centre                               8,382,038.68        0.90%           8,382,038.68
135      SBRC         Food 4 Less                                       8,054,456.94        0.86%           8,054,456.94

136      SBRC         AAA Quality Storage-Long Beach                    7,259,431.52        0.78%           7,259,431.52
137      SBRC         Chatsworth Imperial Mobile Home Park              7,243,656.88        0.78%           7,243,656.88
138      Key          Hammonton Square                                  6,986,778.25        0.75%           6,986,778.25
139      Key          Big Creek Apartments Phases I & II                6,756,085.65        0.72%           6,756,085.65
140      SBRC         Oak Tree Plaza Shopping Center                    6,086,339.86        0.65%           6,086,339.86
141      SBRC         202 Tillary Street                                5,970,563.95        0.64%           5,970,563.95
142      Key          Safeway at Ocotillo Retail Shops                  5,913,960.03        0.63%           5,913,960.03
143      SBRC         Dana Point Marina Mobile Home Park                5,426,235.04        0.58%           5,426,235.04
144      SBRC         Parkview Towers Apartments                        5,327,484.21        0.57%           5,327,484.21

                                                                         ALLOCATED    ALLOCATED                           CROSS
                                                                       % OF INITIAL    CUT-OFF                          COLLATER-
                                                                         MORTGAGE       DATE                             ALIZED
CONTROL   MORTGAGE                                                         POOL        BALANCE      LOAN BALANCE AT     (MORTGAGE
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                               BALANCE       PER UNIT     MATURITY / ARD      LOAN GROUP)
------------------------------------------------------------------------------------------------------------------------------------
101      SBRC         Exchange Place                                    16.41%        136.50      131,647,547.04        No

102      Column       Westgate Mall                                      6.03%        129.95       43,716,406.58        No

103      Key          Jefferson Mall                                     4.85%        168.12       35,200,512.50        No

104      Key          Regency Mall                                       3.81%        132.15       27,602,163.73        No

105      Column       Westfarms Mall (a)                                 8.46%        262.84 (a)   67,212,359.92 (b)    No
------------------------------------------------------------------------------------------------------------------------------------
106      SBRC         The Commons and Greentree Apartments                                         18,667,734.59        Yes (X1)
106a                  Greentree Apartments                               1.51%        47,464
106b                  The Commons Apartments                             0.76%        35,223
------------------------------------------------------------------------------------------------------------------------------------
107      SBRC         Del Oro Apartments                                 0.93%        50,093        7,713,649.12        Yes (X1)
108      SBRC         Country Club Villas Apartments                     0.80%        29,001        6,621,762.41        Yes (X1)
109      SBRC         Royal Crest Apartments                             0.32%        23,040        2,609,960.79        Yes (X1)
------------------------------------------------------------------------------------------------------------------------------------
110      Key          Columbia Portfolio                                                           31,046,845.46        No
110a                  Columbia Park Mobile Home Park                     3.22%        27,382
110b                  Columbia Shopping Center                           0.13%         43.08
110c                  Brook Park Mobile Home Park                        0.18%        14,971
------------------------------------------------------------------------------------------------------------------------------------
111      SBRC         Wilton Executive Campus                            2.62%        129.86       22,011,725.22        No

112      SBRC         Berlin Circle Plaza                                2.14%         70.06       17,601,551.08        No
113      SBRC         Northlake Apartments                               2.12%        65,794       17,403,236.65        No
114      SBRC         The Aventine Apartments                            2.06%        57,631       17,413,114.17        No
115      SBRC         Cedar Crest Apartments                             1.82%        60,086       14,955,655.42        No
116      SBRC         Villas at Sunrise Mountain                         1.77%        54,521       14,381,277.58        No
117      SBRC         The Shops at Town Center                           1.72%        149.47       14,327,617.58        No
------------------------------------------------------------------------------------------------------------------------------------
118      Key          Shurgard Portfolio                                                           11,846,122.16        No
118a                  Shurgard of Westpark Self Storage                  0.78%         66.25
118b                  Shurgard of Cabot Road Self Storage                0.48%         69.15
118c                  Shurgard of Costa Mesa Self Storage                0.32%         74.57
------------------------------------------------------------------------------------------------------------------------------------
119      Key          Cathedral City Marketplace                         1.54%         76.33       12,863,549.21        No
120      SBRC         Overlook at Central Pointe                         1.53%        40,637       12,554,348.49        No
121      SBRC         Reserve at Jacksonville Commons                    1.50%        53,098       12,306,867.42        No
122      SBRC         Oak Mill Apartments                                1.46%        65,704       11,939,949.12        No
123      SBRC         Plaza de Hacienda                                  1.39%        101.94       11,499,228.26        No
124      SBRC         Shenandoah Square                                  1.39%        108.39       11,429,767.75        No
125      Key          460 West 34th Street                               1.33%         23.79       10,145,066.18        No
126      SBRC         Heritage Mall                                      1.33%         45.95       10,048,252.27        No

127      SBRC         Seekonk Crossing                                   1.32%         57.62       10,926,185.38        No
128      SBRC         Pines of Northwest Crossing Apartments             1.18%        26,659       10,337,626.00        No
129      Key          Coral Creek Shops                                  1.10%         96.95        8,908,319.54        No
130      SBRC         Three Fountain Apartments                          1.09%        24,824        8,934,814.56        No
131      Key          The Seville Apartments                             1.04%       115,476        8,597,656.49        No

132      Key          The Commons at Sauk Trail Shopping Center          0.97%         93.37        8,064,529.25        No

133      SBRC         Phoenix Hazeltree Apartments                       0.96%        28,955        7,872,504.79        No
134      SBRC         Parker Towne Centre                                0.90%         40.15        7,548,598.18        No
135      SBRC         Food 4 Less                                        0.86%        136.65        7,128,218.99        No

136      SBRC         AAA Quality Storage-Long Beach                     0.78%         76.21        6,946,445.29        No
137      SBRC         Chatsworth Imperial Mobile Home Park               0.78%        39,368        6,627,196.42        No
138      Key          Hammonton Square                                   0.75%         91.49        6,165,112.71        No
139      Key          Big Creek Apartments Phases I & II                 0.72%        42,226        6,075,370.26        No
140      SBRC         Oak Tree Plaza Shopping Center                     0.65%         87.87        5,416,715.63        No
141      SBRC         202 Tillary Street                                 0.64%         91.04        4,909,679.35        No
142      Key          Safeway at Ocotillo Retail Shops                   0.63%        145.08        5,224,975.54        No
143      SBRC         Dana Point Marina Mobile Home Park                 0.58%        60,292        4,932,658.13        No
144      SBRC         Parkview Towers Apartments                         0.57%        34,151        4,676,816.87        No

                                                                   CROSS COLLATER-                      RELATED
                                                                  ALIZED MORTGAGE                    MORTGAGE LOAN
                                                                     LOAN GROUP        RELATED      GROUP AGGREGATE
CONTROL   MORTGAGE                                                 AGGREGATE CUT-     (MORTGAGE      CUT-OFF DATE
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                        OFF DATE BALANCE    LOAN GROUP)       BALANCE
---------------------------------------------------------------------------------------------------------------------
101      SBRC         Exchange Place                             153,096,151           No           153,096,151

102      Column       Westgate Mall                               56,248,958          Yes (R1)      137,032,374

103      Key          Jefferson Mall                              45,278,606          Yes (R1)      137,032,374

104      Key          Regency Mall                                35,504,810          Yes (R1)      137,032,374

105      Column       Westfarms Mall (a)                          78,872,149           No            78,872,149
---------------------------------------------------------------------------------------------------------------------
106      SBRC         The Commons and Greentree Apartments        40,241,559          Yes (R3)       40,241,559
106a                  Greentree Apartments
106b                  The Commons Apartments
---------------------------------------------------------------------------------------------------------------------
107      SBRC         Del Oro Apartments                          40,241,559          Yes (R3)       40,241,559
108      SBRC         Country Club Villas Apartments              40,241,559          Yes (R3)       40,241,559
109      SBRC         Royal Crest Apartments                      40,241,559          Yes (R3)       40,241,559
---------------------------------------------------------------------------------------------------------------------
110      Key          Columbia Portfolio                          32,975,721           No            32,975,721
110a                  Columbia Park Mobile Home Park
110b                  Columbia Shopping Center
110c                  Brook Park Mobile Home Park
---------------------------------------------------------------------------------------------------------------------
111      SBRC         Wilton Executive Campus                     24,430,112           No            24,430,112

112      SBRC         Berlin Circle Plaza                         19,984,902           No            19,984,902
113      SBRC         Northlake Apartments                        19,803,900          Yes (R2)       49,404,649
114      SBRC         The Aventine Apartments                     19,248,639           No            19,248,639
115      SBRC         Cedar Crest Apartments                      16,944,314           No            16,944,314
116      SBRC         Villas at Sunrise Mountain                  16,465,347           No            16,465,347
117      SBRC         The Shops at Town Center                    16,000,000          Yes (R2)       49,404,649
---------------------------------------------------------------------------------------------------------------------
118      Key          Shurgard Portfolio                          14,711,708           No            14,711,708
118a                  Shurgard of Westpark Self Storage
118b                  Shurgard of Cabot Road Self Storage
118c                  Shurgard of Costa Mesa Self Storage
---------------------------------------------------------------------------------------------------------------------
119      Key          Cathedral City Marketplace                  14,404,267           No            14,404,267
120      SBRC         Overlook at Central Pointe                  14,263,571           No            14,263,571
121      SBRC         Reserve at Jacksonville Commons             13,964,829           No            13,964,829
122      SBRC         Oak Mill Apartments                         13,600,749          Yes (R2)       49,404,649
123      SBRC         Plaza de Hacienda                           12,959,763           No            12,959,763
124      SBRC         Shenandoah Square                           12,934,050          Yes (R5)       23,192,295
125      Key          460 West 34th Street                        12,449,923           No            12,449,923
126      SBRC         Heritage Mall                               12,384,773           No            12,384,773

127      SBRC         Seekonk Crossing                            12,331,089           No            12,331,089
128      SBRC         Pines of Northwest Crossing Apartments      10,983,360           No            10,983,360
129      Key          Coral Creek Shops                           10,258,245          Yes (R5)       23,192,295
130      SBRC         Three Fountain Apartments                   10,177,880          Yes (R4)       24,864,296
131      Key          The Seville Apartments                       9,700,000           No             9,700,000

132      Key          The Commons at Sauk Trail Shopping Center    9,031,499           No             9,031,499

133      SBRC         Phoenix Hazeltree Apartments                 8,976,172           No             8,976,172
134      SBRC         Parker Towne Centre                          8,382,039           No             8,382,039
135      SBRC         Food 4 Less                                  8,054,457           No             8,054,457

136      SBRC         AAA Quality Storage-Long Beach               7,259,432           No             7,259,432
137      SBRC         Chatsworth Imperial Mobile Home Park         7,243,657          Yes (R6)       12,669,892
138      Key          Hammonton Square                             6,986,778           No             6,986,778
139      Key          Big Creek Apartments Phases I & II           6,756,086           No             6,756,086
140      SBRC         Oak Tree Plaza Shopping Center               6,086,340           No             6,086,340
141      SBRC         202 Tillary Street                           5,970,564           No             5,970,564
142      Key          Safeway at Ocotillo Retail Shops             5,913,960           No             5,913,960
143      SBRC         Dana Point Marina Mobile Home Park           5,426,235          Yes (R6)       12,669,892
144      SBRC         Parkview Towers Apartments                   5,327,484          Yes (R4)       24,864,296




CONTROL   MORTGAGE                                                                       APPRAISED       APPRAISAL    CUT-OFF DATE
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                       BORROWER'S INTEREST       VALUE           DATE        LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
101      SBRC         Exchange Place                             Leasehold              440,000,000      09/01/01     34.79%

102      Column       Westgate Mall                              Fee in part and         78,100,000      04/30/02     72.02%
                                                                 Leasehold in part
103      Key          Jefferson Mall                             Fee Simple              66,100,000      04/30/02     68.50%

104      Key          Regency Mall                               Fee Simple              51,000,000      04/30/02     69.62%

105      Column       Westfarms Mall (a)                         Fee Simple             328,000,000      04/19/02     48.09%
-----------------------------------------------------------------------------------------------------------------------------------
106      SBRC         The Commons and Greentree Apartments                               26,500,000                   79.22%
106a                  Greentree Apartments                       Fee Simple              17,650,000      12/11/01
106b                  The Commons Apartments                     Fee Simple               8,850,000      12/01/01
-----------------------------------------------------------------------------------------------------------------------------------
107      SBRC         Del Oro Apartments                         Fee Simple              11,100,000      12/01/01     79.22%
108      SBRC         Country Club Villas Apartments             Fee Simple               9,400,000      12/01/01     79.22%
109      SBRC         Royal Crest Apartments                     Fee Simple               3,800,000      12/01/01     79.22%
-----------------------------------------------------------------------------------------------------------------------------------
110      Key          Columbia Portfolio                                                 42,775,000                   77.09%
110a                  Columbia Park Mobile Home Park             Fee Simple              39,000,000 (c)  09/01/04
110b                  Columbia Shopping Center                   Fee Simple               1,600,000      05/20/02
110c                  Brook Park Mobile Home Park                Fee Simple               2,175,000 (c)  06/01/03
-----------------------------------------------------------------------------------------------------------------------------------
111      SBRC         Wilton Executive Campus                    Fee Simple              33,500,000      03/29/01     72.93%

112      SBRC         Berlin Circle Plaza                        Fee Simple              25,600,000      05/25/01     78.07%
113      SBRC         Northlake Apartments                       Fee Simple              24,840,000      10/18/01     79.73%
114      SBRC         The Aventine Apartments                    Fee Simple              27,700,000      07/13/00     69.49%
115      SBRC         Cedar Crest Apartments                     Fee Simple              21,300,000      12/24/01     79.55%
116      SBRC         Villas at Sunrise Mountain                 Fee Simple              20,643,000      06/08/02     79.76%
117      SBRC         The Shops at Town Center                   Fee Simple              20,000,000      11/19/01     80.00%
-----------------------------------------------------------------------------------------------------------------------------------
118      Key          Shurgard Portfolio                                                 26,000,000                   56.58%
118a                  Shurgard of Westpark Self Storage          Fee Simple              12,850,000      04/25/02
118b                  Shurgard of Cabot Road Self Storage        Fee Simple               7,850,000      04/25/02
118c                  Shurgard of Costa Mesa Self Storage        Fee Simple               5,300,000      04/24/02
-----------------------------------------------------------------------------------------------------------------------------------
119      Key          Cathedral City Marketplace                 Fee Simple              19,900,000      11/28/01     72.38%
120      SBRC         Overlook at Central Pointe                 Fee Simple              18,000,000      02/08/02     79.24%
121      SBRC         Reserve at Jacksonville Commons            Fee Simple              17,800,000      02/22/02     78.45%
122      SBRC         Oak Mill Apartments                        Fee Simple              16,910,000      10/18/01     80.43%
123      SBRC         Plaza de Hacienda                          Fee Simple              17,000,000      01/29/02     76.23%
124      SBRC         Shenandoah Square                          Fee Simple              16,400,000      09/21/01     78.87%
125      Key          460 West 34th Street                       Fee Simple              67,700,000      01/22/02     18.39%
126      SBRC         Heritage Mall                              Fee Simple              18,500,000      09/20/01     66.94%

127      SBRC         Seekonk Crossing                           Fee Simple              16,100,000      11/26/01     76.59%
128      SBRC         Pines of Northwest Crossing Apartments     Fee Simple              14,350,000      06/24/02     76.54%
129      Key          Coral Creek Shops                          Fee Simple              15,750,000      05/02/02     65.13%
130      SBRC         Three Fountain Apartments                  Fee Simple              12,800,000      10/23/01     79.51%
131      Key          The Seville Apartments                     Fee Simple              13,010,000      03/02/02     74.56%

132      Key          The Commons at Sauk Trail Shopping Center  Fee Simple              11,300,000      03/15/02     79.92%

133      SBRC         Phoenix Hazeltree Apartments               Fee Simple              11,250,000      01/10/02     79.79%
134      SBRC         Parker Towne Centre                        Fee Simple              11,000,000      09/27/00     76.20%
135      SBRC         Food 4 Less                                Fee Simple              10,200,000      05/16/01     78.97%

136      SBRC         AAA Quality Storage-Long Beach             Fee Simple              10,570,000      10/22/01     68.68%
137      SBRC         Chatsworth Imperial Mobile Home Park       Fee Simple               9,600,000      02/16/99     75.45%
138      Key          Hammonton Square                           Fee Simple               8,850,000      11/14/01     78.95%
139      Key          Big Creek Apartments Phases I & II         Fee Simple               8,100,000      10/15/01     83.41%
140      SBRC         Oak Tree Plaza Shopping Center             Fee Simple               8,000,000      03/01/02     76.08%
141      SBRC         202 Tillary Street                         Fee Simple               8,800,000      11/06/01     67.85%
142      Key          Safeway at Ocotillo Retail Shops           Fee Simple               7,900,000      04/08/02     74.86%
143      SBRC         Dana Point Marina Mobile Home Park         Fee Simple               7,120,000      02/24/99     76.21%
144      SBRC         Parkview Towers Apartments                 Fee Simple               6,700,000      10/25/01     79.51%



                                                                 MATURITY DATE
CONTROL   MORTGAGE                                                / ARD LTV
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                           RATIO
------------------------------------------------------------------------------
101      SBRC         Exchange Place                              29.92%

102      Column       Westgate Mall                               55.97%

103      Key          Jefferson Mall                              53.25%

104      Key          Regency Mall                                54.12%

105      Column       Westfarms Mall (a)                          40.98%
-------------------------------------------------------------------------------
106      SBRC         The Commons and Greentree Apartments        70.10%
106a                  Greentree Apartments
106b                  The Commons Apartments
-------------------------------------------------------------------------------
107      SBRC         Del Oro Apartments                          70.10%
108      SBRC         Country Club Villas Apartments              70.10%
109      SBRC         Royal Crest Apartments                      70.10%
-------------------------------------------------------------------------------
110      Key          Columbia Portfolio                          72.58%
110a                  Columbia Park Mobile Home Park
110b                  Columbia Shopping Center
110c                  Brook Park Mobile Home Park
-------------------------------------------------------------------------------
111      SBRC         Wilton Executive Campus                     65.71%

112      SBRC         Berlin Circle Plaza                         68.76%
113      SBRC         Northlake Apartments                        70.06%
114      SBRC         The Aventine Apartments                     62.86%
115      SBRC         Cedar Crest Apartments                      70.21%
116      SBRC         Villas at Sunrise Mountain                  69.67%
117      SBRC         The Shops at Town Center                    71.64%
-------------------------------------------------------------------------------
118      Key          Shurgard Portfolio                          45.56%
118a                  Shurgard of Westpark Self Storage
118b                  Shurgard of Cabot Road Self Storage
118c                  Shurgard of Costa Mesa Self Storage
-------------------------------------------------------------------------------
119      Key          Cathedral City Marketplace                  64.64%
120      SBRC         Overlook at Central Pointe                  69.75%
121      SBRC         Reserve at Jacksonville Commons             69.14%
122      SBRC         Oak Mill Apartments                         70.61%
123      SBRC         Plaza de Hacienda                           67.64%
124      SBRC         Shenandoah Square                           69.69%
125      Key          460 West 34th Street                        14.99%
126      SBRC         Heritage Mall                               54.31%

127      SBRC         Seekonk Crossing                            67.86%
128      SBRC         Pines of Northwest Crossing Apartments      72.04%
129      Key          Coral Creek Shops                           56.56%
130      SBRC         Three Fountain Apartments                   69.80%
131      Key          The Seville Apartments                      66.09%

132      Key          The Commons at Sauk Trail Shopping Center   71.37%

133      SBRC         Phoenix Hazeltree Apartments                69.98%
134      SBRC         Parker Towne Centre                         68.62%
135      SBRC         Food 4 Less                                 69.88%

136      SBRC         AAA Quality Storage-Long Beach              65.72%
137      SBRC         Chatsworth Imperial Mobile Home Park        69.03%
138      Key          Hammonton Square                            69.66%
139      Key          Big Creek Apartments Phases I & II          75.00%
140      SBRC         Oak Tree Plaza Shopping Center              67.71%
141      SBRC         202 Tillary Street                          55.79%
142      Key          Safeway at Ocotillo Retail Shops            66.14%
143      SBRC         Dana Point Marina Mobile Home Park          69.28%
144      SBRC         Parkview Towers Apartments                  69.80%

Footnotes:

         (a) Represents one of two pari passu A notes with equal Cut-off date principal balances. The Allocated Cut-off Date Balance per Unit and all LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.

         (b)      Based on the amortization schedule shown in Annex A-3.

         (c)      Represents a stabilized appraised value.

 MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION

                                                                                                                   ALLOCATED
                                                                                % OF INITIAL                     % OF INITIAL
                                                                                  MORTGAGE                         MORTGAGE
CONTROL    MORTGAGE                                               CUT-OFF DATE      POOL      ALLOCATED CUT-OFF      POOL
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                          BALANCE       BALANCE       DATE BALANCE        BALANCE
-------------------------------------------------------------------------------------------------------------------------------
145        Key        Annex Apartments-Grigsby Apartments-Gaston  5,139,627.38    0.55%         5,139,627.38         0.55%
                      Apartments
146        SBRC       Broad Creek Crossing Shopping Center        5,067,561.69    0.54%         5,067,561.69         0.54%
147        SBRC       Country Woods Village                       4,937,313.46    0.53%         4,937,313.46         0.53%
148        SBRC       Lincoln Plaza Shopping Center               4,840,871.29    0.52%         4,840,871.29         0.52%
149        SBRC       East-West Medical Center                    4,763,377.89    0.51%         4,763,377.89         0.51%
150        SBRC       Phoenix Square Apartments                   4,743,646.03    0.51%         4,743,646.03         0.51%
151        Key        Pheasant Run Apartments                     4,649,892.17    0.50%         4,649,892.17         0.50%
152        SBRC       Villatree Apartments                        4,615,285.62    0.49%         4,615,285.62         0.49%
153        SBRC       Hubbard's Ridge                             4,572,973.49    0.49%         4,572,973.49         0.49%

154        SBRC       Three Fountains III Apartments              4,557,765.70    0.49%         4,557,765.70         0.49%
155        SBRC       Normandy Business Center                    4,448,758.82    0.48%         4,448,758.82         0.48%
156        SBRC       Addison Plaza                               4,390,830.41    0.47%         4,390,830.41         0.47%
157        SBRC       Northbrook Atrium Plaza Office Building     4,288,068.57    0.46%         4,288,068.57         0.46%
158        Key        Otay Mesa Self Storage                      4,187,197.91    0.45%         4,187,197.91         0.45%
159        Key        Villa Primavera Apartments                  4,086,689.42    0.44%         4,086,689.42         0.44%
160        Key        Waterford Place Apartments                  3,787,409.37    0.41%         3,787,409.37         0.41%
161        SBRC       Oxford Crest Apartments                     3,590,468.72    0.38%         3,590,468.72         0.38%
162        Key        Ashley Park Plaza                           3,585,988.27    0.38%         3,585,988.27         0.38%
163        SBRC       35 Engel Street                             3,024,622.84    0.32%         3,024,622.84         0.32%

164        SBRC       Northwest Plaza Shopping Center             2,937,848.59    0.31%         2,937,848.59         0.31%
165        Key        Walgreens                                   2,914,591.18    0.31%         2,914,591.18         0.31%

166        Key        Amber Glen Apartments                       1,994,848.30    0.21%         1,994,848.30         0.21%

                                                                  ALLOCATED                      CROSS      CROSS COLLATER-
                                                                   CUT-OFF                     COLLATER-    ALIZED MORTGAGE
                                                                     DATE                       ALIZED       LOAN GROUP
CONTROL    MORTGAGE                                                BALANCE   LOAN BALANCE AT   (MORTGAGE    AGGREGATE CUT-
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                        PER UNIT    MATURITY / ARD  LOAN GROUP)  OFF DATE BALANCE
----------------------------------------------------------------------------------------------------------------------------
145        Key        Annex Apartments-Grigsby Apartments-Gaston   48,487     4,507,704.33        No           5,139,627
                      Apartments
146        SBRC       Broad Creek Crossing Shopping Center          75.87     4,477,377.90        No           5,067,562
147        SBRC       Country Woods Village                        49,373     4,377,712.25        No           4,937,313
148        SBRC       Lincoln Plaza Shopping Center                 80.70     4,269,501.76        No           4,840,871
149        SBRC       East-West Medical Center                     115.06     4,223,897.76        No           4,763,378
150        SBRC       Phoenix Square Apartments                    38,882     4,167,559.43        No           4,743,646
151        Key        Pheasant Run Apartments                      21,136     4,045,549.44        No           4,649,892
152        SBRC       Villatree Apartments                         30,769     4,056,476.96        No           4,615,286
153        SBRC       Hubbard's Ridge                              23,331     4,028,408.47        No           4,572,973

154        SBRC       Three Fountains III Apartments               22,903     4,159,912.96        No           4,557,766
155        SBRC       Normandy Business Center                      58.05     4,289,158.71        No           4,448,759
156        SBRC       Addison Plaza                                136.73     3,888,928.02        No           4,390,830
157        SBRC       Northbrook Atrium Plaza Office Building       30.57     3,841,145.79        No           4,288,069
158        Key        Otay Mesa Self Storage                        47.83     3,408,108.55        No           4,187,198
159        Key        Villa Primavera Apartments                   42,570     3,294,662.90        No           4,086,689
160        Key        Waterford Place Apartments                   43,039     3,069,551.05        No           3,787,409
161        SBRC       Oxford Crest Apartments                      56,992     3,149,002.27        No           3,590,469
162        Key        Ashley Park Plaza                            134.25     2,934,069.49        No           3,585,988
163        SBRC       35 Engel Street                               25.15       112,923.04        No           3,024,623

164        SBRC       Northwest Plaza Shopping Center               57.72     2,703,328.35        No           2,937,849
165        Key        Walgreens                                    227.26     2,375,502.03        No           2,914,591

166        Key        Amber Glen Apartments                        27,706     1,754,030.17        No           1,994,848

                                                                                   RELATED
                                                                                MORTGAGE LOAN
                                                                    RELATED    GROUP AGGREGATE
CONTROL    MORTGAGE                                                (MORTGAGE    CUT-OFF DATE                         APPRAISED
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                        LOAN GROUP)      BALANCE      BORROWER'S INTEREST    VALUE
--------------------------------------------------------------------------------------------------------------------------------
145        Key        Annex Apartments-Grigsby Apartments-Gaston     No           5,139,627          Fee Simple      6,450,000
                      Apartments
146        SBRC       Broad Creek Crossing Shopping Center           No           5,067,562          Leasehold       6,600,000
147        SBRC       Country Woods Village                          No           4,937,313          Fee Simple      6,250,000
148        SBRC       Lincoln Plaza Shopping Center                  No           4,840,871          Fee Simple      7,500,000
149        SBRC       East-West Medical Center                       No           4,763,378          Fee Simple      6,135,000
150        SBRC       Phoenix Square Apartments                      Yes (R4)    24,864,296          Fee Simple      5,950,000
151        Key        Pheasant Run Apartments                        No           4,649,892          Fee Simple      6,000,000
152        SBRC       Villatree Apartments                           Yes (R4)    24,864,296          Fee Simple      5,800,000
153        SBRC       Hubbard's Ridge                                No           4,572,973          Fee Simple      5,750,000

154        SBRC       Three Fountains III Apartments                 No           4,557,766          Fee Simple      7,830,000
155        SBRC       Normandy Business Center                       No           4,448,759          Fee Simple      6,700,000
156        SBRC       Addison Plaza                                  No           4,390,830          Fee Simple      5,900,000
157        SBRC       Northbrook Atrium Plaza Office Building        No           4,288,069          Fee Simple      9,250,000
158        Key        Otay Mesa Self Storage                         No           4,187,198          Fee Simple      6,025,000
159        Key        Villa Primavera Apartments                     No           4,086,689          Fee Simple      5,430,000
160        Key        Waterford Place Apartments                     No           3,787,409          Fee Simple      4,950,000
161        SBRC       Oxford Crest Apartments                        No           3,590,469          Fee Simple      5,300,000
162        Key        Ashley Park Plaza                              No           3,585,988          Fee Simple      6,200,000
163        SBRC       35 Engel Street                                No           3,024,623          Fee Simple      4,200,000

164        SBRC       Northwest Plaza Shopping Center                No           2,937,849          Fee Simple      3,750,000
165        Key        Walgreens                                      No           2,914,591          Fee Simple      3,900,000

166        Key        Amber Glen Apartments                          No           1,994,848          Fee Simple      3,200,000



                                                                                            MATURITY DATE
CONTROL    MORTGAGE                                                APPRAISAL  CUT-OFF DATE   / ARD LTV
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                           DATE      LTV RATIO       RATIO
---------------------------------------------------------------------------------------------------------
145        Key        Annex Apartments-Grigsby Apartments-Gaston    05/03/02     79.68%        69.89%
                      Apartments
146        SBRC       Broad Creek Crossing Shopping Center          06/01/01     76.78%        67.84%
147        SBRC       Country Woods Village                         12/20/00     79.00%        70.04%
148        SBRC       Lincoln Plaza Shopping Center                 08/24/01     64.55%        56.93%
149        SBRC       East-West Medical Center                      03/20/01     77.64%        68.85%
150        SBRC       Phoenix Square Apartments                     01/13/02     79.73%        70.04%
151        Key        Pheasant Run Apartments                       04/24/02     77.50%        67.43%
152        SBRC       Villatree Apartments                          11/19/01     79.57%        69.94%
153        SBRC       Hubbard's Ridge                               10/23/01     79.53%        70.06%

154        SBRC       Three Fountains III Apartments                08/12/01     58.21%        53.13%
155        SBRC       Normandy Business Center                      01/16/01     66.40%        64.02%
156        SBRC       Addison Plaza                                 06/11/01     74.42%        65.91%
157        SBRC       Northbrook Atrium Plaza Office Building       01/16/02     46.36%        41.53%
158        Key        Otay Mesa Self Storage                        04/03/02     69.50%        56.57%
159        Key        Villa Primavera Apartments                    04/04/02     75.26%        60.68%
160        Key        Waterford Place Apartments                    02/26/02     76.51%        62.01%
161        SBRC       Oxford Crest Apartments                       02/26/02     67.74%        59.42%
162        Key        Ashley Park Plaza                             06/01/02     57.84%        47.32%
163        SBRC       35 Engel Street                               06/22/98     72.01%         2.69%

164        SBRC       Northwest Plaza Shopping Center               06/23/99     78.34%        72.09%
165        Key        Walgreens                                     02/05/02     74.73%        60.91%

166        Key        Amber Glen Apartments                         02/15/02     62.34%        54.81%

                       GENERAL MORTGAGE LOAN INFORMATION




                                                                                              ADMIN-
CONTROL    MORTGAGE                                                              MORT-       ISTRATIVE  NET MORT-    RATE
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                  ORIGINAL BALANCE   GAGE RATE     FEE RATE   GAGE RATE    TYPE
------------------------------------------------------------------------------------------------------------------------------
101        SBRC       Exchange Place                          165,000,000        6.9100%     0.0625%    6.8475%      Fixed

102        Column     Westgate Mall                            56,400,000        6.5000%     0.0625%    6.4375%      Fixed

103        Key        Jefferson Mall                           45,400,000        6.5100%     0.0625%    6.4475%      Fixed

104        Key        Regency Mall                             35,600,000        6.5100%     0.0625%    6.4475%      Fixed

105        Column     Westfarms Mall (a)                       79,000,000        5.8817%     0.0625%    5.8192%      Fixed
------------------------------------------------------------------------------------------------------------------------------
106        SBRC       The Commons and Greentree Apartments     21,200,000        7.3900%     0.0625%    7.3275%      Fixed
106a                  Greentree Apartments
106b                  The Commons Apartments
------------------------------------------------------------------------------------------------------------------------------
107        SBRC       Del Oro Apartments                        8,760,000        7.3900%     0.0625%    7.3275%      Fixed
108        SBRC       Country Club Villas Apartments            7,520,000        7.3900%     0.0625%    7.3275%      Fixed
109        SBRC       Royal Crest Apartments                    2,964,000        7.3900%     0.0625%    7.3275%      Fixed
------------------------------------------------------------------------------------------------------------------------------
110        Key        Columbia Portfolio                       33,000,000        6.4400%     0.0625%    6.3775%      Fixed
110a                  Columbia Park Mobile Home Park
110b                  Columbia Shopping Center
110c                  Brook Park Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------
111        SBRC       Wilton Executive Campus                  24,634,000        7.9600%     0.0825%    7.8775%      Fixed

112        SBRC       Berlin Circle Plaza                      20,135,000        7.1000%     0.0625%    7.0375%      Fixed
113        SBRC       Northlake Apartments                     19,872,000        7.1500%     0.0725%    7.0775%      Fixed
114        SBRC       The Aventine Apartments               19,390,885.44 (d)    6.9500%     0.0625%    6.8875%      Fixed
115        SBRC       Cedar Crest Apartments                   17,000,000        7.3250%     0.0975%    7.2275%      Fixed
116        SBRC       Villas at Sunrise Mountain               16,500,000        6.9700%     0.0825%    6.8875%      Fixed
117        SBRC       The Shops at Town Center                 16,000,000        7.3400%     0.1025%    7.2375%      Fixed
------------------------------------------------------------------------------------------------------------------------------
118        Key        Shurgard Portfolio                       14,760,000        7.1000%     0.0625%    7.0375%      Fixed
118a                  Shurgard of Westpark Self Storage
118b                  Shurgard of Cabot Road Self Storage
118c                  Shurgard of Costa Mesa Self Storage
------------------------------------------------------------------------------------------------------------------------------
119        Key        Cathedral City Marketplace               14,475,000        7.7600%     0.0625%    7.6975%      Fixed
120        SBRC       Overlook at Central Pointe               14,300,000        7.2400%     0.0625%    7.1775%      Fixed
121        SBRC       Reserve at Jacksonville Commons          14,000,000        7.2900%     0.0625%    7.2275%      Fixed
122        SBRC       Oak Mill Apartments                      13,648,000        7.1100%     0.0725%    7.0375%      Fixed
123        SBRC       Plaza de Hacienda                        13,000,000        7.5400%     0.1025%    7.4375%      Fixed
124        SBRC       Shenandoah Square                        13,000,000        7.3300%     0.0925%    7.2375%      Fixed
125        Key        460 West 34th Street                     12,500,000        7.4600%     0.0625%    7.3975%      Fixed
126        SBRC       Heritage Mall                            12,500,000        7.1700%     0.0925%    7.0775%      Fixed

127        SBRC       Seekonk Crossing                         12,400,000        7.4100%     0.0725%    7.3375%      Fixed
128        SBRC       Pines of Northwest Crossing              11,000,000        6.3500%     0.0625%    6.2875%      Fixed
                      Apartments
129        Key        Coral Creek Shops                        10,272,000        6.7800%     0.0625%    6.7175%      Fixed
130        SBRC       Three Fountain Apartments                10,240,000        7.0300%     0.0625%    6.9675%      Fixed
131        Key        The Seville Apartments                    9,700,000        7.2500%     0.0625%    7.1875%      Fixed

132        Key        The Commons at Sauk Trail Shopping        9,040,000        7.8800%     0.0625%    7.8175%      Fixed
                      Center

133        SBRC       Phoenix Hazeltree Apartments              9,000,000        7.1000%     0.0625%    7.0375%      Fixed
134        SBRC       Parker Towne Centre                       8,500,000        7.7200%     0.1125%    7.6075%      Fixed
135        SBRC       Food 4 Less                               8,100,000        7.3600%     0.0825%    7.2775%      Fixed

136        SBRC       AAA Quality Storage-Long Beach            7,300,000        7.4100%     0.1025%    7.3075%      Fixed
137        SBRC       Chatsworth Imperial Mobile Home Park      7,440,000        7.8200%     0.0625%    7.7575%      Fixed
138        Key        Hammonton Square                          7,000,000        7.3700%     0.0625%    7.3075%      Fixed
139        Key        Big Creek Apartments Phases I & II        7,100,000        6.8800%     0.0625%    6.8175%      Fixed
140        SBRC       Oak Tree Plaza Shopping Center            6,100,000        7.6900%     0.0625%    7.6275%      Fixed
141        SBRC       202 Tillary Street                        6,000,000        7.7400%     0.1025%    7.6375%      Fixed
142        Key        Safeway at Ocotillo Retail Shops          5,925,000        7.4200%     0.0625%    7.3575%      Fixed
143        SBRC       Dana Point Marina Mobile Home Park        5,600,000        7.3700%     0.0625%    7.3075%      Fixed
144        SBRC       Parkview Towers Apartments                5,360,000        7.0300%     0.0625%    6.9675%      Fixed


                                                                                                                           ANTICI-
                                                                                                                           PATED
                                                             INTEREST                                 FIRST                REPAY-
CONTROL    MORTGAGE                                          ACCRUAL                                 PAYMENT   GRACE        MENT
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                   METHOD         LOAN TYPE    NOTE DATE    DATE     PERIOD       DATE
------------------------------------------------------------------------------------------------------------------------------------
101        SBRC       Exchange Place                        Actual/360     ARD           04/01/98    05/01/98    3        03/31/08

102        Column     Westgate Mall                         30/360         Balloon       06/20/02    08/11/02    0        NAP

103        Key        Jefferson Mall                        30/360         Balloon       06/20/02    08/11/02    0        NAP

104        Key        Regency Mall                          30/360         Balloon       06/20/02    08/11/02    0        NAP

105        Column     Westfarms Mall (a)                    Actual/360     ARD           07/01/02    08/11/02    0        07/11/12
------------------------------------------------------------------------------------------------------------------------------------
106        SBRC       The Commons and Greentree Apartments  Actual/360     Balloon       01/17/02    03/01/02    5        NAP
106a                  Greentree Apartments
106b                  The Commons Apartments
------------------------------------------------------------------------------------------------------------------------------------
107        SBRC       Del Oro Apartments                    Actual/360     Balloon       01/17/02    03/01/02    5        NAP
108        SBRC       Country Club Villas Apartments        Actual/360     Balloon       01/17/02    03/01/02    5        NAP
109        SBRC       Royal Crest Apartments                Actual/360     Balloon       01/17/02    03/01/02    5        NAP
------------------------------------------------------------------------------------------------------------------------------------
110        Key        Columbia Portfolio                    Actual/360     Balloon       07/19/02    09/01/02    5        NAP
110a                  Columbia Park Mobile Home Park
110b                  Columbia Shopping Center
110c                  Brook Park Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
111        SBRC       Wilton Executive Campus               Actual/360     Balloon       06/06/01    08/01/01    5        NAP

112        SBRC       Berlin Circle Plaza                   Actual/360     Balloon       10/24/01    12/01/01    5        NAP
113        SBRC       Northlake Apartments                  Actual/360     Balloon       03/21/02    05/01/02    5        NAP
114        SBRC       The Aventine Apartments               Actual/360     Balloon       01/15/02    03/01/02    10       NAP
115        SBRC       Cedar Crest Apartments                Actual/360     Balloon       04/01/02    05/01/02    5        NAP
116        SBRC       Villas at Sunrise Mountain            Actual/360     Balloon       05/02/02    07/01/02    5        NAP
117        SBRC       The Shops at Town Center              Actual/360     Partial IO    03/28/02    05/01/02    5        NAP
                                                                           /Balloon
------------------------------------------------------------------------------------------------------------------------------------
118        Key        Shurgard Portfolio                    Actual/360     Balloon       05/28/02    07/01/02    5        NAP
118a                  Shurgard of Westpark Self Storage
118b                  Shurgard of Cabot Road Self Storage
118c                  Shurgard of Costa Mesa Self Storage
------------------------------------------------------------------------------------------------------------------------------------
119        Key        Cathedral City Marketplace            Actual/360     Balloon       03/27/02    05/01/02    5        NAP
120        SBRC       Overlook at Central Pointe            Actual/360     Balloon       04/11/02    06/01/02    5        NAP
121        SBRC       Reserve at Jacksonville Commons       Actual/360     Balloon       04/09/02    06/01/02    5        NAP
122        SBRC       Oak Mill Apartments                   Actual/360     Balloon       03/21/02    05/01/02    5        NAP
123        SBRC       Plaza de Hacienda                     Actual/360     Balloon       03/21/02    05/01/02    5        NAP
124        SBRC       Shenandoah Square                     Actual/360     Balloon       01/31/02    03/01/02    5        NAP
125        Key        460 West 34th Street                  Actual/360     Balloon       04/18/02    06/01/02    5        NAP
126        SBRC       Heritage Mall                         Actual/360     Balloon       12/03/01    02/01/02    5        NAP

127        SBRC       Seekonk Crossing                      Actual/360     Balloon       12/28/01    02/01/02    5        NAP
128        SBRC       Pines of Northwest Crossing           Actual/360     Balloon       07/01/02    08/01/02    5        NAP
                      Apartments
129        Key        Coral Creek Shops                     Actual/360     ARD           06/04/02    08/01/02    5        07/01/12
130        SBRC       Three Fountain Apartments             Actual/360     Balloon       12/11/01    02/01/02    5        NAP
131        Key        The Seville Apartments                Actual/360     Partial IO    04/01/02    05/01/02    5        NAP
                                                                           /Balloon
132        Key        The Commons at Sauk Trail Shopping    Actual/360     Balloon       06/26/02    08/01/02    5        NAP
                      Center

133        SBRC       Phoenix Hazeltree Apartments          Actual/360     Balloon       04/30/02    06/01/02    5        NAP
134        SBRC       Parker Towne Centre                   Actual/360     Balloon       11/27/00    01/01/01    10       NAP
135        SBRC       Food 4 Less                           Actual/360     Balloon       12/19/01    02/01/02    5        NAP

136        SBRC       AAA Quality Storage-Long Beach        Actual/360     Balloon       12/13/01    02/01/02    5        NAP
137        SBRC       Chatsworth Imperial Mobile Home Park  Actual/360     Balloon       05/10/99    07/01/99    10       NAP
138        Key        Hammonton Square                      Actual/360     Balloon       05/06/02    07/01/02    5        NAP
139        Key        Big Creek Apartments Phases I & II    30/360         Balloon       06/02/98    08/01/98    10       NAP
140        SBRC       Oak Tree Plaza Shopping Center        Actual/360     Balloon       04/05/02    06/01/02    5        NAP
141        SBRC       202 Tillary Street                    Actual/360     Balloon       03/04/02    05/01/02    5        NAP
142        Key        Safeway at Ocotillo Retail Shops      Actual/360     Balloon       05/10/02    07/01/02    5        NAP
143        SBRC       Dana Point Marina Mobile Home Park    Actual/360     Balloon       03/23/99    05/01/99    10       NAP
144        SBRC       Parkview Towers Apartments            Actual/360     Balloon       12/14/01    02/01/02    5        NAP

                                                                                                                  STATED
                                                                                         ORIGINAL                ORIGINAL
                                                              SCHED-                     TERM TO    INTEREST      AMORT-
                                                               ULED      MONTHLY DEBT   MATURITY /    ONLY       IZATION    SEASON-
CONTROL    MORTGAGE                                          MATURITY      SERVICE        ARD        PERIOD       TERM        ING
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                     DATE        PAYMENT      (MONTHS)    (MONTHS)     (MONTHS)   (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
101        SBRC       Exchange Place                         03/31/23    1,156,730.00     120         NAP          300        53

102        Column     Westgate Mall                          07/11/12      380,816.84     120         NAP          300         2

103        Key        Jefferson Mall                         07/11/12      306,827.80     120         NAP          300         2

104        Key        Regency Mall                           07/11/12      240,596.25     120         NAP          300         2

105        Column     Westfarms Mall (a)                     07/11/32      463,888.93     120         NAP          360         2
------------------------------------------------------------------------------------------------------------------------------------
106        SBRC       The Commons and Greentree Apartments   02/01/12      146,639.92     120         NAP          360         7
106a                  Greentree Apartments
106b                  The Commons Apartments
------------------------------------------------------------------------------------------------------------------------------------
107        SBRC       Del Oro Apartments                     02/01/12       60,592.72     120         NAP          360         7
108        SBRC       Country Club Villas Apartments         02/01/12       52,015.67     120         NAP          360         7
109        SBRC       Royal Crest Apartments                 02/01/12       20,501.92     120         NAP          360         7
------------------------------------------------------------------------------------------------------------------------------------
110        Key        Columbia Portfolio                     08/01/07      207,282.01      60         NAP          360         1
110a                  Columbia Park Mobile Home Park
110b                  Columbia Shopping Center
110c                  Brook Park Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
111        SBRC       Wilton Executive Campus                07/01/11      180,069.12     120         NAP          360        14

112        SBRC       Berlin Circle Plaza                    11/01/11      135,313.64     120         NAP          360        10
113        SBRC       Northlake Apartments                   04/01/12      134,216.83     120         NAP          360         5
114        SBRC       The Aventine Apartments                10/01/08      133,308.89      80         NAP          320         7
115        SBRC       Cedar Crest Apartments                 04/01/12      116,836.02     120         NAP          360         5
116        SBRC       Villas at Sunrise Mountain             06/01/12      109,442.67     120         NAP          360         3
117        SBRC       The Shops at Town Center               04/01/12      110,126.62     120         11           360         5
------------------------------------------------------------------------------------------------------------------------------------
118        Key        Shurgard Portfolio                     06/01/12      105,264.08     120         NAP          300         3
118a                  Shurgard of Westpark Self Storage
118b                  Shurgard of Cabot Road Self Storage
118c                  Shurgard of Costa Mesa Self Storage
------------------------------------------------------------------------------------------------------------------------------------
119        Key        Cathedral City Marketplace             04/01/09      109,428.89      84         NAP          300         5
120        SBRC       Overlook at Central Pointe             05/01/12       97,454.23     120         NAP          360         4
121        SBRC       Reserve at Jacksonville Commons        05/01/12       95,884.81     120         NAP          360         4
122        SBRC       Oak Mill Apartments                    04/01/12       91,810.97     120         NAP          360         5
123        SBRC       Plaza de Hacienda                      04/01/12       91,254.22     120         NAP          360         5
124        SBRC       Shenandoah Square                      02/01/12       89,389.41     120         NAP          360         7
125        Key        460 West 34th Street                   05/01/12       92,048.91     120         NAP          300         4
126        SBRC       Heritage Mall                          01/01/12       89,707.60     120         NAP          300         8

127        SBRC       Seekonk Crossing                       01/01/12       85,939.70     120         NAP          360         8
128        SBRC       Pines of Northwest Crossing            07/01/07       68,445.93      60         NAP          360         2
                      Apartments
129        Key        Coral Creek Shops                      07/01/32       66,828.97     120         NAP          360         2
130        SBRC       Three Fountain Apartments              01/01/12       68,333.41     120         NAP          360         8
131        Key        The Seville Apartments                 04/01/12       66,171.10     120         6            360         5

132        Key        The Commons at Sauk Trail Shopping     07/01/12       65,577.65     120         NAP          360         2
                      Center

133        SBRC       Phoenix Hazeltree Apartments           05/01/12       60,482.88     120         NAP          360         4
134        SBRC       Parker Towne Centre                    12/01/10       60,718.92     120         NAP          360        21
135        SBRC       Food 4 Less                            01/01/12       55,861.90     120         NAP          360         8

136        SBRC       AAA Quality Storage-Long Beach         01/01/07       50,593.53      60         NAP          360         8
137        SBRC       Chatsworth Imperial Mobile Home Park   06/01/09       53,661.41     120         NAP          360        39
138        Key        Hammonton Square                       06/01/12       48,323.41     120         NAP          360         3
139        Key        Big Creek Apartments Phases I & II     07/01/08       46,665.67     120         NAP          360        50
140        SBRC       Oak Tree Plaza Shopping Center         05/01/12       43,448.50     120         NAP          360         4
141        SBRC       202 Tillary Street                     04/01/12       45,280.34     120         NAP          300         5
142        Key        Safeway at Ocotillo Retail Shops       06/01/12       41,104.37     120         NAP          360         3
143        SBRC       Dana Point Marina Mobile Home Park     04/01/09       38,658.73     120         NAP          360        41
144        SBRC       Parkview Towers Apartments             01/01/12       35,768.27     120         NAP          360         8

                                                                               STATED
                                                                 REMAIN-       REMAIN-
                                                                ING TERM      ING AMORT-
                                                               TO MATURITY     IZATION
CONTROL    MORTGAGE                                                / ARD         TERM           CUT-OFF DATE
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                       (MONTHS)      (MONTHS)            BALANCE
-----------------------------------------------------------------------------------------------------------------
101        SBRC       Exchange Place                                 67           247         153,096,151.10

102        Column     Westgate Mall                                 118           298          56,248,958.35

103        Key        Jefferson Mall                                118           298          45,278,606.01

104        Key        Regency Mall                                  118           298          35,504,810.00

105        Column     Westfarms Mall (a)                            118           358          78,872,149.20 (b)
-----------------------------------------------------------------------------------------------------------------
106        SBRC       The Commons and Greentree Apartments          113           353          21,093,883.90
106a                  Greentree Apartments
106b                  The Commons Apartments
-----------------------------------------------------------------------------------------------------------------
107        SBRC       Del Oro Apartments                            113           353           8,716,152.04
108        SBRC       Country Club Villas Apartments                113           353           7,482,358.82
109        SBRC       Royal Crest Apartments                        113           353           2,949,163.77
-----------------------------------------------------------------------------------------------------------------
110        Key        Columbia Portfolio                             59           359          32,975,721.32
110a                  Columbia Park Mobile Home Park
110b                  Columbia Shopping Center
110c                  Brook Park Mobile Home Park
-----------------------------------------------------------------------------------------------------------------
111        SBRC       Wilton Executive Campus                       106           346          24,430,112.23

112        SBRC       Berlin Circle Plaza                           110           350          19,984,901.78
113        SBRC       Northlake Apartments                          115           355          19,803,899.89
114        SBRC       The Aventine Apartments                        73           313          19,248,639.03
115        SBRC       Cedar Crest Apartments                        115           355          16,944,314.21
116        SBRC       Villas at Sunrise Mountain                    117           357          16,465,347.37
117        SBRC       The Shops at Town Center                      115           360          16,000,000.00
-----------------------------------------------------------------------------------------------------------------
118        Key        Shurgard Portfolio                            117           297          14,711,707.94
118a                  Shurgard of Westpark Self Storage
118b                  Shurgard of Cabot Road Self Storage
118c                  Shurgard of Costa Mesa Self Storage
-----------------------------------------------------------------------------------------------------------------
119        Key        Cathedral City Marketplace                     79           295          14,404,266.65
120        SBRC       Overlook at Central Pointe                    116           356          14,263,571.30
121        SBRC       Reserve at Jacksonville Commons               116           356          13,964,829.12
122        SBRC       Oak Mill Apartments                           115           355          13,600,749.44
123        SBRC       Plaza de Hacienda                             115           355          12,959,762.99
124        SBRC       Shenandoah Square                             113           353          12,934,050.48
125        Key        460 West 34th Street                          116           296          12,449,922.77
126        SBRC       Heritage Mall                                 112           292          12,384,772.73

127        SBRC       Seekonk Crossing                              112           352          12,331,089.11
128        SBRC       Pines of Northwest Crossing                    58           358          10,983,359.99
                      Apartments
129        Key        Coral Creek Shops                             118           358          10,258,244.74
130        SBRC       Three Fountain Apartments                     112           352          10,177,880.29
131        Key        The Seville Apartments                        115           360           9,700,000.00

132        Key        The Commons at Sauk Trail Shopping            118           358           9,031,498.80
                      Center

133        SBRC       Phoenix Hazeltree Apartments                  116           356           8,976,171.77
134        SBRC       Parker Towne Centre                            99           339           8,382,038.68
135        SBRC       Food 4 Less                                   112           352           8,054,456.94

136        SBRC       AAA Quality Storage-Long Beach                 52           352           7,259,431.52
137        SBRC       Chatsworth Imperial Mobile Home Park           81           321           7,243,656.88
138        Key        Hammonton Square                              117           357           6,986,778.25
139        Key        Big Creek Apartments Phases I & II             70           310           6,756,085.65
140        SBRC       Oak Tree Plaza Shopping Center                116           356           6,086,339.86
141        SBRC       202 Tillary Street                            115           295           5,970,563.95
142        Key        Safeway at Ocotillo Retail Shops              117           357           5,913,960.03
143        SBRC       Dana Point Marina Mobile Home Park             79           319           5,426,235.04
144        SBRC       Parkview Towers Apartments                    112           352           5,327,484.21

__________
Footnotes:

         (a) Represents one of two pari passu A notes with equal Cut-off date principal balances. The Allocated Cut-off Date Balance per Unit and all LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.

         (b)      Based on the amortization schedule shown in Annex A-3.

         (d) The Original Balance, Mortgage Rate, Note Date and First Payment Date were $17,000,000, 6.590%, September 8, 1998 and November 1, 1998, respectively. On January 15, 2002, the then outstanding loan amount of $16,406,244.30 was increased to $19,406,244.30 and the Mortgage Rate was changed to 6.950%. The Original Balance shown above represents the loan amount as of February 1, 2002, following the application of the specified February 2002 debt service payment of $108,459.74, which consisted of $2,723.97 of principal and $105,735.77 of interest, and an extraordinary principal payment of $12,634.89 that was paid during the month of January 2002.

                       GENERAL MORTGAGE LOAN INFORMATION




                                                                                             ADMIN-                      INTEREST
CONTROL    MORTGAGE                                                                MORT-    ISTRATIVE  NET MORT-  RATE    ACCRUAL
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                     ORIGINAL BALANCE  GAGE RATE  FEE RATE   GAGE RATE  TYPE    METHOD
------------------------------------------------------------------------------------------------------------------------------------
145          Key      Annex Apartments-Grigsby Apartments-        5,150,000       7.1300%    0.0625%    7.0675%   Fixed  Actual/360
                      Gaston Apartments
146          SBRC     Broad Creek Crossing Shopping Center        5,100,000       7.2600%    0.1225%    7.1375%   Fixed  Actual/360
147          SBRC     Country Woods Village                       5,000,000       7.1500%    0.0625%    7.0875%   Fixed  Actual/360
148          SBRC     Lincoln Plaza Shopping Center               4,866,000       7.2500%    0.1225%    7.1275%   Fixed  Actual/360
149          SBRC     East-West Medical Center                    4,800,000       7.3500%    0.1125%    7.2375%   Fixed  Actual/360
150          SBRC     Phoenix Square Apartments                   4,760,000       7.1400%    0.0625%    7.0775%   Fixed  Actual/360
151          Key      Pheasant Run Apartments                     4,656,000       6.8500%    0.0625%    6.7875%   Fixed  Actual/360
152          SBRC     Villatree Apartments                        4,640,000       7.1100%    0.0625%    7.0475%   Fixed  Actual/360
153          SBRC     Hubbard's Ridge                             4,600,000       7.1700%    0.0625%    7.1075%   Fixed  Actual/360

154          SBRC     Three Fountains III Apartments              4,600,000       7.9000%    0.1225%    7.7775%   Fixed  Actual/360
155          SBRC     Normandy Business Center                    4,500,000       7.5500%    0.1125%    7.4375%   Fixed  Actual/360
156          SBRC     Addison Plaza                               4,425,000       7.3000%    0.0625%    7.2375%   Fixed  Actual/360
157          SBRC     Northbrook Atrium Plaza Office Building     4,300,000       7.9400%    0.0625%    7.8775%   Fixed  Actual/360
158          Key      Otay Mesa Self Storage                      4,200,000       7.4600%    0.0625%    7.3975%   Fixed  Actual/360
159          Key      Villa Primavera Apartments                  4,100,000       7.1400%    0.0625%    7.0775%   Fixed  Actual/360
160          Key      Waterford Place Apartments                  3,808,000       7.2400%    0.0625%    7.1775%   Fixed  Actual/360
161          SBRC     Oxford Crest Apartments                     3,600,000       7.1000%    0.1225%    6.9775%   Fixed  Actual/360
162          Key      Ashley Park Plaza                           3,600,000       7.6000%    0.0625%    7.5375%   Fixed  Actual/360
163          SBRC     35 Engel Street                             3,360,000       7.1500%    0.0625%    7.0875%   Fixed  Actual/360

164          SBRC     Northwest Plaza Shopping Center             3,000,000       8.3100%    0.1025%    8.2075%   Fixed  Actual/360
165          Key      Walgreens                                   2,920,000       7.5400%    0.1125%    7.4275%   Fixed  Actual/360

166          Key      Amber Glen Apartments                       2,000,000       7.2000%    0.0625%    7.1375%   Fixed  Actual/360


                                                                                                         ANTICI-
                                                                                                         PATED      SCHED-
                                                                                       FIRST             REPAY-      ULED
CONTROL    MORTGAGE                                                                    PAYMENT   GRACE    MENT      MATURITY
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                      LOAN TYPE   NOTE DATE   DATE     PERIOD   DATE       DATE
------------------------------------------------------------------------------------------------------------------------------
145          Key      Annex Apartments-Grigsby Apartments-      Balloon     05/31/02   07/01/02   5      NAP       06/01/12
                      Gaston Apartments
146          SBRC     Broad Creek Crossing Shopping Center      Balloon     11/30/01   01/01/02   5      NAP       12/01/11
147          SBRC     Country Woods Village                     Balloon     03/29/01   05/01/01   5      NAP       04/01/11
148          SBRC     Lincoln Plaza Shopping Center             Balloon     01/17/02   03/01/02   5      NAP       02/01/12
149          SBRC     East-West Medical Center                  Balloon     09/10/01   11/01/01   5      NAP       10/01/11
150          SBRC     Phoenix Square Apartments                 Balloon     03/01/02   05/01/02   5      NAP       04/01/12
151          Key      Pheasant Run Apartments                   Balloon     06/07/02   08/01/02   5      NAP       07/01/12
152          SBRC     Villatree Apartments                      Balloon     01/18/02   03/01/02   5      NAP       02/01/12
153          SBRC     Hubbard's Ridge                           Balloon     12/28/01   02/01/02   5      NAP       01/01/12

154          SBRC     Three Fountains III Apartments            Balloon     08/22/01   10/01/01   5      NAP       07/01/09
155          SBRC     Normandy Business Center                  Balloon     03/06/01   05/01/01   5      NAP       04/01/06
156          SBRC     Addison Plaza                             Balloon     09/26/01   11/01/01   5      NAP       10/01/11
157          SBRC     Northbrook Atrium Plaza Office Building   Balloon     04/01/02   05/01/02   5      NAP       04/01/12
158          Key      Otay Mesa Self Storage                    Balloon     05/14/02   07/01/02   5      NAP       06/01/12
159          Key      Villa Primavera Apartments                Balloon     05/13/02   07/01/02   5      NAP       06/01/12
160          Key      Waterford Place Apartments                Balloon     03/21/02   05/01/02   5      NAP       04/01/12
161          SBRC     Oxford Crest Apartments                   Balloon     04/30/02   06/01/02   5      NAP       05/01/12
162          Key      Ashley Park Plaza                         ARD         04/18/02   06/01/02   5      05/01/12  05/01/27
163          SBRC     35 Engel Street                           Fully       08/10/98   10/01/98   10     NAP       09/01/18
                                                                Amortizing
164          SBRC     Northwest Plaza Shopping Center           Balloon     09/15/99   11/01/99   10     NAP       10/01/09
165          Key      Walgreens                                 ARD         06/07/02   08/01/02   5      07/01/12  07/01/27

166          Key      Amber Glen Apartments                     Balloon     04/25/02   06/01/02   5      NAP       05/01/12

                                                                                                     STATED
                                                                               ORIGINAL             ORIGINAL              REMAIN-
                                                                               TERM TO    INTEREST   AMORT-               ING TERM
                                                                MONTHLY DEBT  MATURITY /    ONLY    IZATION   SEASON-   TO MATURITY
CONTROL    MORTGAGE                                               SERVICE        ARD       PERIOD     TERM      ING        / ARD
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                        PAYMENT      (MONTHS)   (MONTHS)  (MONTHS)  (MONTHS)    (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
145          Key      Annex Apartments-Grigsby Apartments-       34,713.89       120         NAP       360        3         117
                      Gaston Apartments
146          SBRC     Broad Creek Crossing Shopping Center       34,825.59       120         NAP       360        9         111
147          SBRC     Country Woods Village                      33,770.34       120         NAP       360       17         103
148          SBRC     Lincoln Plaza Shopping Center              33,194.70       120         NAP       360        7         113
149          SBRC     East-West Medical Center                   33,070.66       120         NAP       360       11         109
150          SBRC     Phoenix Square Apartments                  32,117.21       120         NAP       360        5         115
151          Key      Pheasant Run Apartments                    30,508.87       120         NAP       360        2         118
152          SBRC     Villatree Apartments                       31,213.58       120         NAP       360        7         113
153          SBRC     Hubbard's Ridge                            31,130.89       120         NAP       360        8         112

154          SBRC     Three Fountains III Apartments             34,092.67        94         NAP       334       12          82
155          SBRC     Normandy Business Center                   31,618.87        60         NAP       360       17          43
156          SBRC     Addison Plaza                              30,336.51       120         NAP       360       11         109
157          SBRC     Northbrook Atrium Plaza Office Building    31,372.21       120         NAP       360        5         115
158          Key      Otay Mesa Self Storage                     30,928.43       120         NAP       300        3         117
159          Key      Villa Primavera Apartments                 29,345.14       120         NAP       300        3         117
160          Key      Waterford Place Apartments                 27,499.96       120         NAP       300        5         115
161          SBRC     Oxford Crest Apartments                    24,193.15       120         NAP       360        4         116
162          Key      Ashley Park Plaza                          26,838.29       120         NAP       300        4         116
163          SBRC     35 Engel Street                            26,353.43       240         NAP       240       48         192

164          SBRC     Northwest Plaza Shopping Center            22,664.66       120         NAP       360       35          85
165          Key      Walgreens                                  21,654.57       120         NAP       300        2         118

166          Key      Amber Glen Apartments                      13,575.76       120         NAP       360        4         116

                                                                  STATED
                                                                  REMAIN-
                                                                 ING AMORT-
                                                                  IZATION
CONTROL    MORTGAGE                                                 TERM     CUT-OFF DATE
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                        (MONTHS)      BALANCE
-----------------------------------------------------------------------------------------
145          Key      Annex Apartments-Grigsby Apartments-           357     5,139,627.38
                      Gaston Apartments
146          SBRC     Broad Creek Crossing Shopping Center           351     5,067,561.69
147          SBRC     Country Woods Village                          343     4,937,313.46
148          SBRC     Lincoln Plaza Shopping Center                  353     4,840,871.29
149          SBRC     East-West Medical Center                       349     4,763,377.89
150          SBRC     Phoenix Square Apartments                      355     4,743,646.03
151          Key      Pheasant Run Apartments                        358     4,649,892.17
152          SBRC     Villatree Apartments                           353     4,615,285.62
153          SBRC     Hubbard's Ridge                                352     4,572,973.49

154          SBRC     Three Fountains III Apartments                 322     4,557,765.70
155          SBRC     Normandy Business Center                       343     4,448,758.82
156          SBRC     Addison Plaza                                  349     4,390,830.41
157          SBRC     Northbrook Atrium Plaza Office Building        355     4,288,068.57
158          Key      Otay Mesa Self Storage                         297     4,187,197.91
159          Key      Villa Primavera Apartments                     297     4,086,689.42
160          Key      Waterford Place Apartments                     295     3,787,409.37
161          SBRC     Oxford Crest Apartments                        356     3,590,468.72
162          Key      Ashley Park Plaza                              296     3,585,988.27
163          SBRC     35 Engel Street                                192     3,024,622.84

164          SBRC     Northwest Plaza Shopping Center                325     2,937,848.59
165          Key      Walgreens                                      298     2,914,591.18

166          Key      Amber Glen Apartments                          356     1,994,848.30

                      MORTGAGE LOAN PREPAYMENT INFORMATION



                                                                                                  LOCKOUT      DEFEASE-   DEFEASE-
CONTROL MORTGAGE                                                                                 PERIOD END   ANCE START  ANCE END
NUMBER  LOAN SELLER  LOAN/PROPERTY NAME                        PREPAYMENT PROVISIONS               DATE         DATE        DATE
-----------------------------------------------------------------------------------------------------------------------------------
101     SBRC         Exchange Place                            LO(48)/YM(29)/YMorDefeasance(37)  04/30/02     10/01/04     10/31/07
                                                                    /Free(6)
102     Column       Westgate Mall                             LO(35)/Defeasance(78)/Free(7)     07/10/05      7/11/05     01/10/12

103     Key          Jefferson Mall                            LO(35)/Defeasance(78)/Free(7)     07/10/05      7/11/05     01/10/12

104     Key          Regency Mall                              LO(35)/Defeasance(78)/Free(7)     07/10/05      7/11/05     01/10/12

105     Column       Westfarms Mall (a)                        LO(26)/Defeasance(90)/Free(4)     10/10/04     10/11/04     04/10/12

106     SBRC         The Commons and Greentree Apartments      LO(31)/Defeasance(87)/Free(2)     09/30/04     10/01/04     12/31/11
106a                 Greentree Apartments
106b                 The Commons Apartments
107     SBRC         Del Oro Apartments                        LO(31)/Defeasance(87)/Free(2)     09/30/04     10/01/04     12/31/11
108     SBRC         Country Club Villas Apartments            LO(31)/Defeasance(87)/Free(2)     09/30/04     10/01/04     12/31/11
109     SBRC         Royal Crest Apartments                    LO(31)/Defeasance(87)/Free(2)     09/30/04     10/01/04     12/31/11
110     Key          Columbia Portfolio                        LO(25)/Defeasance(32)/Free(3)     09/30/04     10/01/04     05/30/07
110a                 Columbia Park Mobile Home Park
110b                 Columbia Shopping Center
110c                 Brook Park Mobile Home Park
111     SBRC         Wilton Executive Campus                   LO(38)/Defeasance(80)/Free(2)     09/30/04      10/01/04     05/31/11

112     SBRC         Berlin Circle Plaza                       LO(34)/Defeasance(84)/Free(2)     09/30/04      10/01/04     09/30/11
113     SBRC         Northlake Apartments                      LO(29)/Defeasance(88)/Free(3)     09/30/04      10/01/04     01/31/12
114     SBRC         The Aventine Apartments                   LO(31)/Defeasance(45)/Free(4)     09/30/04      10/01/04     06/30/08
115     SBRC         Cedar Crest Apartments                    LO(29)/Defeasance(88)/Free(3)     09/30/04      10/01/04     01/31/12
116     SBRC         Villas at Sunrise Mountain                LO(27)/Defeasance(91)/Free(2)     09/30/04      10/01/04     04/30/12
117     SBRC         The Shops at Town Center                  LO(29)/Defeasance(88)/Free(3)     09/30/04      10/01/04     01/31/12

118     Key          Shurgard Portfolio                        LO(27)/Defeasance(90)/Free(3)     09/30/04      10/01/04     03/31/12
118a                 Shurgard of Westpark Self Storage
118b                 Shurgard of Cabot Road Self Storage
118c                 Shurgard of Costa Mesa Self Storage
119     Key          Cathedral City Marketplace                LO(29)/Defeasance(52)/Free(3)     09/30/04      10/01/04     01/31/09
120     SBRC         Overlook at Central Pointe                LO(28)/Defeasance(89)/Free(3)     09/30/04      10/01/04     02/29/12
121     SBRC         Reserve at Jacksonville Commons           LO(28)/Defeasance(89)/Free(3)     09/30/04      10/01/04     02/29/12
122     SBRC         Oak Mill Apartments                       LO(29)/Defeasance(88)/Free(3)     09/30/04      10/01/04     01/31/12
123     SBRC         Plaza de Hacienda                         LO(29)/Defeasance(88)/Free(3)     09/30/04      10/01/04     01/31/12
124     SBRC         Shenandoah Square                         LO(31)/Defeasance(87)/Free(2)     09/30/04      10/01/04     12/31/11
125     Key          460 West 34th Street                      LO(28)/Defeasance(89)/Free(3)     09/30/04      10/01/04     02/29/12
126     SBRC         Heritage Mall                             LO(32)/Defeasance(86)/Free(2)     09/30/04      10/01/04     11/30/11

127     SBRC         Seekonk Crossing                          LO(32)/Defeasance(86)/Free(2)     09/30/04      10/01/04     11/30/11
128     SBRC         Pines of Northwest Crossing Apartments    LO(26)/Defeasance(32)/Free(2)     09/30/04      10/01/04     05/31/07
129     Key          Coral Creek Shops                         LO(26)/Defeasance(90)/Free(4)     09/30/04      10/01/04     03/31/12
130     SBRC         Three Fountain Apartments                 LO(32)/Defeasance(85)/Free(3)     09/30/04      10/01/04     10/31/11
131     Key          The Seville Apartments                    LO(29)/Defeasance(88)/Free(3)     09/30/04      10/01/04     01/31/12

132     Key          The Commons at Sauk Trail
                      Shopping Center                          LO(26)/Defeasance(91)/Free(3)     09/30/04      10/01/04     04/30/12

133     SBRC         Phoenix Hazeltree Apartments              LO(28)/Defeasance(89)/Free(3)     09/30/04      10/01/04     02/29/12
134     SBRC         Parker Towne Centre                       LO(45)/Defeasance(72)/Free(3)     09/30/04      10/01/04     09/30/10
135     SBRC         Food 4 Less                               LO(32)/Defeasance(85)/Free(3)     09/30/04      10/01/04     10/31/11

136     SBRC         AAA Quality Storage-Long Beach            LO(32)/Defeasance(25)/Free(3)     09/30/04      10/01/04     10/31/06
137     SBRC         Chatsworth Imperial Mobile Home Park      LO(47)/Defeasance(69)/Free(4)     05/31/03      06/01/03     02/28/09
138     Key          Hammonton Square                          LO(27)/Defeasance(90)/Free(3)     09/30/04      10/01/04     03/31/12
139     Key          Big Creek Apartments Phases I & II        LO(58)/Grtr1%UPBorYM(55)/Free(7)  05/31/03      NAP          NAP
140     SBRC         Oak Tree Plaza Shopping Center            LO(28)/Defeasance(89)/Free(3)     09/30/04      10/01/04     02/29/12
141     SBRC         202 Tillary Street                        LO(29)/Defeasance(88)/Free(3)     09/30/04      10/01/04     01/31/12
142     Key          Safeway at Ocotillo Retail Shops          LO(27)/Defeasance(90)/Free(3)     09/30/04      10/01/04     03/31/12
143     SBRC         Dana Point Marina Mobile Home Park        LO(47)/Defeasance(70)/Free(3)     03/31/03      04/01/03     01/31/09
144     SBRC         Parkview Towers Apartments                LO(32)/Defeasance(85)/Free(3)     09/30/04      10/01/04     10/31/11


                                                                                                                    PREPAY-
                                                                                           YIELD       YIELD         MENT
                                                                                          MAINTEN-     MAINTEN-     PENALTY
CONTROL   MORTGAGE                                                                       ANCE PERIOD  ANCE PERIOD    START
NUMBER   LOAN SELLER  LOAN/PROPERTY NAME                                                 START DATE   END DATE      DATE
-----------------------------------------------------------------------------------------------------------------------------------
101      SBRC         Exchange Place                                                     05/01/02      10/31/07      NAP

102      Column       Westgate Mall                                                      NAP           NAP           NAP

103      Key          Jefferson Mall                                                     NAP           NAP           NAP

104      Key          Regency Mall                                                       NAP           NAP           NAP

105      Column       Westfarms Mall (a)                                                 NAP           NAP           NAP

106      SBRC         The Commons and Greentree Apartments                               NAP           NAP           NAP
106a                  Greentree Apartments
106b                  The Commons Apartments
107      SBRC         Del Oro Apartments                                                 NAP           NAP           NAP
108      SBRC         Country Club Villas Apartments                                     NAP           NAP           NAP
109      SBRC         Royal Crest Apartments                                             NAP           NAP           NAP
110      Key          Columbia Portfolio                                                 NAP           NAP           NAP
110a                  Columbia Park Mobile Home Park
110b                  Columbia Shopping Center
110c                  Brook Park Mobile Home Park
111      SBRC         Wilton Executive Campus                                            NAP           NAP           NAP

112      SBRC         Berlin Circle Plaza                                                NAP           NAP           NAP
113      SBRC         Northlake Apartments                                               NAP           NAP           NAP
114      SBRC         The Aventine Apartments                                            NAP           NAP           NAP
115      SBRC         Cedar Crest Apartments                                             NAP           NAP           NAP
116      SBRC         Villas at Sunrise Mountain                                         NAP           NAP           NAP
117      SBRC         The Shops at Town Center                                           NAP           NAP           NAP

118      Key          Shurgard Portfolio                                                 NAP           NAP           NAP
118a                  Shurgard of Westpark Self Storage
118b                  Shurgard of Cabot Road Self Storage
118c                  Shurgard of Costa Mesa Self Storage
119      Key          Cathedral City Marketplace                                         NAP           NAP           NAP
120      SBRC         Overlook at Central Pointe                                         NAP           NAP           NAP
121      SBRC         Reserve at Jacksonville Commons                                    NAP           NAP           NAP
122      SBRC         Oak Mill Apartments                                                NAP           NAP           NAP
123      SBRC         Plaza de Hacienda                                                  NAP           NAP           NAP
124      SBRC         Shenandoah Square                                                  NAP           NAP           NAP
125      Key          460 West 34th Street                                               NAP           NAP           NAP
126      SBRC         Heritage Mall                                                      NAP           NAP           NAP

127      SBRC         Seekonk Crossing                                                   NAP           NAP           NAP
128      SBRC         Pines of Northwest Crossing Apartments                             NAP           NAP           NAP
129      Key          Coral Creek Shops                                                  NAP           NAP           NAP
130      SBRC         Three Fountain Apartments                                          NAP           NAP           NAP
131      Key          The Seville Apartments                                             NAP           NAP           NAP

132      Key          The Commons at Sauk Trail
                      Shopping Center                                                    NAP           NAP           NAP

133      SBRC         Phoenix Hazeltree Apartments                                       NAP           NAP           NAP
134      SBRC         Parker Towne Centre                                                NAP           NAP           NAP
135      SBRC         Food 4 Less                                                        NAP           NAP           NAP

136      SBRC         AAA Quality Storage-Long Beach                                     NAP           NAP           NAP
137      SBRC         Chatsworth Imperial Mobile Home Park                               NAP           NAP           NAP
138      Key          Hammonton Square                                                   NAP           NAP           NAP
139      Key          Big Creek Apartments Phases I & II                                 06/01/03      12/31/07      NAP
140      SBRC         Oak Tree Plaza Shopping Center                                     NAP           NAP           NAP
141      SBRC         202 Tillary Street                                                 NAP           NAP           NAP
142      Key          Safeway at Ocotillo Retail Shops                                   NAP           NAP           NAP
143      SBRC         Dana Point Marina Mobile Home Park                                 NAP           NAP           NAP
144      SBRC         Parkview Towers Apartments                                         NAP           NAP           NAP


                                                                          PREPAY-
                                                                           MENT
CONTROL         MORTGAGE                                                PENALTY END       YIELD MAINTENANCE     YIELD MAINTENANCE
NUMBER          LOAN SELLER  LOAN/PROPERTY NAME                           DATE           CALCULATION METHOD       INTEREST RATE
-----------------------------------------------------------------------------------------------------------------------------------
101             SBRC         Exchange Place                              NAP               Present Value            T-Flat

102             Column       Westgate Mall                               NAP               NAP                      NAP

103             Key          Jefferson Mall                              NAP               NAP                      NAP

104             Key          Regency Mall                                NAP               NAP                      NAP

105             Column       Westfarms Mall (a)                          NAP               NAP                      NAP

106             SBRC         The Commons and Greentree Apartments        NAP               NAP                      NAP
106a                         Greentree Apartments
106b                         The Commons Apartments
107             SBRC         Del Oro Apartments                          NAP               NAP                      NAP
108             SBRC         Country Club Villas Apartments              NAP               NAP                      NAP
109             SBRC         Royal Crest Apartments                      NAP               NAP                      NAP
110             Key          Columbia Portfolio                          NAP               NAP                      NAP
110a                         Columbia Park Mobile Home Park
110b                         Columbia Shopping Center
110c                         Brook Park Mobile Home Park
111             SBRC         Wilton Executive Campus                     NAP               NAP                      NAP

112             SBRC         Berlin Circle Plaza                         NAP               NAP                      NAP
113             SBRC         Northlake Apartments                        NAP               NAP                      NAP
114             SBRC         The Aventine Apartments                     NAP               NAP                      NAP
115             SBRC         Cedar Crest Apartments                      NAP               NAP                      NAP
116             SBRC         Villas at Sunrise Mountain                  NAP               NAP                      NAP
117             SBRC         The Shops at Town Center                    NAP               NAP                      NAP

118             Key          Shurgard Portfolio                          NAP               NAP                      NAP
118a                         Shurgard of Westpark Self Storage
118b                         Shurgard of Cabot Road Self Storage
118c                         Shurgard of Costa Mesa Self Storage
119             Key          Cathedral City Marketplace                  NAP               NAP                      NAP
120             SBRC         Overlook at Central Pointe                  NAP               NAP                      NAP
121             SBRC         Reserve at Jacksonville Commons             NAP               NAP                      NAP
122             SBRC         Oak Mill Apartments                         NAP               NAP                      NAP
123             SBRC         Plaza de Hacienda                           NAP               NAP                      NAP
124             SBRC         Shenandoah Square                           NAP               NAP                      NAP
125             Key          460 West 34th Street                        NAP               NAP                      NAP
126             SBRC         Heritage Mall                               NAP               NAP                      NAP

127             SBRC         Seekonk Crossing                            NAP               NAP                      NAP
128             SBRC         Pines of Northwest Crossing Apartments      NAP               NAP                      NAP
129             Key          Coral Creek Shops                           NAP               NAP                      NAP
130             SBRC         Three Fountain Apartments                   NAP               NAP                      NAP
131             Key          The Seville Apartments                      NAP               NAP                      NAP

132             Key          The Commons at Sauk Trail Shopping Center   NAP               NAP                      NAP

133             SBRC         Phoenix Hazeltree Apartments                NAP               NAP                      NAP
134             SBRC         Parker Towne Centre                         NAP               NAP                      NAP
135             SBRC         Food 4 Less                                 NAP               NAP                      NAP

136             SBRC         AAA Quality Storage-Long Beach              NAP               NAP                      NAP
137             SBRC         Chatsworth Imperial Mobile Home Park        NAP               NAP                      NAP
138             Key          Hammonton Square                            NAP               NAP                      NAP
139             Key          Big Creek Apartments Phases I & II          NAP               Present Value            T-Flat
140             SBRC         Oak Tree Plaza Shopping Center              NAP               NAP                      NAP
141             SBRC         202 Tillary Street                          NAP               NAP                      NAP
142             Key          Safeway at Ocotillo Retail Shops            NAP               NAP                      NAP
143             SBRC         Dana Point Marina Mobile Home Park          NAP               NAP                      NAP
144             SBRC         Parkview Towers Apartments                  NAP               NAP                      NAP



                                                                                              YIELD
                                                                                              MAINTENANCE
                                                                                              INTEREST RATE
                                                                                              CONVERTED TO
CONTROL         MORTGAGE                                                                      MONTHLY            YIELD MAINTENANCE
NUMBER          LOAN SELLER  LOAN / PROPERTY NAME                                             MORTGAGE RATE      DISCOUNTING HORIZON
-----------------------------------------------------------------------------------------------------------------------------------
101             SBRC         Exchange Place                                                   No                 Maturity

102             Column       Westgate Mall                                                    NAP                NAP

103             Key          Jefferson Mall                                                   NAP                NAP

104             Key          Regency Mall                                                     NAP                NAP

105             Column       Westfarms Mall (a)                                               NAP                NAP

106             SBRC         The Commons and Greentree Apartments                             NAP                NAP
106a                         Greentree Apartments
106b                         The Commons Apartments
107             SBRC         Del Oro Apartments                                               NAP                NAP
108             SBRC         Country Club Villas Apartments                                   NAP                NAP
109             SBRC         Royal Crest Apartments                                           NAP                NAP
110             Key          Columbia Portfolio                                               NAP                NAP
110a                         Columbia Park Mobile Home Park
110b                         Columbia Shopping Center
110c                         Brook Park Mobile Home Park
111             SBRC         Wilton Executive Campus                                          NAP                NAP

112             SBRC         Berlin Circle Plaza                                              NAP                NAP
113             SBRC         Northlake Apartments                                             NAP                NAP
114             SBRC         The Aventine Apartments                                          NAP                NAP
115             SBRC         Cedar Crest Apartments                                           NAP                NAP
116             SBRC         Villas at Sunrise Mountain                                       NAP                NAP
117             SBRC         The Shops at Town Center                                         NAP                NAP

118             Key          Shurgard Portfolio                                               NAP                NAP
118a                         Shurgard of Westpark Self Storage
118b                         Shurgard of Cabot Road Self Storage
118c                         Shurgard of Costa Mesa Self Storage
119             Key          Cathedral City Marketplace                                       NAP                NAP
120             SBRC         Overlook at Central Pointe                                       NAP                NAP
121             SBRC         Reserve at Jacksonville Commons                                  NAP                NAP
122             SBRC         Oak Mill Apartments                                              NAP                NAP
123             SBRC         Plaza de Hacienda                                                NAP                NAP
124             SBRC         Shenandoah Square                                                NAP                NAP
125             Key          460 West 34th Street                                             NAP                NAP
126             SBRC         Heritage Mall                                                    NAP                NAP

127             SBRC         Seekonk Crossing                                                 NAP                NAP
128             SBRC         Pines of Northwest Crossing Apartments                           NAP                NAP
129             Key          Coral Creek Shops                                                NAP                NAP
130             SBRC         Three Fountain Apartments                                        NAP                NAP
131             Key          The Seville Apartments                                           NAP                NAP

132             Key          The Commons at Sauk Trail Shopping Center                        NAP                NAP

133             SBRC         Phoenix Hazeltree Apartments                                     NAP                NAP
134             SBRC         Parker Towne Centre                                              NAP                NAP
135             SBRC         Food 4 Less                                                      NAP                NAP

136             SBRC         AAA Quality Storage-Long Beach                                   NAP                NAP
137             SBRC         Chatsworth Imperial Mobile Home Park                             NAP                NAP
138             Key          Hammonton Square                                                 NAP                NAP
139             Key          Big Creek Apartments Phases I & II                               Yes                Maturity
140             SBRC         Oak Tree Plaza Shopping Center                                   NAP                NAP
141             SBRC         202 Tillary Street                                               NAP                NAP
142             Key          Safeway at Ocotillo Retail Shops                                 NAP                NAP
143             SBRC         Dana Point Marina Mobile Home Park                               NAP                NAP
144             SBRC         Parkview Towers Apartments                                       NAP                NAP

Footnotes:


(a) Represents one of two pari passu A notes with equal Cut-off date principal balances. The Allocated Cut-off Date Balance per Unit and all LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.

                      MORTGAGE LOAN PREPAYMENT INFORMATION

                                                                                                  LOCKOUT    DEFEASANCE  DEFEASANCE
CONTROL  MORTGAGE                                                                                 PERIOD END START       END
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                        PREPAYMENT PROVISIONS           DATE       DATE        DATE
-----------------------------------------------------------------------------------------------------------------------------------
145      Key          Annex Apartments-Grigsby Apartments-Gaston  LO(27)/Defeasance(90)/Free(3)  09/30/04     10/01/04    03/31/12
                       Apartments
146      SBRC         Broad Creek Crossing Shopping Center        LO(33)/Defeasance(84)/Free(3)  09/30/04     10/01/04    09/30/11
147      SBRC         Country Woods Village                       LO(41)/Defeasance(76)/Free(3)  09/30/04     10/01/04    01/31/11
148      SBRC         Lincoln Plaza Shopping Center               LO(31)/Defeasance(86)/Free(3)  09/30/04     10/01/04    11/30/11
149      SBRC         East-West Medical Center                    LO(35)/Defeasance(82)/Free(3)  09/30/04     10/01/04    07/31/11
150      SBRC         Phoenix Square Apartments                   LO(29)/Defeasance(88)/Free(3)  09/30/04     10/01/04    01/31/12
151      Key          Pheasant Run Apartments                     LO(26)/Defeasance(91)/Free(3)  09/30/04     10/01/04    04/30/12
152      SBRC         Villatree Apartments                        LO(31)/Defeasance(86)/Free(3)  09/30/04     10/01/04    11/30/11
153      SBRC         Hubbard's Ridge                             LO(32)/Defeasance(85)/Free(3)  09/30/04     10/01/04    10/31/11

154      SBRC         Three Fountains III Apartments              LO(36)/Defeasance(55)/Free(3)  09/30/04     10/01/04    04/30/09
155      SBRC         Normandy Business Center                    LO(41)/Defeasance(16)/Free(3)  09/30/04     10/01/04    01/31/06
156      SBRC         Addison Plaza                               LO(35)/Defeasance(82)/Free(3)  09/30/04     10/01/04    07/31/11
157      SBRC         Northbrook Atrium Plaza Office Building     LO(29)/Defeasance(88)/Free(3)  09/30/04     10/01/04    01/31/12
158      Key          Otay Mesa Self Storage                      Grtr1%UPBorYM(115)/Free(5)      NAP         NAP         NAP
159      Key          Villa Primavera Apartments                  LO(27)/Defeasance(90)/Free(3)  09/30/04     10/01/04    03/31/12
160      Key          Waterford Place Apartments                  LO(29)/Defeasance(88)/Free(3)  09/30/04     10/01/04    01/31/12
161      SBRC         Oxford Crest Apartments                     LO(28)/Defeasance(89)/Free(3)  09/30/04     10/01/04    02/29/12
162      Key          Ashley Park Plaza                           LO(28)/Defeasance(88)/Free(4)  09/30/04     10/01/04    01/31/12
163      SBRC         35 Engel Street                             LO(36)/Defeasance(201)/Free(3) 09/30/01     10/01/01    06/30/18

164      SBRC         Northwest Plaza Shopping Center             LO(47)/Defeasance(70)/Free(3)  09/30/03     10/01/03    07/31/09
165      Key          Walgreens                                   LO(26)/Defeasance(90)/Free(4)  09/30/04     10/01/04    03/31/12

166      Key          Amber Glen Apartments                       LO(28)/Defeasance(89)/Free(3)  09/30/04     10/01/04    02/29/12







                                                                  YIELD MAINTENANCE YIELD MAINTENANCE PREPAYMENT        PREPAYMENT
CONTROL  MORTGAGE                                                 PERIOD            PERIOD            PENALTY START     PENALTY END
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                        START DATE        END DATE          DATE              DATE
-----------------------------------------------------------------------------------------------------------------------------------
145      Key          Annex Apartments-Grigsby Apartments-Gaston  NAP               NAP               NAP               NAP
                      Apartments
146      SBRC         Broad Creek Crossing Shopping Center        NAP               NAP               NAP               NAP
147      SBRC         Country Woods Village                       NAP               NAP               NAP               NAP
148      SBRC         Lincoln Plaza Shopping Center               NAP               NAP               NAP               NAP
149      SBRC         East-West Medical Center                    NAP               NAP               NAP               NAP
150      SBRC         Phoenix Square Apartments                   NAP               NAP               NAP               NAP
151      Key          Pheasant Run Apartments                     NAP               NAP               NAP               NAP
152      SBRC         Villatree Apartments                        NAP               NAP               NAP               NAP
153      SBRC         Hubbard's Ridge                             NAP               NAP               NAP               NAP

154      SBRC         Three Fountains III Apartments              NAP               NAP               NAP               NAP
155      SBRC         Normandy Business Center                    NAP               NAP               NAP               NAP
156      SBRC         Addison Plaza                               NAP               NAP               NAP               NAP
157      SBRC         Northbrook Atrium Plaza Office Building     NAP               NAP               NAP               NAP
158      Key          Otay Mesa Self Storage                      05/14/02          01/31/12          NAP               NAP
159      Key          Villa Primavera Apartments                  NAP               NAP               NAP               NAP
160      Key          Waterford Place Apartments                  NAP               NAP               NAP               NAP
161      SBRC         Oxford Crest Apartments                     NAP               NAP               NAP               NAP
162      Key          Ashley Park Plaza                           NAP               NAP               NAP               NAP
163      SBRC         35 Engel Street                             NAP               NAP               NAP               NAP

164      SBRC         Northwest Plaza Shopping Center             NAP               NAP               NAP               NAP
165      Key          Walgreens                                   NAP               NAP               NAP               NAP

166      Key          Amber Glen Apartments                       NAP               NAP               NAP               NAP






                                                                                                         YIELD
                                                                                                        MAINTENANCE
                                                                                                        INTEREST RATE     YIELD
                                                                                                        CONVERTED TO   MAINTENANCE
CONTROL  MORTGAGE                                               YIELD MAINTENANCE   YIELD MAINTENANCE     MONTHLY      DISCOUNTING
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                      CALCULATION METHOD  INTEREST RATE       MORTGAGE RATE   HORIZON
-----------------------------------------------------------------------------------------------------------------------------------
145      Key          Annex Apartments-Grigsby Apartments-
                       Gaston                                   NAP                 NAP                 NAP            NAP
                      Apartments
146      SBRC         Broad Creek Crossing Shopping Center      NAP                 NAP                 NAP            NAP
147      SBRC         Country Woods Village                     NAP                 NAP                 NAP            NAP
148      SBRC         Lincoln Plaza Shopping Center             NAP                 NAP                 NAP            NAP
149      SBRC         East-West Medical Center                  NAP                 NAP                 NAP            NAP
150      SBRC         Phoenix Square Apartments                 NAP                 NAP                 NAP            NAP
151      Key          Pheasant Run Apartments                   NAP                 NAP                 NAP            NAP
152      SBRC         Villatree Apartments                      NAP                 NAP                 NAP            NAP
153      SBRC         Hubbard's Ridge                           NAP                 NAP                 NAP            NAP

154      SBRC         Three Fountains III Apartments            NAP                 NAP                 NAP            NAP
155      SBRC         Normandy Business Center                  NAP                 NAP                 NAP            NAP
156      SBRC         Addison Plaza                             NAP                 NAP                 NAP            NAP
157      SBRC         Northbrook Atrium Plaza Office Building   NAP                 NAP                 NAP            NAP
158      Key          Otay Mesa Self Storage                    Present Value       T-Flat              Yes            Maturity
159      Key          Villa Primavera Apartments                NAP                 NAP                 NAP            NAP
160      Key          Waterford Place Apartments                NAP                 NAP                 NAP            NAP
161      SBRC         Oxford Crest Apartments                   NAP                 NAP                 NAP            NAP
162      Key          Ashley Park Plaza                         NAP                 NAP                 NAP            NAP
163      SBRC         35 Engel Street                           NAP                 NAP                 NAP            NAP

164      SBRC         Northwest Plaza Shopping Center           NAP                 NAP                 NAP            NAP
165      Key          Walgreens                                 NAP                 NAP                 NAP            NAP

166      Key          Amber Glen Apartments                     NAP                 NAP                 NAP            NAP

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION




                                                                 OCCU-
                                                                 PANCY
CONTROL  MORTGAGE                                                PERCEN-      OCCUPANCY
NUMBER   LOAN SELLER  LOAN / PROPERTY NAME                       TAGE         AS OF DATE     LARGEST MAJOR TENANT
------------------------------------------------------------------------------------------------------------------------------------
101      SBRC         Exchange Place                             100%         02/15/02       Goodwin Procter & Hoar

102      Column       Westgate Mall                               96%         04/01/02       JC Penney

103      Key          Jefferson Mall                              84%         04/01/02       Finish Line

104      Key          Regency Mall                                74%         04/01/02       Footlocker

105      Column       Westfarms Mall (a)                          96%         04/30/02       Filene's Mens & Furnishings
------------------------------------------------------------------------------------------------------------------------------------
106      SBRC         The Commons and Greentree Apartments
106a                  Greentree Apartments                        93%         02/27/02       NAP
106b                  The Commons Apartments                      93%         03/18/02       NAP
------------------------------------------------------------------------------------------------------------------------------------
107      SBRC         Del Oro Apartments                          95%         02/19/02       NAP
108      SBRC         Country Club Villas Apartments              92%         02/22/02       NAP
109      SBRC         Royal Crest Apartments                      91%         03/18/02       NAP
------------------------------------------------------------------------------------------------------------------------------------
110      Key          Columbia Portfolio
110a                  Columbia Park Mobile Home Park              95%         07/01/02       NAP
110b                  Columbia Shopping Center                   100%         07/01/02       Riverview Foods
110c                  Brook Park Mobile Home Park                 88%         05/07/02       NAP
------------------------------------------------------------------------------------------------------------------------------------
111      SBRC         Wilton Executive Campus                     99%         03/26/02       Greenfield On-Line

112      SBRC         Berlin Circle Plaza                         92%         04/01/02       The Home Depot
113      SBRC         Northlake Apartments                        97%         01/23/02       NAP
114      SBRC         The Aventine Apartments                     86%         07/22/02       NAP
115      SBRC         Cedar Crest Apartments                      90%         01/28/02       NAP
116      SBRC         Villas at Sunrise Mountain                  92%         05/01/02       NAP
117      SBRC         The Shops at Town Center                    98%         03/25/02       Safeway, Inc.
------------------------------------------------------------------------------------------------------------------------------------
118      Key          Shurgard Portfolio
118a                  Shurgard of Westpark Self Storage           86%         04/25/02       NAP
118b                  Shurgard of Cabot Road Self Storage         93%         04/25/02       NAP
118c                  Shurgard of Costa Mesa Self Storage         93%         04/25/02       NAP
------------------------------------------------------------------------------------------------------------------------------------
119      Key          Cathedral City Marketplace                  99%         03/26/02       Food 4 Less
120      SBRC         Overlook at Central Pointe                  97%         04/30/02       NAP
121      SBRC         Reserve at Jacksonville Commons             91%         05/30/02       NAP
122      SBRC         Oak Mill Apartments                         98%         06/10/02       NAP
123      SBRC         Plaza de Hacienda                          100%         06/01/02       Food 4 Less
124      SBRC         Shenandoah Square                           89%         06/07/02       Publix
125      Key          460 West 34th Street                        96%         04/09/02       Young Adult Institute & Workshop
126      SBRC         Heritage Mall                               90%         04/26/02       Sears

127      SBRC         Seekonk Crossing                            98%         01/01/02       Don Mar Creations
128      SBRC         Pines of Northwest Crossing Apartments      96%         04/23/02       NAP
129      Key          Coral Creek Shops                           96%         06/01/02       Publix
130      SBRC         Three Fountain Apartments                   85%         01/24/02       NAP
131      Key          The Seville Apartments                      98%         02/01/02       NAP

132      Key          The Commons at Sauk Trail Shopping Center   94%         06/24/02       Farmer Jack

133      SBRC         Phoenix Hazeltree Apartments                97%         03/01/02       NAP
134      SBRC         Parker Towne Centre                         95%         05/01/02       Minyard's Food Store
135      SBRC         Food 4 Less                                100%         12/01/01       Food 4 Less

136      SBRC         AAA Quality Storage-Long Beach              88%         05/02/02       NAP
137      SBRC         Chatsworth Imperial Mobile Home Park       100%         04/03/02       NAP
138      Key          Hammonton Square                           100%         04/29/02       Super Fresh Food Markets, Inc.
139      Key          Big Creek Apartments Phases I & II          88%         06/15/02       NAP
140      SBRC         Oak Tree Plaza Shopping Center              95%         04/03/02       Office Max
141      SBRC         202 Tillary Street                          89%         01/13/02       NAP
142      Key          Safeway at Ocotillo Retail Shops            92%         05/06/02       Discount Card & Party Shop
143      SBRC         Dana Point Marina Mobile Home Park         100%         02/13/02       NAP
144      SBRC         Parkview Towers Apartments                  94%         01/24/02       NAP



                                                                                        LARGEST
                                                                                         MAJOR
                                                                 LARGEST     LARGEST     TENANT
                                                                  MAJOR       MAJOR      LEASE
CONTROL       MORTGAGE                                           TENANT      TENANT     MATURITY
NUMBER        LOAN SELLER  LOAN / PROPERTY NAME                   NRSF        NRSF%      DATE       SECOND LARGEST MAJOR TENANT
-----------------------------------------------------------------------------------------------------------------------------------

101           SBRC         Exchange Place                        359,397       32%       04/30/06   Fidelity Properties, Inc.

102           Column       Westgate Mall                          93,959       22%       10/31/11   Bed Bath & Beyond

103           Key          Jefferson Mall                         12,222        5%       01/31/08   Fashion Shops

104           Key          Regency Mall                            7,942        3%       01/31/09   Charlotte Russe

105           Column       Westfarms Mall (a)                     79,992       13%       05/31/25   Rainforest Cafe
-----------------------------------------------------------------------------------------------------------------------------------
106           SBRC         The Commons and Greentree Apartments
106a                       Greentree Apartments                      NAP       NAP       NAP       NAP
106b                       The Commons Apartments                    NAP       NAP       NAP       NAP
-----------------------------------------------------------------------------------------------------------------------------------
107           SBRC         Del Oro Apartments                        NAP       NAP       NAP       NAP
108           SBRC         Country Club Villas Apartments            NAP       NAP       NAP       NAP
109           SBRC         Royal Crest Apartments                    NAP       NAP       NAP       NAP
-----------------------------------------------------------------------------------------------------------------------------------
110           Key          Columbia Portfolio
110a                       Columbia Park Mobile Home Park            NAP       NAP       NAP       NAP
110b                       Columbia Shopping Center                7,756       27%       11/30/03  Kovachy Bros Auto Parts
110c                       Brook Park Mobile Home Park               NAP       NAP       NAP       NAP
-----------------------------------------------------------------------------------------------------------------------------------
111           SBRC         Wilton Executive Campus                33,583       18%       04/30/10  Applied Information for Marketing

112           SBRC         Berlin Circle Plaza                    15,820       41%       01/31/18  Shop Rite
113           SBRC         Northlake Apartments                      NAP       NAP       NAP       NAP
114           SBRC         The Aventine Apartments                   NAP       NAP       NAP       NAP
115           SBRC         Cedar Crest Apartments                    NAP       NAP       NAP       NAP
116           SBRC         Villas at Sunrise Mountain                NAP       NAP       NAP       NAP
117           SBRC         The Shops at Town Center               55,192       52%       06/30/25  Kinko's
-----------------------------------------------------------------------------------------------------------------------------------
118           Key          Shurgard Portfolio
118a                       Shurgard of Westpark Self Storage         NAP       NAP       NAP       NAP
118b                       Shurgard of Cabot Road Self Storage       NAP       NAP       NAP       NAP
118c                       Shurgard of Costa Mesa Self Storage       NAP       NAP       NAP       NAP
-----------------------------------------------------------------------------------------------------------------------------------
119           Key          Cathedral City Marketplace             52,924       28%       10/31/10  Movies 10
120           SBRC         Overlook at Central Pointe                NAP       NAP       NAP       NAP
121           SBRC         Reserve at Jacksonville Commons           NAP       NAP       NAP       NAP
122           SBRC         Oak Mill Apartments                       NAP       NAP       NAP       NAP
123           SBRC         Plaza de Hacienda                      81,736       64%       05/31/17  Kragen Auto Parts
124           SBRC         Shenandoah Square                      42,112       35%       07/31/09  Walgreens
125           Key          460 West 34th Street                   71,000       14%       08/31/09  Metropolitan Transport Authority
126           SBRC         Heritage Mall                          67,968       25%       07/24/09  Emporium

127           SBRC         Seekonk Crossing                       51,500       24%       12/31/04  Sports Authority
128           SBRC         Pines of Northwest Crossing
                            Apartments                               NAP       NAP       NAP       NAP
129           Key          Coral Creek Shops                      42,112       40%       06/01/11  Walgreens
130           SBRC         Three Fountain Apartments                 NAP       NAP       NAP       NAP
131           Key          The Seville Apartments                    NAP       NAP       NAP       NAP

132           Key          The Commons at Sauk Trail Shopping
                            Center                                53,921       56%       12/31/20  Fashion Bug, Inc.

133           SBRC         Phoenix Hazeltree Apartments              NAP       NAP       NAP       NAP
134           SBRC         Parker Towne Centre                    70,550       34%       04/30/11  Jam Station
135           SBRC         Food 4 Less                            58,944      100%       05/31/21  NAP

136           SBRC         AAA Quality Storage-Long Beach            NAP       NAP       NAP       NAP
137           SBRC         Chatsworth Imperial Mobile Home Park      NAP       NAP       NAP       NAP
138           Key          Hammonton Square                       45,366       59%       10/31/15  Fashion Bug, Inc.
139           Key          Big Creek Apartments Phases I & II        NAP       NAP       NAP       NAP
140           SBRC         Oak Tree Plaza Shopping Center         23,200       33%       12/31/13  PetsMart, Inc.
141           SBRC         202 Tillary Street                        NAP       NAP       NAP       NAP
142           Key          Safeway at Ocotillo Retail Shops        7,965       20%       07/01/08  Native New Yorker
143           SBRC         Dana Point Marina Mobile Home Park        NAP       NAP       NAP       NAP
144           SBRC         Parkview Towers Apartments                NAP       NAP       NAP       NAP



                                                                                              SECOND
                                                                                              LARGEST
                                                                    SECOND       SECOND        MAJOR
                                                                    LARGEST      LARGEST      TENANT
                                                                    MAJOR        MAJOR        LEASE
CONTROL       MORTGAGE                                              TENANT       TENANT      MATURITY
NUMBER        LOAN SELLER   LOAN / PROPERTY NAME                    NRSF          NRSF%       DATE       THIRD LARGEST MAJOR TENANT
-----------------------------------------------------------------------------------------------------------------------------------
101           SBRC          Exchange Place                         169,943         15%       06/30/06   Citizens Bank

102           Column        Westgate Mall                           36,162         8%        01/31/11   NAP

103           Key           Jefferson Mall                           9,420         3%        01/31/07   NAP

104           Key           Regency Mall                             7,046         3%        05/31/12   NAP

105           Column        Westfarms Mall (a)                      15,510         3%        01/31/10   NAP
-----------------------------------------------------------------------------------------------------------------------------------
106           SBRC          The Commons and Greentree
                             Apartments
106a                        Greentree Apartments                       NAP         NAP       NAP        NAP
106b                        The Commons Apartments                     NAP         NAP       NAP        NAP
-----------------------------------------------------------------------------------------------------------------------------------
107           SBRC          Del Oro Apartments                         NAP         NAP       NAP        NAP
108           SBRC          Country Club Villas Apartments             NAP         NAP       NAP        NAP
109           SBRC          Royal Crest Apartments                     NAP         NAP       NAP        NAP
-----------------------------------------------------------------------------------------------------------------------------------
110           Key           Columbia Portfolio
110a                        Columbia Park Mobile Home Park             NAP         NAP       NAP        NAP
110b                        Columbia Shopping Center                 3,200         11%       09/30/04   Plumcreek Tavern
110c                        Brook Park Mobile Home Park                NAP         NAP       NAP        NAP
-----------------------------------------------------------------------------------------------------------------------------------
111           SBRC          Wilton Executive Campus                 27,322         15%       12/31/10   NAP

112           SBRC          Berlin Circle Plaza                     65,420         23%       10/31/07   NAP
113           SBRC          Northlake Apartments                       NAP         NAP       NAP        NAP
114           SBRC          The Aventine Apartments                    NAP         NAP       NAP        NAP
115           SBRC          Cedar Crest Apartments                     NAP         NAP       NAP        NAP
116           SBRC          Villas at Sunrise Mountain                 NAP         NAP       NAP        NAP
117           SBRC          The Shops at Town Center                 6,383         6%        12/31/10   NAP
-----------------------------------------------------------------------------------------------------------------------------------
118           Key           Shurgard Portfolio
118a                        Shurgard of Westpark Self Storage          NAP         NAP       NAP        NAP
118b                        Shurgard of Cabot Road Self Storage        NAP         NAP       NAP        NAP
118c                        Shurgard of Costa Mesa Self Storage        NAP         NAP       NAP        NAP
-----------------------------------------------------------------------------------------------------------------------------------
119           Key           Cathedral City Marketplace              29,397         16%       12/31/15   24 Hour Fitness
120           SBRC          Overlook at Central Pointe                 NAP         NAP       NAP        NAP
121           SBRC          Reserve at Jacksonville Commons            NAP         NAP       NAP        NAP
122           SBRC          Oak Mill Apartments                        NAP         NAP       NAP        NAP
123           SBRC          Plaza de Hacienda                       15,000         12%       06/30/05   NAP
124           SBRC          Shenandoah Square                       13,500         11%       04/30/29   NAP
125           Key           460 West 34th Street                    67,500         13%       09/30/08   Baby Togs, Inc.
126           SBRC          Heritage Mall                           43,026         16%       12/31/14   Ross Dress for Less

127           SBRC          Seekonk Crossing                        42,649         20%       06/30/13   Circuit City
128           SBRC          Pines of Northwest Crossing
                             Apartments                                NAP         NAP       NAP        NAP
129           Key           Coral Creek Shops                       13,500         13%       11/01/30   NAP
130           SBRC          Three Fountain Apartments                  NAP         NAP       NAP        NAP
131           Key           The Seville Apartments                     NAP         NAP       NAP        NAP

132           Key           The Commons at Sauk Trail Shopping
                             Center                                  8,000           8%      04/03/06   NAP

133           SBRC          Phoenix Hazeltree Apartments               NAP         NAP       NAP        NAP
134           SBRC          Parker Towne Centre                     17,856         9%        02/28/11   NAP
135           SBRC          Food 4 Less                                NAP         NAP       NAP        NAP

136           SBRC          AAA Quality Storage-Long Beach             NAP         NAP       NAP        NAP
137           SBRC          Chatsworth Imperial Mobile Home
                             Park                                      NAP         NAP       NAP        NAP
138           Key           Hammonton Square                        12,500         16%       01/31/06   NAP
139           Key           Big Creek Apartments Phases I & II         NAP         NAP       NAP        NAP
140           SBRC          Oak Tree Plaza Shopping Center          19,169         28%       05/04/16   Fashion Bug, Inc.
141           SBRC          202 Tillary Street                         NAP         NAP       NAP        NAP
142           Key           Safeway at Ocotillo Retail Shops         7,000         17%       07/01/11   NAP
143           SBRC          Dana Point Marina Mobile Home Park         NAP         NAP       NAP        NAP
144           SBRC          Parkview Towers Apartments                 NAP         NAP       NAP        NAP



                                                                                                                          THIRD
                                                                                                                          LARGEST
                                                                                                      THIRD     THIRD     MAJOR
                                                                                                      LARGEST   LARGEST   TENANT
                                                                                                      MAJOR     MAJOR     LEASE
CONTROL       MORTGAGE                                                                                TENANT    TENANT    MATURITY
NUMBER        LOAN SELLER   LOAN / PROPERTY NAME                                                      NRSF      NRSF%     DATE
------------------------------------------------------------------------------------------------------------------------------------
101           SBRC          Exchange Place                                                            128,571   11%       07/31/10

102           Column        Westgate Mall                                                             NAP       NAP       NAP

103           Key           Jefferson Mall                                                            NAP       NAP       NAP

104           Key           Regency Mall                                                              NAP       NAP       NAP

105           Column        Westfarms Mall (a)                                                        NAP       NAP       NAP
-----------------------------------------------------------------------------------------------------------------------------------
106           SBRC          The Commons and Greentree Apartments
106a                        Greentree Apartments                                                      NAP       NAP       NAP
106b                        The Commons Apartments                                                    NAP       NAP       NAP
-----------------------------------------------------------------------------------------------------------------------------------
107           SBRC          Del Oro Apartments                                                        NAP       NAP       NAP
108           SBRC          Country Club Villas Apartments                                            NAP       NAP       NAP
109           SBRC          Royal Crest Apartments                                                    NAP       NAP       NAP
-----------------------------------------------------------------------------------------------------------------------------------
110           Key           Columbia Portfolio
110a                        Columbia Park Mobile Home Park                                            NAP       NAP       NAP
110b                        Columbia Shopping Center                                                  3,110     11%       02/28/04
110c                        Brook Park Mobile Home Park                                               NAP       NAP       NAP
-----------------------------------------------------------------------------------------------------------------------------------
111           SBRC          Wilton Executive Campus                                                   NAP       NAP       NAP

112           SBRC          Berlin Circle Plaza                                                       NAP       NAP       NAP
113           SBRC          Northlake Apartments                                                      NAP       NAP       NAP
114           SBRC          The Aventine Apartments                                                   NAP       NAP       NAP
115           SBRC          Cedar Crest Apartments                                                    NAP       NAP       NAP
116           SBRC          Villas at Sunrise Mountain                                                NAP       NAP       NAP
117           SBRC          The Shops at Town Center                                                  NAP       NAP       NAP
-----------------------------------------------------------------------------------------------------------------------------------

118           Key           Shurgard Portfolio
118a                        Shurgard of Westpark Self Storage                                         NAP       NAP       NAP
118b                        Shurgard of Cabot Road Self Storage                                       NAP       NAP       NAP
118c                        Shurgard of Costa Mesa Self Storage                                       NAP       NAP       NAP
-----------------------------------------------------------------------------------------------------------------------------------
119           Key           Cathedral City Marketplace                                                20,000    11%       08/09/11
120           SBRC          Overlook at Central Pointe                                                NAP       NAP       NAP
121           SBRC          Reserve at Jacksonville Commons                                           NAP       NAP       NAP
122           SBRC          Oak Mill Apartments                                                       NAP       NAP       NAP
123           SBRC          Plaza de Hacienda                                                         NAP       NAP       NAP
124           SBRC          Shenandoah Square                                                         NAP       NAP       NAP
125           Key           460 West 34th Street                                                      56,000    11%       02/28/09
126           SBRC          Heritage Mall                                                             34,451    13%       01/31/11

127           SBRC          Seekonk Crossing                                                          34,419    16%       01/31/14
128           SBRC          Pines of Northwest Crossing Apartments                                    NAP       NAP       NAP
129           Key           Coral Creek Shops                                                         NAP       NAP       NAP
130           SBRC          Three Fountain Apartments                                                 NAP       NAP       NAP
131           Key           The Seville Apartments                                                    NAP       NAP       NAP

132           Key           The Commons at Sauk Trail Shopping Center                                 NAP       NAP       NAP

133           SBRC          Phoenix Hazeltree Apartments                                              NAP       NAP       NAP
134           SBRC          Parker Towne Centre                                                       NAP       NAP       NAP
135           SBRC          Food 4 Less                                                               NAP       NAP       NAP

136           SBRC          AAA Quality Storage-Long Beach                                            NAP       NAP       NAP
137           SBRC          Chatsworth Imperial Mobile Home Park                                      NAP       NAP       NAP
138           Key           Hammonton Square                                                          NAP       NAP       NAP
139           Key           Big Creek Apartments Phases I & II                                        NAP       NAP       NAP
140           SBRC          Oak Tree Plaza Shopping Center                                            8,035     12%       03/31/06
141           SBRC          202 Tillary Street                                                        NAP       NAP       NAP
142           Key           Safeway at Ocotillo Retail Shops                                          NAP       NAP       NAP
143           SBRC          Dana Point Marina Mobile Home Park                                        NAP       NAP       NAP
144           SBRC          Parkview Towers Apartments                                                NAP       NAP       NAP



Footnotes:

(a) Represents one of two pari passu A notes with equal Cut-off date principal balances. The Allocated Cut-off Date Balance per Unit and all LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION

                                                                              OCCU-
                                                                              PANCY
CONTROL        MORTGAGE                                                       PERCEN-    OCCUPANCY
NUMBER         LOAN SELLER  LOAN / PROPERTY NAME                              TAGE       AS OF DATE     LARGEST MAJOR TENANT
----------------------------------------------------------------------------------------------------------------------------------
145            Key          Annex Apartments-Grigsby Apartments-Gaston         92%       05/24/02       NAP
                            Apartments
146            SBRC         Broad Creek Crossing Shopping Center               94%       12/25/01       Food Lion
147            SBRC         Country Woods Village                              96%       01/31/02       NAP
148            SBRC         Lincoln Plaza Shopping Center                      95%       05/28/02       Austin Furniture Store
149            SBRC         East-West Medical Center                          100%       02/10/02       Ortholink MOB
150            SBRC         Phoenix Square Apartments                          93%       01/08/02       NAP
151            Key          Pheasant Run Apartments                            93%       06/04/02       NAP
152            SBRC         Villatree Apartments                               91%       01/24/02       NAP
153            SBRC         Hubbard's Ridge                                    94%       04/20/02       NAP

154            SBRC         Three Fountains III Apartments                     96%       04/15/02       NAP
155            SBRC         Normandy Business Center                           82%       06/30/02       Aerotek
156            SBRC         Addison Plaza                                      89%       12/31/01       Inner Space
157            SBRC         Northbrook Atrium Plaza Office Building            83%       05/31/02       Hargrave Detailing
158            Key          Otay Mesa Self Storage                             83%       04/18/02       NAP
159            Key          Villa Primavera Apartments                         97%       04/30/02       NAP
160            Key          Waterford Place Apartments                         95%       03/01/02       NAP
161            SBRC         Oxford Crest Apartments                            92%       06/10/02       NAP
162            Key          Ashley Park Plaza                                  86%       04/01/02       Timber's
163            SBRC         35 Engel Street                                   100%       02/05/02       Reckson Operating
                                                                                                        Partnership, L.P.

164            SBRC         Northwest Plaza Shopping Center                   100%       01/31/02       Kellwood
165            Key          Walgreens                                         100%       04/22/02       Walgreens

166            Key          Amber Glen Apartments                              90%       04/30/02       NAP


                                                                                             LARGEST
                                                                                             MAJOR
                                                                      LARGEST     LARGEST    TENANT
                                                                      MAJOR       MAJOR      LEASE
CONTROL   MORTGAGE                                                    TENANT      TENANT     MATURITY
NUMBER    LOAN SELLER  LOAN / PROPERTY NAME                           NRSF        NRSF%      DATE        SECOND LARGEST MAJOR TENANT
------------------------------------------------------------------------------------------------------------------------------------
145       Key          Annex Apartments-Grigsby Apartments-Gaston     NAP         NAP        NAP         NAP
                       Apartments
146       SBRC         Broad Creek Crossing Shopping Center           33,000      49%        08/12/17    Party City
147       SBRC         Country Woods Village                          NAP         NAP        NAP         NAP
148       SBRC         Lincoln Plaza Shopping Center                  8,900       15%        06/30/05    Denny's
149       SBRC         East-West Medical Center                       33,648      81%        10/31/14    Meridian Mark Corp.
150       SBRC         Phoenix Square Apartments                      NAP         NAP        NAP         NAP
151       Key          Pheasant Run Apartments                        NAP         NAP        NAP         NAP
152       SBRC         Villatree Apartments                           NAP         NAP        NAP         NAP
153       SBRC         Hubbard's Ridge                                NAP         NAP        NAP         NAP

154       SBRC         Three Fountains III Apartments                 NAP         NAP        NAP         NAP
155       SBRC         Normandy Business Center                       7,210       9%         06/03/04    Wireless Facilities, Inc.
156       SBRC         Addison Plaza                                  5,250       16%        07/15/07    CHE Rest Grp/Atlanta Bread
157       SBRC         Northbrook Atrium Plaza Office Building        9,660       7%         04/30/08    National Home Mortgage
158       Key          Otay Mesa Self Storage                         NAP         NAP        NAP         NAP
159       Key          Villa Primavera Apartments                     NAP         NAP        NAP         NAP
160       Key          Waterford Place Apartments                     NAP         NAP        NAP         NAP
161       SBRC         Oxford Crest Apartments                        NAP         NAP        NAP         NAP
162       Key          Ashley Park Plaza                              5,500       21%        02/28/12    Blockbuster
163       SBRC         35 Engel Street                                120,280     100%       12/01/17    NAP


164       SBRC         Northwest Plaza Shopping Center                13,500      27%        07/31/06    Hibbetts Sporting
165       Key          Walgreens                                      12,825      100%       04/18/27    NAP

166       Key          Amber Glen Apartments                          NAP         NAP        NAP         NAP


                                                                                                                SECOND
                                                                                                                LARGEST
                                                                                      SECOND        SECOND      MAJOR
                                                                                      LARGEST       LARGEST     TENANT
                                                                                      MAJOR         MAJOR       LEASE
CONTROL        MORTGAGE                                                               TENANT        TENANT      MATURITY
NUMBER         LOAN SELLER  LOAN / PROPERTY NAME                                      NRSF          NRSF%       DATE
--------------------------------------------------------------------------------------------------------------------------
145            Key          Annex Apartments-Grigsby Apartments-Gaston                NAP           NAP         NAP
                            Apartments
146            SBRC         Broad Creek Crossing Shopping Center                      11,708        18%         01/31/08
147            SBRC         Country Woods Village                                     NAP           NAP         NAP
148            SBRC         Lincoln Plaza Shopping Center                             5,040         8%          10/31/19
149            SBRC         East-West Medical Center                                  7,750         19%         06/30/08
150            SBRC         Phoenix Square Apartments                                 NAP           NAP         NAP
151            Key          Pheasant Run Apartments                                   NAP           NAP         NAP
152            SBRC         Villatree Apartments                                      NAP           NAP         NAP
153            SBRC         Hubbard's Ridge                                           NAP           NAP         NAP

154            SBRC         Three Fountains III Apartments                            NAP           NAP         NAP
155            SBRC         Normandy Business Center                                  4,799         6%          02/28/03
156            SBRC         Addison Plaza                                             4,200         13%         08/31/11
157            SBRC         Northbrook Atrium Plaza Office Building                   7,702         5%          10/31/03
158            Key          Otay Mesa Self Storage                                    NAP           NAP         NAP
159            Key          Villa Primavera Apartments                                NAP           NAP         NAP
160            Key          Waterford Place Apartments                                NAP           NAP         NAP
161            SBRC         Oxford Crest Apartments                                   NAP           NAP         NAP
162            Key          Ashley Park Plaza                                         5,000         19%         04/30/12
163            SBRC         35 Engel Street                                           NAP           NAP         NAP


164            SBRC         Northwest Plaza Shopping Center                           5,000         10%         11/20/03
165            Key          Walgreens                                                 NAP           NAP         NAP

166            Key          Amber Glen Apartments                                     NAP           NAP         NAP


                                                                                                                           THIRD
                                                                                                                           LARGEST
                                                                                                      THIRD      THIRD     MAJOR
                                                                                                      LARGEST    LARGEST   TENANT
                                                                                                      MAJOR      MAJOR     LEASE
CONTROL    MORTGAGE                                                                                   TENANT     TENANT    MATURITY
NUMBER     LOAN SELLER  LOAN / PROPERTY NAME                            THIRD LARGEST MAJOR TENANT    NRSF       NRSF%     DATE
-----------------------------------------------------------------------------------------------------------------------------------
145        Key          Annex Apartments-Grigsby Apartments-Gaston      NAP                           NAP        NAP       NAP
                        Apartments
146        SBRC         Broad Creek Crossing Shopping Center            NAP                           NAP        NAP       NAP
147        SBRC         Country Woods Village                           NAP                           NAP        NAP       NAP
148        SBRC         Lincoln Plaza Shopping Center                   NAP                           NAP        NAP       NAP
149        SBRC         East-West Medical Center                        NAP                           NAP        NAP       NAP
150        SBRC         Phoenix Square Apartments                       NAP                           NAP        NAP       NAP
151        Key          Pheasant Run Apartments                         NAP                           NAP        NAP       NAP
152        SBRC         Villatree Apartments                            NAP                           NAP        NAP       NAP
153        SBRC         Hubbard's Ridge                                 NAP                           NAP        NAP       NAP

154        SBRC         Three Fountains III Apartments                  NAP                           NAP        NAP       NAP
155        SBRC         Normandy Business Center                        NAP                           NAP        NAP       NAP
156        SBRC         Addison Plaza                                   NAP                           NAP        NAP       NAP
157        SBRC         Northbrook Atrium Plaza Office Building         NAP                           NAP        NAP       NAP
158        Key          Otay Mesa Self Storage                          NAP                           NAP        NAP       NAP
159        Key          Villa Primavera Apartments                      NAP                           NAP        NAP       NAP
160        Key          Waterford Place Apartments                      NAP                           NAP        NAP       NAP
161        SBRC         Oxford Crest Apartments                         NAP                           NAP        NAP       NAP
162        Key          Ashley Park Plaza                               NAP                           NAP        NAP       NAP
163        SBRC         35 Engel Street                                 NAP                           NAP        NAP       NAP


164        SBRC         Northwest Plaza Shopping Center                 NAP                           NAP        NAP       NAP
165        Key          Walgreens                                       NAP                           NAP        NAP       NAP

166        Key          Amber Glen Apartments                           NAP                           NAP        NAP       NAP

     MORTGAGED REAL PROPERTY 1999 AND 2000 HISTORICAL FINANCIAL INFORMATION


                                                                               1999
                                                                   1999     STATEMENT     1999
CONTROL    MORTGAGE                                              STATEMENT  NUMBER OF   STATEMENT      1999         1999
NUMBER   LOAN SELLER  LOAN/PROPERTY NAME                           TYPE       MONTHS   ENDING DATE   REVENUES     EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
101        SBRC       Exchange Place                             Full Year     12       12/31/99    40,800,312   19,132,502

102        Column     Westgate Mall                                 UAV        UAV         UAV             UAV          UAV

103        Key        Jefferson Mall                             Full Year     12       12/31/99     7,792,193    2,901,358

104        Key        Regency Mall                               Full Year     12       12/31/99     7,506,716    3,302,391

105        Column     Westfarms Mall (a)                            UAV        UAV         UAV             UAV          UAV

106        SBRC       The Commons and Greentree Apartments
106a                  Greentree Apartments                       Full Year     12       12/31/99     2,294,918    1,139,123
106b                  The Commons Apartments                     Full Year     12       12/31/99     1,445,272      828,617
107        SBRC       Del Oro Apartments                         Full Year     12       12/31/99     1,463,226      694,292
108        SBRC       Country Club Villas Apartments             Full Year     12       12/31/99     1,397,844      677,208
109        SBRC       Royal Crest Apartments                     Full Year     12       12/31/99       626,525      351,979
110        Key        Columbia Portfolio
110a                  Columbia Park Mobile Home Park                UAV        UAV         UAV             UAV          UAV
110b                  Columbia Shopping Center                      UAV        UAV         UAV             UAV          UAV
110c                  Brook Park Mobile Home Park                   UAV        UAV         UAV             UAV          UAV
111        SBRC       Wilton Executive Campus                    UAV           UAV         UAV             UAV          UAV

112        SBRC       Berlin Circle Plaza                        Full Year     12       12/31/99     3,337,481    1,197,594
113        SBRC       Northlake Apartments                       Full Year     12       12/27/99     2,706,707      923,499
114        SBRC       The Aventine Apartments                    Full Year     12       12/31/99     3,043,469    1,004,916
115        SBRC       Cedar Crest Apartments                        UAV        UAV         UAV             UAV          UAV
116        SBRC       Villas at Sunrise Mountain                    UAV        UAV         UAV             UAV          UAV
117        SBRC       The Shops at Town Center                      UAV        UAV         UAV             UAV          UAV

118        Key        Shurgard Portfolio
118a                  Shurgard of Westpark Self Storage             UAV        UAV         UAV             UAV          UAV
118b                  Shurgard of Cabot Road Self Storage           UAV        UAV         UAV             UAV          UAV
118c                  Shurgard of Costa Mesa Self Storage           UAV        UAV         UAV             UAV          UAV
119        Key        Cathedral City Marketplace                 Full Year     12       12/31/99     2,451,693      633,441
120        SBRC       Overlook at Central Pointe                    UAV        UAV         UAV             UAV          UAV
121        SBRC       Reserve at Jacksonville Commons               UAV        UAV         UAV             UAV          UAV
122        SBRC       Oak Mill Apartments                        Full Year     12       12/27/99     1,919,967      652,217
123        SBRC       Plaza de Hacienda                          Full Year     12       12/20/99     1,516,194      336,706
124        SBRC       Shenandoah Square                          Full Year     12       12/31/99     2,020,801      574,515
125        Key        460 West 34th Street                       Full Year     12       12/31/99     7,439,479    5,616,893
126        SBRC       Heritage Mall                              Full Year     12       12/31/99     3,045,257    1,596,918

127        SBRC       Seekonk Crossing                           Full Year     12       12/31/99     1,539,929     516,993
128        SBRC       Pines of Northwest Crossing Apartments        UAV        UAV         UAV             UAV         UAV
129        Key        Coral Creek Shops                          Full Year     12       12/31/99     1,962,978     512,803
130        SBRC       Three Fountain Apartments                  Full Year     12       12/31/99     2,348,936   1,050,569
131        Key        The Seville Apartments                        UAV        UAV         UAV             UAV         UAV

132        Key        The Commons at Sauk Trail Shopping Center     UAV        UAV         UAV             UAV         UAV

133        SBRC       Phoenix Hazeltree Apartments               Full Year     12       12/31/99     2,000,149   1,096,950
134        SBRC       Parker Towne Centre                        Full Year     12       12/31/99       960,942     440,559
135        SBRC       Food 4 Less                                   UAV        UAV         UAV             UAV         UAV

136        SBRC       AAA Quality Storage-Long Beach                UAV        UAV         UAV             UAV         UAV
137        SBRC       Chatsworth Imperial Mobile Home Park          UAV        UAV         UAV             UAV         UAV
138        Key        Hammonton Square                           Full Year     12       12/31/99     1,272,682     354,475
139        Key        Big Creek Apartments Phases I & II         Full Year     12       12/31/99     1,377,168     635,360
140        SBRC       Oak Tree Plaza Shopping Center                UAV        UAV         UAV             UAV         UAV
141        SBRC       202 Tillary Street                            UAV        UAV         UAV             UAV         UAV
142        Key        Safeway at Ocotillo Retail Shops              UAV        UAV         UAV             UAV         UAV
143        SBRC       Dana Point Marina Mobile Home Park            UAV        UAV         UAV             UAV         UAV
144        SBRC       Parkview Towers Apartments                 Full Year     12       12/31/99     1,147,522     588,122

                                                                                                      2000
                                                                                          2000      STATEMENT      2000
CONTROL    MORTGAGE                                                          1999 NOI   STATEMENT   NUMBER OF    STATEMENT
NUMBER   LOAN SELLER  LOAN/PROPERTY NAME                          1999 NOI     DSCR       TYPE        MONTHS    ENDING DATE
-----------------------------------------------------------------------------------------------------------------------------
101        SBRC       Exchange Place                             21,667,810    1.56     Full Year     12        12/31/00

102        Column     Westgate Mall                                     UAV    UAV      Full Year     12        12/31/00

103        Key        Jefferson Mall                              4,890,835    1.33     Full Year     12        12/31/00

104        Key        Regency Mall                                4,204,325    1.46     Full Year     12        12/31/00

105        Column     Westfarms Mall (a)                                UAV    UAV      Full Year     12        12/31/00

106        SBRC       The Commons and Greentree Apartments        1,772,450    1.05
106a                  Greentree Apartments                        1,155,795             Full Year     12        12/31/00
106b                  The Commons Apartments                        616,655             Full Year     12        12/31/00
107        SBRC       Del Oro Apartments                            768,934    1.05     Full Year     12        12/31/00
108        SBRC       Country Club Villas Apartments                720,636    1.05     Full Year     12        12/31/00
109        SBRC       Royal Crest Apartments                        274,546    1.05     Full Year     12        12/31/00
110        Key        Columbia Portfolio                                UAV    UAV
110a                  Columbia Park Mobile Home Park                    UAV    UAV      UAV           UAV       UAV
110b                  Columbia Shopping Center                          UAV    UAV      UAV           UAV       UAV
110c                  Brook Park Mobile Home Park                       UAV    UAV      UAV           UAV       UAV
111        SBRC       Wilton Executive Campus                           UAV    UAV      UAV           UAV       UAV

112        SBRC       Berlin Circle Plaza                         2,139,887    1.32     Full Year     12        12/31/00
113        SBRC       Northlake Apartments                        1,783,208    1.11     Full Year     12        12/27/00
114        SBRC       The Aventine Apartments                     2,038,553    1.27     Full Year     12        12/31/00
115        SBRC       Cedar Crest Apartments                            UAV    UAV      Full Year     12        12/31/00
116        SBRC       Villas at Sunrise Mountain                        UAV    UAV      UAV           UAV       UAV
117        SBRC       The Shops at Town Center                          UAV    UAV      UAV           UAV       UAV

118        Key        Shurgard Portfolio                                UAV    UAV
118a                  Shurgard of Westpark Self Storage                 UAV             Full Year     12        12/31/00
118b                  Shurgard of Cabot Road Self Storage               UAV             Annualized    8         12/31/00
118c                  Shurgard of Costa Mesa Self Storage               UAV             Full Year     12        12/31/00
119        Key        Cathedral City Marketplace                  1,818,252    1.38     Full Year     12        12/31/00
120        SBRC       Overlook at Central Pointe                        UAV    UAV      UAV           UAV       UAV
121        SBRC       Reserve at Jacksonville Commons                   UAV    UAV      UAV           UAV       UAV
122        SBRC       Oak Mill Apartments                         1,267,750    1.15     Full Year     12        12/27/00
123        SBRC       Plaza de Hacienda                           1,179,488    1.08     Full Year     12        12/20/00
124        SBRC       Shenandoah Square                           1,446,286    1.35     Full Year     12        12/31/00
125        Key        460 West 34th Street                        1,822,586    1.65     Full Year     12        12/31/00
126        SBRC       Heritage Mall                               1,448,339    1.35     Full Year     12        12/31/00

127        SBRC       Seekonk Crossing                            1,022,936    0.99     Full Year     12        12/31/00
128        SBRC       Pines of Northwest Crossing Apartments            UAV    UAV      Annualized    6         12/31/00
129        Key        Coral Creek Shops                           1,450,175    1.81     Full Year     12        12/31/00
130        SBRC       Three Fountain Apartments                   1,298,367    1.58     Full Year     12        12/31/00
131        Key        The Seville Apartments                            UAV    UAV      UAV           UAV       UAV

132        Key        The Commons at Sauk Trail Shopping Center         UAV    UAV      UAV           UAV       UAV

133        SBRC       Phoenix Hazeltree Apartments                  903,199    1.24     Full Year     12        12/31/00
134        SBRC       Parker Towne Centre                           520,383    0.71     Full Year     12        12/31/00
135        SBRC       Food 4 Less                                       UAV    UAV      UAV           UAV       UAV

136        SBRC       AAA Quality Storage-Long Beach                    UAV    UAV      UAV           UAV       UAV
137        SBRC       Chatsworth Imperial Mobile Home Park              UAV    UAV      Full Year     12        12/31/00
138        Key        Hammonton Square                              918,207    1.58     Full Year     12        12/31/00
139        Key        Big Creek Apartments Phases I & II            741,808    1.32     Full Year     12        12/31/00
140        SBRC       Oak Tree Plaza Shopping Center                    UAV    UAV      UAV           UAV       UAV
141        SBRC       202 Tillary Street                                UAV    UAV      UAV           UAV       UAV
142        Key        Safeway at Ocotillo Retail Shops                  UAV    UAV      UAV           UAV       UAV
143        SBRC       Dana Point Marina Mobile Home Park                UAV    UAV      Full Year     12        12/31/00
144        SBRC       Parkview Towers Apartments                    559,400    1.30     Full Year     12        12/31/00



CONTROL    MORTGAGE                                               2000             2000                       2000 NOI
NUMBER   LOAN SELLER  LOAN/PROPERTY NAME                         REVENUES        EXPENSES       2000 NOI        DSCR
----------------------------------------------------------------------------------------------------------------------
101        SBRC       Exchange Place                             45,989,572      25,707,667     20,281,905      1.46

102        Column     Westgate Mall                              11,606,940       4,156,625      7,450,315      1.63

103        Key        Jefferson Mall                              8,199,876       3,033,451      5,166,425      1.40

104        Key        Regency Mall                                7,938,072       3,547,934      4,390,138      1.52

105        Column     Westfarms Mall (a)                         36,666,434      12,853,358     23,813,076      2.12

106        SBRC       The Commons and Greentree Apartments                                       1,889,193      1.14
106a                  Greentree Apartments                        2,409,633       1,109,274      1,300,359
106b                  The Commons Apartments                      1,435,934         847,100        588,834
107        SBRC       Del Oro Apartments                          1,532,252         694,221        838,031      1.14
108        SBRC       Country Club Villas Apartments              1,480,593         694,913        785,680      1.14
109        SBRC       Royal Crest Apartments                        690,648         361,894        328,754      1.14
110        Key        Columbia Portfolio                                                               UAV      UAV
110a                  Columbia Park Mobile Home Park                    UAV             UAV            UAV
110b                  Columbia Shopping Center                          UAV             UAV            UAV
110c                  Brook Park Mobile Home Park                       UAV             UAV            UAV
111        SBRC       Wilton Executive Campus                           UAV             UAV            UAV      UAV

112        SBRC       Berlin Circle Plaza                         3,551,355       1,288,208      2,263,147      1.39
113        SBRC       Northlake Apartments                        2,954,255       1,017,674      1,936,581      1.20
114        SBRC       The Aventine Apartments                     3,147,278       1,144,909      2,002,369      1.25
115        SBRC       Cedar Crest Apartments                      2,713,365         867,264      1,846,101      1.32
116        SBRC       Villas at Sunrise Mountain                        UAV             UAV            UAV      UAV
117        SBRC       The Shops at Town Center                          UAV             UAV            UAV      UAV

118        Key        Shurgard Portfolio                                                         1,807,387      1.43
118a                  Shurgard of Westpark Self Storage           1,287,071         406,719        880,352
118b                  Shurgard of Cabot Road Self Storage           706,971         270,315        436,656
118c                  Shurgard of Costa Mesa Self Storage           652,112         161,733        490,379
119        Key        Cathedral City Marketplace                  2,581,271         674,158      1,907,113      1.45
120        SBRC       Overlook at Central Pointe                        UAV             UAV            UAV      UAV
121        SBRC       Reserve at Jacksonville Commons                   UAV             UAV            UAV      UAV
122        SBRC       Oak Mill Apartments                         2,066,879         701,182      1,365,697      1.24
123        SBRC       Plaza de Hacienda                           1,846,813         455,334      1,391,479      1.27
124        SBRC       Shenandoah Square                           2,053,580         620,863      1,432,717      1.34
125        Key        460 West 34th Street                        8,262,155       4,820,222      3,441,933      3.12
126        SBRC       Heritage Mall                               3,234,048       1,632,162      1,601,886      1.49

127        SBRC       Seekonk Crossing                            2,275,901         629,869      1,646,032      1.60
128        SBRC       Pines of Northwest Crossing Apartments      2,117,228       1,023,338      1,093,890      1.33
129        Key        Coral Creek Shops                           2,012,293         526,226      1,486,067      1.85
130        SBRC       Three Fountain Apartments                   2,296,923       1,085,777      1,211,146      1.48
131        Key        The Seville Apartments                            UAV             UAV            UAV      UAV

132        Key        The Commons at Sauk Trail Shopping Center         UAV             UAV            UAV      UAV

133        SBRC       Phoenix Hazeltree Apartments                2,068,222       1,062,402      1,005,820      1.39
134        SBRC       Parker Towne Centre                         1,306,882         482,409        824,473      1.13
135        SBRC       Food 4 Less                                       UAV             UAV            UAV      UAV

136        SBRC       AAA Quality Storage-Long Beach                    UAV             UAV            UAV      UAV
137        SBRC       Chatsworth Imperial Mobile Home Park        1,178,203         419,124        759,079      1.18
138        Key        Hammonton Square                            1,282,279         390,808        891,471      1.54
139        Key        Big Creek Apartments Phases I & II          1,378,260         673,154        705,106      1.26
140        SBRC       Oak Tree Plaza Shopping Center                    UAV             UAV            UAV      UAV
141        SBRC       202 Tillary Street                                UAV             UAV            UAV      UAV
142        Key        Safeway at Ocotillo Retail Shops                  UAV             UAV            UAV      UAV
143        SBRC       Dana Point Marina Mobile Home Park            904,341         271,450        632,891      1.36
144        SBRC       Parkview Towers Apartments                  1,220,901         606,322        614,579      1.43

Footnotes:

         (a) Represents one of two pari passu A notes with equal Cut-off date principal balances. The Allocated Cut-off Date Balance per Unit and all LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.

     MORTGAGED REAL PROPERTY 1999 AND 2000 HISTORICAL FINANCIAL INFORMATION


                                                                     1999
          MORTGAGE                                      1999      STATEMENT     1999
 CONTROL    LOAN                                      STATEMENT    NUMBER OF   STATEMENT     1999       1999                1999 NOI
  NUMBER   SELLER     LOAN / PROPERTY NAME               TYPE       MONTHS     ENDING DATE  REVENUES   EXPENSES  1999 NOI     DSCR
------------------------------------------------------------------------------------------------------------------------------------
   145       Key    Annex Apartments-Grigsby             UAV         UAV            UAV          UAV        UAV       UAV     UAV
                    Apartments-Gaston Apartments
   146       SBRC   Broad Creek Crossing Shopping     Full Year      12        12/31/99      814,513    421,286   393,227    0.94
                    Center
   147       SBRC   Country Woods Village                UAV         UAV            UAV          UAV        UAV       UAV     UAV
   148       SBRC   Lincoln Plaza Shopping Center     Full Year      12        12/31/99      551,215    207,225   343,990    0.86
   149       SBRC   East-West Medical Center             UAV         UAV            UAV          UAV        UAV       UAV     UAV
   150       SBRC   Phoenix Square Apartments         Full Year      12        12/31/99      917,722    421,993   495,729    1.29
   151       Key    Pheasant Run Apartments              UAV         UAV            UAV          UAV        UAV       UAV     UAV
   152       SBRC   Villatree Apartments              Full Year      12        12/31/99    1,030,442    582,190   448,252    1.20
   153       SBRC   Hubbard's Ridge                   Full Year      12        12/31/99      993,952    621,925   372,027    1.00

   154       SBRC   Three Fountains III Apartments    Full Year      12        12/31/99    1,078,222    561,077   517,145    1.26
   155       SBRC   Normandy Business Center          Full Year      12        12/31/99      798,464    382,445   416,019    1.10
   156       SBRC   Addison Plaza                        UAV         UAV            UAV          UAV        UAV       UAV     UAV
   157       SBRC   Northbrook Atrium Plaza Office    Full Year      12        12/31/99    1,713,642    809,318   904,324    2.40
                    Building
   158       Key    Otay Mesa Self Storage               UAV         UAV            UAV          UAV        UAV       UAV     UAV
   159       Key    Villa Primavera Apartments        Full Year      12        12/31/99      534,067    192,521   341,546    0.97
   160       Key    Waterford Place Apartments           UAV         UAV            UAV          UAV        UAV       UAV     UAV
   161       SBRC   Oxford Crest Apartments           Full Year      12        12/31/99      532,357    126,530   405,827    1.40
   162       Key    Ashley Park Plaza                    UAV         UAV            UAV          UAV        UAV       UAV     UAV
   163       SBRC   35 Engel Street                   Full Year      12        12/31/99      728,825    366,907   361,918    1.14

   164       SBRC   Northwest Plaza Shopping Center   Full Year      12        12/31/99      373,314     86,923   286,391    1.05
   165       Key    Walgreens                            UAV         UAV            UAV          UAV        UAV       UAV     UAV

   166       Key    Amber Glen Apartments             Full Year      12        12/31/99      456,078    219,438   236,640    1.45


                                                                      2000
          MORTGAGE                                          2000    STATEMENT        2000
 CONTROL    LOAN                                         STATEMENT   NUMBER OF    STATEMENT       2000
  NUMBER   SELLER     LOAN / PROPERTY NAME                  TYPE      MONTHS     ENDING DATE    REVENUES
---------------------------------------------------------------------------------------------------------
   145       Key    Annex Apartments-Grigsby                UAV        UAV             UAV          UAV
                    Apartments-Gaston Apartments
   146       SBRC   Broad Creek Crossing Shopping        Full Year      12        12/31/00      828,498
                    Center
   147       SBRC   Country Woods Village                   UAV        UAV             UAV          UAV
   148       SBRC   Lincoln Plaza Shopping Center        Full Year      12        12/31/00      656,272
   149       SBRC   East-West Medical Center             Full Year      12        12/31/00      607,228
   150       SBRC   Phoenix Square Apartments            Full Year      12        12/31/00      975,065
   151       Key    Pheasant Run Apartments              Full Year      12        12/31/00    1,083,990
   152       SBRC   Villatree Apartments                 Full Year      12        12/31/00    1,105,268
   153       SBRC   Hubbard's Ridge                      Full Year      12        12/31/00    1,095,593

   154       SBRC   Three Fountains III Apartments       Full Year      12        12/31/00    1,139,482
   155       SBRC   Normandy Business Center             Full Year      12        12/31/00      923,305
   156       SBRC   Addison Plaza                           UAV        UAV             UAV          UAV
   157       SBRC   Northbrook Atrium Plaza Office       Full Year      12        12/31/00    1,678,047
                    Building
   158       Key    Otay Mesa Self Storage                  UAV        UAV             UAV          UAV
   159       Key    Villa Primavera Apartments           Full Year      12        12/31/00      592,011
   160       Key    Waterford Place Apartments           Full Year      12        12/31/00      567,890
   161       SBRC   Oxford Crest Apartments              Full Year      12        12/31/00      550,216
   162       Key    Ashley Park Plaza                       UAV        UAV             UAV          UAV
   163       SBRC   35 Engel Street                      Full Year      12        12/31/00      361,692

   164       SBRC   Northwest Plaza Shopping Center      Full Year      12        12/31/00      448,834
   165       Key    Walgreens                               UAV        UAV             UAV          UAV

   166       Key    Amber Glen Apartments                Full Year      12        12/31/00      484,724



          MORTGAGE
 CONTROL    LOAN                                        2000                   2000 NOI
  NUMBER   SELLER     LOAN / PROPERTY NAME             EXPENSES    2000 NOI      DSCR
----------------------------------------------------------------------------------------
   145       Key    Annex Apartments-Grigsby               UAV        UAV         UAV
                    Apartments-Gaston Apartments
   146       SBRC   Broad Creek Crossing Shopping      422,880    405,618        0.97
                    Center
   147       SBRC   Country Woods Village                  UAV        UAV         UAV
   148       SBRC   Lincoln Plaza Shopping Center      235,266    421,006        1.06
   149       SBRC   East-West Medical Center           135,878    471,350        1.19
   150       SBRC   Phoenix Square Apartments          432,636    542,429        1.41
   151       Key    Pheasant Run Apartments            609,849    474,141        1.30
   152       SBRC   Villatree Apartments               588,112    517,156        1.38
   153       SBRC   Hubbard's Ridge                    577,697    517,896        1.39

   154       SBRC   Three Fountains III Apartments     570,622    568,860        1.39
   155       SBRC   Normandy Business Center           406,700    516,605        1.36
   156       SBRC   Addison Plaza                          UAV        UAV         UAV
   157       SBRC   Northbrook Atrium Plaza Office     795,804    882,243        2.34
                    Building
   158       Key    Otay Mesa Self Storage                 UAV        UAV         UAV
   159       Key    Villa Primavera Apartments         210,743    381,268        1.08
   160       Key    Waterford Place Apartments         180,021    387,869        1.18
   161       SBRC   Oxford Crest Apartments            184,689    365,527        1.26
   162       Key    Ashley Park Plaza                      UAV        UAV         UAV
   163       SBRC   35 Engel Street                     25,449    336,243        1.06

   164       SBRC   Northwest Plaza Shopping Center    103,130    345,704        1.27
   165       Key    Walgreens                              UAV        UAV         UAV

   166       Key    Amber Glen Apartments              225,077    259,647        1.59

MORTGAGED REAL PROPERTY MOST CURRENT YEAR AND UNDERWRITTEN FINANCIAL INFORMATION


                                                                                           MOST
                                                                                          CURRENT             MOST
                                                                          MOST CURRENT      YEAR             CURRENT         MOST
                                                                              YEAR        STATEMENT           YEAR         CURRENT
CONTROL         MORTGAGE                                                   STATEMENT      NUMBER OF         STATEMENT        YEAR
NUMBER          LOAN SELLER   LOAN / PROPERTY NAME                            TYPE         MONTHS          ENDING DATE     REVENUES
------------------------------------------------------------------------------------------------------------------------------------
101             SBRC          Exchange Place                               Full Year        12              12/31/01      53,215,652

102             Column        Westgate Mall                                Full Year        12              12/31/01      12,624,587

103             Key           Jefferson Mall                               Annualized       11              12/31/01       9,131,237

104             Key           Regency Mall                                 Annualized       11              12/31/01       7,487,708

105             Column        Westfarms Mall (a)                           Full Year        12              12/31/01      38,393,025
------------------------------------------------------------------------------------------------------------------------------------
106             SBRC          The Commons and Greentree Apartments
106a                          Greentree Apartments                         Trailing 12      12              02/28/02       2,559,804
106b                          The Commons Apartments                       Trailing 12      12              02/28/02       1,508,470
------------------------------------------------------------------------------------------------------------------------------------
107             SBRC          Del Oro Apartments                           Trailing 12      12              02/28/02       1,605,953
108             SBRC          Country Club Villas Apartments               Trailing 12      12              02/28/02       1,504,206
109             SBRC          Royal Crest Apartments                       Trailing 12      12              02/28/02         681,530
------------------------------------------------------------------------------------------------------------------------------------
110             Key           Columbia Portfolio
110a                          Columbia Park Mobile Home Park               Trailing 12      12              06/30/02       3,892,137
110b                          Columbia Shopping Center                     Trailing 12      12              06/30/02         247,388
110c                          Brook Park Mobile Home Park                  Trailing 12      12              06/30/02         274,081
------------------------------------------------------------------------------------------------------------------------------------
111             SBRC          Wilton Executive Campus                      Full Year        12              12/31/01       3,967,097

112             SBRC          Berlin Circle Plaza                          Full Year        12              12/31/01       3,546,479
113             SBRC          Northlake Apartments                         Full Year        12              12/27/01       3,175,792
114             SBRC          The Aventine Apartments                      Full Year        12              12/31/01       3,335,544
115             SBRC          Cedar Crest Apartments                       Full Year        12              12/31/01       2,787,642
116             SBRC          Villas at Sunrise Mountain                   UAV              UAV                  UAV             UAV
117             SBRC          The Shops at Town Center                     Full Year        12              12/31/01       2,044,435

------------------------------------------------------------------------------------------------------------------------------------
118             Key           Shurgard Portfolio
118a                          Shurgard of Westpark Self Storage            Full Year        12              12/31/01       1,661,358
118b                          Shurgard of Cabot Road Self Storage          Full Year        12              12/31/01       1,000,842
118c                          Shurgard of Costa Mesa Self Storage          Full Year        12              12/31/01         710,318
------------------------------------------------------------------------------------------------------------------------------------
119             Key           Cathedral City Marketplace                   Full Year        12              12/31/01       2,623,232
120             SBRC          Overlook at Central Pointe                   UAV              UAV                  UAV             UAV
121             SBRC          Reserve at Jacksonville Commons              Full Year        12              12/31/01       2,003,093
122             SBRC          Oak Mill Apartments                          Full Year        12              12/27/01       2,252,008
123             SBRC          Plaza de Hacienda                            Full Year        12              12/31/01       1,915,638
124             SBRC          Shenandoah Square                            Annualized       9               09/30/01       2,108,878
125             Key           460 West 34th Street                         Full Year        12              12/31/01       8,591,329
126             SBRC          Heritage Mall                                Full Year        12              12/31/01       3,449,785

127             SBRC          Seekonk Crossing                             Trailing 12      12              10/31/01       2,570,023
128             SBRC          Pines of Northwest Crossing Apartments       Trailing 12      12              05/31/02       2,408,975
129             Key           Coral Creek Shops                            Full Year        12              12/31/01       2,011,756
130             SBRC          Three Fountain Apartments                    Full Year        12              12/31/01       2,459,059
131             Key           The Seville Apartments                       UAV              UAV                  UAV             UAV

132             Key           The Commons at Sauk Trail Shopping Center    Annualized       6               10/31/01         866,304

133             SBRC          Phoenix Hazeltree Apartments                 Full Year        12              12/31/01       2,238,506
134             SBRC          Parker Towne Centre                          Full Year        12              12/31/01       1,535,415
135             SBRC          Food 4 Less                                  UAV              UAV             UAV                  UAV

136             SBRC          AAA Quality Storage-Long Beach               Full Year        12              12/31/01         911,525
137             SBRC          Chatsworth Imperial Mobile Home Park         Full Year        12              12/31/01       1,240,300
138             Key           Hammonton Square                             Full Year        12              12/31/01       1,323,962
139             Key           Big Creek Apartments Phases I & II           Full Year        12              12/31/01       1,402,662
140             SBRC          Oak Tree Plaza Shopping Center               UAV              UAV             UAV                  UAV
141             SBRC          202 Tillary Street                           UAV              UAV             UAV                  UAV
142             Key           Safeway at Ocotillo Retail Shops             UAV              UAV             UAV                  UAV
143             SBRC          Dana Point Marina Mobile Home Park           Full Year        12              12/31/01         961,592
144             SBRC          Parkview Towers Apartments                   Full Year        12              12/31/01       1,266,876



                                                                                MOST                        MOST
                                                                               CURRENT        MOST        CURRENT
CONTROL         MORTGAGE                                                        YEAR         CURRENT      YEAR NOI          U/W
NUMBER          LOAN SELLER   LOAN / PROPERTY NAME                            EXPENSES       YEAR NOI       DSCR         REVENUES
------------------------------------------------------------------------------------------------------------------------------------
101             SBRC          Exchange Place                                 22,020,145     31,195,507      2.25         50,842,027

102             Column        Westgate Mall                                   4,240,468      8,384,119      1.83         12,229,771

103             Key           Jefferson Mall                                  2,961,090      6,170,147      1.68          9,326,584

104             Key           Regency Mall                                    2,948,027      4,539,681      1.57          8,073,772

105             Column        Westfarms Mall (a)                             12,899,859     25,493,166      2.27         39,530,602
------------------------------------------------------------------------------------------------------------------------------------
106             SBRC          The Commons and Greentree Apartments                           2,114,676      1.22
106a                          Greentree Apartments                            1,122,923      1,436,881                    2,654,517
106b                          The Commons Apartments                            830,675        677,795                    1,695,040
------------------------------------------------------------------------------------------------------------------------------------
107             SBRC          Del Oro Apartments                                695,515        910,438      1.22          1,674,976
108             SBRC          Country Club Villas Apartments                    719,461        784,745      1.22          1,598,416
109             SBRC          Royal Crest Apartments                            388,116        293,414      1.22            734,819
------------------------------------------------------------------------------------------------------------------------------------
110             Key           Columbia Portfolio                                             3,494,755      1.41
110a                          Columbia Park Mobile Home Park                    830,831      3,061,306                    3,952,630
110b                          Columbia Shopping Center                           47,376        200,012                      248,177
110c                          Brook Park Mobile Home Park                        40,644        233,437                      269,660
------------------------------------------------------------------------------------------------------------------------------------
111             SBRC          Wilton Executive Campus                         1,526,379      2,440,718      1.13          4,761,245

112             SBRC          Berlin Circle Plaza                             1,417,583      2,128,896      1.31          3,420,121
113             SBRC          Northlake Apartments                            1,073,642      2,102,150      1.31          3,151,226
114             SBRC          The Aventine Apartments                         1,169,550      2,165,994      1.35          3,006,163
115             SBRC          Cedar Crest Apartments                            861,443      1,926,199      1.37          2,723,180
116             SBRC          Villas at Sunrise Mountain                            UAV            UAV       UAV          2,675,575
117             SBRC          The Shops at Town Center                          424,135      1,620,300      1.23          2,300,041

------------------------------------------------------------------------------------------------------------------------------------
118             Key           Shurgard Portfolio                                             2,534,982      2.01
118a                          Shurgard of Westpark Self Storage                 418,134      1,243,224                    1,689,610
118b                          Shurgard of Cabot Road Self Storage               231,964        768,878                      990,312
118c                          Shurgard of Costa Mesa Self Storage               187,438        522,880                      720,908
------------------------------------------------------------------------------------------------------------------------------------
119             Key           Cathedral City Marketplace                        698,027      1,925,205      1.47          2,581,616
120             SBRC          Overlook at Central Pointe                            UAV            UAV       UAV          2,890,999
121             SBRC          Reserve at Jacksonville Commons                   745,405      1,257,688      1.09          2,236,806
122             SBRC          Oak Mill Apartments                               740,091      1,511,917      1.37          2,273,444
123             SBRC          Plaza de Hacienda                                 431,858      1,483,780      1.36          2,008,023
124             SBRC          Shenandoah Square                                 612,973      1,495,905      1.39          2,003,168
125             Key           460 West 34th Street                            4,888,106      3,703,223      3.35          7,912,752
126             SBRC          Heritage Mall                                   1,741,643      1,708,142      1.59          3,373,459

127             SBRC          Seekonk Crossing                                  703,536      1,866,487      1.81          2,196,480
128             SBRC          Pines of Northwest Crossing Apartments          1,096,575      1,312,400      1.60          2,424,569
129             Key           Coral Creek Shops                                 545,482      1,466,274      1.83          1,966,057
130             SBRC          Three Fountain Apartments                       1,182,138      1,276,921      1.56          2,435,310
131             Key           The Seville Apartments                                UAV            UAV       UAV          1,428,150

132             Key           The Commons at Sauk Trail Shopping Center         242,902        623,402      0.79          1,418,599

133             SBRC          Phoenix Hazeltree Apartments                    1,156,125      1,082,381       1.49         2,276,079
134             SBRC          Parker Towne Centre                               498,607      1,036,808       1.42         1,570,744
135             SBRC          Food 4 Less                                           UAV            UAV        UAV         1,035,707

136             SBRC          AAA Quality Storage-Long Beach                    266,115        645,410       1.06         1,237,431
137             SBRC          Chatsworth Imperial Mobile Home Park              486,473        753,827       1.17         1,293,621
138             Key           Hammonton Square                                  307,871      1,016,091       1.75         1,224,145
139             Key           Big Creek Apartments Phases I & II                643,956        758,706       1.35         1,319,998
140             SBRC          Oak Tree Plaza Shopping Center                        UAV            UAV        UAV           966,128
141             SBRC          202 Tillary Street                                    UAV            UAV        UAV         1,327,037
142             Key           Safeway at Ocotillo Retail Shops                      UAV            UAV        UAV           974,969
143             SBRC          Dana Point Marina Mobile Home Park                316,320        645,272       1.39         1,004,175
144             SBRC          Parkview Towers Apartments                        635,754        631,122       1.47         1,254,356




CONTROL         MORTGAGE                                                    U/W                      U/W NOI                 U/W NCF
NUMBER          LOAN SELLER   LOAN / PROPERTY NAME                        EXPENSES      U/W NOI       DSCR     U/W NCF       DSCR
------------------------------------------------------------------------------------------------------------------------------------
101             SBRC          Exchange Place                              21,489,816    29,352,211     2.11     26,716,607    1.92

102             Column        Westgate Mall                                4,322,795     7,906,976     1.73      7,576,824    1.66

103             Key           Jefferson Mall                               3,028,388     6,298,196     1.71      6,060,555    1.65

104             Key           Regency Mall                                 3,240,630     4,833,142     1.67      4,643,906    1.61

105             Column        Westfarms Mall (a)                          12,345,214    27,185,388     2.43     26,544,982    2.37

------------------------------------------------------------------------------------------------------------------------------------
106             SBRC          The Commons and Greentree Apartments                       2,239,436     1.28      2,115,436    1.20
106a                          Greentree Apartments                         1,206,041     1,448,476               1,374,476
106b                          The Commons Apartments                         904,081       790,960                 740,960
------------------------------------------------------------------------------------------------------------------------------------
107             SBRC          Del Oro Apartments                             760,460       914,516     1.28        870,766    1.20
108             SBRC          Country Club Villas Apartments                 776,457       821,959     1.28        756,959    1.20
109             SBRC          Royal Crest Apartments                         423,694       311,125     1.28        278,875    1.20
------------------------------------------------------------------------------------------------------------------------------------
110             Key           Columbia Portfolio                                         3,380,629     1.36      3,297,161    1.33
110a                          Columbia Park Mobile Home Park                 974,969     2,977,661               2,923,461
110b                          Columbia Shopping Center                        71,720       176,457                 152,789
110c                          Brook Park Mobile Home Park                     43,149       226,511                 220,911
------------------------------------------------------------------------------------------------------------------------------------
111             SBRC          Wilton Executive Campus                      1,615,146     3,146,099     1.46      2,795,808    1.29

112             SBRC          Berlin Circle Plaza                          1,430,368     1,989,753     1.23      1,918,363    1.18
113             SBRC          Northlake Apartments                         1,120,937     2,030,289     1.26      1,954,289    1.21
114             SBRC          The Aventine Apartments                      1,162,772     1,843,391     1.25      1,759,391    1.25
115             SBRC          Cedar Crest Apartments                         945,772     1,777,408     1.27      1,705,556    1.22
116             SBRC          Villas at Sunrise Mountain                     982,785     1,692,790     1.29      1,616,790    1.23
117             SBRC          The Shops at Town Center                       521,587     1,778,455     1.35      1,725,070    1.31

------------------------------------------------------------------------------------------------------------------------------------
118             Key           Shurgard Portfolio                                         2,519,978     2.00      2,487,848    1.97
118a                          Shurgard of Westpark Self Storage              431,599     1,258,011               1,241,549
118b                          Shurgard of Cabot Road Self Storage            254,531       735,781                 726,146
118c                          Shurgard of Costa Mesa Self Storage            194,722       526,186                 520,153
------------------------------------------------------------------------------------------------------------------------------------
119             Key           Cathedral City Marketplace                     768,658     1,812,958     1.38      1,645,294    1.25
120             SBRC          Overlook at Central Pointe                   1,358,674     1,532,325     1.31      1,444,325    1.24
121             SBRC          Reserve at Jacksonville Commons                760,499     1,476,307     1.28      1,410,307    1.23
122             SBRC          Oak Mill Apartments                            777,262     1,496,182     1.36      1,444,182    1.31
123             SBRC          Plaza de Hacienda                              488,788     1,519,235     1.39      1,477,671    1.35
124             SBRC          Shenandoah Square                              632,426     1,370,742     1.28      1,290,320    1.20
125             Key           460 West 34th Street                         5,235,326     2,677,426     2.42      1,847,602    1.67
126             SBRC          Heritage Mall                                1,668,282     1,705,177     1.58      1,441,791    1.34

127             SBRC          Seekonk Crossing                               744,044     1,452,436     1.41      1,305,017    1.27
128             SBRC          Pines of Northwest Crossing Apartments       1,113,174     1,311,395     1.60      1,208,395    1.47
129             Key           Coral Creek Shops                              714,380     1,251,677     1.56      1,162,202    1.45
130             SBRC          Three Fountain Apartments                    1,227,501     1,207,809     1.47      1,105,309    1.35
131             Key           The Seville Apartments                         443,750       984,400     1.24        962,728    1.21

132             Key           The Commons at Sauk Trail Shopping Center      384,620     1,033,979     1.31        985,716    1.25

133             SBRC          Phoenix Hazeltree Apartments                 1,283,937       992,141     1.37        914,080    1.26
134             SBRC          Parker Towne Centre                            512,922     1,057,822     1.45        912,061    1.25
135             SBRC          Food 4 Less                                    209,278       826,429     1.23        820,534    1.22

136             SBRC          AAA Quality Storage-Long Beach                 358,476       878,956     1.45        869,430    1.43
137             SBRC          Chatsworth Imperial Mobile Home Park           501,007       792,614     1.23        783,414    1.22
138             Key           Hammonton Square                               413,029       811,116     1.40        777,120    1.34
139             Key           Big Creek Apartments Phases I & II             594,867       725,131     1.29        685,131    1.22
140             SBRC          Oak Tree Plaza Shopping Center                 271,801       694,327     1.33        649,438    1.25
141             SBRC          202 Tillary Street                             510,256       816,781     1.50        803,665    1.48
142             Key           Safeway at Ocotillo Retail Shops               265,422       709,547     1.44        652,040    1.32
143             SBRC          Dana Point Marina Mobile Home Park             315,019       689,156     1.49        684,116    1.47
144             SBRC          Parkview Towers Apartments                     639,170       615,186     1.43        575,686    1.34

--------------------
Footnotes:

     (a) Represents one of two pari passu A notes with equal Cut-off date principal balance. The Allocated Cut-off Date Balance per Unit and all LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.

 MORTAGED REAL PROPERTY MOST CURRENT YEAR AND UNDERWRITTEN FINANCIAL INFORMATION


                                                                                          MOST
                                                                           MOST          CURRENT           MOST
                                                                         CURRENT          YEAR            CURRENT           MOST
                                                                           YEAR         STATEMENT          YEAR            CURRENT
CONTROL     MORTGAGE                                                     STATEMENT      NUMBER OF        STATEMENT          YEAR
NUMBER      LOAN SELLER   LOAN / PROPERTY NAME                             TYPE          MONTHS          ENDING DATE       REVENUES
------------------------------------------------------------------------------------------------------------------------------------
145         Key           Annex Apartments-Grigsby Apartments-Gaston      Full Year       12              12/31/01          688,125
                          Apartments
146         SBRC          Broad Creek Crossing Shopping Center            Full Year       12              12/25/01          972,613
147         SBRC          Country Woods Village                           Full Year       12              12/31/01          745,723
148         SBRC          Lincoln Plaza Shopping Center                   Full Year       12              12/31/01          908,649
149         SBRC          East-West Medical Center                        Full Year       12              12/31/01          715,864
150         SBRC          Phoenix Square Apartments                       Full Year       12              12/31/01          982,481
151         Key           Pheasant Run Apartments                         Full Year       12              12/31/01        1,074,221
152         SBRC          Villatree Apartments                            Full Year       12              12/31/01        1,200,251
153         SBRC          Hubbard's Ridge                                 Full Year       12              12/31/01        1,169,675

154         SBRC          Three Fountains III Apartments                  Annualized      11              12/31/01        1,398,209
155         SBRC          Normandy Business Center                        Full Year       12              12/31/01        1,158,775
156         SBRC          Addison Plaza                                   UAV             UAV             UAV                   UAV
157         SBRC          Northbrook Atrium Plaza Office Building         Full Year       12              12/31/01        1,471,122
158         Key           Otay Mesa Self Storage                          Full Year       12              12/31/01          520,571
159         Key           Villa Primavera Apartments                      Full Year       12              12/31/01          730,079
160         Key           Waterford Place Apartments                      Full Year       12              12/31/01          582,728
161         SBRC          Oxford Crest Apartments                         Full Year       12              12/31/01          569,275
162         Key           Ashley Park Plaza                               UAV             UAV             UAV                   UAV
163         SBRC          35 Engel Street                                 Full Year       12              12/31/01          361,692

164         SBRC          Northwest Plaza Shopping Center                 Full Year       12              12/31/01          428,648
165         Key           Walgreens                                       UAV             UAV             UAV                   UAV

166         Key           Amber Glen Apartments                           Full Year       12              12/31/01          515,012


                                                                               MOST                         MOST
                                                                              CURRENT          MOST        CURRENT
CONTROL     MORTGAGE                                                           YEAR          CURRENT       YEAR NOI         U/W
NUMBER      LOAN SELLER   LOAN / PROPERTY NAME                                EXPENSES       YEAR NOI        DSCR         REVENUES
------------------------------------------------------------------------------------------------------------------------------------
145         Key           Annex Apartments-Grigsby Apartments-Gaston          326,094        362,031         0.87         1,037,615
                          Apartments
146         SBRC          Broad Creek Crossing Shopping Center                472,988        499,625         1.20         1,133,994
147         SBRC          Country Woods Village                               198,551        547,172         1.35           789,717
148         SBRC          Lincoln Plaza Shopping Center                       245,249        663,400         1.67           920,055
149         SBRC          East-West Medical Center                            128,167        587,697         1.48           680,707
150         SBRC          Phoenix Square Apartments                           474,793        507,688         1.32           976,649
151         Key           Pheasant Run Apartments                             608,737        465,484         1.27         1,157,348
152         SBRC          Villatree Apartments                                623,709        576,542         1.54         1,178,793
153         SBRC          Hubbard's Ridge                                     624,101        545,574         1.46         1,192,171

154         SBRC          Three Fountains III Apartments                      638,606        759,603         1.86         1,312,780
155         SBRC          Normandy Business Center                            461,022        697,753         1.84         1,017,160
156         SBRC          Addison Plaza                                           UAV            UAV          UAV          795,985
157         SBRC          Northbrook Atrium Plaza Office Building             854,734        616,388         1.64         1,651,022
158         Key           Otay Mesa Self Storage                              239,938        280,633         0.76           769,759
159         Key           Villa Primavera Apartments                          254,309        475,770         1.35           725,648
160         Key           Waterford Place Apartments                          177,656        405,072         1.23           641,851
161         SBRC          Oxford Crest Apartments                             209,054        360,221         1.24           569,940
162         Key           Ashley Park Plaza                                       UAV            UAV          UAV           625,523
163         SBRC          35 Engel Street                                     18,568         343,124         1.09           362,052

164         SBRC          Northwest Plaza Shopping Center                     103,104        325,544         1.20           473,131
165         Key           Walgreens                                               UAV            UAV          UAV           328,000

166         Key           Amber Glen Apartments                               224,256        290,756         1.78           474,640





CONTROL  MORTGAGE                                                         U/W                         U/W NOI               U/W NCF
NUMBER   LOAN SELLER   LOAN / PROPERTY NAME                             EXPENSES        U/W NOI        DSCR       U/W NCF    DSCR
-----------------------------------------------------------------------------------------------------------------------------------
145      Key           Annex Apartments-Grigsby Apartments-Gaston       456,656         580,959        1.39       554,459    1.33
                       Apartments
146      SBRC          Broad Creek Crossing Shopping Center             542,344         591,651        1.42       553,548    1.32
147      SBRC          Country Woods Village                            248,187         541,530        1.34       516,530    1.27
148      SBRC          Lincoln Plaza Shopping Center                    273,833         646,222        1.62       591,913    1.49
149      SBRC          East-West Medical Center                         156,758         523,949        1.32       477,138    1.20
150      SBRC          Phoenix Square Apartments                        469,426         507,223        1.32       476,723    1.24
151      Key           Pheasant Run Apartments                          630,856         526,492        1.44       471,492    1.29
152      SBRC          Villatree Apartments                             628,846         549,947        1.47       512,447    1.37
153      SBRC          Hubbard's Ridge                                  641,415         550,756        1.47       487,056    1.30

154      SBRC          Three Fountains III Apartments                   667,458         645,322        1.58       595,322    1.46
155      SBRC          Normandy Business Center                         456,178         560,982        1.48       475,059    1.25
156      SBRC          Addison Plaza                                    250,055         545,930        1.50       508,960    1.40
157      SBRC          Northbrook Atrium Plaza Office Building          830,709         820,314        2.18       687,078    1.83
158      Key           Otay Mesa Self Storage                           277,536         492,223        1.33       479,092    1.29
159      Key           Villa Primavera Apartments                       273,038         452,610        1.29       428,610    1.22
160      Key           Waterford Place Apartments                       199,002         442,849        1.34       420,849    1.28
161      SBRC          Oxford Crest Apartments                          201,332         368,608        1.27       351,094    1.21
162      Key           Ashley Park Plaza                                137,609         487,914        1.52       449,165    1.39
163      SBRC          35 Engel Street                                   29,430         332,622        1.05       332,622    1.05

164      SBRC          Northwest Plaza Shopping Center                  106,618         366,513        1.35       333,508    1.23
165      Key           Walgreens                                          9,840         318,160        1.22       316,236    1.22

166      Key           Amber Glen Apartments                            234,144         240,496        1.48       218,608    1.34

           MORTGAGE LOAN / MORTGAGED REAL PROPERTY ESCROW INFORMATION





                                                                                                 RECOM-                    ESCROWED
                                                                                                 MENDED                    REPLACE-
                                                                                                 ANNUAL     U/W ANNUAL     MENT
           MORTGAGE                                                   TAXES        INSURANCE     REPLACE-    REPLACE-      RESERVES
CONTROL     LOAN        LOAN/PROPERTY                               CURRENTLY      CURRENTLY     MENT          MENT        INITIAL
NUMBER     SELLER           NAME                                    ESCROWED       ESCROWED      RESERVES    RESERVES      DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------------
101         SBRC         Exchange Place                               Yes            Yes          100,892     168,241          0

102         Column       Westgate Mall                                Yes            Yes            3,650      64,928          0

103         Key          Jefferson Mall                               Yes            Yes           74,600      40,398          0

104         Key          Regency Mall                                 Yes            Yes           42,275      40,301          0

105         Column       Westfarms Mall (a)                           Yes            Yes          173,921     120,030          0

-----------------------------------------------------------------------------------------------------------------------------------
106         SBRC         The Commons and Greentree Apartments         Yes            Yes          121,470     124,000          0
106a                     Greentree Apartments                         Yes            Yes           71,382      74,000          0
106b                     The Commons Apartments                       Yes            Yes           50,088      50,000          0
-----------------------------------------------------------------------------------------------------------------------------------
107         SBRC         Del Oro Apartments                           Yes            Yes           43,640      43,750          0
108         SBRC         Country Club Villas Apartments               Yes            Yes           64,569      65,000          0
109         SBRC         Royal Crest Apartments                       Yes            Yes           32,240      32,250          0
-----------------------------------------------------------------------------------------------------------------------------------
110         Key          Columbia Portfolio                           Yes            Yes           36,135      62,002      5,580
110a                     Columbia Park Mobile Home Park               Yes            Yes           28,260      54,200      4,878
110b                     Columbia Shopping Center                     Yes            Yes            4,500       2,202        198
110c                     Brook Park Mobile Home Park                  Yes            Yes            3,375       5,600        504
-----------------------------------------------------------------------------------------------------------------------------------
111         SBRC         Wilton Executive Campus                      Yes            Yes            3,790      33,863          0

112         SBRC         Berlin Circle Plaza                          Yes            Yes           30,426      25,416          0
113         SBRC         Northlake Apartments                         Yes            Yes           63,833      76,000          0
114         SBRC         The Aventine Apartments                      Yes            Yes              UAV      84,000          0
115         SBRC         Cedar Crest Apartments                       Yes            No            71,635      71,852          0
116         SBRC         Villas at Sunrise Mountain                   Yes            Yes           64,202      76,000          0
117         SBRC         The Shops at Town Center                     Yes            Yes            2,764      16,057          0
-----------------------------------------------------------------------------------------------------------------------------------
118         Key          Shurgard Portfolio                           Yes            No            69,229      32,130      2,679
118a                     Shurgard of Westpark Self Storage            Yes            No             9,299      16,462      1,372
118b                     Shurgard of Cabot Road Self Storage          Yes            No            31,767       9,635        803
118c                     Shurgard of Costa Mesa Self Storage          Yes            No            28,163       6,033        503
-----------------------------------------------------------------------------------------------------------------------------------
119         Key          Cathedral City Marketplace                   Yes            No            36,620      37,744          0
120         SBRC         Overlook at Central Pointe                   Yes            Yes           52,516      88,000          0
121         SBRC         Reserve at Jacksonville Commons              Yes            Yes           42,716      66,000          0
122         SBRC         Oak Mill Apartments                          Yes            Yes           43,758      52,000          0
123         SBRC         Plaza de Hacienda                            Yes            Yes           22,724      22,721          0
124         SBRC         Shenandoah Square                            Yes            Yes           25,170      25,060          0
125         Key          460 West 34th Street                         Yes            No            12,020     130,813          0
126         SBRC         Heritage Mall                                Yes            Yes           68,021      68,020          0

127         SBRC         Seekonk Crossing                             Yes            Yes           40,179      40,659          0
128         SBRC         Pines of Northwest Crossing Apartments       Yes            Yes           90,779     103,000          0
129         Key          Coral Creek Shops                            Yes            Yes           13,800      15,872      1,323
130         SBRC         Three Fountain Apartments                    Yes            Yes           96,998     102,500          0
131         Key          The Seville Apartments                       Yes            Yes           14,405      21,672          0

132         Key          The Commons at Sauk Trail Shopping Center    Yes            Yes            2,850      14,523      1,214

133         SBRC         Phoenix Hazeltree Apartments                 Yes            Yes           77,935      78,061          0
134         SBRC         Parker Towne Centre                          Yes            Yes           33,023      43,847          0
135         SBRC         Food 4 Less                                  No             No             4,742       5,894          0

136         SBRC         AAA Quality Storage-Long Beach               Yes            Yes            1,176       9,526          0
137         SBRC         Chatsworth Imperial Mobile Home Park         Yes            Yes            6,405       9,200          0
138         Key          Hammonton Square                             No             No             6,800      11,455        955
139         Key          Big Creek Apartments Phases I & II           Yes            Yes            9,157      40,000      2,808
140         SBRC         Oak Tree Plaza Shopping Center               Yes            Yes            3,066      10,389          0
141         SBRC         202 Tillary Street                           Yes            Yes            7,042      13,117          0
142         Key          Safeway at Ocotillo Retail Shops             Yes            Yes            7,541       7,541        628
143         SBRC         Dana Point Marina Mobile Home Park           Yes            Yes            3,995       5,040          0
144         SBRC         Parkview Towers Apartments                   Yes            Yes           39,225      39,500          0





                                                                                           RECOM-                       ESCROWED
                                                                                           MENDED                       REPLACE-
                                                                         ESCROWED          ANNUAL      U/W ANNUAL         MENT
                                                                       REPLACEMENT        REPLACE-      REPLACE-        RESERVES
           MORTGAGE                                                      RESERVES           MENT          MENT          INITIAL
CONTROL     LOAN        LOAN/PROPERTY                                 CURRENT ANNUAL     RESERVES      RESERVES        DEPOSIT
NUMBER     SELLER           NAME                                         DEPOSIT          PSF/UNIT      PSF/UNIT        PSF/UNIT
--------------------------------------------------------------------------------------------------------------------------------
101         SBRC         Exchange Place                                   168,000          0.09          0.15            0.00

102         Column       Westgate Mall                                     74,427          0.01          0.15            0.00

103         Key          Jefferson Mall                                    64,284          0.28          0.15            0.00

104         Key          Regency Mall                                      54,322          0.16          0.15            0.00

105         Column       Westfarms Mall (a)                                     0          0.29          0.20            0.00

--------------------------------------------------------------------------------------------------------------------------------
106         SBRC         The Commons and Greentree Apartments             124,000
106a                     Greentree Apartments                              74,000           241           250            0.00
106b                     The Commons Apartments                            50,000           250           250            0.00
--------------------------------------------------------------------------------------------------------------------------------
107         SBRC         Del Oro Apartments                                43,750           251           251            0.00
108         SBRC         Country Club Villas Apartments                    65,000           250           252            0.00
109         SBRC         Royal Crest Apartments                            32,500           252           252            0.00
--------------------------------------------------------------------------------------------------------------------------------
110         Key          Columbia Portfolio                                66,958
110a                     Columbia Park Mobile Home Park                    58,532            26            49               4
110b                     Columbia Shopping Center                           2,378          0.16          0.08            0.01
110c                     Brook Park Mobile Home Park                        6,048            30            50               4
--------------------------------------------------------------------------------------------------------------------------------
111         SBRC         Wilton Executive Campus                           37,685          0.02          0.18            0.00

112         SBRC         Berlin Circle Plaza                               25,416          0.11          0.09            0.00
113         SBRC         Northlake Apartments                              76,000           212           252            0.00
114         SBRC         The Aventine Apartments                           84,000           UAV           251            0.00
115         SBRC         Cedar Crest Apartments                            71,852           254           255            0.00
116         SBRC         Villas at Sunrise Mountain                        76,000           213           252            0.00
117         SBRC         The Shops at Town Center                          16,048          0.03          0.15            0.00

--------------------------------------------------------------------------------------------------------------------------------
118         Key          Shurgard Portfolio                                32,145
118a                     Shurgard of Westpark Self Storage                 16,470          0.08          0.15            0.01
118b                     Shurgard of Cabot Road Self Storage                9,639          0.49          0.15            0.01
118c                     Shurgard of Costa Mesa Self Storage                6,036          0.70          0.15            0.01
--------------------------------------------------------------------------------------------------------------------------------
119         Key          Cathedral City Marketplace                             0          0.19          0.20            0.00
120         SBRC         Overlook at Central Pointe                        88,000           150           251            0.00
121         SBRC         Reserve at Jacksonville Commons                   66,000           162           251            0.00
122         SBRC         Oak Mill Apartments                               52,000           211           251            0.00
123         SBRC         Plaza de Hacienda                                 18,522          0.18          0.18            0.00
124         SBRC         Shenandoah Square                                 25,060          0.21          0.21            0.00
125         Key          460 West 34th Street                                   0          0.02          0.25            0.00
126         SBRC         Heritage Mall                                     68,020          0.25          0.25            0.00

127         SBRC         Seekonk Crossing                                  40,659          0.19          0.19            0.00
128         SBRC         Pines of Northwest Crossing Apartments           103,000           220           250            0.00
129         Key          Coral Creek Shops                                 15,872          0.13          0.15            0.01
130         SBRC         Three Fountain Apartments                        102,500           237           250            0.00
131         Key          The Seville Apartments                                 0           171           258            0.00

132         Key          The Commons at Sauk Trail Shopping Center         14,568          0.03          0.15            0.01

133         SBRC         Phoenix Hazeltree Apartments                      78,060           251           252            0.00
134         SBRC         Parker Towne Centre                               43,847          0.16          0.21            0.00
135         SBRC         Food 4 Less                                            0          0.08          0.10            0.00

136         SBRC         AAA Quality Storage-Long Beach                     9,535          0.01          0.10            0.00
137         SBRC         Chatsworth Imperial Mobile Home Park               9,200            35            50            0.00
138         Key          Hammonton Square                                  11,460          0.09          0.15            0.01
139         Key          Big Creek Apartments Phases I & II                33,696            57           250              18
140         SBRC         Oak Tree Plaza Shopping Center                    10,389          0.04          0.15            0.00
141         SBRC         202 Tillary Street                                13,117          0.11          0.20            0.00
142         Key          Safeway at Ocotillo Retail Shops                   7,541          0.18          0.18            0.02
143         SBRC         Dana Point Marina Mobile Home Park                 5,040            44            56            0.00
144         SBRC         Parkview Towers Apartments                        39,500           251           253            0.00


                                                                        ESCROWED
                                                                        REPLACE-
                                                                         MENT                                              ESCROWED
                                                                        RESERVES                        ESCROWED             TI/LC
                                                                        CURRENT           U/W            TI/LC             RESERVES
           MORTGAGE                                                     ANNUAL           ANNUAL         RESERVES           CURRENT
CONTROL     LOAN        LOAN/PROPERTY                                   DEPOSIT          TI/LC          INITIAL            ANNUAL
NUMBER     SELLER           NAME                                        PSF/UNIT        RESERVES        DEPOSIT            DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------
101         SBRC         Exchange Place                                   0.15          2,467,363       4,407,500          1,832,000

102         Column       Westgate Mall                                    0.17            265,224               0                  0

103         Key          Jefferson Mall                                   0.24            197,244               0                  0

104         Key          Regency Mall                                     0.20            148,935               0                  0

105         Column       Westfarms Mall (a)                               0.00            520,376               0                  0

------------------------------------------------------------------------------------------------------------------------------------
106         SBRC         The Commons and Greentree Apartments                                 NAP             NAP                NAP
106a                     Greentree Apartments                              250                NAP             NAP                NAP
106b                     The Commons Apartments                            250                NAP             NAP                NAP
------------------------------------------------------------------------------------------------------------------------------------
107         SBRC         Del Oro Apartments                                251                NAP             NAP                NAP
108         SBRC         Country Club Villas Apartments                    252                NAP             NAP                NAP
109         SBRC         Royal Crest Apartments                            254                NAP             NAP                NAP
------------------------------------------------------------------------------------------------------------------------------------
110         Key          Columbia Portfolio                                                21,465           1,972             23,668
110a                     Columbia Park Mobile Home Park                     53                NAP             NAP                NAP
110b                     Columbia Shopping Center                         0.08             21,465           1,972             23,668
110c                     Brook Park Mobile Home Park                        54                NAP             NAP                NAP
------------------------------------------------------------------------------------------------------------------------------------
111         SBRC         Wilton Executive Campus                          0.20            316,428         300,000            297,573

112         SBRC         Berlin Circle Plaza                              0.09             45,974               0             82,805
113         SBRC         Northlake Apartments                              252                NAP             NAP                NAP
114         SBRC         The Aventine Apartments                           251                NAP             NAP                NAP
115         SBRC         Cedar Crest Apartments                            255                NAP             NAP                NAP
116         SBRC         Villas at Sunrise Mountain                        252                NAP             NAP                NAP
117         SBRC         The Shops at Town Center                         0.15             37,328               0             46,531

------------------------------------------------------------------------------------------------------------------------------------
118         Key          Shurgard Portfolio                                                   NAP             NAP                NAP
118a                     Shurgard of Westpark Self Storage                0.15                NAP             NAP                NAP
118b                     Shurgard of Cabot Road Self Storage              0.15                NAP             NAP                NAP
118c                     Shurgard of Costa Mesa Self Storage              0.15                NAP             NAP                NAP
------------------------------------------------------------------------------------------------------------------------------------
119         Key          Cathedral City Marketplace                       0.00            129,920           3,932             47,184
120         SBRC         Overlook at Central Pointe                        251                NAP             NAP                NAP
121         SBRC         Reserve at Jacksonville Commons                   251                NAP             NAP                NAP
122         SBRC         Oak Mill Apartments                               251                NAP             NAP                NAP
123         SBRC         Plaza de Hacienda                                0.15             18,844               0             24,909
124         SBRC         Shenandoah Square                                0.21             55,362               0             45,000
125         Key          460 West 34th Street                             0.00            699,011               0                  0
126         SBRC         Heritage Mall                                    0.25            195,366               0            199,526

127         SBRC         Seekonk Crossing                                 0.19            106,760         150,000             75,000
128         SBRC         Pines of Northwest Crossing Apartments            250                NAP             NAP                NAP
129         Key          Coral Creek Shops                                0.15             73,603           2,500             30,000
130         SBRC         Three Fountain Apartments                         250                NAP             NAP                NAP
131         Key          The Seville Apartments                           0.00                NAP             NAP                NAP

132         Key          The Commons at Sauk Trail Shopping Center        0.15             33,740           3,200             38,400

133         SBRC         Phoenix Hazeltree Apartments                      252                NAP             NAP                NAP
134         SBRC         Parker Towne Centre                              0.21            101,914               0            105,110
135         SBRC         Food 4 Less                                      0.00                  0               0             58,944

136         SBRC         AAA Quality Storage-Long Beach                   0.10                NAP             NAP                NAP
137         SBRC         Chatsworth Imperial Mobile Home Park               50                NAP             NAP                NAP
138         Key          Hammonton Square                                 0.15             22,541           1,725             20,700
139         Key          Big Creek Apartments Phases I & II                211                NAP             NAP                NAP
140         SBRC         Oak Tree Plaza Shopping Center                   0.15             34,500               0             24,000
141         SBRC         202 Tillary Street                               0.20                NAP             NAP                NAP
142         Key          Safeway at Ocotillo Retail Shops                 0.18             49,966           1,426             17,116
143         SBRC         Dana Point Marina Mobile Home Park                 56                NAP             NAP                NAP
144         SBRC         Parkview Towers Apartments                        253                NAP             NAP                NAP





                                                                                                         ESCROWED
                                                                                         ESCROWED          TI/LC
                                                                            U/W           TI/LC          RESERVES
                                                                           ANNUAL        RESERVES         CURRENT
           MORTGAGE                                                        TI/LC         INITIAL           ANNUAL
CONTROL     LOAN        LOAN/PROPERTY                                      RESERVES      DEPOSIT          DEPOSIT
NUMBER     SELLER           NAME                                           PSF/UNIT      PSF/UNIT         PSF/UNIT
------------------------------------------------------------------------------------------------------------------
101         SBRC         Exchange Place                                    2.20           3.93               1.63

102         Column       Westgate Mall                                     0.61           0.00               0.00

103         Key          Jefferson Mall                                    0.73           0.00               0.00

104         Key          Regency Mall                                      0.55           0.00               0.00

105         Column       Westfarms Mall (a)                                0.87           0.00               0.00

------------------------------------------------------------------------------------------------------------------
106         SBRC         The Commons and Greentree Apartments
106a                     Greentree Apartments                               NAP            NAP                NAP
106b                     The Commons Apartments                             NAP            NAP                NAP
------------------------------------------------------------------------------------------------------------------
107         SBRC         Del Oro Apartments                                 NAP            NAP                NAP
108         SBRC         Country Club Villas Apartments                     NAP            NAP                NAP
109         SBRC         Royal Crest Apartments                             NAP            NAP                NAP
------------------------------------------------------------------------------------------------------------------
110         Key          Columbia Portfolio
110a                     Columbia Park Mobile Home Park                     NAP            NAP                NAP
110b                     Columbia Shopping Center                          0.75           0.07               0.83
110c                     Brook Park Mobile Home Park                        NAP            NAP                NAP
------------------------------------------------------------------------------------------------------------------
111         SBRC         Wilton Executive Campus                           1.68           1.59               1.58

112         SBRC         Berlin Circle Plaza                               0.16           0.00               0.29
113         SBRC         Northlake Apartments                               NAP            NAP                NAP
114         SBRC         The Aventine Apartments                            NAP            NAP                NAP
115         SBRC         Cedar Crest Apartments                             NAP            NAP                NAP
116         SBRC         Villas at Sunrise Mountain                         NAP            NAP                NAP
117         SBRC         The Shops at Town Center                          0.35           0.00               0.43

------------------------------------------------------------------------------------------------------------------
118         Key          Shurgard Portfolio
118a                     Shurgard of Westpark Self Storage                  NAP            NAP                NAP
118b                     Shurgard of Cabot Road Self Storage                NAP            NAP                NAP
118c                     Shurgard of Costa Mesa Self Storage                NAP            NAP                NAP
------------------------------------------------------------------------------------------------------------------
119         Key          Cathedral City Marketplace                        0.69           0.02               0.25
120         SBRC         Overlook at Central Pointe                         NAP            NAP                NAP
121         SBRC         Reserve at Jacksonville Commons                    NAP            NAP                NAP
122         SBRC         Oak Mill Apartments                                NAP            NAP                NAP
123         SBRC         Plaza de Hacienda                                 0.15           0.00               0.20
124         SBRC         Shenandoah Square                                 0.46           0.00               0.38
125         Key          460 West 34th Street                              1.34           0.00               0.00
126         SBRC         Heritage Mall                                     0.72           0.00               0.74

127         SBRC         Seekonk Crossing                                  0.50           0.70               0.35
128         SBRC         Pines of Northwest Crossing Apartments             NAP            NAP                NAP
129         Key          Coral Creek Shops                                 0.70           0.02               0.28
130         SBRC         Three Fountain Apartments                          NAP            NAP                NAP
131         Key          The Seville Apartments                             NAP            NAP                NAP

132         Key          The Commons at Sauk Trail Shopping Center         0.35           0.03               0.40

133         SBRC         Phoenix Hazeltree Apartments                       NAP            NAP                NAP
134         SBRC         Parker Towne Centre                               0.49           0.00               0.50
135         SBRC         Food 4 Less                                       0.00           0.00               1.00

136         SBRC         AAA Quality Storage-Long Beach                     NAP            NAP                NAP
137         SBRC         Chatsworth Imperial Mobile Home Park               NAP            NAP                NAP
138         Key          Hammonton Square                                  0.30           0.02               0.27
139         Key          Big Creek Apartments Phases I & II                 NAP            NAP                NAP
140         SBRC         Oak Tree Plaza Shopping Center                    0.50           0.00               0.35
141         SBRC         202 Tillary Street                                 NAP            NAP                NAP
142         Key          Safeway at Ocotillo Retail Shops                  1.23           0.03               0.42
143         SBRC         Dana Point Marina Mobile Home Park                 NAP            NAP                NAP
144         SBRC         Parkview Towers Apartments                         NAP            NAP                NAP

Footnotes:

(a) Represents one of two pari passu A notes with equal Cut-off date principal balances. The Allocated Cut-off Date Balance per Unit and all LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.

            MORTGAGE LOAN/MORTGAGED REAL PROPERTY ESCROW INFORMATION





                                                                                                RECOM-                    ESCROWED
                                                                                                MENDED                    REPLACE-
                                                                                                ANNUAL     U/W ANNUAL     MENT
           MORTGAGE                                                  TAXES        INSURANCE     REPLACE-    REPLACE-      RESERVES
CONTROL     LOAN      LOAN/PROPERTY                                CURRENTLY      CURRENTLY     MENT          MENT        INITIAL
NUMBER     SELLER         NAME                                     ESCROWED       ESCROWED      RESERVES    RESERVES      DEPOSIT
----------------------------------------------------------------------------------------------------------------------------------

145         Key        Annex Apartments-Grigsby Apartments-Gaston    Yes           Yes          11,502      26,500          2,208
                       Apartments
146         SBRC       Broad Creek Crossing Shopping Center          Yes           Yes           4,578      10,019              0
147         SBRC       Country Woods Village                         Yes           Yes          15,931      25,000              0
148         SBRC       Lincoln Plaza Shopping Center                 Yes           Yes          12,588      12,597              0
149         SBRC       East-West Medical Center                      Yes           Yes           7,695       7,866              0
150         SBRC       Phoenix Square Apartments                     Yes           Yes          28,308      30,500              0
151         Key        Pheasant Run Apartments                       Yes           Yes          44,195      55,000          4,583
152         SBRC       Villatree Apartments                          Yes           Yes          35,457      37,500              0
153         SBRC       Hubbard's Ridge                               Yes           Yes          42,340      63,700              0

154         SBRC       Three Fountains III Apartments                Yes           Yes          37,469      50,000         57,310
155         SBRC       Normandy Business Center                      Yes           Yes          11,492      15,327              0
156         SBRC       Addison Plaza                                 Yes           Yes           1,542       4,817              0
157         SBRC       Northbrook Atrium Plaza Office Building       Yes           Yes          15,754      28,050              0
158         Key        Otay Mesa Self Storage                        Yes            No           4,962      13,131              0
159         Key        Villa Primavera Apartments                    Yes           Yes           9,290      24,000          2,000
160         Key        Waterford Place Apartments                    Yes            No          14,468      22,000          1,833
161         SBRC       Oxford Crest Apartments                       Yes           Yes          17,500      17,514              0
162         Key        Ashley Park Plaza                             Yes            No           1,583       4,007            334
163         SBRC       35 Engel Street                                No            No           2,310           0              0

164         SBRC       Northwest Plaza Shopping Center               Yes           Yes           4,180       7,635              0
165         Key        Walgreens                                      No            No           1,900       1,924              0

166         Key        Amber Glen Apartments                         Yes           Yes          21,861      21,888          1,824




                                                                                            RECOM-                      ESCROWED
                                                                                            MENDED                      REPLACE-
                                                                          ESCROWED          ANNUAL      U/W ANNUAL        MENT
                                                                        REPLACEMENT        REPLACE-      REPLACE-       RESERVES
           MORTGAGE                                                       RESERVES           MENT          MENT         INITIAL
CONTROL     LOAN        LOAN/PROPERTY                                  CURRENT ANNUAL     RESERVES      RESERVES       DEPOSIT
NUMBER     SELLER           NAME                                          DEPOSIT          PSF/UNIT      PSF/UNIT       PSF/UNIT
----------------------------------------------------------------------------------------------------------------------------------

145         Key          Annex Apartments-Grigsby Apartments-Gaston      26,500             109            250            21
                         Apartments
146         SBRC         Broad Creek Crossing Shopping Center            10,019            0.07           0.15          0.00
147         SBRC         Country Woods Village                           20,000             159            250          0.00
148         SBRC         Lincoln Plaza Shopping Center                   12,594            0.21           0.21          0.00
149         SBRC         East-West Medical Center                         7,866            0.19           0.19          0.00
150         SBRC         Phoenix Square Apartments                       30,500             232            250          0.00
151         Key          Pheasant Run Apartments                         55,000             201            250            21
152         SBRC         Villatree Apartments                            37,500             236            250          0.00
153         SBRC         Hubbard's Ridge                                 63,700             216            325          0.00

154         SBRC         Three Fountains III Apartments                  50,000             188            251           288
155         SBRC         Normandy Business Center                        15,327            0.15           0.20          0.00
156         SBRC         Addison Plaza                                    4,817            0.05           0.15          0.00
157         SBRC         Northbrook Atrium Plaza Office Building         28,253            0.11           0.20          0.00
158         Key          Otay Mesa Self Storage                               0            0.06           0.15          0.00
159         Key          Villa Primavera Apartments                      24,000              97            250            21
160         Key          Waterford Place Apartments                      22,000             164            250            21
161         SBRC         Oxford Crest Apartments                         17,514             278            278          0.00
162         Key          Ashley Park Plaza                                4,006            0.06           0.15          0.01
163         SBRC         35 Engel Street                                      0            0.02           0.00          0.00

164         SBRC         Northwest Plaza Shopping Center                  7,620            0.08           0.15          0.00
165         Key          Walgreens                                            0            0.15           0.15          0.00

166         Key          Amber Glen Apartments                           21,888             304            304            25


                                                                        ESCROWED
                                                                        REPLACE-
                                                                         MENT                              ESCROWED
                                                                        RESERVES             ESCROWED        TI/LC
                                                                        CURRENT     U/W       TI/LC        RESERVES
           MORTGAGE                                                     ANNUAL     ANNUAL    RESERVES      CURRENT
CONTROL     LOAN        LOAN/PROPERTY                                   DEPOSIT    TI/LC     INITIAL       ANNUAL
NUMBER     SELLER           NAME                                        PSF/UNIT  RESERVES   DEPOSIT       DEPOSIT
----------------------------------------------------------------------------------------------------------------------

145         Key          Annex Apartments-Grigsby Apartments-Gaston         250       NAP       NAP             NAP
                         Apartments
146         SBRC         Broad Creek Crossing Shopping Center              0.15    28,083         0          26,718
147         SBRC         Country Woods Village                              200       NAP       NAP             NAP
148         SBRC         Lincoln Plaza Shopping Center                     0.21    41,712         0          43,938
149         SBRC         East-West Medical Center                          0.19    38,944         0          40,616
150         SBRC         Phoenix Square Apartments                          250       NAP       NAP             NAP
151         Key          Pheasant Run Apartments                            250       NAP       NAP             NAP
152         SBRC         Villatree Apartments                               250       NAP       NAP             NAP
153         SBRC         Hubbard's Ridge                                    325       NAP       NAP             NAP

154         SBRC         Three Fountains III Apartments                     251       NAP       NAP             NAP
155         SBRC         Normandy Business Center                          0.20    70,596         0          70,596
156         SBRC         Addison Plaza                                     0.15    32,153    89,250          32,472
157         SBRC         Northbrook Atrium Plaza Office Building           0.20   105,186         0         103,466
158         Key          Otay Mesa Self Storage                            0.00       NAP       NAP             NAP
159         Key          Villa Primavera Apartments                         250       NAP       NAP             NAP
160         Key          Waterford Place Apartments                         250       NAP       NAP             NAP
161         SBRC         Oxford Crest Apartments                            278       NAP       NAP             NAP
162         Key          Ashley Park Plaza                                 0.15    34,742     1,780          21,364
163         SBRC         35 Engel Street                                   0.00         0   240,000               0

164         SBRC         Northwest Plaza Shopping Center                   0.15    25,370         0               0
165         Key          Walgreens                                         0.00         0         0               0

166         Key          Amber Glen Apartments                              304       NAP       NAP             NAP



                                                                                                      ESCROWED
                                                                                        ESCROWED        TI/LC
                                                                           U/W           TI/LC        RESERVES
                                                                          ANNUAL        RESERVES       CURRENT
           MORTGAGE                                                       TI/LC         INITIAL         ANNUAL
CONTROL     LOAN        LOAN/PROPERTY                                     RESERVES      DEPOSIT        DEPOSIT
NUMBER     SELLER           NAME                                          PSF/UNIT      PSF/UNIT       PSF/UNIT
---------------------------------------------------------------------------------------------------------------

145         Key          Annex Apartments-Grigsby Apartments-Gaston          NAP          NAP            NAP
                         Apartments
146         SBRC         Broad Creek Crossing Shopping Center               0.42         0.00           0.40
147         SBRC         Country Woods Village                               NAP          NAP            NAP
148         SBRC         Lincoln Plaza Shopping Center                      0.70         0.00           0.73
149         SBRC         East-West Medical Center                           0.94         0.00           0.98
150         SBRC         Phoenix Square Apartments                           NAP          NAP            NAP
151         Key          Pheasant Run Apartments                             NAP          NAP            NAP
152         SBRC         Villatree Apartments                                NAP          NAP            NAP
153         SBRC         Hubbard's Ridge                                     NAP          NAP            NAP

154         SBRC         Three Fountains III Apartments                      NAP          NAP            NAP
155         SBRC         Normandy Business Center                           0.92         0.00           0.92
156         SBRC         Addison Plaza                                      1.00         2.78           1.01
157         SBRC         Northbrook Atrium Plaza Office Building            0.75         0.00           0.74
158         Key          Otay Mesa Self Storage                              NAP          NAP            NAP
159         Key          Villa Primavera Apartments                          NAP          NAP            NAP
160         Key          Waterford Place Apartments                          NAP          NAP            NAP
161         SBRC         Oxford Crest Apartments                             NAP          NAP            NAP
162         Key          Ashley Park Plaza                                  1.30         0.07           0.80
163         SBRC         35 Engel Street                                    0.00         2.00           0.00

164         SBRC         Northwest Plaza Shopping Center                    0.50         0.00           0.00
165         Key          Walgreens                                          0.00         0.00           0.00

166         Key          Amber Glen Apartments                               NAP          NAP            NAP

                                    ANNEX A-2

                    SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective pooled mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.





                                     A-2-1

                              CUT-OFF DATE BALANCES


                                                                                                   WEIGHTED AVERAGES
                                                                                      ----------------------------------------------
                             NUMBER OF    AGGREGATE   % OF INITIAL     CUMULATIVE %               STATED              CUT-OFF DATE
       RANGE OF               MORTGAGE  CUT-OFF DATE    MORTGAGE     OF INITIAL POOL  MORTGAGE   REMAINING   U/W NCF  LOAN-TO-VALUE
CUT-OFF DATE BALANCES          LOANS       BALANCE     POOL BALANCE      BALANCE        RATE      TERM (MO.)  DSCR        RATIO
------------------------------------------------------------------------------------------------------------------------------------
          1 to  $  1,999,999      1     $  1,994,848      0.21%          0.21%         7.200%       116        1.34x     62.34%
  2,000,000 to     3,999,999      7       22,790,093       2.44           2.66         7.458        122        1.23      71.95
  4,000,000 to     5,999,999     19       91,928,103       9.86          12.51         7.330        106        1.36      72.99
  6,000,000 to     7,999,999      6       41,814,651       4.48          17.00         7.426         91        1.28      76.91
  8,000,000 to     9,999,999      6       52,860,318       5.67          22.66         7.447        112        1.23      78.06
 10,000,000 to    11,999,999      3       31,419,485       3.37          26.03         6.711         95        1.42      73.78
 12,000,000 to    13,999,999      7       90,625,177       9.72          35.75         7.328        114        1.34      68.41
 14,000,000 to    15,999,999      3       43,379,546       4.65          40.40         7.365        104        1.49      69.28
 16,000,000 to    17,999,999      3       49,409,662       5.30          45.69         7.212        116        1.25      79.77
 18,000,000 to    19,999,999      3       59,037,441       6.33          52.02         7.068        100        1.21      75.83
 20,000,000 to    24,999,999      2       45,523,996       4.88          56.90         7.696        109        1.25      75.84
 25,000,000 to    49,999,999      3      113,759,137      12.20          69.10         6.490        101        1.54      71.34
 50,000,000 to    99,999,999      2      135,121,108      14.49          83.59         6.139        118        2.07      58.05
100,000,000 to  $174,999,999      1      153,096,151      16.41         100.00         6.910         67        1.92      34.79
------------------------------------------------------------------------------------------------------------------------------------
               Totals/Wtd. Avg.  66     $932,759,715     100.00%                       6.975%       101        1.55x     64.86%
====================================================================================================================================


                               MORTGAGE LOAN TYPE


                                                                                                     WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                      NUMBER OF       AGGREGATE    % OF INITIAL      MAXIMUM                    STATED
                      MORTGAGE      CUT-OFF DATE     MORTGAGE      CUT-OFF DATE    MORTGAGE    REMAINING    U/W NCF   CUT-OFF DATE-
LOAN TYPE               LOANS         BALANCE      POOL BALANCE      BALANCE         RATE      TERM (MO.)     DSCR   TO-VALUE RATIO
------------------------------------------------------------------------------------------------------------------------------------
Balloon                 58         $655,307,968      70.25%       $ 56,248,958      7.106%        106         1.38x      73.34%
ARD                      5          248,727,124      26.67         153,096,151      6.596          87         2.03       41.06
Partial IO/Balloon       2           25,700,000       2.76          16,000,000      7.306         115         1.27       77.95
Fully Amortizing         1            3,024,623       0.32           3,024,623      7.150         192         1.05       72.01
------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg         66         $932,759,715     100.00%                         6.975%        101         1.55x      64.86%
====================================================================================================================================

                                  ACCRUAL TYPE


                                                                                                    WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                      NUMBER OF       AGGREGATE    % OF INITIAL      MAXIMUM                    STATED                CUT-OFF DATE
                      MORTGAGE      CUT-OFF DATE     MORTGAGE      CUT-OFF DATE    MORTGAGE    REMAINING    U/W NCF   LOAN-TO-VALUE
ACRRUAL TYPE            LOANS         BALANCE      POOL BALANCE      BALANCE         RATE      TERM (MO.)     DSCR        RATIO
------------------------------------------------------------------------------------------------------------------------------------
Actual/360 Basis         62           $788,971,255      84.58%     $153,096,151       7.058%      99         1.54x      63.77%
30/360 Basis              4            143,788,460      15.42        56,248,958       6.523      116         1.62       70.85
------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg          66           $932,759,715     100.00%                        6.975%     101         1.55x      64.86%
====================================================================================================================================

                                 MORTGAGE RATES

                                                                                                     WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                      NUMBER OF       AGGREGATE    % OF INITIAL     CUMULATIVE %                STATED               CUT-OFF DATE
 RATE OF              MORTGAGE      CUT-OFF DATE     MORTGAGE     OF INITIAL POOL  MORTGAGE    REMAINING    U/W NCF  LOAN-TO-VALUE
MORTGAGE RATES          LOANS         BALANCE      POOL BALANCE       BALANCE        RATE      TERM (MO.)     DSCR       RATIO
------------------------------------------------------------------------------------------------------------------------------------

5.00% to  5.99%         1           $  78,872,149       8.46%         8.46%           5.882%       118       2.37x        48.09%
6.00% to  6.49%         2              43,959,081       4.71          13.17           6.418         59       1.36         76.95
6.50% to  6.74%         3             137,032,374      14.69          27.86           6.506        118       1.64         70.24
6.75% to  6.99%         6             210,474,360      22.56          50.42           6.910         75       1.75         45.47
7.00% to  7.24%        19             159,724,024      17.12          67.55           7.131        115       1.33         75.54
7.25% to  7.49%        21             191,456,465      20.53          88.07           7.358        111       1.29         73.43
7.50% to  7.74%         7              44,348,044       4.75          92.83           7.627        105       1.32         72.50
7.75% to  7.99%         6              63,955,369       6.86          99.69           7.882         98       1.32         71.25
8.00% to  9.99%         1               2,937,849       0.31         100.00           8.310         85       1.23         78.34
------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg.       66           $ 932,759,715     100.00%                         6.975%       101       1.55x        64.86%
====================================================================================================================================


                      ORIGINAL TERM TO SCHEDULED MATURITY


                                                                                                     WEIGHTED AVERAGES
RANGE OF                                                                           -------------------------------------------------
ORIGINAL TERMS        NUMBER OF       AGGREGATE    % OF INITIAL     CUMULATIVE %                STATED               CUT-OFF DATE
TO SCHEDULED          MORTGAGE      CUT-OFF DATE     MORTGAGE     OF INITIAL POOL  MORTGAGE    REMAINING    U/W NCF  LOAN-TO-VALUE
MATURITY (MONTHS)       LOANS         BALANCE      POOL BALANCE       BALANCE        RATE      TERM (MO.)     DSCR       RATIO
------------------------------------------------------------------------------------------------------------------------------------
   < 72                   4           $  55,667,272      5.97%        5.97%           6.637%       57        1.36x      75.03%
72 to  83                 1              19,248,639      2.06         8.03            6.950        73        1.25       69.49
84 to 119                 2              18,962,032      2.03        10.06            7.794        80        1.30       68.98
      120                58             835,857,149     89.61        99.68            6.979       105        1.58       63.96
   > 120                  1               3,024,623      0.32       100.00            7.150       192        1.05       72.01
------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg.         66          $  932,759,715    100.00%                        6.975%      101        1.55x      64.86%
====================================================================================================================================


                             MORTGAGE LOAN SEASONING


                                                                                                     WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                      NUMBER OF       AGGREGATE    % OF INITIAL      CUMULATIVE %               STATED               CUT-OFF DATE
                      MORTGAGE      CUT-OFF DATE     MORTGAGE      OF INITIAL POOL MORTGAGE    REMAINING    U/W NCF  LOAN-TO-VALUE
SEASONING (MONTHS)      LOANS         BALANCE      POOL BALANCE        BALANCE       RATE      TERM (MO.)     DSCR       RATIO
------------------------------------------------------------------------------------------------------------------------------------
 0  to   5              36         $ 531,323,961         56.96%        56.96%        6.814%        111       1.57x     68.61%
 6  to   11             19           176,195,165         18.89         75.85         7.234         105       1.26      75.91
12  to   23              5            46,755,989          5.01         80.86         7.787          96       1.30      72.10
24  to   47              3            15,607,741          1.67         82.54         7.756          81       1.31      76.26
    >= 48                3           162,876,860         17.46        100.00%        6.913          69       1.88      37.50
------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg.        66         $ 932,759,715        100.00%                      6.975%        101       1.55x     64.86%
====================================================================================================================================

                      REMAINING TERM TO SCHEDULED MATURITY

                                                                                                     WEIGHTED AVERAGES
RANGE OF                                                                           -------------------------------------------------
REMAINING TERMS       NUMBER OF       AGGREGATE    % OF INITIAL      CUMULATIVE %               STATED               CUT-OFF DATE
TO SCHEDULED          MORTGAGE      CUT-OFF DATE     MORTGAGE      OF INITIAL POOL MORTGAGE    REMAINING    U/W NCF  LOAN-TO-VALUE
MATURITY (MONTHS)       LOANS         BALANCE      POOL BALANCE        BALANCE       RATE      TERM (MO.)     DSCR       RATIO
------------------------------------------------------------------------------------------------------------------------------------
  0  to   59              4         $  55,667,272       5.97%           5.97%        6.637%       57         1.36x      75.03%
 60  to   71              2           159,852,237      17.14           23.11         6.909        67         1.90       36.85
 72  to   83              5            50,880,563       5.45           28.56         7.433        77         1.29       70.86
 84  to  107              4            40,687,313       4.36           32.92         7.838       103         1.28       74.73
108  to  113             17           149,687,094      16.05           48.97         7.262       112         1.26       77.09
114  to  119             33           472,960,613      50.71           99.68         6.822       117         1.60       67.72
  >= 120                  1             3,024,623       0.32          100.00         7.150       192         1.05       72.01
------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg.         66         $ 932,759,715     100.00%                        6.975%      101         1.55x      64.86%
====================================================================================================================================


                               PREPAYMENT PREMIUM


                                                                                                     WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                      NUMBER OF       AGGREGATE    % OF INITIAL       MAXIMUM                   STATED               CUT-OFF DATE
PREPAYMENT            MORTGAGE      CUT-OFF DATE     MORTGAGE       CUT-OFF DATE   MORTGAGE    REMAINING    U/W NCF  LOAN-TO-VALUE
PREMIUM                 LOANS         BALANCE      POOL BALANCE        BALANCE       RATE      TERM (MO.)     DSCR       RATIO
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance     63         $ 768,720,281     82.41%         $78,872,149     6.987%         108       1.48x     70.66%
Lockout / YM / YM or
  Defeasance              1           153,096,151     16.41          153,096,151     6.910           67       1.92      34.79
Lockout / YM              1             6,756,086      0.72            6,756,086     6.880           70       1.22      83.41
YM                        1             4,187,198      0.45            4,187,198     7.460          117       1.29      69.50
------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg.         66         $ 932,759,715    100.00%                         6.975%         101       1.55x     64.86%
====================================================================================================================================

                       PREPAYMENT PREMIUM BY MORTGAGE RATE


                                                          WEIGHTED AVERAGES              % OF INITIAL POOL BALANCE
                                                         -------------------  ------------------------------------------------------
                                                                                             LOCKOUT THEN
                  NUMBER OF   AGGREGATE    % OF INITIAL             STATED                    YLD. MAINT.
                   MORTGAGE  CUT-OFF DATE    MORTGAGE    MORTGAGE  REMAINING  LOCKOUT THEN    THEN YM OR  LOCKOUT THEN
MORTGAGE RATE       LOANS      BALANCE     POOL BALANCE   RATE     TERM (MO.) DEFEASANCE      DEFEASANCE    YLD. MAINT.  YLD. MAINT.
------------------------------------------------------------------------------------------------------------------------------------
 5.00%  to 5.99%      1     $ 78,872,149       8.46%      5.882%       118        8.46%           0.00%         0.00%        0.00%
 6.00%  to 6.49%      2       43,959,081       4.71       6.418         59        4.71            0.00          0.00         0.00
 6.50%  to 6.74%      3      137,032,374      14.69       6.506        118       14.69            0.00          0.00         0.00
 6.75%  to 6.99%      6      210,474,360      22.56       6.910         75        5.43           16.41          0.72         0.00
 7.00%  to 7.24%     19      159,724,024      17.12       7.131        115       17.12            0.00          0.00         0.00
 7.25%  to 7.49%     21      191,456,465      20.53       7.358        111       20.08            0.00          0.00         0.45
 7.50%  to 7.74%      7       44,348,044       4.75       7.627        105        4.75            0.00          0.00         0.00
 7.75%  to 7.99%      6       63,955,369       6.86       7.882         98        6.86            0.00          0.00         0.00
 8.00%  to 9.99%      1        2,937,849       0.31       8.310         85        0.31            0.00          0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg.     66     $932,759,715     100.00%      6.975%       101       82.41%          16.41%         0.72%        0.45%
====================================================================================================================================



     INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME (1)


                                                           Months Following Cut-off Date
                             -------------------------------------------------------------------------------------------------------
                                0         12       24       36        48       60        72        84        96       108       120

Remaining Pool Balance (2)   100.00%    98.71%   97.33%   95.84%    93.78%   86.90%    70.60%    64.39%    62.78%    57.75%    0.17%
Prepayment Restriction
   Locked (3)                 83.14     82.55    82.71    82.88     82.98    82.19     96.78     98.94     99.39     97.84   100.00
   Yield Maintenance (4)      16.86     17.45    17.29    17.12     17.02    17.81      0.57      0.61      0.61      0.65     0.00
   Open                        0.00      0.00     0.00     0.00      0.00     0.00      2.65      0.45      0.00      1.51     0.00
------------------------------------------------------------------------------------------------------------------------------------
   Total                     100.00%   100.00%  100.00%  100.00%   100.00%  100.00%   100.00%   100.00%   100.00%   100.00%  100.00%
====================================================================================================================================

(1) All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2) Remaining aggregate mortgage loan pool balance as a percentage of the Initial Pool Balance at the specified point in time.

(3)  Locked includes loans in defeasance.

(4) Yield maintenance includes one loan allowing the option of either yield maintenance or defeasance.

                                 PROPERTY TYPES


                                                                                                 WEIGHTED AVERAGES
                                                                                        --------------------------------------------
                                   NUMBER OF   AGGREGATE    % OF INITIAL    MAXIMUM                STATED              CUT-OFF DATE
                                   MORTGAGED  CUT-OFF DATE    MORTGAGE    CUT-OFF DATE  MORTGAGE   REMAINING  U/W NCF  LOAN-TO-VALUE
PROPERTY TYPES                    PROPERTIES    BALANCE     POOL BALANCE     BALANCE      RATE    TERM (MO.)   DSCR         RATIO
------------------------------------------------------------------------------------------------------------------------------------
Anchored Retail                       22      $388,025,697      41.60%    $ 78,872,149   6.771%      115      1.63x        67.86%
 Anchored Retail, Investment Grade     4       215,904,524      23.15       78,872,149   6.278       118      1.91         62.15
 Anchored Retail                      12       134,426,533      14.41       19,984,902   7.406       109      1.28         76.38
 Shadow Anchored Retail                3        14,340,820       1.54        5,913,960   7.408       115      1.40         67.12
 Anchored Retail, Regional Mall        1        12,384,773       1.33       12,384,773   7.170       112      1.34         66.94
 Single Tenant Retail, Anchor          2        10,969,048       1.18        8,054,457   7.408       114      1.22         77.84

Multifamily                           29       253,129,810      27.14       19,803,900   7.144       107      1.26         77.67
 Multifamily                          28       248,556,837      26.65       19,803,900   7.144       107      1.26         77.64
 Multifamily, Low Income Housing       1         4,572,973       0.49        4,572,973   7.170       112      1.30         79.53

Office                                 5       179,046,279      19.20      153,096,151   7.001        72      1.87         35.86
 Office, Investment Grade              1       153,096,151      16.41      153,096,151   6.910        67      1.92         34.79
 Office                                3        21,186,750       2.27       12,449,923   7.576       100      1.62         34.13
 Office, Medical Office                1         4,763,378       0.51        4,763,378   7.350       109      1.20         77.64

Mobile Home Park                       4        44,412,156       4.76       30,065,532   6.779        65      1.33         76.72
Self Storage                           6        32,128,901       3.44        7,270,979   7.336       102      1.67         63.09
Mixed Use                              1        24,430,112       2.62       24,430,112   7.960       106      1.29         72.93
Unanchored Retail                      3         8,562,137       0.92        4,390,830   7.523        94      1.33         76.15
Industrial                             1         3,024,623       0.32        3,024,623   7.150       192      1.05         72.01
------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg                       71      $932,759,715     100.00%                   6.975%      101      1.55x        64.86%
====================================================================================================================================


                               ENCUMBERED INTEREST


                                                                                            WEIGHTED AVERAGES
                                                                               ---------------------------------------------
                      NUMBER OF    AGGREGATE      % OF INITIAL     MAXIMUM                 STATED              CUT-OFF DATE
                      MORTGAGED  CUT-OFF DATE       MORTGAGE     CUT-OFF DATE  MORTGAGE  REMAINING   U/W NCF   LOAN-TO-VALUE
ENCUMBERED INTEREST  PROPERTIES     BALANCE       POOL BALANCE     BALANCE      RATE     TERM (MO.)    DSCR      RATIO
----------------------------------------------------------------------------------------------------------------------------
Fee                      68       $718,347,044      77.01%       $ 78,872,149   7.024%      107       1.46x      70.62%
Leasehold                 2        158,163,713      16.96         153,096,151   6.921        68       1.91       36.14
Fee in part and
Leasehold in part         1         56,248,958       6.03          56,248,958   6.500       118       1.66       72.02
----------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg          71       $932,759,715     100.00%                      6.975%      101       1.55x      64.86%
============================================================================================================================

             UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO


                                                                                            WEIGHTED AVERAGES
                                                                                --------------------------------------------
  RANGE OF         NUMBER OF   AGGREGATE       % OF INITIAL     CUMULATIVE %                STATED             CUT-OFF DATE
   U/W NCF         MORTGAGE   CUT-OFF DATE       MORTGAGE      OF INITIAL POOL  MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
  DSCR (X)           LOANS      BALANCE        POOL BALANCE        BALANCE        RATE    TERM (MO.)    DSCR       RATIO
----------------------------------------------------------------------------------------------------------------------------
1.00 to  1.09          1      $  3,024,623          0.32%           0.32%         7.150%     192        1.05x     72.01%
1.10 to  1.19          5        60,226,460          6.46            6.78          7.294      112        1.19      78.83
1.20 to  1.24         17       155,253,174         16.64           23.43          7.277      111        1.22      78.36
1.25 to  1.29         12       118,814,388         12.74           36.16          7.494       98        1.27      74.15
1.30 to  1.34         13       133,102,120         14.27           50.43          7.047      101        1.33      76.99
1.35 to  1.39          3        12,592,104          1.35           51.78          7.316      112        1.39      71.59
1.40 to  1.44          2        17,517,676          1.88           53.66          7.041       91        1.44      66.60
1.45 to  1.49          5        31,778,796          3.41           57.07          7.145       84        1.47      70.39
1.50 to  1.69          4       149,482,297         16.03           73.09          6.585      118        1.64      65.92
1.70 to  1.89          1         4,288,069          0.46           73.55          7.940      115        1.83      46.36
1.90 to  1.99          2       167,807,859         17.99           91.54          6.927       71        1.93      36.70
2.00 to  2.49          1        78,872,149          8.46          100.00          5.882      118        2.37      48.09
----------------------------------------------------------------------------------------------------------------------------
 Totals/Wtd. Avg.     66      $932,759,715        100.00%                         6.975%     101        1.55x     64.86%
============================================================================================================================

                        CUT-OFF DATE LOAN-TO-VALUE RATIO


                                                                                             WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
      RANGE OF        NUMBER OF     AGGREGATE      % OF INITIAL     CUMULATIVE %                STATED                 CUT-OFF DATE
    CUT-OFF DATE       MORTGAGE   CUT-OFF DATE       MORTGAGE     OF INITIAL POOL  MORTGAGE    REMAINING   U/W NCF    LOAN-TO-VALUE
LOAN-TO-VALUE RATIO     LOANS        BALANCE       POOL BALANCE       BALANCE        RATE     TERM (MO.)    DSCR          RATIO
------------------------------------------------------------------------------------------------------------------------------------
  0.00% to 29.99%         1       $ 12,449,923         1.33%           1.33%        7.460%       116        1.67x        18.39%
 30.00% to 39.99%         1        153,096,151        16.41           17.75         6.910         67        1.92         34.79
 40.00% to 49.99%         2         83,160,218         8.92           26.66         5.988        118        2.34         48.00
 50.00% to 59.99%         3         22,855,462         2.45           29.11         7.338        110        1.78         57.10
 60.00% to 64.99%         2          6,835,720         0.73           29.85         7.235        114        1.44         63.90
 65.00% to 69.99%        10        148,131,493        15.88           45.73         6.807        106        1.50         68.46
 70.00% to 74.99%         8        121,027,342        12.98           58.70         7.120        112        1.45         72.74
 75.00% to 79.99%        36        348,846,572        37.40           96.10         7.194        105        1.26         78.33
 80.00% to 84.99%         3         36,356,835         3.90          100.00         7.168        107        1.29         80.79
------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg.         66       $932,759,715       100.00%                        6.975%       101        1.55x        64.86%
====================================================================================================================================


                 SCHEDULED MATURITY DATE/ARD LOAN-TO-VALUE RATIO



                                                                                              WEIGHTED AVERAGES
      RANGE OF                                                                      ------------------------------------------------
 SCHEDULED MATURITY    NUMBER OF     AGGREGATE      % OF INITIAL     CUMULATIVE %                STATED                 CUT-OFF DATE
      DATE/ARD          MORTGAGE   CUT-OFF DATE       MORTGAGE     OF INITIAL POOL  MORTGAGE    REMAINING   U/W NCF    LOAN-TO-VALUE
LOAN-TO-VALUE RATIO      LOANS        BALANCE       POOL BALANCE       BALANCE        RATE     TERM (MO.)    DSCR          RATIO
------------------------------------------------------------------------------------------------------------------------------------
    0.00%  to 19.99%       2       $ 15,474,546         1.66%          1.66%         7.399%        131        1.55x        28.87%
   20.00%  to 39.99%       1        153,096,151        16.41          18.07          6.910          67        1.92         34.79
   40.00%  to 44.99%       2         83,160,218         8.92          26.99          5.988         118        2.34         48.00
   45.00%  to 49.99%       2         18,297,696         1.96          28.95          7.198         117        1.86         56.83
   50.00%  to 54.99%       5         99,720,803        10.69          39.64          6.669         116        1.58         68.11
   55.00%  to 59.99%       6         85,096,305         9.12          48.76          6.736         117        1.57         70.17
   60.00%  to 64.99%       6         48,890,354         5.24          54.00          7.317          82        1.25         71.40
   65.00%  to 69.99%      26        245,494,673        26.32          80.32          7.352         109        1.27         77.07
   70.00%  to 74.99%      15        176,772,884        18.95          99.28          7.110         100        1.27         78.94
   75.00%  to 79.99%       1          6,756,086         0.72         100.00          6.880          70        1.22         83.41
------------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.       66       $932,759,715       100.00%                        6.975%        101        1.55x        64.86%
====================================================================================================================================

                                     STATES


                                                                                                  WEIGHTED AVERAGES
                                                                                   -------------------------------------------------
                       NUMBER OF      AGGREGATE     % OF INITIAL   CUMULATIVE %                  STATED               CUT-OFF DATE
                       MORTGAGED     CUT-OFF DATE     MORTGAGE    OF INITIAL POOL  MORTGAGE    REMAINING    U/W NCF   LOAN-TO-VALUE
      STATES           PROPERTIES      BALANCE      POOL BALANCE      BALANCE        RATE       TERM (MO.)   DSCR        RATIO
------------------------------------------------------------------------------------------------------------------------------------
Massachusetts              2        $165,427,240         17.74%       17.74          6.947%         70       1.88x       37.91%
Connecticut                2         103,302,261         11.07        28.81          6.373         115       2.11        53.97
Southern California       13          87,623,035          9.39        38.20          7.450          95       1.42        70.35
Northern California        1           9,700,000          1.04        39.24          7.250         115       1.21        74.56
Florida                    6          67,265,902          7.21        46.46          7.254         114       1.25        77.01
Texas                     10          58,832,527          6.31        52.76          7.307          99       1.36        73.65
South Carolina             1          56,248,958          6.03        58.79          6.500         118       1.66        72.02
Maryland                   3          49,404,649          5.30        64.09          7.201         115       1.27        80.01
Kentucky                   2          49,066,015          5.26        69.35          6.566         118       1.62        69.12
Ohio                       5          44,669,120          4.79        74.14          6.585          66       1.30        78.26
Colorado                   2          36,192,953          3.88        78.02          7.126          93       1.23        74.20
Wisconsin                  1          35,504,810          3.81        81.83          6.510         118       1.61        69.62
New Jersey                 2          26,971,680          2.89        84.72          7.170         112       1.22        78.29
New York                   3          21,445,110          2.30        87.02          7.494         126       1.53        39.72
Nevada                     2          20,051,336          2.15        89.17          7.083         117       1.26        75.84
Arizona                    3          19,505,417          2.09        91.26          7.199         116       1.30        78.24
New Mexico                 2          14,921,526          1.60        92.86          7.065         113       1.31        79.58
Michigan                   2          14,358,983          1.54        94.40          7.565         116       1.29        79.77
North Carolina             1          13,964,829          1.50        95.89          7.290         116       1.23        78.45
Oregon                     1          12,384,773          1.33        97.22          7.170         112       1.34        66.94
Virginia                   2           7,982,153          0.86        98.08          7.362         114       1.29        76.03
Washington                 2           5,585,317          0.60        98.68          7.136         116       1.26        65.81
Georgia                    1           4,763,378          0.51        99.19          7.350         109       1.20        77.64
Oklahoma                   1           4,649,892          0.50        99.69          6.850         118       1.29        77.50
Mississippi                1           2,937,849          0.31       100.00          8.310          85       1.23        78.34
------------------------------------------------------------------------------------------------------------------------------------
Totals/Wtd. Avg.          71        $932,759,715        100.00%                      6.975%        101       1.55x       64.86%
====================================================================================================================================

                                    ANNEX A-3

               WESTFARMS MALL MORTGAGE LOAN AMORTIZATION SCHEDULE




                                     A-3-1

WESTFARMS MALL MORTGAGE LOAN AMORTIZATION SCHEDULE

Original Balance                              $79,000,000
Original Amortization Term                    360 months
Original Term To Maturity                     120 months

                                               MONTHLY
                                             DEBT SERVICE
PERIOD           PAYMENT DATE                  PAYMENT               PRINCIPAL              INTEREST           ENDING BALANCE
                 July 11, 2002                                                                                $79,000,000.000
 1               August 11, 2002            $463,876.915           $63,757.935            $400,118.980         78,936,242.065
 2               September 11, 2002          463,888.930            64,092.870             399,796.060         78,872,149.195
 3               October 11, 2002            464,380.370            77,795.105             386,585.265         78,794,354.090
 4               November 11, 2002           463,915.665            64,838.240             399,077.425         78,729,515.850
 5               December 11, 2002           464,406.380            78,520.220             385,886.160         78,650,995.630
 6               January 11, 2003            463,942.675            65,591.330             398,351.345         78,585,404.300
 7               February 11, 2003           463,955.030            65,935.895             398,019.135         78,519,468.405
 8               March 11, 2003              465,399.120           106,199.600             359,199.520         78,413,268.805
 9               April 11, 2003              463,987.465            66,840.160             397,147.305         78,346,428.645
10               May 11, 2003                464,476.225            80,467.735             384,008.490         78,265,960.910
11               June 11, 2003               464,015.215            67,613.995             396,401.220         78,198,346.915
12               July 11, 2003               464,503.225            81,220.545             383,282.680         78,117,126.370
13               August 11, 2003             464,043.260            68,395.855             395,647.405         78,048,730.515
14               September 11, 2003          464,056.145            68,755.150             395,300.995         77,979,975.365
15               October 11, 2003            464,543.045            82,330.695             382,212.350         77,897,644.670
16               November 11, 2003           464,084.615            69,548.840             394,535.775         77,828,095.830
17               December 11, 2003           464,570.735            83,102.810             381,467.925         77,744,993.020
18               January 11, 2004            464,113.375            70,350.750             393,762.625         77,674,642.270
19               February 11, 2004           464,126.625            70,720.315             393,406.310         77,603,921.955
20               March 11, 2004              465,083.275            97,393.090             367,690.185         77,506,528.865
21               April 11, 2004              464,158.300            71,603.450             392,554.850         77,434,925.415
22               May 11, 2004                464,642.425            85,101.590             379,540.835         77,349,823.825
23               June 11, 2004               464,187.830            72,426.655             391,761.175         77,277,397.170
24               July 11, 2004               464,671.145            85,902.425             378,768.720         77,191,494.745
25               August 11, 2004             464,217.660            73,258.390             390,959.270         77,118,236.355
26               September 11, 2004          464,231.460            73,643.230             390,588.230         77,044,593.125
27               October 11, 2004            464,713.600            87,085.945             377,627.655         76,957,507.180
28               November 11, 2004           464,261.745            74,487.575             389,774.170         76,883,019.605
29               December 11, 2004           464,743.060            87,907.345             376,835.715         76,795,112.260
30               January 11, 2005            464,292.340            75,340.670             388,951.670         76,719,771.590
31               February 11, 2005           464,306.535            75,736.450             388,570.085         76,644,035.140
32               March 11, 2005              465,718.280           115,098.220             350,620.060         76,528,936.920
33               April 11, 2005              464,342.490            76,738.945             387,603.545         76,452,197.975
34               May 11, 2005                464,821.610            90,097.535             374,724.075         76,362,100.440
35               June 11, 2005               464,373.925            77,615.370             386,758.555         76,284,485.070
36               July 11, 2005               464,852.185            90,950.140             373,902.045         76,193,534.930
37               August 11, 2005             464,405.685            78,500.880             385,904.805         76,115,034.050
38               September 11, 2005          464,420.475            78,913.260             385,507.215         76,036,120.790
39               October 11, 2005            464,897.475            92,212.765             372,684.710         75,943,908.025
40               November 11, 2005           464,452.720            79,812.225             384,640.495         75,864,095.800
41               December 11, 2005           464,928.845            93,087.300             371,841.545         75,771,008.500
42               January 11, 2006            464,485.295            80,720.500             383,764.795         75,690,288.000
43               February 11, 2006           464,500.500            81,144.540             383,355.960         75,609,143.460
44               March 11, 2006              465,894.400           120,008.610             345,885.790         75,489,134.850
45               April 11, 2006              464,538.400            82,201.240             382,337.160         75,406,933.610
46               May 11, 2006                465,012.195            95,411.395             369,600.800         75,311,522.215
47               June 11, 2006               464,571.865            83,134.275             381,437.590         75,228,387.940
48               July 11, 2006               465,044.750            96,319.075             368,725.675         75,132,068.865
49               August 11, 2006             464,605.680            84,076.985             380,528.695         75,047,991.880
50               September 11, 2006          464,621.520            84,518.660             380,102.860         74,963,473.220
51               October 11, 2006            465,093.055            97,665.840             367,427.215         74,865,807.380

WESTFARMS MALL MORTGAGE LOAN AMORTIZATION SCHEDULE

Original Balance                             $79,000,000
Original Amortization Term                    360 months
Original Term To Maturity                     120 months

                                               MONTHLY
                                             DEBT SERVICE
PERIOD           PAYMENT DATE                  PAYMENT               PRINCIPAL              INTEREST            ENDING BALANCE
 52              November 11, 2006           464,655.845            85,475.710             379,180.135         74,780,331.670
 53              December 11, 2006           465,126.450            98,596.885             366,529.565         74,681,734.785
 54              January 11, 2007            464,690.530            86,442.685             378,247.845         74,595,292.100
 55              February 11, 2007           464,706.815            86,896.785             377,810.030         74,508,395.315
 56              March 11, 2007              466,081.720           125,231.475             340,850.245         74,383,163.840
 57              April 11, 2007              464,746.780            88,011.140             376,735.640         74,295,152.700
 58              May 11, 2007                465,214.910           101,063.410             364,151.500         74,194,089.290
 59              June 11, 2007               464,782.400            89,004.385             375,778.015         74,105,084.905
 60              July 11, 2007               465,249.570           102,029.670             363,219.900         74,003,055.235
 61              August 11, 2007             464,818.400            90,007.930             374,810.470         73,913,047.305
 62              September 11, 2007          464,835.355            90,480.760             374,354.595         73,822,566.545
 63              October 11, 2007            465,301.080           103,465.920             361,835.160         73,719,100.625
 64              November 11, 2007           464,871.895            91,499.600             373,372.295         73,627,601.025
 65              December 11, 2007           465,336.625           104,457.075             360,879.550         73,523,143.950
 66              January 11, 2008            464,908.815            92,529.000             372,379.815         73,430,614.950
 67              February 11, 2008           464,926.250            93,015.075             371,911.175         73,337,599.875
 68              March 11, 2008              465,835.235           118,359.040             347,476.195         73,219,240.835
 69              April 11, 2008              464,966.080            94,125.470             370,840.610         73,125,115.365
 70              May 11, 2008                465,428.250           107,011.590             358,416.660         73,018,103.775
 71              June 11, 2008               465,003.970            95,182.080             369,821.890         72,922,921.695
 72              July 11, 2008               465,465.115           108,039.490             357,425.625         72,814,882.205
 73              August 11, 2008             465,042.260            96,249.645             368,792.615         72,718,632.560
 74              September 11, 2008          465,060.400            96,755.270             368,305.130         72,621,877.290
 75              October 11, 2008            465,520.005           109,569.925             355,950.080         72,512,307.365
 76              November 11, 2008           465,099.275            97,839.140             367,260.135         72,414,468.225
 77              December 11, 2008           465,557.820           110,624.340             354,933.480         72,303,843.885
 78              January 11, 2009            465,138.550            98,934.240             366,204.310         72,204,909.645
 79              February 11, 2009           465,157.185            99,453.960             365,703.225         72,105,455.685
 80              March 11, 2009              466,490.650           136,633.025             329,857.625         71,968,822.660
 81              April 11, 2009              465,201.670           100,694.175             364,507.495         71,868,128.485
 82              May 11, 2009                465,657.440           113,401.795             352,255.645         71,754,726.690
 83              June 11, 2009               465,242.005           101,818.865             363,423.140         71,652,907.825
 84              July 11, 2009               465,696.680           114,495.925             351,200.755         71,538,411.900
 85              August 11, 2009             465,282.760           102,955.210             362,327.550         71,435,456.690
 86              September 11, 2009          465,302.160           103,496.055             361,806.105         71,331,960.635
 87              October 11, 2009            465,755.200           116,127.540             349,627.660         71,215,833.095
 88              November 11, 2009           465,343.545           104,649.790             360,693.755         71,111,183.305
 89              December 11, 2009           465,795.455           117,249.915             348,545.540         70,993,933.390
 90              January 11, 2010            465,385.345           105,815.470             359,569.875         70,888,117.920
 91              February 11, 2010           465,405.285           106,371.340             359,033.945         70,781,746.580
 92              March 11, 2010              466,715.915           142,913.805             323,802.110         70,638,832.775
 93              April 11, 2010              465,452.255           107,680.890             357,771.365         70,531,151.885
 94              May 11, 2010                465,901.215           120,198.650             345,702.565         70,410,953.235
 95              June 11, 2010               465,495.190           108,877.990             356,617.200         70,302,075.245
 96              July 11, 2010               465,942.985           121,363.220             344,579.765         70,180,712.025
 97              August 11, 2010             465,538.570           110,087.495             355,451.075         70,070,624.530
 98              September 11, 2010          465,559.310           110,665.805             354,893.505         69,959,958.725
 99              October 11, 2010            466,005.365           123,102.455             342,902.910         69,836,856.270
100              November 11, 2010           465,603.355           111,893.840             353,709.515         69,724,962.430
101              December 11, 2010           466,048.215           124,297.120             341,751.095         69,600,665.310
102              January 11, 2011            465,647.855           113,134.600             352,513.255         69,487,530.710
103              February 11, 2011           465,669.175           113,728.920             351,940.255         69,373,801.790

WESTFARMS MALL MORTGAGE LOAN AMORTIZATION SCHEDULE

Original Balance                             $79,000,000
Original Amortization Term                    360 months
Original Term To Maturity                     120 months

                                               MONTHLY
                                             DEBT SERVICE
PERIOD           PAYMENT DATE                  PAYMENT              PRINCIPAL               INTEREST           ENDING BALANCE
104              March 11, 2011              466,955.520           149,594.270             317,361.250         69,224,207.520
105              April 11, 2011              465,718.785           115,112.210             350,606.575         69,109,095.310
106              May 11, 2011                466,160.500           127,428.030             338,732.470         68,981,667.280
107              June 11, 2011               465,764.480           116,386.325             349,378.155         68,865,280.955
108              July 11, 2011               466,204.955           128,667.520             337,537.435         68,736,613.435
109              August 11, 2011             465,810.655           117,673.645             348,137.010         68,618,939.790
110              September 11, 2011          465,832.825           118,291.810             347,541.015         68,500,647.980
111              October 11, 2011            466,271.445           130,521.225             335,750.220         68,370,126.755
112              November 11, 2011           465,879.705           119,598.875             346,280.830         68,250,527.880
113              December 11, 2011           466,317.050           131,792.775             334,524.275         68,118,735.105
114              January 11, 2012            465,927.070           120,919.490             345,007.580         67,997,815.615
115              February 11, 2012           465,949.850           121,554.700             344,395.150         67,876,260.915
116              March 11, 2012              466,797.825           145,197.650             321,600.175         67,731,063.265
117              April 11, 2012              466,000.105           122,956.005             343,044.100         67,608,107.260
118              May 11, 2012                466,434.185           135,058.680             331,375.505         67,473,048.580
119              June 11, 2012               466,048.725           124,311.415             341,737.310         67,348,737.165
120              July 11, 2012              $466,481.475       $67,348,737.165            $330,104.225                 $0.000

                                    ANNEX A-4

          CHARACTERISTICS OF THE MULTIFAMILY MORTGAGED REAL PROPERTIES

               MULTIFAMILY MORTGAGED REAL PROPERTY CHARACTERISTICS

                                                                                                                             ONE
                   MORTGAGE                                                                 STUDIO                 ONE     BEDROOM
CONTROL    LOAN      LOAN                                              PROPERTY     STUDIO  AVERAGE   STUDIO     BEDROOM   AVERAGE
NUMBER    NUMBER    SELLER         LOAN / PROPERTY NAME                  TYPE       UNITS    RENT    MAX. RENT    UNITS      RENT
------    ------    ------         --------------------                  ----       -----    ----    ---------    -----      ----
103      7003343     SBRC      The Commons and Greentree Apartments
103a     7003343a    SBRC      Greentree Apartments                    Multifamily   NAP      NAP       NAP         148       682


103b     7003343b    SBRC      The Commons Apartments                  Multifamily   NAP      NAP       NAP         NAP       NAP


104      7003339     SBRC      Del Oro Apartments                      Multifamily   NAP      NAP       NAP          51       712


105      7003346     SBRC      Country Club Villas Apartments          Multifamily   NAP      NAP       NAP         163       468


106      7003350     SBRC      Royal Crest Apartments                  Multifamily   NAP      NAP       NAP          62       433


108      7004458     SBRC      Northlake Apartments                    Multifamily   NAP      NAP       NAP         107       805
109      7003330     SBRC      The Aventine Apartments                 Multifamily     8      586       610         104       738

110      7004284     SBRC      Cedar Crest Apartments                  Multifamily   NAP      NAP       NAP         106       780

111      7004771     SBRC      Villas at Sunrise Mountain              Multifamily   NAP      NAP       NAP          79       672
113      7003983     SBRC      Overlook at Central Pointe              Multifamily   NAP      NAP       NAP         279       647
114      7002525     SBRC      Reserve at Jacksonville Commons         Multifamily   NAP      NAP       NAP         132       606


115      7004456     SBRC      Oak Mill Apartments                     Multifamily   NAP      NAP       NAP          68       846


120      7005181     SBRC      Pines of Northwest Crossing Apartments  Multifamily   NAP      NAP       NAP         268       446

121      7003564     SBRC      Three Fountain Apartments               Multifamily    36      429       440         284       501

122      7004177     SBRC      Phoenix Hazeltree Apartments            Multifamily    22      456       520         109       561
130      7003565     SBRC      Parkview Towers Apartments              Multifamily   NAP      NAP       NAP          80       632
132      7001600     SBRC      Country Woods Village                   Multifamily   NAP      NAP       NAP         NAP       NAP

135      7004056     SBRC      Phoenix Square Apartments               Multifamily   NAP      NAP       NAP          67       600

136      7003667     SBRC      Villatree Apartments                    Multifamily    17      594       640          55       641
137      7003586     SBRC      Hubbard's Ridge                         Multifamily   NAP      NAP       NAP         164       488
138      6603083     SBRC      Three Fountains III Apartments          Multifamily   NAP      NAP       NAP         172       580


142      7004350     SBRC      Oxford Crest Apartments                 Multifamily    13      602       725          38       752
145      4161505      Key      Big Creek Apartments Phases I & II      Multifamily   NAP      NAP       NAP         NAP       NAP



151      10016152     Key      Amber Glen Apartments                   Multifamily   NAP      NAP       NAP          36       556

153      10016454     Key      Waterford Place Apartments              Multifamily   NAP      NAP       NAP         NAP       NAP


154      10016485     Key      Annex Apartments-Grigsby                Multifamily     1      600       600          77       755
                               Apartments-Gaston
                               Apartments
156      10016543     Key      The Seville Apartments                  Multifamily   NAP      NAP       NAP         NAP       NAP
161      10016583     Key      Villa Primavera Apartments              Multifamily   NAP      NAP       NAP          96       646
171      10016993     Key      Pheasant Run Apartments                 Multifamily    16      366       420         132       421

              MULTIFAMILY MORTGAGED REAL PROPERTY CHARACTERISTICS

                                                                                               TWO                            THREE
                   MORTGAGE                                              ONE       TWO      BEDROOM      TWO       THREE     BEDROOM
CONTROL    LOAN      LOAN                                              BEDROOM   BEDROOM    AVERAGE    BEDROOM    BEDROOM    AVERAGE
NUMBER    NUMBER    SELLER       LOAN / PROPERTY NAME                 MAX. RENT   UNITS       RENT    MAX. RENT    UNITS       RENT
------    ------    ------       --------------------                 ---------   -----       ----    ---------    -----       ----
103      7003343     SBRC    The Commons and Greentree Apartments
103a     7003343a    SBRC    Greentree Apartments                         750      148        818        910        NAP        NAP


103b     7003343b    SBRC    The Commons Apartments                       NAP      120        678        775         56        803


104      7003339     SBRC    Del Oro Apartments                           775      119        824        940          4      1,107


105      7003346     SBRC    Country Club Villas Apartments             1,175       95        598      1,235        NAP        NAP


106      7003350     SBRC    Royal Crest Apartments                       550       54        534        675         12        703


108      7004458     SBRC    Northlake Apartments                         899      194        945      1,075        NAP        NAP
109      7003330     SBRC    The Aventine Apartments                      895      222        907      1,070        NAP        NAP

110      7004284     SBRC    Cedar Crest Apartments                       860      176        896      1,015        NAP        NAP

111      7004771     SBRC    Villas at Sunrise Mountain                   835      175        777        900         48        928
113      7003983     SBRC    Overlook at Central Pointe                   681       72        719        779        NAP        NAP
114      7002525     SBRC    Reserve at Jacksonville Commons              620       65        722        730         66        803


115      7004456     SBRC    Oak Mill Apartments                          906      139        978      1,100        NAP        NAP


120      7005181     SBRC    Pines of Northwest Crossing Apartments       535      144        608        750        NAP        NAP

121      7003564     SBRC    Three Fountain Apartments                    580       90        714        960        NAP        NAP

122      7004177     SBRC    Phoenix Hazeltree Apartments                 600      179        685        749        NAP        NAP
130      7003565     SBRC    Parkview Towers Apartments                   680       76        725        825        NAP        NAP
132      7001600     SBRC    Country Woods Village                        NAP       60        603        695        40         788

135      7004056     SBRC    Phoenix Square Apartments                    650       55        683        790        NAP        NAP

136      7003667     SBRC    Villatree Apartments                         690       78        763        815        NAP        NAP
137      7003586     SBRC    Hubbard's Ridge                              525       32        672        725        NAP        NAP
138      6603083     SBRC    Three Fountains III Apartments               665       27        686        800        NAP        NAP


142      7004350     SBRC    Oxford Crest Apartments                      970       12      1,071      1,135        NAP        NAP
145      4161505      Key    Big Creek Apartments Phases I & II           NAP      130        745        960        30         935



151      10016152     Key    Amber Glen Apartments                        595       36        654        675        NAP        NAP

153      10016454     Key    Waterford Place Apartments                   NAP       88        611        655        NAP        NAP


154      10016485     Key    Annex Apartments-Grigsby                     785       28        906      1,100        NAP        NAP
                             Apartments-Gaston
                             Apartments
156      10016543     Key    The Seville Apartments                       NAP       36      1,253      1,295         40      1,583
161      10016583     Key    Villa Primavera Apartments                   675      NAP        NAP        NAP        NAP        NAP
171      10016993     Key    Pheasant Run Apartments                      615       72        555        655        NAP        NAP


              MULTIFAMILY MORTGAGED REAL PROPERTY CHARACTERISTICS

                                                                                          FOUR
                   MORTGAGE                                            THREE     FOUR    BEDROOM    FOUR      TENANT
CONTROL  LOAN        LOAN                                             BEDROOM   BEDROOM  AVERAGE   BEDROOM     PAID        NUMBER OF
NUMBER   NUMBER     SELLER         LOAN / PROPERTY NAME              MAX. RENT   UNITS    RENT    MAX. RENT  UTILITIES     ELEVATORS
------   ------     ------         --------------------              ---------   -----    ----    ---------  ---------     ---------
103      7003343   SBRC      The Commons and Greentree Apartments
103a     7003343a  SBRC      Greentree Apartments                       NAP       NAP      NAP       NAP      Electric/        0
                                                                                                              Water/
                                                                                                              Sewer
103b     7003343b  SBRC      The Commons Apartments                     890       24       909     1,005      Electric/        0
                                                                                                              Water/
                                                                                                              Sewer
104      7003339   SBRC      Del Oro Apartments                       1,115       NAP      NAP       NAP      Electric/        4
                                                                                                              Water/
                                                                                                              Sewer
105      7003346   SBRC      Country Club Villas Apartments             NAP       NAP      NAP       NAP      Electric/        0
                                                                                                              Water/
                                                                                                              Sewer
106      7003350   SBRC      Royal Crest Apartments                     760       NAP      NAP       NAP      Electric/        0
                                                                                                              Water/
                                                                                                              Sewer
108      7004458   SBRC      Northlake Apartments                       NAP       NAP      NAP       NAP      Electric         0
109      7003330   SBRC      The Aventine Apartments                    NAP       NAP      NAP       NAP      Electric/        8
                                                                                                              Gas
110      7004284   SBRC      Cedar Crest Apartments                     NAP       NAP      NAP       NAP      Electric/        0
                                                                                                              Gas
111      7004771   SBRC      Villas at Sunrise Mountain               1,065       NAP      NAP       NAP      Electric         0
113      7003983   SBRC      Overlook at Central Pointe                 NAP       NAP      NAP       NAP      Electric         4
114      7002525   SBRC      Reserve at Jacksonville Commons            830       NAP      NAP       NAP      Electric/        0
                                                                                                              Water/
                                                                                                              Sewer
115      7004456   SBRC      Oak Mill Apartments                        NAP       NAP      NAP       NAP      Electric/        0
                                                                                                              Water/
                                                                                                              Sewer
120      7005181   SBRC      Pines of Northwest Crossing Apartments     NAP       NAP      NAP       NAP      Electric/        0
                                                                                                              Water
121      7003564   SBRC      Three Fountain Apartments                  NAP       NAP      NAP       NAP      Electric/        8
                                                                                                              Gas
122      7004177   SBRC      Phoenix Hazeltree Apartments               NAP       NAP      NAP       NAP      None             0
130      7003565   SBRC      Parkview Towers Apartments                 NAP       NAP      NAP       NAP      Electric         2
132      7001600   SBRC      Country Woods Village                      825       NAP      NAP       NAP      Electric/        0
                                                                                                              Gas
135      7004056   SBRC      Phoenix Square Apartments                  NAP       NAP      NAP       NAP      Electric/        4
                                                                                                              Gas
136      7003667   SBRC      Villatree Apartments                       NAP       NAP      NAP       NAP      None             0
137      7003586   SBRC      Hubbard's Ridge                            NAP       NAP      NAP       NAP      Electric         0
138      6603083   SBRC      Three Fountains III Apartments             NAP       NAP      NAP       NAP      Electric/        0
                                                                                                              Water/
                                                                                                              Sewer
142      7004350   SBRC      Oxford Crest Apartments                    NAP       NAP      NAP       NAP      Electric         1
145      4161505    Key      Big Creek Apartments Phases I & II       1,065       NAP      NAP       NAP      Electric/        0
                                                                                                              Gas/ Water/
                                                                                                              Sewer

151      10016152   Key      Amber Glen Apartments                      NAP       NAP      NAP       NAP      Electric/        0
                                                                                                              Water
153      10016454   Key      Waterford Place Apartments                 NAP       NAP      NAP       NAP      Electric/        0
                                                                                                              Water/
                                                                                                              Sewer
154      10016485   Key      Annex Apartments-Grigsby                   NAP       NAP      NAP       NAP      None             0
                             Apartments-Gaston
                             Apartments
156      10016543   Key      The Seville Apartments                   1,595         8    1,910     1,940      Electric         0
161      10016583   Key      Villa Primavera Apartments                 NAP       NAP      NAP       NAP      Electric         0
171      10016993   Key      Pheasant Run Apartments                    NAP       NAP      NAP       NAP      Electric/        0
                                                                                                              Gas

                                     ANNEX B

              DECREMENT TABLES FOR CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES

                                     ANNEX B

              DECREMENT TABLES FOR CLASS A-1, CLASS A-2, CLASS A-3
                 CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F


       PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRs (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                   YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)


                                   CLASS A-1

YEAR                                    0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                    ------     -------     -------     -------     --------
September 26, 2002                       100%        100%        100%        100%        100%
September 18, 2003                        86%         86%         86%         86%         86%
September 18, 2004                        72%         72%         72%         72%         72%
September 18, 2005                        56%         56%         56%         56%         56%
September 18, 2006                        34%         34%         34%         34%         34%
September 18, 2007 and thereafter          0%          0%          0%          0%          0%
Weighted Average Life (in years)         3.0         3.0         3.0         3.0         3.0

                                   CLASS A-2

YEAR                                   0% CPR       25% CPR    50% CPR     75% CPR     100% CPR
----                                   ------       -------    -------     -------     --------
September 26, 2002                       100%        100%        100%        100%        100%
September 18, 2003                       100%        100%        100%        100%        100%
September 18, 2004                       100%        100%        100%        100%        100%
September 18, 2005                       100%        100%        100%        100%        100%
September 18, 2006                       100%        100%        100%        100%        100%
September 18, 2007                        92%         92%         92%         92%         92%
September 18, 2008                        56%         56%         55%         55%         52%
September 18, 2009                        42%         42%         42%         42%         42%
September 18, 2010                        39%         39%         39%         39%         39%
September 18, 2011                        28%         28%         28%         27%         26%
September 18, 2012 and thereafter          0%          0%          0%          0%          0%
Weighted Average Life (in years)         7.1         7.1         7.0         7.0         6.9

                                   CLASS A-3

YEAR                                    0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                    ------     -------     -------     -------     --------
September 26, 2002                       100%        100%        100%        100%        100%
September 18, 2003                       100%        100%        100%        100%        100%
September 18, 2004                       100%        100%        100%        100%        100%
September 18, 2005                       100%        100%        100%        100%        100%
September 18, 2006                       100%        100%        100%        100%        100%
September 18, 2007                       100%        100%        100%        100%        100%
September 18, 2008                       100%        100%        100%        100%        100%
September 18, 2009                       100%        100%        100%        100%        100%
September 18, 2010                       100%        100%        100%        100%        100%
September 18, 2011                       100%        100%        100%        100%        100%
September 18, 2012 and thereafter          0%          0%          0%          0%          0%
Weighted Average Life (in years)         9.6         9.6         9.6         9.5         9.4

       PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                   YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)


                                    CLASS B

YEAR                                    0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                    ------     -------     -------     -------     --------
September 26, 2002                       100%        100%        100%        100%        100%
September 18, 2003                       100%        100%        100%        100%        100%
September 18, 2004                       100%        100%        100%        100%        100%
September 18, 2005                       100%        100%        100%        100%        100%
September 18, 2006                       100%        100%        100%        100%        100%
September 18, 2007                       100%        100%        100%        100%        100%
September 18, 2008                       100%        100%        100%        100%        100%
September 18, 2009                       100%        100%        100%        100%        100%
September 18, 2010                       100%        100%        100%        100%        100%
September 18, 2011                       100%        100%        100%        100%        100%
September 18, 2012 and thereafter          0%          0%          0%          0%          0%
Weighted Average Life (in years)         9.8         9.8         9.8         9.7         9.5

                                    CLASS C

YEAR                                    0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                    ------     -------     -------     -------     --------
September 26, 2002                       100%        100%        100%        100%        100%
September 18, 2003                       100%        100%        100%        100%        100%
September 18, 2004                       100%        100%        100%        100%        100%
September 18, 2005                       100%        100%        100%        100%        100%
September 18, 2006                       100%        100%        100%        100%        100%
September 18, 2007                       100%        100%        100%        100%        100%
September 18, 2008                       100%        100%        100%        100%        100%
September 18, 2009                       100%        100%        100%        100%        100%
September 18, 2010                       100%        100%        100%        100%        100%
September 18, 2011                       100%        100%        100%        100%        100%
September 18, 2012 and thereafter          0%          0%          0%          0%          0%
Weighted Average Life (in years)         9.8         9.8         9.8         9.7         9.6

                                    CLASS D

YEAR                                    0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                    ------     -------     -------     -------     --------
September 26, 2002                       100%        100%        100%        100%        100%
September 18, 2003                       100%        100%        100%        100%        100%
September 18, 2004                       100%        100%        100%        100%        100%
September 18, 2005                       100%        100%        100%        100%        100%
September 18, 2006                       100%        100%        100%        100%        100%
September 18, 2007                       100%        100%        100%        100%        100%
September 18, 2008                       100%        100%        100%        100%        100%
September 18, 2009                       100%        100%        100%        100%        100%
September 18, 2010                       100%        100%        100%        100%        100%
September 18, 2011                       100%        100%        100%        100%        100%
September 18, 2012 and thereafter          0%          0%          0%          0%          0%
Weighted Average Life (in years)         9.8         9.8         9.8         9.8         9.6

       PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRs (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)



                                     CLASS E

YEAR                                    0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                    ------     -------     -------     -------     --------
September 26, 2002                       100%        100%        100%        100%        100%
September 18, 2003                       100%        100%        100%        100%        100%
September 18, 2004                       100%        100%        100%        100%        100%
September 18, 2005                       100%        100%        100%        100%        100%
September 18, 2006                       100%        100%        100%        100%        100%
September 18, 2007                       100%        100%        100%        100%        100%
September 18, 2008                       100%        100%        100%        100%        100%
September 18, 2009                       100%        100%        100%        100%        100%
September 18, 2010                       100%        100%        100%        100%        100%
September 18, 2011                       100%        100%        100%        100%        100%
September 18, 2012 and thereafter          0%          0%          0%          0%          0%
Weighted Average Life (in years)         9.8         9.8         9.8         9.8         9.6

                                     CLASS F

YEAR                                    0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                    ------     -------     -------     -------     --------
September 26, 2002                       100%        100%        100%        100%        100%
September 18, 2003                       100%        100%        100%        100%        100%
September 18, 2004                       100%        100%        100%        100%        100%
September 18, 2005                       100%        100%        100%        100%        100%
September 18, 2006                       100%        100%        100%        100%        100%
September 18, 2007                       100%        100%        100%        100%        100%
September 18, 2008                       100%        100%        100%        100%        100%
September 18, 2009                       100%        100%        100%        100%        100%
September 18, 2010                       100%        100%        100%        100%        100%
September 18, 2011                       100%        100%        100%        100%        100%
September 18, 2012 and thereafter          0%          0%          0%          0%          0%
Weighted Average Life (in years)         9.8         9.8         9.8         9.8         9.6

                                    ANNEX C

                         FORM OF PAYMENT DATE STATEMENT

[WELLS FARGO LOGO]                     For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                             (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                          @ www.ctslink.com/cmbs
                                                 PAYMENT DATE:  10/18/2002
                                                 RECORD DATE:   09/30/2002

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-KEY2
--------------------------------------------------------------------------------
                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS

STATEMENT SECTIONS                                                     PAGE(S)
-----------------                                                      -------
Certificate Distribution Detail                                           2
Certificate Factor Detail                                                 3
Reconciliation Detail                                                     4
Other Required Information                                                5
Ratings Detail                                                            6
Current Mortgage Loan and Property Stratification Tables                7 - 9
Mortgage Loan Detail                                                      10
Principal Prepayment Detail                                               11
Historical Detail                                                         12
Delinquency Loan Detail                                                   13
Specially Serviced Loan Detail                                         14 - 15
Modified Loan Detail                                                      16
Liquidated Loan Detail                                                    17


                  DEPOSITOR                                    MASTER SERVICER                          SPECIAL SERVICER
Salomon Brothers Mortgage Securities VII, Inc     KeyCorp Real Estate Capital Markets, Inc.     ARCap Special Servicing, Inc.
388 Greenwich Street                              d/b/a Key Commercial Mortgage                 5605 N. MacArthur Blvd.
New York, NY 10013                                911 Main Street, Suite 1500                   Irving, TX 75038
                                                  Kansas City, MO 64105

Contact:       General Information Number         Contact:       Marty O'Conner                 Contact:       Chris Crouch
Phone Number:  (212) 816-6000                     Phone Number:  (816) 221-8800                 Phone Number:  (972) 580-1688 Ext 30

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer, and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                             (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                          @www.ctslink.com/cmbs

                                             PAYMENT DATE: 10/18/2002
                                             RECORD DATE:  09/30/2002

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-KEY2

                        CERTIFICATE DISTRIBUTION DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
  Class/        CUSIP        Pass-Through       Original     Beginning       Principal           Interest        Prepayment
Component                        Rate           Balance       Balance       Distribution       Distribution        Premium
-----------------------------------------------------------------------------------------------------------------------------------
  A-1                           0.000000%           0.00       0.00              0.00                0.00             0.00
  A-2                           0.000000%           0.00       0.00              0.00                0.00             0.00
  A-3                           0.000000%           0.00       0.00              0.00                0.00             0.00
   B                            0.000000%           0.00       0.00              0.00                0.00             0.00
   C                            0.000000%           0.00       0.00              0.00                0.00             0.00
   D                            0.000000%           0.00       0.00              0.00                0.00             0.00
   E                            0.000000%           0.00       0.00              0.00                0.00             0.00
   F                            0.000000%           0.00       0.00              0.00                0.00             0.00
   G                            0.000000%           0.00       0.00              0.00                0.00             0.00
   H                            0.000000%           0.00       0.00              0.00                0.00             0.00
   J                            0.000000%           0.00       0.00              0.00                0.00             0.00
   K                            0.000000%           0.00       0.00              0.00                0.00             0.00
   L                            0.000000%           0.00       0.00              0.00                0.00             0.00
   M                            0.000000%           0.00       0.00              0.00                0.00             0.00
   N                            0.000000%           0.00       0.00              0.00                0.00             0.00
   P                            0.000000%           0.00       0.00              0.00                0.00             0.00
   Q                            0.000000%           0.00       0.00              0.00                0.00             0.00
   S                            0.000000%           0.00       0.00              0.00                0.00             0.00
   T                            0.000000%           0.00       0.00              0.00                0.00             0.00
   R                            0.000000%           0.00       0.00              0.00                0.00             0.00
   Y                            0.000000%           0.00       0.00              0.00                0.00             0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                              0.00       0.00              0.00                0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
               Realized Loss/                                       Current
  Class/      Additional Trust         Total            Ending    Subordination
Component      Fund Expenses       Distribution         Balance     Level(1)
---------------------------------------------------------------------------------
  A-1              0.00                0.00               0.00       0.00
  A-2              0.00                0.00               0.00       0.00
  A-3              0.00                0.00               0.00       0.00
   B               0.00                0.00               0.00       0.00
   C               0.00                0.00               0.00       0.00
   D               0.00                0.00               0.00       0.00
   E               0.00                0.00               0.00       0.00
   F               0.00                0.00               0.00       0.00
   G               0.00                0.00               0.00       0.00
   H               0.00                0.00               0.00       0.00
   J               0.00                0.00               0.00       0.00
   K               0.00                0.00               0.00       0.00
   L               0.00                0.00               0.00       0.00
   M               0.00                0.00               0.00       0.00
   N               0.00                0.00               0.00       0.00
   P               0.00                0.00               0.00       0.00
   Q               0.00                0.00               0.00       0.00
   S               0.00                0.00               0.00       0.00
   T               0.00                0.00               0.00       0.00
   R               0.00                0.00               0.00       0.00
   Y               0.00                0.00               0.00       0.00
---------------------------------------------------------------------------------
Totals             0.00                0.00               0.00       0.00
---------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                        Original     Beginning                                                        Ending
  Class     CUSIP      Pass-Through     Notional     Notional         Interest       Prepayment       Total           Notional
                           Rate          Amount       Amount        Distribution      Premium      Distribution      Amount
-----------------------------------------------------------------------------------------------------------------------------------
  X-1                  0.000000         0.00          0.00           0.00             0.00             0.00            0.00
  X-2                  0.000000         0.00          0.00           0.00             0.00             0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 2 of 17

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-KEY2

                                      -----------------------------------------
[WELLS FARGO LOGO]                   |For Additional Information please contact|
WELLS FARGO BANK MINNESOTA, N.A.     |      CTSLink Customer Service           |
CORPORATE TRUST SERVICES             |          (301)815-6600                  |
9062 OLD ANNAPOLIS ROAD              |Reports Available on the World Wide Web  |
COLUMBIA, MD 21045-1951              |       @ www.ctslink.com/cmbs            |
                                      -----------------------------------------
                                                PAYMENT DATE:    10/18/2002
                                                RECORD DATE:     09/30/2002


                           CERTIFICATE FACTOR DETAIL

                                                                                  Realized Loss/
  Class/                 Beginning     Principal      Interest      Prepayment   Additional Trust      Ending
Component     CUSIP       Balance    Distribution   Distribution      Premium      Fund Expenses       Balance
----------------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
   A-2                  0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
   A-3                  0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    B                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    C                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    D                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    E                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    F                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    H                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    J                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    K                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    L                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    M                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    N                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    P                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    Q                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    S                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    T                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    R                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000
    Y                   0.00000000    0.00000000     0.00000000     0.00000000      0.00000000       0.00000000

                         Beginning      Principal                   Ending
                          Notional      Interest      Prepayment     Notional
  Class       CUSIP       Balance     Distribution     Premium       Amount
------------------------------------------------------------------------------
   X-1                  0.00000000    0.00000000     0.00000000     0.00000000
   X-2                  0.00000000    0.00000000     0.00000000     0.00000000

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                          @www.ctslink.com/cmbs

                                              Payment Date:   10/18/2002
                                              Record Date:    09/30/2002

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-KEY2

                              RECONCILIATION DETAIL


                                ADVANCE SUMMARY
       P & I Advances Outstanding                                    0.00
       Servicing Advances Outstanding                                0.00
       Reimbursements for Interest on P & I                          0.00
       Advances paid from general collections
       Reimbursements for Interest on Servicing                      0.00
       Advances paid from general collections


                          MASTER SERVICING FEE SUMMARY
       Current Period Accrued Master Servicing Fees                  0.00
       Less Master Servicing Fees on Delinquent Payments             0.00
       Less Reductions to Master Servicing Fees                      0.00
       Plus Master Servicing Fees on Delinquent Payments Received    0.00
       Plus Adjustments for Prior Master Servicing Calculation       0.00
       Total Master Servicing Fees Collected                         0.00


CERTIFICATE INTEREST RECONCILIATION


           Accrued        Net Aggregate     Distributable     Distributable       Additional                     Remaining Unpaid
         Certificate        Prepayment       Certificate   Certificate Interest   Trust Fund      Interest        Distributable
 Class    Interest      Interest Shortfall    Interest          Adjustment         Expenses     Distribution   Certificate Interest
 -----   -----------    ------------------  -------------  --------------------   ----------    ------------   --------------------
  A-1           0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
  A-2           0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
  A-3           0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
  X-1           0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
  X-2           0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   B            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   C            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   D            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   E            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   F            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   H            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   J            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   K            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   L            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   M            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   N            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   P            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   Q            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   S            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   T            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   R            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
   Y            0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00
Totals          0.00                  0.00           0.00                  0.00         0.00            0.00                   0.00

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 17

[WELLS FARGO LOGO]                                                                        For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.       SALOMON BROTHER MORTGAGE SECURITIES VII, INC.              CTSLink Customer Service
CORPORATE TRUST SERVICES                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                      SERIES 2002-KEY2                              Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                             @www.ctslink.com/cmbs
                                                                                           PAYMENT DATE:      10/18/2002
                                                                                           RECORD DATE:       09/30/2002

                           OTHER REQUIRED INFORMATION
--------------------------------------------------------------------------------

                                                                                Appraisal Reduction Amount
                                                                                ----------------------------------------------------
                                                                                          Appraisal      Cumulative     Most Recent
Available Distribution Amount                0.00                                Loan     Reduction         ASER         App. Red.
                                                                                Number     Effected        Amount          Date
                                                                                ----------------------------------------------------
Aggregate Number of Outstanding Loans           0

Aggregate Unpaid Principal Balance of Loans  0.00

Aggregate State Principal Balance of Loans   0.00


Aggregate Amount of Service Fee              0.00

Aggregate Amount of Special Servicing Fee    0.00

Aggregate Primary Servicing Fee              0.00

Aggregate Amount of Trustee Fee              0.00
                                                                                ----------------------------------------------------
Aggregate Trust Fund Expenses                0.00                                    Total
                                                                                ----------------------------------------------------


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

     [Wells Fargo Logo]            SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.       For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
   Corporate Trust Services                     SERIES 2002-KEY2                                      (301)815-6600
   9062 Old Annapolis Road                                                               Reports Available on the World Wide Web
   Columbia, MD 21045-1951                                                                         @www.ctslink.com/cmbs
                                                                                              PAYMENT DATE:   10/18/2002
                                                                                              RECORD DATE:    09/30/2002

                                 RATINGS DETAIL

                                                      ORIGINAL RATINGS                 CURRENT RATINGS (1)
                                                  -----------------------           -------------------------
CLASS                          CUSIP              FITCH     MOODY'S   S&P            FITCH     MOODY'S   S&P
-----                          -----              -----     -------   ---            -----     -------   ----
A-1
A-2
A-3
X-1
X-2
B
C
D
E
F
H
J
K
L
M
N
P
Q
S
T

-----------
NR -- Designates that the class was not rated by the above agency at the time of original issuance.

X   -- Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A -- Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                   Moody's Investors Service        Standard & Poor's Rating Services
One State Street Plaza        99 Church Street                 55 Water Street
New York, New York 10004      New York, New York 10007         New York, New York 10041
(212)908-0500                 (212)553-0300                    (212)438-2430


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 6 of 17

[WELLS FARGO LOGO]
WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-KEY2


                   ------------------------------------------
                   For Additional Information please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                    Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs
                   ------------------------------------------
                            PAYMENT DATE: 10/18/2002
                            RECORD DATE:  09/30/2002



            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                  Scheduled Balance                                                    State (3)
===========================================================  =============================================================
                               % of                                                   % of
Scheduled   # of   Scheduled   Agg.  WAM       Weighted             # of   Scheduled  Agg.   WAM          Weighted
 Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)  State  Props.  Balance   Bal.   (2)   WAC   Avg DSCR (1)
===========================================================  =============================================================



===========================================================  =============================================================
Totals                                                       Totals
===========================================================  =============================================================

See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 7 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.              CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs
                                               Payment Date: 10/18/2002
                                               Record Date:  09/30/2002

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-KEY2




            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                  DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE(3)
                                   % of                                                                % of
 Debt Service    # of   Schedule   Agg.   WAM          Weighted                     # of   Scheduled   Agg.   WAM         Weighted
Coverage Ratio   loans   Balance   Bal.   (2)   WAC   Avg DSCR(1)   Property Type   Props.  Balance    Bal.   (2)   WAC  Avg DSCR(1)
--------------   -----   -------   ---    ---   ---   -----------   -------------   -----   -------    ---    ---   ---  -----------



  Totals                                                              Totals



                         NOTE RATE                                                             SEASONING
                                % of                                                                % of
 Note       # of     Schedule   Agg.    WAM            Weighted                  # of   Scheduled   Agg.   WAM         Weighted
 Rate      loans     Balance    Bal.    (2)    WAC    Avg DSCR(1)   Seasoning    loans   Balance    Bal.   (2)   WAC  Avg DSCR(1)
--------   -----     -------    ---     ---    ---    -----------   ----------   -----   -------    ---    ---   ---  -----------



  Totals                                                              Totals


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 17

                                                                                      For Additional Information please contact
[WELLS FARGO LOGO]                                                                           CTSLink Customer Service
                                                                                                 (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.      SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.   Reports Available on the World Wide Web
CORPORATE TRUST SERVICES              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           @www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                          SERIES 2002-KEY2                      PAYMENT DATE:  10/18/2002
COLUMBIA, MD 21045-1951                                                                RECORD DATE:   09/30/2002


                                CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                          REMAINING STATED TERM (FULLY AMORTIZING LOANS)
------------------------------------------------------------------------------------------------------------------------------------

                                        % of                                                             % of
Anticipated Remaining  # of  Scheduled  Agg.  WAM  WAC   Weighted   Remaining Stated   # of  Scheduled   Agg.  WAM  WAC   Weighted
     Term(2)           loans  Balance   Bal.  (2)       Avg DSCR(1)        Term        loans  Balance    Bal.  (2)       Avg DSCR(1)
------------------------------------------------------------------- ----------------------------------------------------------------






------------------------------------------------------------------ -----------------------------------------------------------------
      Totals                                                            Totals
------------------------------------------------------------------ -----------------------------------------------------------------





REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                            AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------

                                         % of                                                          % of
Remaining Amortization  # of  Scheduled  Agg.  WAM  WAC   Weighted     Age of Most   # of  Scheduled   Agg.  WAM  WAC   Weighted
     Term               loans Balance    Bal.  (2)       Avg DSCR(1)   Recent NOI    loans  Balance    Bal.  (2)       Avg DSCR(1)
--------------------------------------------------------------------   -------------------------------------------------------------






--------------------------------------------------------------------   -------------------------------------------------------------
      Totals                                                              Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

[WELLS FARGO LOGO]                For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.          CTSLink Customer Service
CORPORATE TRUST SERVICES                       (301) 815-6600
9062 OLD ANNAPOLIS ROAD            Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                   @ www.ctslink.com/cmbs

                                             Payment Date:    10/18/2002
                                             Record Date:     09/30/2002



                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-KEY2


                              MORTGAGE LOAN DETAIL

                                                                    Anticipated Neg.  Beginning Ending    Paid Appraisal
Loan        Property            Interest Principal Gross  Repayment Maturity    Amort Scheduled Scheduled Thru Reduction
Number Odcr Type(1)  City State Payment  Payment   Coupon Date      Date        (Y/N) Balance   Balance   Date Date
-------------------------------------------------------------------------------------------------------------------------
































TOTALS



             Appraisal     Res.   Mod.
  Loan       Reduction     Strat. Code
  Number       Amount      (2)    (3)
----------------------------------------
























(1) Property Type Code      (2) Resolution Strategy Code

MF - Multi-Family           1 - Modification         10 - Deed in Lieu Of
RT - Retail                 2 - Foreclosure               Foreclosure
HC - Health Care            3 - Bankruptcy           11 - Full Payoff
IN - Industrial             4 - Extension            12 - Reps and Warranties
WH - Warehouse              5 - Note Sale            13 - Other or TBD
MH - Mobile Home Park       6 - DPO
OF - Office                 7 - REO
MU - Mixed Use              8 - Resolved
LO - Lodging                9 - Pending Return
SS - Self Storage               to Master Servicer
OT - Other


(3) Modification Code

1 - Maturity Date Extension
2 - Authorization Change
3 - Principal Write-Off
4 - Combination



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 17

                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                      SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (310) 815-6600
CORPORATE TRUST SERVICES                              SERIES 2002-KEY2                     Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                           PAYMENT DATE:   10/18/2002
                                                                                                  RECORD DATE:    09/30/2002

                            PRINCIPAL PAYMENT DETAIL

==================================================================================================================
                                      Principal Prepayment Amount                 Prepayment Penalties
Loan Number    Offering Document   ---------------------------------  -------------------------------------------
               Cross-Reference     Payoff Amount  Curtailment Amount  Prepayment Premium  Yield Maintenance Charge
==================================================================================================================












==================================================================================================================
Totals
==================================================================================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 17

[WELLS FARGO LOGO]                                --------------------------
Wells Fargo Bank Minnesota, N.A.               For Additional Information please
Corporate Trust Services                                    contact
9062 Old Annapolis Road                            CTSLink Customer Service
Columbia, MD 21045-1951                                 (301) 815-6600
                                                 Reports Available on the World
                                                 Wide Web @ www.ctslink.com/cmbs
                                                  --------------------------
                                                 Payment Date:    10/18/2002
                                                 Record Date:     09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2

--------------------------------------------------------------------------------
                               HISTORICAL DETAIL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                     Delinquencies                                      Prepayments            Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
                30-59      60-89     90 Days     Fore-
Distribution     Days       Days     or More     closure    REO     Modifications   Curtailments    Payoff   Next Weighted Avg.  WAM
    Date      # Balance  # Balance  # Balance  # Balance  # Balance #     Balance   #    Balance  # Balance  Coupon      Remit
====================================================================================================================================



















====================================================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

-------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 12 of 17

[WELLS FARGO LOGO]
WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
           SERIES 2002-KEY2

---------------------------------------------
  For Additional Information please contact
          CTSLink Customer Service
               (301) 815-6600
   Reports Available on the World Wide Web
            @ www.ctslink.com/cmbs
---------------------------------------------

PAYMENT DATE: 10/18/2002
RECORD DATE:  09/30/2002

DELINQUENCY LOAN DETAIL

           Offering       # of                 Current  Outstanding  Status of
 Loan      Document      Months  Paid Through    P&I        P&I      Mortgage
Number  Cross-Reference  Delinq.     Date      Advances  Advances    Loan (1)
==============================================================================


==============================================================================
Totals
==============================================================================


Resolution                               Actual   Outstanding
Strategy      Servicing    Foreclosure    Loan     Servicing   Bankruptcy  REO
Code (2)    Transfer Date     Date       Balance   Advances       Date     Date


==============================================================================
Totals
==============================================================================

(1) Status of Mortgage Loan
----------------------------
A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Schedule Payment (Performing Matured Loan)
7 - Foreclosure
9 - REO

(2) Resolution Strategy Code
----------------------------
 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD


Copyright 1997, Wells Fargo Bank Minnesota, N.A.       Page 13 of 17

                                       -----------------------------------------
    [WELLS FARGO LOGO]                 For Additional Information please contact
WELLS FARGO BANK, MINNESOTA, N.A.              CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs
                                       -----------------------------------------

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-KEY2
                                                        PAYMENT DATE: 10/18/2002
                                                        RECORD DATE:  09/30/2002

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

              Offering
Distri-       Document  Servicing Resolution                                              Net                            Remaining
bution  Loan   Cross-   Transfer   Strategy  Scheduled Property       Interest  Actual Operating  NOI      Note Maturity Amortiza-
 Date  Number Reference   Date     Code (1)   Balance  Type (2) State   Rate   Balance  Income   Date DSCR Date   Date   tion Term
----------------------------------------------------------------------------------------------------------------------------------









              (1) Resolution Strategy Code                                           (2) Property Type Code
              ----------------------------                                           ----------------------
1 - Modification    6 - DPO                   10 - Deed in Lieu Of          MF - Multi-Family        OF - Office
2 - Foreclosure     7 - REO                        Foreclosure              RT - Retail              MU - Mixed use
3 - Bankruptcy      8 - Resolved              11 - Full Payoff              HC - Health Care         LO - Lodging
4 - Extension       9 - Pending Return        12 - Reps and Warranties      IN - Industrial          SS - Self Storage
5 - Note Sale           to Master Servicer    13 - Other or TBD             WH - Warehouse           OT - Other
                                                                            MH - Mobile Home Park

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 14 of 17

                                                                                          -----------------------------------------
   [WELLS FARGO LOGO]               SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.        For Additional Information please contact
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  CTSLink Customer Service
                                                 SERIES 2002-KEY 2                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.                                                            Reports Available on the World Wide Web
Corporate Trust Services                                                                           @ www.ctslink.com/cmbs
9062 Old Annapolis Road                                                                   -----------------------------------------
Columbia, MD 21045-1951                                                                   PAYMENT DATE:     10/18/2002
                                                                                          RECORD DATE:      09/30/2002

-----------------------------------------------------------------------------------------------------------------------------------
                                             SPECIALLY SERVICED LOAN DETAIL - PART 2
===================================================================================================================================
Distribution    Loan       Offering     Resolution     Site       Phase 1   Appraisal   Appraisal        Other REO
   Date        Number      Document      Strategy    Inspection    Date      Date        Value         Property Revenue    Comment
                        Cross-Reference   Code (1)     Date














===================================================================================================================================

                      (1) Resolution Strategy Code

        1 - Modification               6 - DPO                    10 - Deed in Lieu Of
        2 - Foreclosure                7 - REO                         Foreclosure
        3 - Bankruptcy                 8 - Resolved               11 - Full Payoff
        4 - Extension                  9 - Pending Return         12 - Reps and Warranties
        5 - Note Sale                      to Master Servicer     13 - Other or TBD

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                           (301) 815-6600
9062 OLD ANNAPOLIS ROAD                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                           @www.ctslink.com/cmbs
                                               PAYMENT DATE:    10/18/2002
                                               RECORD DATE:     09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-KEY2


                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
Loan               Offering             Pre-Modification       Modification Date                Modification Description
Number             Document                  Balance
               Cross-Reference
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 17

                                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                      SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.             CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301)815-6600
CORPORATE TRUST SERVICES                              SERIES 2002-KEY2                     Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                           PAYMENT DATE:   10/18/2002
                                                                                                  RECORD DATE:    09/30/2002

                             LIQUIDATED LOAN DETAIL

====================================================================================================================================
         Final                                                      Gross                              Net
        Recovery   Offering                                        Proceeds                          Proceeds
         Deter-    Document                                       as a % of  Aggregate     Net      as a % of          Repurchased
 Loan   mination     Cross-  Appraisal Appraisal  Actual  Gross     Actual  Liquidation Liquidation   Actual  Realized  by Seller
Number    Date    Reference     Date     Value   Balance Proceeds  Balance   Expenses*   Proceeds    Balance    Loss      (Y/N)
====================================================================================================================================












==================================================================================================================
Current Total
==================================================================================================================
Cumulative Total
==================================================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 17

                                     ANNEX D
                       CLASS X-2 REFERENCE RATE SCHEDULE

INTEREST                                                             INTEREST
ACCRUAL                                     CLASS X-2                 ACCRUAL                                           CLASS X-2
 PERIOD            PAYMENT DATE           REFERENCE RATE              PERIOD                PAYMENT DATE              REFERENCE RATE
 ------            ------------           --------------              ------                ------------              --------------
 1                   10/18/02                6.8557%                    43                    04/18/06                    7.0536%
 2                   11/18/02                7.0527%                    44                    05/18/06                    6.8563%
 3                   12/18/02                6.8558%                    45                    06/18/06                    7.0537%
 4                   01/18/03                6.8559%                    46                    07/18/06                    6.8565%
 5                   02/18/03                6.8560%                    47                    08/18/06                    7.0539%
 6                   03/18/03                6.8566%                    48                    09/18/06                    7.0540%
 7                   04/18/03                7.0531%                    49                    10/18/06                    6.8567%
 8                   05/18/03                6.8561%                    50                    11/18/06                    7.0542%
 9                   06/18/03                7.0533%                    51                    12/18/06                    6.8538%
10                   07/18/03                6.8563%                    52                    01/18/07                    6.8549%
11                   08/18/03                7.0534%                    53                    02/18/07                    6.8560%
12                   09/18/03                7.0535%                    54                    03/18/07                    6.8548%
13                   10/18/03                6.8565%                    55                    04/18/07                    7.0511%
14                   11/18/03                7.0537%                    56                    05/18/07                    6.8541%
15                   12/18/03                6.8566%                    57                    06/18/07                    7.0513%
16                   01/18/04                7.0539%                    58                    07/18/07                    6.8804%
17                   02/18/04                6.8578%                    59                    08/18/07                    7.0771%
18                   03/18/04                6.8570%                    60                    09/18/07                    7.0774%
19                   04/18/04                7.0541%                    61                    10/18/07                    6.8811%
20                   05/18/04                6.8570%                    62                    11/18/07                    7.0779%
21                   06/18/04                7.0543%                    63                    12/18/07                    6.8970%
22                   07/18/04                6.8571%                    64                    01/18/08                    7.0881%
23                   08/18/04                7.0545%                    65                    02/18/08                    6.9001%
24                   09/18/04                7.0546%                    66                    03/18/08                    6.8995%
25                   10/18/04                6.8573%                    67                    04/18/08                    7.0920%
26                   11/18/04                7.0547%                    68                    05/18/08                    6.9000%
27                   12/18/04                6.8575%                    69                    06/18/08                    7.0928%
28                   01/18/05                6.8586%                    70                    07/18/08                    6.9008%
29                   02/18/05                6.8597%                    71                    08/18/08                    7.0941%
30                   03/18/05                6.8584%                    72                    09/18/08                    7.0943%
31                   04/18/05                7.0551%                    73                    10/18/08                    6.9032%
32                   05/18/05                6.8578%                    74                    11/18/08                    7.0948%
33                   06/18/05                7.0553%                    75                    12/18/08                    6.9036%
34                   07/18/05                6.8580%                    76                    01/18/09                    6.9048%
35                   08/18/05                7.0555%                    77                    02/18/09                    6.9192%
36                   09/18/05                7.0556%                    78                    03/18/09                    6.8875%
37                   10/18/05                6.8582%                    79                    04/18/09                    7.0675%
38                   11/18/05                7.0558%                    80                    05/18/09                    6.8784%
39                   12/18/05                6.8584%                    81                    06/18/09                    7.0616%
40                   01/18/06                6.8595%                    82                    07/18/09                    6.8728%
41                   02/18/06                6.8628%                    83                    08/18/09                    7.0616%
42                   03/18/06                6.8569%                    84                    09/18/09                    7.0557%

PROSPECTUS

                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                 THE DEPOSITOR

             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

      Our name is Salomon Brothers Mortgage Securities VII, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will --

      -     have its own series designation,

      -     consist of one or more classes with various payment characteristics,

      - evidence beneficial ownership interests in a trust established by us, and

      -     be payable solely out of the related trust assets.

            No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.


                                THE TRUST ASSETS:

The assets of each of our trusts will include --

      - mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

      - mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

      - some combination of those types of mortgage loans and mortgage-backed securities.

            Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

      YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is September 3, 2002.

                                TABLE OF CONTENTS

Important Notice About the Information Presented in this Prospectus............    2
Available Information; Incorporation By Reference..............................    2
Summary of Prospectus..........................................................    4
Risk Factors...................................................................   14
Capitalized Terms Used in This Prospectus......................................   34
Description of the Trust Assets................................................   34
Yield and Maturity Considerations..............................................   62
Description of the Certificates................................................   68
Description of the Governing Documents.........................................   78
Description of Credit Support..................................................   87
Legal Aspects of Mortgage Loans................................................   90
Federal Income Tax Consequences................................................  102
State and Other Tax Consequences...............................................  148
ERISA Considerations...........................................................  148
Legal Investment...............................................................  152
Use of Proceeds................................................................  154
Method of Distribution.........................................................  155
Legal Matters..................................................................  156
Financial Information..........................................................  156
Rating.........................................................................  156
Glossary.......................................................................  158

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

      We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its regional offices located at: in the case of the midwest regional office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and, in the case of the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

      In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 388 Greenwich Street, New York, New York 10013, attention: Secretary, or by telephone at 212-816-6000.

                              SUMMARY OF PROSPECTUS


      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE.........................................  Salomon Brothers Mortgage Securities VII, Inc. is a Delaware
                                                     corporation. Our principal offices are located at 388 Greenwich Street,
                                                     New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Salomon Smith Barney
                                                     Holdings Inc. and an affiliate of Salomon Smith Barney Inc. See "Salomon
                                                     Brothers Mortgage Securities VII, Inc."

THE SECURITIES BEING OFFERED.......................  The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates.
                                                     These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization.
                                                     Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                                     Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES.....................  We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "-- The Securities Being Offered" above.

THE GOVERNING DOCUMENTS............................  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things --

                                                     -     the issuance of each series of offered certificates,

                                                     -     the creation of and transfer of assets to the related trust, and

                                                     -     the servicing and administration of those assets.

                                                     The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                                     If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include --

                                                     -     a master servicer that will generally be responsible for
                                                           performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or
                                                           otherwise problematic in any material respect, and

                                                     -     a special servicer that will generally be responsible for
                                                           servicing and administering those mortgage loans that are
                                                           defaulted, nonperforming or otherwise problematic in any
                                                           material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                                     The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                     If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities.
                                                     If the related trustee assumes those duties, however, there will be no manager.

                                                     In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS.............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt.
                                                     The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or
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                                                     multifamily real properties. In particular, those properties may include:

                                                     -     rental or cooperatively-owned buildings with multiple
                                                           dwelling units;

                                                     -     retail properties related to the sale of consumer goods
                                                           and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                                     -     office buildings;

                                                     -     hospitality properties;

                                                     -     casino properties;

                                                     -     health care-related facilities;

                                                     -     industrial facilities;

                                                     -     warehouse facilities, mini-warehouse facilities and
                                                           self-storage facilities;

                                                     -     restaurants, taverns and other establishments involved in
                                                           the food and beverage industry;

                                                     -     manufactured housing communities, mobile home parks and
                                                           recreational vehicle parks;

                                                     -     recreational and resort properties;

                                                     -     arenas and stadiums;

                                                     -     churches and other religious facilities;

                                                     -     parking lots and garages;

                                                     -     mixed use properties;

                                                     -     other income-producing properties; and

                                                     -     unimproved land.

                                                     The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans --

                                                     -     may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one
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                                        6
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                                                           or more specified dates or that otherwise adjusts from time to time;

                                                     -     may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an
                                                           adjustable interest rate;

                                                     -     may provide for no accrual of interest;

                                                     -     may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the
                                                           occurrence of specified events;

                                                     -     may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                                     -     may permit the negative amortization or deferral of
                                                           accrued interest;

                                                     -     may prohibit some or all voluntary prepayments or require
                                                           payment of a premium, fee or charge in connection with those prepayments;

                                                     -     may permit defeasance and the release of real property
                                                           collateral in connection with that defeasance;

                                                     -     may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly,
                                                           semi-annually, annually or at some other interval; and/or

                                                     -     may have two or more component parts, each having
                                                           characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                                     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the
                                                     United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                                     We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.
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                                                     Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets --
                                                     Mortgage Loans."

                                                     The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above.
                                                     We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless --

                                                     -     the security has been registered under the Securities Act of 1933, as amended, or

                                                     -     we would be free to publicly resell the security without
                                                           registration.

                                                     See "Description of the Trust Assets -- Mortgage-Backed Securities."

                                                     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                                     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.
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SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.........................  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                                     -     cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                                     -     other mortgage loans or mortgage-backed securities that --

                                                           1.    conform to the description of mortgage assets in this
                                                                 prospectus, and

                                                           2.    satisfy the criteria set forth in the related prospectus
                                                                 supplement.

                                                     In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that --

                                                           1.    conform to the description of mortgage assets in this
                                                                 prospectus, and

                                                           2.    satisfy the criteria set forth in the related prospectus
                                                                 supplement.

                                                     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES.......................................  An offered certificate may entitle the holder to receive:

                                                     -     a stated principal amount;

                                                     -     interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                                     -     specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                                     -     payments of principal, with disproportionate, nominal or no payments of interest;
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                                                     -     payments of interest, with disproportionate, nominal or no payments of principal;

                                                     -     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified
                                                           events, such as the payment in full of the interest and
                                                           principal outstanding on one or more other classes of
                                                           certificates of the same series;

                                                     -     payments of principal to be made, from time to time or for designated periods, at a rate that is --

                                                           1.    faster and, in some cases, substantially faster, or

                                                           2.    slower and, in some cases, substantially slower,

                                                     than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                                     -     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other
                                                           methodology; or

                                                     -     payments of all or part of the prepayment or repayment
                                                           premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                                     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                                     A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                                     We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT;
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES............  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve
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                                                     fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                                     The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                                     -     guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                                     -     interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                                     -     currency exchange agreements or other agreements and arrangements designed to reduce the effects of currency exchange rate
                                                           fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                                     We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                                     See "Risk Factors," "Description of the Trust Assets" and "Description
                                                     of Credit Support."

ADVANCES WITH RESPECT TO
THE MORTGAGE ASSETS................................  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover --

                                                     -     delinquent scheduled payments of principal and/or interest, other than balloon payments,

                                                     -     property protection expenses,

                                                     -     other servicing expenses, or

                                                     -     any other items specified in the related prospectus supplement.

                                                     Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as
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                                                     otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates --
                                                     Advances."

                                                     If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION...............................  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates.
                                                     In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell --

                                                     -     all the mortgage assets in any particular trust, thereby
                                                           resulting in a termination of the trust, or

                                                     -     that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                                     See "Description of the Certificates -- Termination."

FEDERAL INCOME TAX CONSEQUENCES....................  Any class of offered certificates will constitute or evidence ownership of:

                                                     -     regular interests or residual interests in a real estate
                                                           mortgage investment conduit within the meaning of Sections 860D(a)
                                                           of the Internal Revenue Code of 1986; or

                                                     -     regular interests in a financial asset securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue
                                                           Code of 1986; or

                                                     -     interests in a grantor trust under Subpart E of Part I of
                                                           Subchapter J of the Internal Revenue Code of 1986.

                                                     See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS...............................  If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See "ERISA Considerations."
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LEGAL INVESTMENT...................................  If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you.
                                                     We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage-related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                                     amended. See "Legal Investment."
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                                       13

                                  RISK FACTORS

      You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

      The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including --

      - the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

      - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

      - investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

      The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

      The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

      Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include --

      - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards to the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to --

      - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

      - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may --

      - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

      - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      See "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

      There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      -     the fair market value and condition of the underlying real property;

      -     the level of interest rates;

      -     the borrower's equity in the underlying real property;

      -     the borrower's financial condition;

      -     the operating history of the underlying real property;

      -     changes in zoning and tax laws;

      -     changes in competition in the relevant area;

      -     changes in rental rates in the relevant area;

      -     changes in governmental regulation and fiscal policy;

      -     prevailing general and regional economic conditions;

      -     the state of the fixed income and mortgage markets; and

      - the availability of credit for multifamily rental or commercial properties.

      See "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

      Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

      - the sufficiency of the net operating income of the applicable real property;

      - the market value of the applicable real property at or prior to maturity; and

      - the ability of the related borrower to refinance or sell the applicable real property.

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

      Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      -     the age, design and construction quality of the property;

      - perceptions regarding the safety, convenience and attractiveness of the property;

      - the characteristics of the neighborhood where the property is located;

      -     the proximity and attractiveness of competing properties;

      -     the existence and construction of competing properties;

      -     the adequacy of the property's management and maintenance;

      - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      -     demographic factors;

      -     customer tastes and preferences;

      -     retroactive changes in building codes; and

      - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      - an increase in interest rates, real estate taxes and other operating expenses;

      - an increase in the capital expenditures needed to maintain the property or make improvements;

      - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      -     an increase in vacancy rates;

      -     a decline in rental rates as leases are renewed or replaced; and

      - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      -     the length of tenant leases;

      -     the creditworthiness of tenants;

      -     the rental rates at which leases are renewed or replaced;

      -     the percentage of total property expenses in relation to revenue;

      - the ratio of fixed operating expenses to those that vary with revenues; and

      - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

      - to pay for maintenance and other operating expenses associated with the property;

      - to fund repairs, replacements and capital improvements at the property; and

      - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

      Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

      - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      -     an increase in tenant payment defaults;

      - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      - an increase in the capital expenditures needed to maintain the property or to make improvements; and

      -     a decline in the financial condition of a major or sole tenant.

      Various factors that will affect the operation and value of a commercial property include:

      -     the business operated by the tenants;

      -     the creditworthiness of the tenants; and

      -     the number of tenants.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

      - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      -     changes in interest rates;

      -     the availability of refinancing sources;

      -     changes in governmental regulations, licensing or fiscal policy;

      -     changes in zoning or tax laws; and

      -     potential environmental or other legal liabilities.

      Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for --

      -     responding to changes in the local market;

      - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      -     operating the property and providing building services;

      -     managing operating expenses; and

      - ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can --

      -     maintain or improve occupancy rates, business and cash flow,

      -     reduce operating and repair costs, and

      -     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

      Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

      Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      -     rental rates;

      -     location;

      -     type of business or services and amenities offered; and

      -     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      -     offers lower rents;

      -     has lower operating costs;

      -     offers a more favorable location; or

      -     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example --

      - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

      - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

      - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

      - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

      - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

      - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

      - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

      Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets -- Mortgage Loans -- A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on --

      -     the operation of all of the related real properties, and

      - the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

      - any adverse economic developments that occur in the locale, state or region where the properties are located;

      -     changes in the real estate market where the properties are located;

      - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

      - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

      Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

      Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

      The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans -- Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      -     reduce monthly payments due under a mortgage loan;

      -     change the rate of interest due on a mortgage loan; or

      -     otherwise alter a mortgage loan's repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

      - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code of 1986; and

      - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

      There can be no assurance --

      - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      - that the results of the environmental testing were accurately evaluated in all cases;

      - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by --

      - tenants at the property, such as gasoline stations or dry cleaners, or

      - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if --

      - agents or employees of the lender are deemed to have participated in the management of the borrower, or

      - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

      - any condition on the property that causes exposure to lead-based paint, and

      - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that:

      -     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

            4.    was not able to pay its debts as they matured; and

      - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      -     the related real property, or

      -     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

      -     the default is deemed to be immaterial;

      -     the exercise of those remedies would be inequitable or unjust; or

      -     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

      -     war,

      -     revolution,

      -     governmental actions,

      -     floods and other water-related causes,

      -     earth movement, including earthquakes, landslides and mudflows,

      -     wet or dry rot,

      -     vermin, and

      -     domestic animals.

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground base does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

      Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      -     breach of contract involving a tenant, a supplier or other party;

      -     negligence resulting in a personal injury; or

      -     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

      Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

      You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

      Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

      -     generally will not be reduced by losses from other activities;

      - for a tax-exempt holder, will be treated as unrelated business taxable income; and

      - for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

      -     individuals,

      -     estates,

      -     trusts beneficially owned by any individual or estate, and

      - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986, or to a U.S. person, if classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

      - you may have only limited access to information regarding your offered certificates;

      - you may suffer delays in the receipt of payments on your offered certificates; and

      - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

      The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

      In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         -        various types of multifamily and/or commercial mortgage loans;

         - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         - a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         - rental or cooperatively-owned buildings with multiple dwelling units;

         - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         -        office properties;

         - hospitality properties, such as hotels, motels and other lodging facilities;

         -        casino properties;

         - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         -        industrial properties;

         - warehouse facilities, mini-warehouse facilities and self-storage facilities;

         - restaurants, taverns and other establishments involved in the food and beverage industry;

         - manufactured housing communities, mobile home parks and recreational vehicle parks;

         - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

         -        arenas and stadiums;

         -        churches and other religious facilities;

         -        parking lots and garages;

         -        mixed use properties;

         -        other income-producing properties; and

         -        unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include --

         - a fee interest or estate, which consists of ownership of the property for an indefinite period,

         - an estate for years, which consists of ownership of the property for a specified period of years,

         - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

         - shares in a cooperative corporation which owns the property, or

         -        any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied --

         - first, to the payment of court costs and fees in connection with the foreclosure,

         -        second, to the payment of real estate taxes, and

         - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement --

         -        the period of the delinquency,

         -        any forbearance arrangement then in effect,

         -        the condition of the related real property, and

         - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under " -- Mortgage Loans -- Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage

Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

         - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         -        the types of services offered at the property;

         -        the location of the property;

         - the characteristics of the surrounding neighborhood, which may change over time;

         - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         - the ability of management to provide adequate maintenance and insurance;

         -        the property's reputation;

         - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         -        the ability of management to respond to competition;

         - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         - the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may:

         -        require written leases;

         -        require good cause for eviction;

         -        require disclosure of fees;

         -        prohibit unreasonable rules;

         -        prohibit retaliatory evictions;

         -        prohibit restrictions on a resident's choice of unit vendors;

         -        limit the bases on which a landlord may increase rent; or

         - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to --

         -        fixed percentages,

         -        percentages of increases in the consumer price index,

         -        increases set or approved by a governmental agency, or

         -        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by --

         - the related borrower's interest in multiple units in a residential condominium project, and

         - the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's --

         -        mortgage loan payments,

         -        real property taxes,

         -        maintenance expenses, and

         -        other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of --

         -        maintenance payments from the tenant/shareholders, and

         - any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/ shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

         -        shopping centers,

         -        factory outlet centers,

         -        malls,

         -        automotive sales and service centers,

         -        consumer oriented businesses,

         -        department stores,

         -        grocery stores,

         -        convenience stores,

         -        specialty shops,

         -        gas stations,

         -        movie theaters,

         -        fitness centers,

         -        bowling alleys,

         -        salons, and

         -        dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required:

         -        to lower rents;

         - to grant a potential tenant a free rent or reduced rent period;

         -        to improve the condition of the property generally; or

         - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

         -        competition from other retail properties;

         - perceptions regarding the safety, convenience and attractiveness of the property;

         -        perceptions regarding the safety of the surrounding area;

         -        demographics of the surrounding area;

         - the strength and stability of the local, regional and national economies;

         -        traffic patterns and access to major thoroughfares;

         -        the visibility of the property;

         -        availability of parking;

         - the particular mixture of the goods and services offered at the property;

         -        customer tastes, preferences and spending patterns; and

         -        the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an anchored retail property, including:

         -        an anchor tenant's failure to renew its lease;

         -        termination of an anchor tenant's lease;

         - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         -        a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         -        factory outlet centers;

         -        discount shopping centers and clubs;

         -        catalogue retailers;

         -        television shopping networks and programs;

         -        internet web sites; and

         -        telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         Office Properties. Factors affecting the value and operation of an office property include:

         - the number and quality of the tenants, particularly significant tenants, at the property;

         - the physical attributes of the building in relation to competing buildings;

         - the location of the property with respect to the central business district or population centers;

         - demographic trends within the metropolitan area to move away from or towards the central business district;

         - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         -        the quality and philosophy of building management;

         -        access to mass transportation; and

         -        changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

         -        rental rates;

         - the building's age, condition and design, including floor sizes and layout;

         -        access to public transportation and availability of parking;
                  and

         - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

         -        the cost and quality of labor;

         -        tax incentives; and

         - quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

         -        full service hotels;

         -        resort hotels with many amenities;

         -        limited service hotels;

         - hotels and motels associated with national or regional franchise chains;

         - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         -        other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

         - the location of the property and its proximity to major population centers or attractions;

         -        the seasonal nature of business at the property;

         - the level of room rates relative to those charged by competitors;

         -        quality and perception of the franchise affiliation;

         - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         - the existence or construction of competing hospitality properties;

         -        nature and quality of the services and facilities;

         -        financial strength and capabilities of the owner and operator;

         - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         - increases in operating costs, which may not be offset by increased room rates;

         - the property's dependence on business and commercial travelers and tourism; and

         - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

         - the continued existence and financial strength of the franchisor;

         -        the public perception of the franchise service mark; and

         -        the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         Casino Properties. Factors affecting the economic performance of a casino property include:

         - location, including proximity to or easy access from major population centers;

         -        appearance;

         - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         -        the existence or construction of competing casinos;

         -        dependence on tourism; and

         -        local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by --

         - providing alternate forms of entertainment, such as performers and sporting events, and

         -        offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care-Related Properties. Health-care related properties include:

         -        hospitals;

         -        skilled nursing facilities;

         -        nursing homes;

         -        congregate care facilities; and

         - in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

         -        statutory and regulatory changes;

         -        retroactive rate adjustments;

         -        administrative rulings;

         -        policy interpretations;

         -        delays by fiscal intermediaries; and

         -        government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

         -        federal and state licensing requirements;

         -        facility inspections;

         -        rate setting;

         -        reimbursement policies; and

         - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on:

         - location of the property, the desirability of which in a particular instance may depend on --

                  1.       availability of labor services,

                  2.       proximity to supply sources and customers, and

                  3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

         - building design of the property, the desirability of which in a particular instance may depend on --

                  1.       ceiling heights,

                  2.       column spacing,

                  3.       number and depth of loading bays,

                  4.       divisibility,

                  5.       floor loading capacities,

                  6.       truck turning radius,

                  7.       overall functionality, and

                  8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

         - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on --

         -        building design,

         -        location and visibility,

         -        tenant privacy,

         -        efficient access to the property,

         - proximity to potential users, including apartment complexes or commercial users,

         -        services provided at the property, such as security,

         -        age and appearance of the improvements, and

         -        quality of management.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

         - competition from facilities having businesses similar to a particular restaurant or tavern;

         - perceptions by prospective customers of safety, convenience, services and attractiveness;

         - the cost, quality and availability of food and beverage products;

         - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

         -        changes in demographics, consumer habits and traffic patterns;

         -        the ability to provide or contract for capable management; and

         - retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are --

         -        segment,

         -        product,

         -        price,

         -        value,

         -        quality,

         -        service,

         -        convenience,

         -        location, and

         -        the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have --

         -        lower operating costs,

         -        more favorable locations,

         -        more effective marketing,

         -        more efficient operations, or

         -        better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

         - actions and omissions of any franchisor, including management practices that --

                  1.       adversely affect the nature of the business, or

                  2. require renovation, refurbishment, expansion or other expenditures;

         - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         - the number of comparable competing properties in the local market;

         -        the age, appearance and reputation of the property;

         -        the quality of management; and

         -        the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including --

         -        multifamily rental properties,

         -        cooperatively-owned apartment buildings,

         -        condominium complexes, and

         -        single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to
--

         -        fixed percentages,

         -        percentages of increases in the consumer price index,

         -        increases set or approved by a governmental agency, or

         -        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         -        the location and appearance of the property;

         -        the appeal of the recreational activities offered;

         - the existence or construction of competing properties, whether are not they offer the same activities;

         - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         -        geographic location and dependence on tourism;

         - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         -        sensitivity to weather and climate changes; and

         -        local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         -        sporting events;

         -        musical events;

         -        theatrical events;

         -        animal shows; and/or

         -        circuses.

         The ability to attract patrons is dependent on, among others, the following factors:

         -        the appeal of the particular event;

         -        the cost of admission;

         - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         - perceptions by prospective patrons of the safety of the surrounding area; and

         - the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         -        the number of rentable parking spaces and rates charged;

         - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

         -        the amount of alternative parking spaces in the area;

         -        the availability of mass transit; and

         - the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on --

         -        its location,

         -        its size,

         -        the surrounding neighborhood, and

         -        local zoning laws.

         Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon --

         -        the successful operation of the property, and

         - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of --

         - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make --

         -        the loan payments on the related mortgage loan,

         -        cover operating expenses, and

         -        fund capital improvements at any given time.

         Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as
--

         -        some health care-related facilities,

         -        hotels and motels,

         -        recreational vehicle parks, and

         -        mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as --

         -        warehouses,

         -        retail stores,

         -        office buildings, and

         -        industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         -        increases in energy costs and labor costs;

         -        increases in interest rates and real estate tax rates; and

         - changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of --

         - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances --

         - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

         - the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

         - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

         - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

         - the income capitalization method, which takes into account the property's projected net cash flow; or

         - a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example,

         - it is often difficult to find truly comparable properties that have recently been sold;

         - the replacement cost of a property may have little to do with its current market value; and

         - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

         - an original term to maturity of not more than approximately 40 years; and

         - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that:

         - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

         -        provide for no accrual of interest;

         - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         - permit the negative amortization or deferral of accrued interest;

         - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

         - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         - the type or types of property that provide security for repayment of the mortgage loans;

         - the earliest and latest origination date and maturity date of the mortgage loans;

         - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide
--

         - more general information in the related prospectus supplement, and

         - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage-backed securities underlying a series of offered certificates may include:

         - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

         - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts --

         - will have been registered under the Securities Act of 1933, as amended, or

         - will be exempt from the registration requirements of that Act, or

         - will have been held for at least the holding period specified in Rule 144(k) under that Act, or

         - may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

         - the initial and outstanding principal amount(s) and type of the securities;

         - the original and remaining term(s) to stated maturity of the securities;

         - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         -        the payment characteristics of the securities;

         - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         -        a description of the related credit support, if any;

         -        the type of mortgage loans underlying the securities;

         - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         - the terms and conditions for substituting mortgage loans backing the securities; and

         - the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

         - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         -        other mortgage loans or mortgage-backed securities that --

                  1. conform to the description of mortgage assets in this prospectus, and

                  2. satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that --

         - conform to the description of mortgage assets in this prospectus, and

         - satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         General. The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

         - the subordination or one or more other classes of certificates of the same series;

         -        a letter of credit;

         -        a surety bond;

         -        an insurance policy;

         -        a guarantee;

         -        a credit derivative; and/or

         -        a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

         -        interest rate exchange agreements;

         -        interest rate cap agreements;

         -        interest rate floor agreements;

         -        currency exchange agreements; or

         - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on --

         -        the price you paid for your offered certificates,

         -        the pass-through rate on your offered certificates,

         - the amount and timing of payments on your offered certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

         - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         -        the dates on which any balloon payments are due; and

the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon --

         - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

         - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either --

         - be based on the principal balances of some or all of the mortgage assets in the related trust, or

         - equal the total principal balance of one or more of the other classes of certificates of the same series.

         Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which --

         - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

         - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

         -        the availability of mortgage credit;

         - the relative economic vitality of the area in which the related real properties are located;

         -        the quality of management of the related real properties;

         -        the servicing of the mortgage loans;

         -        possible changes in tax laws; and

         -        other opportunities for investment.

         In general, those factors that increase --

         - the attractiveness of selling or refinancing a commercial or multifamily property, or

         - the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as --

         -        prepayment lock-out periods, and

         - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

         If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

         -        to convert to a fixed rate loan and thereby lock in that rate;
                  or

         - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to --

         -        realize its equity in the property,

         -        meet cash flow needs, or

         -        make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to --

         - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

         -        the relative importance of those factors,

         - the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

         -        the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of --

         -        scheduled amortization, or

         -        prepayments, including --

                  1.       voluntary prepayments by borrowers, and

                  2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth --

         - the projected weighted average life of each class of those offered certificates with principal balances, and

         - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either --

         -        to refinance the loan, or

         -        to sell the related real property.

         If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by --

         -        the bankruptcy of the borrower, or

         - adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

         - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

         - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by --

         - the number of foreclosures with respect to the underlying mortgage loans; and

         - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

         - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         - the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

         - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         - any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

         We were incorporated in Delaware on January 27, 1987. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

         We are an indirect, wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013. Our telephone number is 212-816-6000.

         We do not have, and do not expect in the future to have, any significant assets.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that --

         -        have the same series designation,

         -        were issued under the same governing documents, and

         -        represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that --

         -        have the same class designation, and

         -        have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

         - a stated principal amount, which will be represented by its principal balance;

         - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         - payments of principal, with disproportionate, nominal or no payments of interest;

         - payments of interest, with disproportionate, nominal or no payments of principal;

         - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         - payments of principal to be made, from time to time or for designated periods, at a rate that is --

                  1.       faster and, in some cases, substantially faster, or

                  2.       slower and, in some cases, substantially slower,

                  than the rate at which payments or other collections of principal are received on the related mortgage assets;

         - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         General. Payments on a series of offered certificates may occur monthly, bimonthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

         -        the periodic payment date for that series; and

         - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either --

         - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

         - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of --

         -        a 360-day year consisting of 12 30-day months,

         - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

         - the actual number of days elapsed during each relevant period in a normal calendar year, or

         - any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

         - based on the principal balances of some or all of the related mortgage assets; or

         - equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by --

         - payments of principal actually made to the holders of that class, and

         - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

         - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         - any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

         - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

         -        by establishing a priority of payments among those classes.

         See "Description of Credit Support."

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover --

         - delinquent payments of principal and/or interest, other than balloon payments,

         -        property protection expenses,

         -        other servicing expenses, or

         - any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of --

         - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

         - any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances --

         - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

         - at any other times and from any other sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee or another specified party will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding --

         - the payments made on that payment date with respect to the applicable class of offered certificates, and

         -        the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for --

         -        that calendar year, or

         - the applicable portion of that calendar year during which the person was a certificateholder.

         The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and nonoffered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except --

         - with respect to those amendments to the governing documents described under "Description of the Governing Documents -- Amendment," or

         - as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following:

         - the final payment or other liquidation of the last mortgage asset in that trust; and

         - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificate holder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

         General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, Euroclear and Clearstream. DTC is:

         - a limited-purpose trust company organized under the New York Banking Law;

         -        a "banking corporation" within the meaning of the New York
                  Banking Law;

         -        a member of the Federal Reserve System;

         - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book- entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this " -- Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated, and examined, by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be --

         - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

         - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

         - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants, through DTC, of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL

         The Governing Document for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your


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offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Salomon Brothers Mortgage Securities VII, Inc."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

         -        in the case of a mortgage loan --

                  1.       the address of the related real property,

                  2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

                  3.       the remaining term to maturity,

                  4. in the case of a balloon loan, the remaining amortization term, and

                  5.       the outstanding principal balance; and

         - in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

         - the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

         - the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

         -        in the case of a mortgage loan --

                  1. the enforceability of the related mortgage note and mortgage,

                  2. the existence of title insurance insuring the lien priority of the related mortgage, and


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                  3.       the payment status of the mortgage loan.

         We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificate holders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         -        ensuring that the related properties are properly insured;

         -        attempting to collect delinquent payments;

         -        supervising foreclosures;

         -        negotiating modifications;

         - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         - protecting the interests of certificateholders with respect to senior lienholders;

         - conducting inspections of the related real properties on a periodic or other basis;

         - collecting and evaluating financial statements for the related real properties;


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         -        managing or overseeing the management of real properties
                  acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         - maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

         - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         - mortgage loans as to which there is a material non-monetary default;

         -        mortgage loans as to which the related borrower has --

                  1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                  2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

         - real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document may also provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can --

         -        make the initial determination of appropriate action,

         -        evaluate the success of corrective action,

         -        develop additional initiatives,

         -        institute foreclosure proceedings and actually foreclose, or


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

         - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as --

         -        performing property inspections and collecting, and

         -        evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as --

         -        continuing to receive payments on the mortgage loan,

         -        making calculations with respect to the mortgage loan, and

         - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.


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COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then --

         - that mortgage-backed security will be registered in the name of the related trustee or its designee;

         - the related trustee will receive payments on that mortgage-backed security; and

         - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon --

         - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

         - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of --

         - willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

         -        reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of


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offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

         - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

         - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

         - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

         - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         -        either --

                  1. that party is specifically required to bear the expense of the action, or

                  2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity --

         - into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

         - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

         - succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.


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EVENTS OF DEFAULT

         We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

         1.       to cure any ambiguity;

         2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document;

         3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

         4. to comply with any requirements imposed by the Internal Revenue Code, or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

         5. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

         6. to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates, except an amendment covered by clause 4. or 5. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series, and no such amendment of the Governing Document for any series of offered certificates may significantly change the activities of the related trust.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be so amended to:

         - reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series, without the consent of the holder of that certificate; or

         - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner, without the consent of the holders of all certificates of that class; or


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

         - significantly change the activities of the related trust without the consent of holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of all the voting rights for that series, without taking into account certificates of that series held by us or any of our affiliates and/or agents; or

         - modify the provisions of the Governing Document relating to amendments of that document, without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

         Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholder access during normal business hours to the most recent list of certificateholders of that series. However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not --

         - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

         - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

         The trustee for each series of offered certificates, and any of its directors, officers, employees and agents, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or permitted under the related Governing Document.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

         - the subordination of one or more other classes of certificates of the same series;

         - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         -        the establishment of one or more reserve funds; or

         -        any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.


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

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         -        the nature and amount of coverage under that credit support;

         - any conditions to payment not otherwise described in this prospectus;

         - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         -        the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more


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letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of


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the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS


         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets -- Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on --

         -        the terms of the mortgage,

         - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         -        the knowledge of the parties to the mortgage, and

         - in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


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TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage --

         - a mortgagor, who is the owner of the encumbered interest in the real property, and

         -        a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are --

         -        the trustor, who is the equivalent of a mortgagor,

         -        the trustee to whom the real property is conveyed, and

         - the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

         -        the express provisions of the related instrument,

         -        the law of the state in which the real property is located,

         -        various federal laws, and

         - in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


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         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower --

         -        without a hearing or the lender's consent, or

         - unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See " -- Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are --

         -        judicial foreclosure, involving court proceedings, and

         - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.


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         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon --

         - all parties having a subordinate interest of record in the real property, and

         - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

         - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         -        require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         - limit the right of the lender to foreclose in the case of a nonmonetary default, such as --

                  1. a failure to adequately maintain the mortgaged property, or

                  2. an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have --

         -        upheld the reasonableness of the notice provisions, or

         - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale


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typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following --

         - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must --

         -        record a notice of default and notice of sale, and

         - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

         In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of --

         - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers


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the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption. The purposes of a foreclosure action are --

         -        to enable the lender to realize upon its security, and

         - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:


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         -        requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

         - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

         - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things --

         - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;


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

         - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         -        extend or shorten the term to maturity of the loan;

         - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for --

         -        past due rent,

         -        accelerated rent,

         -        damages, or

         - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court --

         - assume the lease and either retain it or assign it to a third party, or

         -        reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to --


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         -        the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

         - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if --

         - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

         - assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.


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

         Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may --

         - impose liability for releases of or exposure to asbestos-containing materials, and

         - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.


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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         - first, to the payment of court costs and fees in connection with the foreclosure;

         -        second, to real estate taxes;

         - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         - the borrower may have difficulty servicing and repaying multiple loans;

         - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and


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

         - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no


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

information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that --

         - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

         - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including --

         -        banks,

         -        insurance companies, and

         -        foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.


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

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is --

         - given with respect to events that have occurred at the time the advice is rendered, and

         - is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         - REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

         - FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of
                  Section 860L(a) of the Internal Revenue Code; and

         - grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

         We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a potion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets -- Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.


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
REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

         - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

         -        those offered certificates will represent --

                  1.       regular interests in the REMIC, or

                  2.       residual interests in the REMIC.

         Any and all offered certificates representing interests in a REMIC will be either --

         - REMIC regular certificates, representing regular interests in the REMIC, or

         - REMIC residual certificates, representing residual interests in the REMIC.

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as --

         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.


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

         In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

         - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

         -        "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans --

         - collections on mortgage loans held pending payment on the related offered certificates, and

         - any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

         It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

         - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

         - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code;

         - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code; and

         - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of the offered certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at --

         -        a single fixed rate,

         -        a "qualified floating rate,"

         -        an "objective rate,"

         - a combination of a single fixed rate and one or more "qualified floating rates,"

         - a combination of a single fixed rate and one "qualified inverse floating rate," or

         - a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

         -        a fraction --

                  1. the numerator of which is the amount of the payment, and

                  2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         - the total amount of the de minimis original issue discount, and

         -        a fraction --

                  1. the numerator of which is the amount of the principal payment, and

                  2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this " -- Original Issue Discount" subsection.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         -        the sum of --

                  1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and


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

                  2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

         - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

         The adjusted issue price of a REMIC regular certificate is:

         -        the issue price of the certificate, increased by

         - the aggregate amount of original issue discount previously accrued on the certificate, reduced by

         - the amount of all prior payments of amounts included in its stated redemption price.

         The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

         - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

         - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments


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

that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors -- The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if --

         - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual


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

discount would be treated in a manner similar to original issue discount of a de minimis amount. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

         -        on the basis of a constant yield method;

         - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

         - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.


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

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on --

         -        the purchase price paid for your offered certificate, and

         - the payments remaining to be made on your offered certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that --

         - you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

         -        the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under " -- REMICs -- Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

         -        unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

         -        excess inclusions,

         -        residual interests without significant value, and

         -        noneconomic residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.

This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors -- `Residual Interests' in a `Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

         Taxable Income of the REMIC. The taxable income of a REMIC will equal:

         - the income from the mortgage loans and other assets of the REMIC; plus

         - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items --

                  1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

                  2. amortization of any premium on the mortgage loans held by the REMIC,

                  3. bad debt losses with respect to the mortgage loans held by the REMIC, and

                  4. except as described below in this "-- Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- REMICs -- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

         -        the amount paid for that REMIC residual certificate;

         - increased by, amounts included in the income of the holder of that REMIC residual certificate; and

         - decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis --

        -         through distributions,

        -         through the deduction of any net losses of the REMIC, or

        -         upon the sale of its REMIC residual certificate.

See "-- REMICs -- Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of --

         - the daily portions of REMIC taxable income allocable to that certificate, over

         - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to --

         -        the issue price of the certificate, increased by

         - the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

         - any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions --

         - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         - will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

         - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "-- REMICs -- Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax --

         - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to --

        -         regulated investment companies,

        -         common trusts, and

        -         certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

         - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

         - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

         - from the prospective transferee, providing representations as to its financial condition, and

         - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         On July 18, 2002, the Treasury issued final regulations providing a safe harbor for transfers of REMIC residual certificates. In order to qualify for the safe harbor, two additional requirements must be satisfied: (i) the transferee must represent that it will not cause income from the noneconomic REMIC residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer and (ii) the transfer must satisfy either the "asset test" or the "formula test" provided under the REMIC regulations.

         In order for a transfer to qualify for the "asset test":

         - the transferee must be a domestic "C" corporation (generally, a corporation other than a corporation exempt from taxation or a regulated investment company, real estate investment trust or REMIC) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, exclusive, in each case of any obligations of certain related persons);

         - the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for the asset test under the REMIC Regulations and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers; and

         - a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with ownership of the residual interest will not be paid by the transferee.



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
In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

         Under the "formula test," a transfer qualifies for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of --

         - the present value of any consideration given to the transferee to acquire the interest,

         - the present value of the expected future distributions on the interest, and

         - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

         Present values would be computed using a discount rate equal to an applicable Federal short-term rate prescribed under Section 1274(d) of the Internal Revenue Code. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

         The safe harbor provisions generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short-term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

         The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors under the REMIC Regulations, unless the transferor waives the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

         See "-- REMICs -- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons and to United States partnerships, the beneficial owners of which are foreign persons.

         Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC



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residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons, to United States partnerships, the beneficial owners of which are foreign persons under the Internal Revenue Code, or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person, will be prohibited under the related Governing Documents.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is --

         -        an individual,

         -        an estate or trust, or

         - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then --

         - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

         - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in aggregate, 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of --

         - 3% of the excess of the individual's adjusted gross income over the specified amount, or

         - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is --

         -        an individual,

         -        an estate or trust, or



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
         - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for --

         -        an individual,

         -        an estate or trust, or

         - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal --

         - the cost of the certificate to that certificateholder, increased by

         - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificates and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions." Except as described below in this "-- Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that --

         -        entitle the holder to a specified principal amount,

         -        pay interest at a fixed or variable rate, and

         - are not convertible into the stock of the issuer or a related party,



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
cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of --

         - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

         - the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" and "-- Premium."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.



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
         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate --

         -        reacquires that same REMIC residual certificate,

         -        acquires any other residual interest in a REMIC, or

         - acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

         In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

         -        the disposition of a non-defaulted mortgage loan;

         - the receipt of income from a source other than a mortgage loan or other permitted investments;

         -        the receipt of compensation for services; or

         - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.



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
         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that --

         -        the person has sufficient assets to do so, and

         - the tax arises out of bad faith, willful misfeasance or gross negligence on the part of that person in performing its obligations under the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of --

         - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         - the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         -        events that have occurred up to the time of the transfer;

         -        the prepayment assumption; and

         - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         - the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization; and

         - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.



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
         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         - the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

         - the highest marginal federal income tax rate imposed on corporations.

         A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

         - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

         - a statement under penalties of perjury that the record holder is not a Disqualified Organization.

         For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on Pass-Through Entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         - the residual interests in the entity are not held by Disqualified Organizations; and

         - the information necessary for the application of the tax described in this prospectus will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related



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
tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's --

         -        income,

         -        deductions,

         -        gains,

         -        losses, and

         -        classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are --

         -        corporations,

         -        trusts,

         -        securities dealers, and

         -        various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of --

         - 30 days after the end of the quarter for which the information was requested, or

         -        two weeks after the receipt of the request.

         Reporting with respect to REMIC residual certificates, including --

         -        income,

         -        excess inclusions,

         -        investment expenses, and

         - relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments --

         - fail to furnish to the payor certain information, including their taxpayer identification numbers, or

         -        otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is --

         -        a foreign person, and

         - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by the Treasury regulations.

         For these purposes, a foreign person is anyone other than a U.S. Person as defined in Section 7701(a)(30) of the Internal Revenue Code.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either --

         -        owns 10% or more of one or more underlying mortgagors, or

         - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are --

         -        foreign persons, or

         - U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

FASITS

         General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things --

         -        the making of an appropriate election, and

         -        compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that --

         -        the relevant assets will qualify as a FASIT,

         - those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

         - one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

         Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See " -- Grantor Trusts."

         On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

         Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

         Qualification as a FASIT.

         General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

         Permitted assets for a FASIT include --

         -        cash or cash equivalents,

         - specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,



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         -        hedges and contracts to acquire hedges,

         -        foreclosure property, and

         -        regular interests in another FASIT or in a REMIC.

         As discussed below in this " -- Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

         Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

         The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of "high-yield regular interests," as described in "Permitted Interests" below, to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

         Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include --

         -        REMIC regular interests,

         -        regular interests of other FASITs,

         -        inflation indexed debt instruments,

         -        credit card receivables, and

         -        some stripped bonds and coupons.

         However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold --

         -        debt of the owner of the FASIT ownership interest,

         - debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

         - debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

         Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.



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         Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

         -        fluctuations in market interest rates;

         -        fluctuations in currency exchange rates;

         - the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

         - the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

         The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

         Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

         Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

         -        a single class of ownership interest, or

         -        one or more classes of regular interests.



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         An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and --

         1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

         2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

         3.       has a stated maturity of not longer than 30 years,

         4. has an issue price not greater than 125% of its stated principal amount, and

         5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

         A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a "high-yield regular interest." Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on --

         -        the absence of defaults or delinquencies on permitted assets,

         -        lower than reasonably expected returns on permitted assets,

         -        unanticipated expenses incurred by the FASIT, or

         -        prepayment interest shortfalls.

         Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

         Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.



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         Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

         Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield regular interests --

         - interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

         - principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

         You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

         Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield regular interests, the discussions above under the headings " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," " -- Market Discount,"
" -- Premium," and " -- Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings " -- REMICs -- Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

         High Yield Regular Interests; Anti-Avoidance Excise Taxes on Tiered Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield regular interest may not be less than the taxable income from all high-yield regular interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

         High yield regular interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield regular interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield regular interests. There is an exception allowing non-corporate taxpayers that hold high-yield regular interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield regular interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield regular interests.



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         To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

         - holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield regular interest; and

         -        issues a debt or equity interest that is --

                  1.       supported by that FASIT regular interest, and

                  2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield regular interest if it had been issued by a FASIT.

         Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

         Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

         -        the receipt of income from other than permitted assets;

         -        the receipt of compensation for services;

         - the receipt of any income derived from a loan originated by the FASIT; or

         - the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for --

                  1. foreclosure, default, or imminent default of a qualified mortgage,

                  2.       bankruptcy or insolvency of the FASIT,

                  3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

                  4.       the retirement of a class of FASIT regular interests.



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         The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

         - if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4);

         - if the FASIT acquires the loan more than one year after the loan was issued;

         - if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business;

         - if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out; and

         - when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

         The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

         Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield regular interests is the same as that described above under " -- REMICs -- Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

         - you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

         - you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

         - you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

         If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

         High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any




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purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

         Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under " -- REMICs -- Backup Withholding with Respect to REMIC Certificates" above.

         Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under " -- REMICs -- Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

         A grantor trust certificate may be classified as either of the following types of certificate:

         - a "grantor trust fractional interest certificate," which represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate;

         - a "grantor trust strip interest certificate," which represents ownership of all or a portion of the difference between --

                  1. interest paid on the mortgage loans constituting the related grantor trust, minus

                  2.       the sum of:

         -        normal administration fees, and

         - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust.

         A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.



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         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

         - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

         - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3) of the Internal Revenue Code;

         - "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust --

         - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

         - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

         - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

         The grantor trust strip certificates will be --

         - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3)(A) of the Internal Revenue Code, and

         - in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.



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         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular series of grantor trust fractional interest certificates generally --

         - will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of --

         - 3% of the excess of the individual's adjusted gross income over that amount, and

         - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if --

         - a class of grantor trust strip certificates is issued as part of the same series, or

         - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.



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
         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to --

         -        a master servicer,

         -        a special servicer,

         -        any sub-servicer, or

         -        their respective affiliates.

         With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumptions.

         Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding --

         - the treatment of certain stripped bonds as market discount bonds, and

         -        de minimis market discount.

         See " -- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above for a definition of "qualified stated interest."

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

         See " -- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of --

         - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in " -- Grantor Trust Funds -- Sales of Grantor Trust Certificates," and

         - the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See " -- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General."

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on --

         - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that --

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon --

         - there is no original issue discount or only a de minimis amount of original issue discount, or

         - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         -        0.25% of the stated redemption price, and

         -        the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in " -- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and " -- Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between --

         -        the stated redemption price of the mortgage loans, and

         -        their issue price.

         For a definition of "stated redemption price," see " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See " -- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General."

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

         - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         - the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal --

         -        the issue price of the mortgage loan, increased by

         - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on --

         - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that --

         - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if --

         - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in a various respects, however. See " -- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General."

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

         Further, under the rules described under " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should --

         - be allocated among the payments of stated redemption price on the mortgage loan, and

         - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General" above.

         Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on --

         - the price paid for that grantor trust strip certificate by you, and

         - the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

         - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

         Such yield will accrue generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General" above.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors -- The Investment Performance of Your Offered Certificates Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on --

         - the prepayment assumption we will disclose in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that --

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, or

         - the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "-- Sales of Grantor Trust Certificates" subsection.
The amount recognized equals the difference between --

         - the amount realized on the sale or exchange of a grantor trust certificate, and

         -        its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal --



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
         -        its cost, increased by

         - any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         - any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that --

         -        entitle the holder to a specified principal amount,

         -        pay interest at a fixed or variable rate, and

         - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         - the amount of servicing compensation received by a master servicer or special servicer, and

         - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a U.S. Person and is classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to --

         -        a custodian of a person's account,

         -        a nominee, and

         -        a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         Backup Withholding. In general, the rules described under "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         ERISA and the Internal Revenue Code impose various requirements on --

         -        Plans, and

         -        persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of that Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including --

         -        investment prudence and diversification, and

         -        compliance with the investing Plan's governing the documents.

A fiduciary of an investing Plan is any person who --

         - has discretionary authority or control over the management or disposition of the assets of that Plan, or

         - provides investment advice with respect to the assets of that Plan for a fee.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists. The types of transactions between Plans and Parties in Interest that are prohibited include:

         -        sales, exchanges or leases of property;

         -        loans or other extensions of credit;

         -        the furnishing of goods and services; and

         - the use of the assets of a Plan by or for the benefit of a Party in Interest.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be treated as assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest (such as an offered certificate) in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1. those with discretionary authority or control over the assets of the entity;

         2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

         3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

         In the case of one of our trusts, investments by us, by the related trustee, the underwriting, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         If none of the exceptions contained in the Plan Asset Regulation applies, the mortgages and other assets included in the related trust will be treated as assets of each Plan investing. In that case, any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be --

         - deemed to be a fiduciary with respect to the investing Plan, and

         -        subject to the fiduciary responsibility provisions of ERISA.

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
         In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

         The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

         The related prospectus supplement will discuss whether any of the exceptions set forth in the Plan Asset Regulation are expected to be applicable with respect to the offered certificates.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

         If you are the fiduciary or any other person investing assets of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER EXEMPTION

         The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. It is expected that Salomon Smith Barney Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Salomon Smith Barney Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things --

         - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

         - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Salomon Smith Barney Inc. or any person affiliated with Salomon Smith Barney Inc., such as particular classes of the offered certificates.

         Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

OTHER POSSIBLE EXEMPTIONS

         If for any reason the Underwriter Exemption is not available, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         - Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

         - Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

         - Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         - Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a "qualified professional asset manager;"

         - Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

         - Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a Plan by an "in-house asset manager."

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

         Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not assets of a Plan.

         A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account that support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

         Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by the underwriters, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, the master servicer, the special servicer, the fiscal agent, the mortgage loan seller, or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or
(ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause
(i) or (ii) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue Code.

CONSULTATION WITH COUNSEL

         If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

         -        consider your general fiduciary obligations under ERISA, and

         -        consult with your legal counsel as to --

                  1. the potential applicability of ERISA and the Internal Revenue Code to investment, and

                  2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

         See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities --

         - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

         - whose authorized investments are subject to state regulations, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

         - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

         Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state was permitted to enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

         - federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R.
Section 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent --

         - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions, and

         -        if applicable, SMMEA has been overridden in your State.


                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2. by placements by us with institutional investors through dealers; and

         3.       by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that --

         - the obligations of the underwriters will be subject to various conditions precedent,

         - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by --

         -        Sidley Austin Brown & Wood LLP; or

         -        Thacher, Proffitt & Wood.


                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of:

         -        whether the price paid for those certificates is fair;

         - whether those certificates are a suitable investment for any particular investor;

         - the tax attributes of those certificates or of the related trust;

         - the yield to maturity or, if they have principal balances, the average life of those certificates;

         - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means:

         -        the United States,

         -        any State or political subdivision of the United States,

         -        any foreign government,

         -        any international organization,

         - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

         -        any organization, other than a cooperative described in
                  Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

         - any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

         "ECS" means Euroclear Clearance System Public Limited Company.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan, or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

         "Euroclear Operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor to Euroclear Bank S.A./N.V. in that capacity.

         "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "Fannie Mae" means the Federal National Mortgage Association.

         "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Association.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

         "Pass-Through Entity" means any:

         -        regulated investment company,

         -        real estate investment trust,

         -        trust,

         -        partnership, or

         - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan that is subject to Section 4975 of the Internal Revenue Code.

         "Plan Asset Regulation" means the regulation issued by the United States Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity, such as the trust, for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan acquires an "equity interest," such as an offered certificate, in an entity.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

         "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 8606 of the Internal Revenue Code.

         "SEC" means the Securities and Exchange Commission.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 2000-58.

         "U.S. Person" means:

         -        a citizen or resident of the United States;

         - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         -        a trust as to which --

                  1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                  2. one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "SBMS VII 2002-KEY2 Annex A.xls". The spreadsheet file "SBMS VII 2002-KEY2 Annex A.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

          ------------------------------------------------------------
          ------------------------------------------------------------

                PROSPECTUS SUPPLEMENT
Important Notice About the Information
  Contained in this Prospectus Supplement, the
  Accompanying Prospectus and the Related
  Registration Statement.......................    S-4
Summary of Prospectus Supplement...............    S-5
Risk Factors...................................   S-36
Capitalized Terms Used in this Prospectus
  Supplement...................................   S-53
Forward-Looking Statements.....................   S-53
Description of the Mortgage Pool...............   S-54
Servicing Under the Series 2002-KEY2 Pooling
  and Servicing Agreement......................  S-110
Description of the Offered Certificates........  S-144
Yield and Maturity Considerations..............  S-169
Federal Income Tax Consequences................  S-174
ERISA Considerations...........................  S-177
Legal Investment...............................  S-181
Method of Distribution.........................  S-181
Legal Matters..................................  S-183
Ratings........................................  S-183
Glossary.......................................  S-185
ANNEX A-1 -- Certain Characteristics of the
  Underlying Mortgage Loans and the Mortgaged
  Real Properties..............................  A-1-1
ANNEX A-2 -- Summary Characteristics of the
  Underlying Mortgage Loans and the Mortgaged
  Real Properties..............................  A-2-1
ANNEX A-3 -- Westfarms Mail Mortgage Loan
  Amortization Schedule........................  A-3-1
ANNEX A-4 -- Characteristics of the Multifamily
  Mortgaged Real Properties....................  A-4-1
ANNEX B -- Decrement Tables....................    B-1
ANNEX C -- Form of Payment Date Statement......    C-1
ANNEX D -- Class X-2 Reference Rate Schedule...    D-1
                      PROSPECTUS
Important Notice About the Information
  Presented in this Prospectus.................      2
Available Information; Incorporation by
  Reference....................................      2
Summary of Prospectus..........................      4
Risk Factors...................................     14
Capitalized Term Used in this Prospectus.......     34
Description of the Trust Assets................     34
Yield and Maturity Considerations..............     62
Description of the Certificates................     68
Description of the Governing Documents.........     78
Description of Credit Support..................     87
Legal Aspects of Mortgage Loans................     90
Federal Income Tax Consequences................    102
State and Other Tax Consequences...............    148
ERISA Considerations...........................    148
Legal Investment...............................    152
Use of Proceeds................................    154
Method of Distribution.........................    155
Legal Matters..................................    156
Financial Information..........................    156
Rating.........................................    156
Glossary.......................................    158

UNTIL DECEMBER 25, 2002 ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
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                                  $846,479,000
                                 (APPROXIMATE)

                          SALOMON BROTHERS COMMERCIAL
                            MORTGAGE TRUST 2002-KEY2

                        CLASS A-1, CLASS A-2, CLASS A-3,
                       CLASS B, CLASS C, CLASS D, CLASS E
                                  AND CLASS F

                                SERIES 2002-KEY2
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES

                             PROSPECTUS SUPPLEMENT

                              SALOMON SMITH BARNEY
                           CREDIT SUISSE FIRST BOSTON
                              MCDONALD INVESTMENTS
                              MERRILL LYNCH & CO.

                               September 17, 2002
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